Filed Pursuant to Rule 424(b)(3)
Registration Number 333-156519

PROSPECTUS SUPPLEMENT NO. 2

to Prospectus dated

January 19, 2011

(Registration No. 333-156519)

UNIFIED GROCERS, INC.

This Prospectus Supplement No. 2 supplements our Prospectus dated January 19, 2011. The securities that are the subject of the Prospectus have been registered to permit their sale by us.

This Prospectus Supplement includes the attached Quarterly Report on Form 10-Q for the period ended April 2, 2011 of Unified Grocers, Inc., as filed by us with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is May 19, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED APRIL 2, 2011

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM TO

Commission file number: 0-10815

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	95-0615250
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  [X]    No  [    ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  [    ]    No  [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [ ]

(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).     Yes  [    ]    No  [X]

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date. As of April 30, 2011, the number of shares outstanding was:

Class A: 159,950 shares; Class B: 429,967 shares; Class C: 15 shares; Class E: 251,808 shares

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS (UNAUDITED)

Unified Grocers, Inc. and Subsidiaries

Consolidated Condensed Balance Sheets – Unaudited

(dollars in thousands)

	April 2, 2011	October 2, 2010
Assets

Current assets:
Cash and cash equivalents	$8,082	$5,901
Accounts and current portion of notes receivable, net of allowances of $2,129 and $2,506 at April 2, 2011 and October 2, 2010, respectively	190,808	207,582
Inventories	252,740	253,932
Prepaid expenses and other current assets	11,345	11,460
Deferred income taxes	10,107	10,107

Total current assets	473,082	488,982
Properties and equipment, net	183,319	186,568
Investments	84,014	95,836
Notes receivable, less current portion and net of allowances of $679 and $716 at April 2, 2011 and October 2, 2010, respectively	14,152	11,586
Goodwill	38,997	38,997
Other assets, net	116,139	105,719

Total Assets	$909,703	$927,688

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$203,929	$210,760
Accrued liabilities	64,941	67,247
Current portion of notes payable	3,630	2,706
Members’ deposits and estimated patronage dividends	9,091	14,024

Total current liabilities	281,591	294,737
Notes payable, less current portion	219,565	224,926
Long-term liabilities, other	214,910	211,962
Member and Non-Members’ deposits	8,959	8,593
Commitments and contingencies

Shareholders’ equity:
Class A Shares: 500,000 shares authorized, 162,400 and 168,350 shares outstanding at April 2, 2011 and October 2, 2010, respectively	30,172	31,200
Class B Shares: 2,000,000 shares authorized, 429,967 and 451,714 shares outstanding at April 2, 2011 and October 2, 2010, respectively	75,198	78,687
Class E Shares: 2,000,000 shares authorized, 251,808 shares outstanding at both April 2, 2011 and October 2, 2010	25,181	25,181
Retained earnings after elimination of accumulated deficit of $26,976 effective September 28, 2002 – allocated	80,452	78,113
Retained earnings – non-allocated	3,720	3,720

Total retained earnings	84,172	81,833
Receivable from sale of Class A Shares to Members	(1,441)	(1,744)
Accumulated other comprehensive loss	(28,604)	(27,687)

Total shareholders’ equity	184,678	187,470

Total Liabilities and Shareholders’ Equity	$909,703	$927,688

The accompanying notes are an integral part of these statements.

Unified Grocers, Inc. and Subsidiaries

Consolidated Condensed Statements of Earnings – Unaudited

(dollars in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	April 2, 2011	April 3, 2010	April 2, 2011	April 3, 2010
Net sales	$932,979	$959,671	$1,913,254	$1,959,509
Cost of sales	849,554	874,486	1,742,182	1,782,718
Distribution, selling and administrative expenses	77,582	77,304	153,239	155,382

Operating income	5,843	7,881	17,833	21,409
Interest expense	(3,079)	(2,947)	(6,316)	(5,773)

Earnings before estimated patronage dividends and income taxes	2,764	4,934	11,517	15,636
Estimated patronage dividends	389	(362)	(3,017)	(5,161)

Earnings before income taxes	3,153	4,572	8,500	10,475
Income taxes	(891)	(1,504)	(2,590)	(3,720)

Net earnings	$2,262	$3,068	$5,910	$6,755

The accompanying notes are an integral part of these statements.

Unified Grocers, Inc. and Subsidiaries

Consolidated Condensed Statements of Comprehensive Earnings – Unaudited

(dollars in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	April 2, 2011	April 3, 2010	April 2, 2011	April 3, 2010
Net earnings	$2,262	$3,068	$5,910	$6,755
Other comprehensive earnings, net of income taxes:
Unrealized net holding (loss) gain on investments	(228)	486	(917)	76

Comprehensive earnings	$2,034	$3,554	$4,993	$6,831

The accompanying notes are an integral part of these statements.

Unified Grocers, Inc. and Subsidiaries

Consolidated Condensed Statements of Cash Flows – Unaudited

(dollars in thousands)

	Twenty-Six Weeks Ended
	April 2, 2011	April 3, 2010
Cash flows from operating activities:
Net earnings	$5,910	$6,755
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	12,181	12,566
Provision for doubtful accounts	176	228
Loss on sale of properties and equipment	4	73
Pension contributions	(3,753)	(2,106)
(Increase) decrease in assets:
Accounts receivable	13,547	(6,791)
Inventories	1,192	28,864
Prepaid expenses and other current assets	115	1,634
Increase (decrease) in liabilities:
Accounts payable	(6,960)	(25,029)
Accrued liabilities	(2,307)	(43)
Long-term liabilities, other	6,483	8,599

Net cash provided by operating activities	26,588	24,750

Cash flows from investing activities:
Purchases of properties and equipment	(5,291)	(3,593)
Purchases of securities and other investments	(42,774)	(9,447)
Proceeds from maturities or sales of securities and other investments	51,778	7,572
Origination of notes receivable	(2,662)	(4,187)
Collection of notes receivable	3,147	2,171
Proceeds from sales of properties and equipment	30	55
Increase in other assets	(9,244)	(5,913)

Net cash utilized by investing activities	(5,016)	(13,342)

Cash flows from financing activities:
Borrowings from short-term notes payable	—	7,000
Borrowings from long-term notes payable	4,200	25,000
Reduction of short-term notes payable	(922)	(247)
Reduction of long-term notes payable	(7,715)	(38,714)
Payment of deferred financing fees	(2,602)	(176)
Decrease in Members’ deposits and estimated patronage dividends	(4,933)	(5,015)
Increase in Member and Non-Members’ deposits	366	2,695
Decrease in receivable from sale of Class A Shares to Members, net	303	605
Repurchase of shares from Members	(8,211)	(5,521)
Issuance of shares to Members	123	102

Net cash utilized by financing activities	(19,391)	(14,271)

Net increase (decrease) in cash and cash equivalents	2,181	(2,863)
Cash and cash equivalents at beginning of period	5,901	10,942

Cash and cash equivalents at end of period	$8,082	$8,079

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$5,897	$5,456
Income taxes	$3,297	$5,408

Supplemental disclosure of non-cash items:
Capital leases	$—	$39

The accompanying notes are an integral part of these statements.

Unified Grocers, Inc. and Subsidiaries

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1.     BASIS OF PRESENTATION

The consolidated condensed financial statements include the accounts of Unified Grocers, Inc. and all its subsidiaries (the “Company” or “Unified”). Inter-company transactions and accounts with subsidiaries have been eliminated. The interim financial statements included herein have been prepared by the Company without audit, pursuant to the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). Certain information and note disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been omitted pursuant to SEC rules and regulations; nevertheless, management believes that the disclosures are adequate to make the information presented not misleading. These consolidated condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s latest Annual Report on Form 10-K for the year ended October 2, 2010 filed with the SEC. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

The accompanying consolidated condensed financial statements reflect all adjustments that, in the opinion of management, are both of a normal and recurring nature and necessary for the fair presentation of the results for the interim periods presented. The preparation of the consolidated condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated condensed financial statements and accompanying notes. As a result, actual results could differ from those estimates.

The Company’s banking arrangements allow the Company to fund outstanding checks when presented for payment to the financial institutions utilized by the Company for disbursements. This cash management practice frequently results in total issued checks exceeding the available cash balance at a single financial institution. The Company’s policy is to record its cash disbursement accounts with a cash book overdraft in accounts payable. At April 2, 2011 and October 2, 2010, the Company had book overdrafts of $47.2 million and $54.4 million, respectively, classified in accounts payable and included in cash provided by operating activities.

2.     FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company evaluates the fair value of its assets and liabilities in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and ASC Topic 825, “Financial Instruments” (“ASC Topic 825”).

ASC Topic 820 establishes a hierarchy for evaluating assets and liabilities valued at fair value as follows:

•	Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities;

•

Level 2 – Inputs other than quoted prices included in Level 1 that are either directly or indirectly observable. These inputs include quoted prices for similar assets or liabilities other than quoted prices in Level 1, quoted prices in markets that are not active, or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities;

•

Level 3 – Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

The Company records marketable securities at fair value in accordance with ASC Topic 320, “Investments – Debt and Equity Securities.” These assets are held by the Company’s Insurance segment. The Company’s Wholesale Distribution segment holds insurance contracts and mutual funds valued at fair value in support of certain employee benefits. See Note 3 for further discussion on investments.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents.    The carrying amount approximates fair value due to the short maturity of these instruments.

Accounts receivable and current portion of notes receivable.    The carrying amount of accounts receivable and the current portion of notes receivable approximates the fair value of net accounts and notes receivable due to their short-term maturity.

Concentration of credit risk.    The Company’s largest customer, Smart & Final, Inc., a Non-Member customer, and the ten largest Member and Non-Member customers (including Smart & Final, Inc.) constituted approximately 11% and 45%, respectively, of total net sales for the twenty-six week period ended April 2, 2011, and approximately 10% and 43%, respectively, of total net sales for the twenty-six week period ended April 3, 2010. The Company’s ten customers with the largest accounts receivable balances accounted for approximately 39% and 41% of total accounts receivable at April 2, 2011 and October 2, 2010, respectively. Management believes that receivables are well diversified, and the allowances for doubtful accounts are sufficient to absorb estimated losses.

Investments.    The fair values for investments are generally readily determinable based on actively traded securities in the marketplace. Investments that are not actively traded are valued based upon inputs including quoted prices for identical or similar assets. Equity securities that do not have readily determinable fair values are accounted for using the cost or equity methods of accounting. The Company regularly evaluates securities carried at cost to determine whether there has been any diminution in value that is deemed to be other than temporary and adjusts the value accordingly.

The following table represents the Company’s financial instruments recorded at fair value and the hierarchy of those assets as of April 2, 2011:

(dollars in thousands)
	Level 1	Level 2	Level 3	Total
Money Market	$11,953	$—	$—	$11,953
Common Equity Securities	1,296	—	—	1,296
Mutual Funds	12,735	—	—	12,735
Corporate Securities	—	24,835	—	24,835
Government Securities	9,693	31,856	—	41,549
Municipal Securities	—	2,846	—	2,846

Total	$35,677	$59,537	$—	$95,214

Money market funds are valued based on quoted prices in active markets (Level 1 inputs) and are included in cash and cash equivalents in the Company’s consolidated condensed balance sheets. Common equity securities and mutual funds are valued based on information received from a third party. These assets are valued based on quoted prices in active markets (Level 1 inputs). As of April 2, 2011, $1.3 million of common equity securities are included in investments and $12.7 million of mutual funds are included in other assets in the Company’s consolidated condensed balance sheets. Corporate securities, consisting of high quality investment grade corporate bonds, and government and municipal securities, consisting of U.S. government and agency obligations, U.S. government treasury securities and U.S. state and municipal bonds, are held by two of our insurance subsidiaries to fund loss reserves. These assets are valued based on information received from a third party pricing service. For assets traded in active markets, the assets are valued at quoted bond market prices (Level 1 inputs). For assets traded in inactive markets, the service’s pricing methodology uses observable inputs (such as bid/ask quotes) for identical or similar assets. Assets considered to be similar will have similar characteristics, such as: duration, volatility, prepayment speed, interest rates, yield curves, and/or risk profile and other market corroborated inputs (Level 2 inputs). The Company determines the classification of financial asset groups within the fair value hierarchy based on the lowest level of input into each group’s asset valuation. The financial instruments included in the preceding table, other than money market funds and mutual funds discussed above, are included in investments in the Company’s consolidated condensed balance sheets at April 2, 2011.

The Company did not have any transfers into and out of Levels 1 and 2 during the twenty-six week period ended April 2, 2011. Since the Company does not own any Level 3 financial instruments, the adoption of the requirement pursuant to Accounting Standards Update No. 2010-06, “Improving Disclosures About Fair Value Measurements,” to separate disclosures on a gross basis about purchases, sales, issuances, and settlements relating to Level 3 measurements (adoption not required until the Company’s fiscal year-end 2012) is not expected to have an impact on the Company’s consolidated financial statements.

Notes payable.    The fair values of borrowings under the Company’s revolving credit facility are estimated to approximate their carrying amounts due to the short maturities of those obligations. The fair values for other notes payable are based primarily on rates currently available to the Company for debt with similar terms and remaining maturities.

The fair value of notes payable, excluding capital leases, was $231.0 million and $237.3 million compared to their carrying value of $223.0 million and $227.3 million at April 2, 2011 and October 2, 2010, respectively.

The methods and assumptions used to estimate the fair values of the Company’s financial instruments at April 2, 2011 and October 2, 2010 were based on estimates of market conditions, estimates using present value and risks existing at that time. These values represent an approximation of possible value and may never actually be realized.

3.     INVESTMENTS

The amortized cost and fair value of investments are as follows:

(dollars in thousands)
April 2, 2011	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale securities:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$40,244	$1,711	$(406)	$41,549
Municipal securities	2,922	7	(83)	2,846
Corporate securities	24,445	740	(350)	24,835

Total fixed maturity securities	67,611	2,458	(839)	69,230
Equity securities	1,275	24	(3)	1,296

Total available for sale securities	$68,886	$2,482	$(842)	70,526

Common stock, at cost				13,488

Total Investments				$84,014

(dollars in thousands)
October 2, 2010	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale securities:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$50,006	$2,623	$—	$52,629
Municipal securities	2,728	177	(11)	2,894
Corporate securities	17,158	1,316	(17)	18,457

Total fixed maturity securities	69,892	4,116	(28)	73,980
Equity securities	8,095	284	(11)	8,368

Total available for sale securities	$77,987	$4,400	$(39)	82,348

Common stock, at cost				13,488

Total Investments				$95,836

During the interim period ended April 2, 2011 and the fiscal year ended October 2, 2010, the Company did not hold any trading or held-to-maturity securities.

The Company’s insurance subsidiaries invest a significant portion of premiums received in fixed maturity securities and equity securities to fund loss reserves. As a result, the Company’s insurance subsidiaries are subject to both credit and interest rate risk. Management has established guidelines and practices to limit the amount of credit risk through limitation of non-investment grade securities. The Company assesses whether unrealized losses are other-than-temporary. The discussion and table that follow describe the Company’s securities that have unrealized losses.

Unrealized losses on the Company’s investments in fixed maturity securities and equity securities were caused by interest rate increases rather than credit quality. Because the Company’s insurance subsidiaries do not intend to sell, nor do they have or anticipate having a regulatory requirement to sell these investments until recovery of fair value, which may be upon maturity, the Company does not consider these investments to be other-than-temporarily impaired at April 2, 2011.

The table below illustrates the length of time available for sale fixed maturity securities and equity securities, not deemed to be other-than-temporarily impaired, have been in a continuous unrealized loss position at April 2, 2011:

(dollars in thousands)	Less than 12 Months		12 Months or Greater		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury securities and U.S. Government obligations	$11,226	$406	$—	$—	$11,226	$406
Municipal securities	1,876	83	—	—	1,876	83
Corporate debt securities	12,646	350	—	—	12,646	350
Equity securities	567	3	—	—	567	3

Total Investments	$26,315	$842	$—	$—	$26,315	$842

Available for sale fixed maturity securities are due as follows:

(dollars in thousands)
April 2, 2011	Amortized Cost	Fair Value
Due in one year or less	$1,977	$2,031
Due after one year through five years	15,656	15,979
Due after five years through ten years	24,001	24,245
Due after ten years	25,977	26,975

	$67,611	$69,230

(dollars in thousands)
October 2, 2010	Amortized Cost	Fair Value
Due in one year or less	$16,710	$16,727
Due after one year through five years	9,801	10,572
Due after five years through ten years	9,304	10,153
Due after ten years	34,077	36,528

	$69,892	$73,980

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Corporate mortgage-backed securities are shown as being due at their average expected maturity dates.

Amounts reported as “due in one year or less” are included in long-term investments, as the Company’s insurance subsidiaries are required to maintain investments in support of regulatory deposit requirements. Hence, investments with maturities less than one year maintained in support of this long-term commitment are generally sold to repurchase investments with longer maturities. As these investments continue to support a long-term commitment obligation related to insurance reserves, the Company classifies such amounts as long-term. At April 2, 2011 and October 2, 2010, the long-term portion of the related insurance reserves of $36.5 million and $37.6 million, respectively, are included in long-term liabilities, other in the Company’s consolidated condensed balance sheets.

Investments carried at fair values of $41.6 million and $41.4 million at April 2, 2011 and October 2, 2010 (which include $0.3 million and $0.4 million recorded in cash and cash equivalents), respectively, are maintained in support of regulatory deposit requirements ($38.8 million and $36.6 million in direct deposit of securities at April 2, 2011 and October 2, 2010, respectively) in compliance with statutory regulations. Investments with fair values of $7.1 million and $7.0 million at April 2, 2011 and October 2, 2010 (which include $0.1 million and $0.1 million recorded in cash and cash equivalents), respectively, are on deposit with regulatory authorities in compliance with statutory regulations. Investments with fair values of $0.8 million and $2.2 million at April 2, 2011 and October 2, 2010 (which include $0.0 million and $0.2 million recorded in cash and cash equivalents), respectively, are on deposit in compliance with collateral requirements on reinsurance arrangements.

Net investment income is summarized as follows:

(dollars in thousands)
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	April 2, 2011	April 3, 2010	April 2, 2011	April 3, 2010
Fixed maturity securities	$769	$1,004	$1,857	$1,974
Equity securities	1,111	—	1,505	—
Cash and cash equivalents	1	—	2	1

	1,881	1,004	3,364	1,975
Less: investment expenses	(75)	(70)	(152)	(142)

	$1,806	$934	$3,212	$1,833

Equity securities held by the Company that do not have readily determinable fair values are accounted for using the cost or equity methods of accounting. The Company evaluated its investments in equity securities for impairment as of April 2, 2011, and the Company did not consider any of these equity securities to be impaired.

The Company held investments in Western Family Holding Company (“Western Family”) common stock of $9.4 million at both April 2, 2011 and October 2, 2010. Western Family is a private cooperative located in Oregon from which the Company purchases food and general merchandise products. The investment represents approximately a 20% ownership interest at both April 2, 2011 and October 2, 2010. The Company’s ownership percentage in Western Family is based, in part, on the volume of purchases transacted with Western Family. The investment is accounted for using the equity method of accounting.

The Company’s wholly-owned finance subsidiary, Grocers Capital Company (“GCC”), has an investment in National Consumer Cooperative Bank (“NCB”), which operates as a cooperative and therefore its borrowers are required to own its Class B common stock. The investment in the Class B common stock of NCB aggregated $4.1 million at both April 2, 2011 and October 2, 2010. For the fiscal period ended April 2, 2011 and the fiscal year ended October 2, 2010, no cash dividend income was received.

4.     SEGMENT INFORMATION

Unified is a retailer-owned, grocery wholesale cooperative serving supermarket, specialty and convenience store operators located primarily in the western United States and the Pacific Rim. The Company’s customers range in size from single store operators to regional supermarket chains. The Company sells a wide variety of products typically found in supermarkets. The Company’s customers include its owners (“Members”) and non-owners (“Non-Members”). The Company sells products through Unified or through its specialty food subsidiary (Market Centre) and international sales subsidiary (Unified International, Inc.). The Company reports all product sales in its Wholesale Distribution segment. The Company also provides support services to its customers through the Wholesale Distribution segment and through separate subsidiaries, including insurance and financing. Insurance activities are reported in Unified’s Insurance segment while finance activities are grouped within Unified’s All Other business activities. The availability of specific products and services may vary by geographic region.

Management identifies segments based on the information monitored by the Company’s chief operating decision-makers to manage the business and, accordingly, has identified the following two reportable segments:

•

The Wholesale Distribution segment includes the results of operations from the sale of groceries and general merchandise products to both Members and Non-Members, including a broad range of branded and corporate brand products in nearly all the categories found in a typical supermarket, including dry grocery, frozen food, deli, meat, dairy, eggs, produce, bakery, ethnic, gourmet, specialty foods, natural & organic products, and general merchandise and health and beauty care products. Support services (other than insurance and financing), including promotional planning, retail technology, equipment purchasing services and real estate services, are reported in our Wholesale Distribution segment. As of, and for the twenty-six weeks ended, April 2, 2011, the Wholesale Distribution segment collectively represents approximately 99% of the Company’s total net sales and 86% of total assets.

Non-perishable products consist primarily of dry grocery, frozen food, deli, ethnic, gourmet, specialty foods, natural & organic products, general merchandise and health and beauty care. They also include (1) retail support services and (2) products and shipping services provided to Non-Member customers through Unified International, Inc. Perishable products consist primarily of service deli, service bakery, meat, eggs, produce, bakery, and dairy. Net sales within the Wholesale Distribution segment include $666.9 million and $692.1 million, or 71.8% and 72.4% of total Wholesale Distribution segment net sales for the thirteen weeks ended April 2, 2011 and April 3, 2010, respectively, attributable to sales of non-perishable products, and $262.0 million and $263.9 million, or 28.2% and 27.6% of total Wholesale Distribution segment net sales for the thirteen weeks ended April 2, 2011 and April 3, 2010, respectively, attributable to sales of perishable products. Net sales within the Wholesale Distribution segment include $1.368 billion and $1.419 billion, or 71.8% and 72.7% of total Wholesale Distribution segment net sales for the twenty-six weeks ended April 2, 2011 and April 3, 2010, respectively, attributable to sales of non-perishable products, and $537.5 million and $533.0 million, or 28.2% and 27.3% of total Wholesale Distribution segment net sales for the twenty-six weeks ended April 2, 2011 and April 3, 2010, respectively, attributable to sales of perishable products. Wholesale Distribution segment net sales also include revenues attributable to the Company’s retail support services, which comprise less than 1% of total Wholesale Distribution segment net sales, for each of the foregoing respective periods.

•

The Insurance segment includes the results of operations for the Company’s three insurance subsidiaries (Unified Grocers Insurance Services, Springfield Insurance Company and Springfield Insurance Company, Ltd.). These subsidiaries provide insurance and insurance-related products, including workers’ compensation and liability insurance policies, to both the Company and its Member and Non-Member customers. Unified Grocers Insurance Services is an insurance agency that places business with insurance carriers, both non-affiliated and Springfield Insurance Company. Springfield Insurance Company, Ltd. is a captive re-insurer for Springfield Insurance Company. Unified Grocers Insurance Services is a licensed insurance agency in Alaska, Arizona, California, Idaho, New Mexico, Nevada, Oregon, Texas, Washington and Utah. Springfield Insurance Company is a licensed insurance carrier in Arizona, California, Colorado, Idaho, Montana, New Mexico, Nevada, Oregon, Texas, Washington, Wyoming and Utah. Springfield Insurance Company, Ltd. is a licensed insurance carrier in the Commonwealth of Bermuda. As of, and for the twenty-six weeks ended, April 2, 2011, the Company’s Insurance segment collectively accounts for approximately 1% of the Company’s total net sales and 11% of total assets.

The “All Other” category includes the results of operations for the Company’s other support businesses, including its finance subsidiary, whose services are provided to a common customer base, none of which individually meets the quantitative thresholds of a reportable segment. As of, and for the twenty-six weeks ended, April 2, 2011, the “All Other” category collectively accounts for less than 1% of the Company’s total net sales and 3% of total assets.

Information about the Company’s operating segments is summarized below.

(dollars in thousands)
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	April 2, 2011	April 3, 2010	April 2, 2011	April 3, 2010
Net sales
Wholesale distribution	$928,890	$955,961	$1,905,695	$1,952,153
Insurance	6,961	6,785	13,579	13,803
All other	237	242	479	477
Inter-segment eliminations	(3,109)	(3,317)	(6,499)	(6,924)

Total net sales	$932,979	$959,671	$1,913,254	$1,959,509

Operating income
Wholesale distribution	$4,404	$8,301	$15,176	$20,950
Insurance	1,449	(429)	2,677	463
All other	(10)	9	(20)	(4)

Total operating income	5,843	7,881	17,833	21,409

Interest expense	(3,079)	(2,947)	(6,316)	(5,773)
Estimated patronage dividends	389	(362)	(3,017)	(5,161)
Income taxes	(891)	(1,504)	(2,590)	(3,720)

Net earnings	$2,262	$3,068	$5,910	$6,755

Depreciation and amortization
Wholesale distribution	$5,984	$6,301	$11,987	$12,534
Insurance	83	14	163	29
All other	16	1	31	3

Total depreciation and amortization	$6,083	$6,316	$12,181	$12,566

Capital expenditures
Wholesale distribution	$1,441	$2,172	$5,228	$3,532
Insurance	47	61	63	61
All other	—	—	—	—

Total capital expenditures	$1,488	$2,233	$5,291	$3,593

Identifiable assets at April 2, 2011 and April 3, 2010
Wholesale distribution	$785,133	$764,666	$785,133	$764,666
Insurance	102,352	103,277	102,352	103,277
All other	22,218	20,796	22,218	20,796

Total identifiable assets	$909,703	$888,739	$909,703	$888,739

5.     SHAREHOLDERS’ EQUITY

During the twenty-six week period ended April 2, 2011, the Company issued 350 Class A Shares with an issue value of $0.1 million and redeemed 6,300 Class A Shares with a redemption value of $1.9 million. The Company also issued 58 Class B Shares with an issue value of $16 thousand and redeemed 21,805 Class B Shares with a redemption value of $6.3 million during the twenty-six week period ended April 2, 2011.

6.     CONTINGENCIES

The Company is a party to various litigation, claims and disputes, some of which are for substantial amounts, arising in the ordinary course of business. While the ultimate effect of such actions cannot be predicted with certainty, the Company believes the outcome of these matters will not result in a material adverse effect on its financial condition or results of operations.

7.     PENSION AND OTHER POSTRETIREMENT BENEFITS

The Company sponsors a cash balance plan (“Unified Cash Balance Plan”). The Unified Cash Balance Plan is a noncontributory defined benefit pension plan covering substantially all employees of the Company who are not subject to a collective bargaining agreement. Benefits under the Unified Cash Balance Plan are provided through a trust.

The Company also sponsors an Executive Salary Protection Plan (“ESPP”) that provides supplemental post-termination retirement income based on each participant’s salary and years of service as an officer of the Company. Funds are held in a rabbi trust for the ESPP consisting primarily of life insurance policies reported at cash surrender value and mutual fund assets consisting of various publicly-traded mutual funds reported at estimated fair value based on quoted market prices. In accordance with ASC Topic 710, “Compensation – General,” the assets and liabilities of a rabbi trust must be accounted for as if they are assets and liabilities of the Company. In addition, all earnings and expenses of the rabbi trust are reported in the Company’s consolidated condensed statement of earnings. The cash surrender value of such life insurance policies aggregated $17.9 million and $15.9 million at April 2, 2011 and October 2, 2010, respectively, and are included in other assets in the Company’s consolidated condensed balance sheets. Mutual funds reported at their estimated fair value of $12.7 million and $11.1 million at April 2, 2011 and October 2, 2010, respectively, are included in other assets in the Company’s consolidated condensed balance sheets. The related accrued benefit cost (representing the Company’s benefit obligation to participants) of $36.5 million and $33.9 million at April 2, 2011 and October 2, 2010, respectively, is recorded in long-term liabilities, other in the Company’s consolidated condensed balance sheets. The assets held in the rabbi trust are not available for general corporate purposes. The rabbi trust is subject to creditor claims in the event of insolvency. The trust assets are excluded from ESPP plan assets as they do not qualify as plan assets under ASC Topic 715, “Compensation – Retirement Benefits” (“ASC Topic 715”).

The Company sponsors other postretirement benefit plans that provide certain medical coverage to retired non-union employees and provide unused sick leave benefits for certain eligible non-union and union employees. Those plans are not funded.

The components of net periodic cost for pension and other postretirement benefits for the respective thirteen and twenty-six weeks ended April 2, 2011 and April 3, 2010 consist of the following:

(dollars in thousands)
	Pension Benefits				Other Postretirement Benefits
	Thirteen Weeks Ended		Twenty-Six Weeks Ended		Thirteen Weeks Ended		Twenty-Six Weeks Ended
	April 2, 2011	April 3, 2010	April 2, 2011	April 3, 2010	April 2, 2011	April 3, 2010	April 2, 2011	April 3, 2010
Service cost	$1,925	$1,706	$3,850	$3,411	$470	$433	$940	$866
Interest cost	2,972	2,990	5,944	5,980	639	659	1,277	1,318
Expected return on plan assets	(3,100)	(2,747)	(6,200)	(5,494)	—	—	—	—
Amortization of prior service cost (credit)	55	63	111	126	(118)	(118)	(236)	(236)
Recognized actuarial loss (gain)	996	877	1,991	1,755	(34)	(68)	(67)	(135)

Net periodic cost	$2,848	$2,889	$5,696	$5,778	$957	$906	$1,914	$1,813

The Company’s funding policy is to make contributions to the Unified Cash Balance Plan in amounts that are at least sufficient to meet the minimum funding requirements of applicable laws and regulations, but no more than amounts deductible for federal income tax purposes. The Company expects to make estimated contributions to the Unified Cash Balance Plan totaling $12.9 million during fiscal 2011, which is comprised of $5.1 million for the 2011 plan year and $7.8 million for the 2010 plan year. At its discretion, the Company may contribute in excess of these amounts. Additional contributions, if any, will be based, in part, on future actuarial funding calculations and the performance of plan investments. The Company contributed zero and $3.8 million to the Unified Cash Balance Plan during the twenty-six weeks ended April 2, 2011 for the 2011 and 2010 plan years, respectively.

Additionally, at the beginning of fiscal 2011, the Company expected to contribute $0.2 million to the ESPP to fund projected benefit payments to participants for the 2011 plan year. The Company contributed $0.2 million to the ESPP during the twenty-six weeks ended April 2, 2011 to fund benefit payments to participants for the 2011 plan year.

During fiscal year 2010, comprehensive health care reform legislation under the Patient Protection and Affordable Care Act (HR 3590) and the Health Care Education and Affordability Reconciliation Act (HR 4872) (collectively, the “Acts”) was passed and signed into law. The Acts contain provisions that could impact the Company’s accounting for retiree medical benefits in future periods. However, the extent of that impact, if any, cannot be determined until regulations are promulgated under the Acts and additional interpretations of the Acts become available. Elements of the Acts, the impact of which are currently not determinable, include the elimination of lifetime limits on retiree medical coverage and reduction of the existing insurance coverage gap for prescription drug benefits that are actuarially equivalent to benefits available to retirees under the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Prescription Drug Act”). The Prescription Drug Act provided for a federal subsidy to plan sponsors who provide a prescription drug benefit that is at least actuarially equivalent to Medicare Part D. Included among the major provisions of the Acts is the elimination of the tax deduction for expenses reimbursed through the federal subsidy. The Company sponsors prescription drug benefits to retirees through a third-party insured waiver program; therefore, the Company does not receive a subsidy under Medicare Part D, and does not have any related deferred tax assets. As such, the change mandated under this portion of the Acts did not impact the Company in fiscal 2010 and is not expected to impact the Company in future periods. The Company will continue to assess the accounting implications of the Acts as related regulations and interpretations of the Acts become available. In addition, the Company may consider plan amendments in future periods that may have accounting implications.

8.     RELATED PARTY TRANSACTIONS

Members affiliated with directors of the Company make purchases of merchandise from the Company and also may receive benefits and services that are of the type generally offered by the Company to similarly situated eligible Members. Management believes such transactions are on terms that are generally consistent with terms available to other Members similarly situated.

During the course of its business, the Company enters into individually negotiated supply agreements with its Members. These agreements require the Member to purchase certain agreed amounts of its merchandise requirements from the Company and obligate the Company to supply such merchandise under agreed terms and conditions relating to such matters as pricing and delivery.

A supply agreement with a Member affiliated with a director of the Company became effective on October 3, 2010. The agreement will expire in the Company’s fiscal year 2015.

As of the date of this report, other than noted above, there have been no material changes to the related party transactions disclosed in Note 19 to “Notes to Consolidated Financial Statements” in Part II, Item 8. “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010.

9.     RECENTLY ADOPTED AND RECENTLY ISSUED AUTHORITATIVE ACCOUNTING GUIDANCE

In May 2011, the FASB and the International Accounting Standards Board (“IASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU No. 2011-04”). ASU No. 2011-04 does not extend the use of fair value accounting, but provides guidance on how it should be applied where its use is already required or permitted by other standards within U.S. GAAP or International Financial Reporting Standards (“IFRSs”). The amendments in ASU No. 2011-04 change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. Amendments in ASU No. 2011-04 include those that: (1) clarify the FASB’s intent about the application of existing fair value measurement and disclosure requirements, and (2) change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend for the amendments in ASU No. 2011-04 to result in a change in the application of the requirements in Topic 820. ASU No. 2011-04 is effective during interim and annual periods beginning after December 15, 2011. Accordingly, the Company will adopt ASU No. 2011-04 commencing in the second quarter of fiscal 2012. The adoption of ASU No. 2011-04 is not expected to have an impact on the Company’s consolidated condensed financial statements.

In December 2010, the FASB issued ASU No. 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (a consensus of the FASB Emerging Issues Task Force)” (“ASU No. 2010-28”). ASU No. 2010-28 addresses how companies should test for goodwill impairment when the book value of a reporting entity is zero or negative. For reporting units with zero or negative carrying amounts, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. ASU No. 2010-28 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010. Accordingly, the Company will adopt ASU No. 2010-28 commencing in the first quarter of fiscal 2012. The adoption of ASU No. 2010-28 is not expected to have an impact on the Company’s consolidated condensed financial statements.

In October 2010, the FASB issued ASU No. 2010-26, “Financial Services – Insurance (Topic 944): Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts (a consensus of the FASB Emerging Issues Task Force)” (“ASU No. 2010-26”). ASU No. 2010-26 addresses the diversity in practice regarding the interpretation of which costs relating to the acquisition of new or renewal insurance contracts qualify for deferral. ASU No. 2010-26 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The amendments in ASU No. 2010-26 are to be applied prospectively upon adoption. Retrospective application to all prior periods presented upon the date of adoption also is permitted, but not required. Accordingly, the Company will adopt ASU No. 2010-26 commencing in the first quarter of fiscal 2013. The Company is currently assessing the impact this standard may have on its consolidated condensed financial statements.

In July 2010, the FASB issued ASU No. 2010-20, “Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses” (“ASU No. 2010-20”). ASU No. 2010-20 amends ASC Topic 310-10-50, “Receivables – Overall – Disclosure,” by requiring that more information be disclosed to facilitate financial statement users’ evaluation of (i) the nature of credit risk inherent in an entity’s portfolio of financing receivables, (ii) how that risk is analyzed and assessed in arriving at the allowance for credit losses, and (iii) the changes and reasons for those changes in the allowance for credit losses. The amendments in ASU No. 2010-20 affect all entities with financing receivables, excluding short-term trade accounts receivable or receivables measured at fair value or lower of cost or fair value. A company will need to disaggregate new and existing disclosure based on how it develops its allowance for credit losses related to financing receivables and how it manages credit exposures. Disclosures must be disaggregated by portfolio segment, the level at which an entity develops and documents a systematic method for determining its allowance for credit losses, and class of financing receivable, which is generally a disaggregation of portfolio segment. The required disclosures include, among other things, a rollforward of the allowance for credit losses as well as information about modified, impaired, non-accrual and past due loans and credit quality indicators. For public entities, ASU No. 2010-20 requires certain disclosures as of the end of a reporting period effective for periods ending on or after December 15, 2010. Other required disclosures about activity that occurs during a reporting period are effective for periods beginning on or after December 15, 2010. In January 2011, the FASB issued ASU No. 2011-01, “Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20” (“ASU No. 2011-01”). Amendments in ASU No. 2011-01 temporarily delayed the effective date of disclosures about troubled debt restructurings included in ASU No. 2010-20 for public entities to be effective for interim and annual periods ending after June 15, 2011. This amendment did not defer the effective date of the other disclosure requirements in ASU No. 2010-20. In April 2011, the FASB issued ASU No. 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring” (“ASU No. 2011-02”). ASU No. 2011-02 amends ASC Topic 310-40, “Receivables – Troubled Debt Restructurings by Creditors,” to clarify the guidance on a creditor’s evaluation of whether it has granted a loan concession and whether a debtor is experiencing financial difficulties. The guidance on identifying and disclosing troubled debt restructurings is effective for interim and annual periods beginning on or after June 15, 2011 and applies retrospectively to restructurings occurring on or after the beginning of the fiscal year of adoption. The guidance on measuring the impairment of a receivable restructured in a troubled debt restructuring is effective on a prospective basis. Early adoption is permitted. ASU No. 2011-02 also sets the effective dates for troubled debt restructuring disclosures required by the recent guidance on credit quality disclosures outlined in ASU No. 2010-20. These requirements are effective for interim and annual periods beginning on or after June 15, 2011, the same date as the clarifying guidance in ASU No. 2011-02.

The Company adopted the provision of ASU No. 2010-20 pertaining to certain required disclosures as of the end of a reporting period in its first quarter of fiscal 2011. With the exception of certain disclosures relative to the development of GCC’s allowance for credit losses related to financing receivables and how GCC manages credit exposures that will be provided for the Company’s fiscal year-end 2011, the adoption of this portion of ASU

No. 2010-20 did not have an impact on the Company’s consolidated condensed financial statements and interim reporting disclosures. The Company adopted other required disclosures about activity that occurs during a reporting period effective beginning with its second quarter of fiscal 2011. With the exception of certain disclosures relative to GCC’s financing receivables to be provided for the Company’s fiscal year-end 2011, the adoption of this portion of ASU No. 2010-20 did not have an impact on the Company’s consolidated condensed financial statements and interim reporting disclosures. The Company will adopt the requirements of ASU No. 2010-20 pertaining to disclosures about troubled debt restructurings (previously deferred by ASU No. 2011-01) and ASU No. 2011-02 effective beginning with its first quarter of fiscal 2012. The adoption of this portion of ASU No. 2010-20 and the adoption of ASU No. 2011-02 are not expected to have an impact on the Company’s consolidated condensed financial statements.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures About Fair Value Measurements” (“ASU No. 2010-06”), an amendment to ASC Topic 820. ASU No. 2010-06 amends ASC Topic 820 to add new requirements for: (1) disclosures about transfers of assets and liabilities measured at fair value into and out of Levels 1 and 2 of the fair value measurement hierarchy, and (2) separate disclosures on a gross basis about purchases, sales, issuances, and settlements relating to Level 3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. ASU No. 2010-06 also amends guidance on employers’ disclosures about postretirement benefit plan assets under ASC Topic 715, “Compensation – Retirement Benefits – Defined Benefits Plans – General – Disclosure,” to require that disclosures be provided by classes of assets instead of by major categories of assets. The guidance in ASU No. 2010-06 is effective for the first reporting period (including interim periods) beginning after December 15, 2009, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. In the period of initial adoption, entities will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. However, those disclosures are required for periods ending after initial adoption.

The Company adopted ASU No. 2010-06 in its second quarter of fiscal year-end 2010, except for the requirement to provide separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements, which will be adopted for the Company’s fiscal year-end 2012. Since the Company continues to have no transfers into and out of Levels 1 and 2, the requirements of ASU No. 2010-06 did not have an impact on the Company’s consolidated condensed financial statements. Similarly, since the Company does not own any Level 3 financial instruments, the adoption of this portion of ASU No. 2010-06 for fiscal year-end 2012 is not expected to have an impact on the Company’s consolidated financial statements.

In January 2009, the SEC issued Release No. 33-9002, “Interactive Data to Improve Financial Reporting.” The final rule release requires companies to provide financial statement information in the eXtensible Business Reporting Language (“XBRL”) and addresses the SEC’s effort to make financial reports more useful to investors. Under the final rule, companies are required to submit their regulatory filings to the SEC and post them on their corporate websites in interactive data using XBRL. The interactive data will be provided as an exhibit to periodic and current reports and registration statements, as well as to transition reports for a change in fiscal year. The final rule also does not require public companies to use interactive tagging for the management’s discussion and analysis section of their filings, executive compensation disclosures, and other statistical or narrative disclosure. This release includes one temporary section (Section 232.406T) that limits an entity’s liability for making a “good faith attempt” to comply with its requirements and for making prompt correction of errors in the Interactive Data File if they occur, and it does not subject the entity to liability under anti-fraud provisions as discussed in the temporary section.

Release No. 33-9002 is effective as of April 13, 2009, except the temporary section above is only effective from April 13, 2009 until October 31, 2014. The SEC adopted a phase-in schedule indicating when registrants must furnish interactive data. Under this schedule, the Company will be required to submit filings with financial statement information using XBRL commencing with periods ending on or after June 15, 2011, or the Company’s Quarterly Report on Form 10-Q for its third fiscal quarter of 2011. The Company is currently evaluating the impact to its financial reporting process of providing this additional information.

10.     SUBSEQUENT EVENTS

Subsequent events have been evaluated by the Company through the date financial statements were issued.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING INFORMATION

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate. These forward-looking statements involve risks, uncertainties and assumptions. When the Company uses words such as “believes,” “expects,” “anticipates” or similar expressions, the Company is making forward-looking statements. Although Unified believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give readers any assurance that such expectations will prove correct. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the Company’s control. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the factors discussed in the sections entitled “Risk Factors” and “Critical Accounting Policies and Estimates” within “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All forward-looking statements attributable to Unified are expressly qualified in their entirety by the factors that may cause actual results to differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date hereof. The Company undertakes no duty or obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors described in this document as well as in other documents the Company files from time to time with the Securities and Exchange Commission.

COMPANY OVERVIEW

General

A California corporation organized in 1922 and incorporated in 1925, Unified Grocers, Inc. (referred to in this Form 10-Q as “Unified,” “the Company,” “we,” “us” or “our”) is a retailer-owned, grocery wholesale cooperative serving supermarket, specialty and convenience store operators located primarily in the western United States and the Pacific Rim. Our customers range in size from single store operators to regional supermarket chains. We operate our business in two reportable business segments: (1) Wholesale Distribution; and (2) Insurance. All remaining business activities are grouped into “All Other” (see Note 4 of “Notes to Consolidated Condensed Financial Statements” in Item 1. “Financial Statements”).

We sell a wide variety of products typically found in supermarkets, as well as a variety of specialty products. We report all product sales in our Wholesale Distribution segment, which represents approximately 99% of our total net sales. Our customers include our owners (“Members”) and non-owners (“Non-Members”). We also provide support services to our customers, including insurance, financing, promotional planning, retail technology, equipment purchasing services and real estate services. Support services, other than insurance and financing, are reported in our Wholesale Distribution segment. Insurance activities account for approximately 1% of total net sales and are reported in our Insurance segment, while finance activities are grouped with our All Other business activities. The availability of specific products and services may vary by geographic region. We have three separate geographical and marketing regions. The regions are Southern California, Northern California and the Pacific Northwest.

We do business primarily with those customers that have been accepted as Members. Members are required to meet specific capitalization requirements, which include capital stock ownership in the Company and may include required cash deposits. Customers who purchase less than $1 million annually from the Company would not generally be considered for membership, while customers who purchase over $3 million annually are typically required to become Members. See “Member Investments and Patronage Dividends” discussed in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010 for additional information. Additionally, see “DESCRIPTION OF DEPOSIT ACCOUNTS” included in the Company’s Post-Effective Amendment No. 2 to Registration Statement on Form S-1 filed on January 12, 2011, with respect to the Company’s offering of Partially Subordinated Patrons’ Deposit Accounts for further information. The membership requirements, including purchase and capitalization requirements, may be modified at any time at the discretion of the Company’s Board of Directors (the “Board”).

We distribute the earnings from patronage activities conducted with our Members, excluding subsidiaries (“Patronage Business”), in the form of patronage dividends. Patronage dividends consist of the patronage earnings from our three patronage earnings divisions: the California Dairy Division, the Pacific Northwest Dairy Division and the Cooperative Division. See Part I, Item 1. “Business – Company Structure and Organization – Wholesale Business – Wholesale Distribution” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010 for additional discussion. An entity that does not meet Member purchase requirements or does not desire to become a Member may conduct business with us as a Non-Member customer on a non-patronage basis. We retain the earnings from our subsidiaries and from business conducted with Non-Members (collectively, “Non-Patronage Business”).

Facilities and Transportation

We operate various warehouse and office facilities that are located in Commerce, Los Angeles, Santa Fe Springs, Stockton, and Fresno, California, Milwaukie, Oregon and Seattle, Washington. We also operate a bakery manufacturing facility and a milk, water and juice processing plant in Los Angeles, which primarily serve the Southern California region.

We believe that our properties are generally in good condition, are well maintained, and are generally suitable and adequate to carry on the Company’s business.

We began to review the overall logistics model for the Pacific Northwest region during the last three fiscal years. The need to develop a new comprehensive logistics model was predicated on the fact that the lease on the main warehouse and office complex in Seattle was short-term in nature and the configuration of this complex is not optimum. The objective of the review was to determine the size, configuration and location(s) for a distribution facility (facilities) in the Pacific Northwest to best serve our customers in the region. We completed our review and have determined the appropriate facility size and configuration. We have extended our lease on our current Seattle location through April 30, 2018 (see “Contractual Obligations and Commercial Commitments” for additional discussion) and are currently in the process of identifying and selecting the appropriate location(s) to utilize upon the expiration of the current lease.

Customers may choose either of two delivery options for the distribution of our products. Customers may elect either to have us deliver orders to their stores or warehouse locations or to pick their orders up from our distribution centers. For delivered orders, we primarily utilize the Company-operated fleet of tractors and trailers.

INDUSTRY OVERVIEW AND THE COMPANY’S OPERATING ENVIRONMENT

Competition

We compete in the wholesale grocery industry with regional and national food wholesalers such as C&S Wholesale and Supervalu Inc., as well as other local wholesalers and distributors that provide a more limited range of products and services to their customers. We also compete with many local and regional meat, produce, grocery, specialty, general food, bakery and dairy wholesalers and distributors. Our customers compete directly with vertically integrated regional and national chains. The growth or loss in market share of our customers could also impact the Company’s sales and earnings. For more information about the competition we face, please refer to “Risk Factors.”

The marketplace in which we operate continues to evolve and present challenges both to our customers and us. The continued expansion of alternative grocery and food store formats into our marketplace may present challenges for some of the retail grocery stores owned by our customers. In addition, non-traditional formats such as warehouse, supercenters, discount, drug, natural and organic, and convenience stores continue to expand their offering of products that are a core part of the conventional grocery store offering, thereby creating additional competition for our customers.

Our strategy to help our customers effectively compete in the marketplace also includes a focus on helping our customers understand consumer trends. The ongoing challenging economic climate continues to cause consumers to place a higher emphasis on lower prices. Job losses have also caused greater demographic shifts that can change the composition of consumers and their related product focus in a given marketplace. To effectively adjust to these conditions, many of our customers have focused on, among other things, enhancing their corporate brand offerings to give consumers a lower-priced alternative to nationally branded products. This includes a corporate brand health and wellness offering to satisfy consumers’ desire for products that support a healthy lifestyle but at a lower price. Differentiation strategies in specialty and ethnic products and items on the perimeter of the store such as produce, service deli, service bakery and meat categories also continue to be an important part of our strategy.

One of our initiatives is to continue our development of programs and services designed with consumers in mind. The retail store is becoming a bigger source of information for customers about the products that are available to them. To provide this information, we are offering more in-store literature to educate consumers about the products we offer, particularly to promote value and savings through event marketing and everyday low price campaigns.

Economic Factors

During the twenty-six weeks ended April 2, 2011, our sales declined, in part, due to the effects of low consumer confidence and high unemployment caused by the current economic climate and credit market turmoil that have negatively impacted consumer spending and resulted in consumers buying more cautiously than in previous years. Job losses have also caused greater demographic shifts that can change the composition of consumers and their related product focus in a given marketplace.

We are impacted by changes in the overall economic environment. An inflationary or deflationary economic period could impact the Company’s operating income in a variety of areas, including, but not limited to, sales, cost of sales, employee wages, benefits and workers’ compensation insurance, as well as energy and fuel costs. We typically experience significant volatility in the cost of certain commodities, the cost of ingredients for our manufactured breads and processed fluid milk, and the cost of packaged goods purchased from other manufacturers. Our pricing programs are designed to pass these costs on to our customers; however, we may not always be able to pass such changes to customers on a timely basis. Any delay may result in a less than full recovery of price increases. It is also difficult to predict the effect that possible future purchased or manufactured product cost decreases might have on our profitability. The effect of deflation in purchased or manufactured product costs would depend on the extent to which we had to lower selling prices of our products to respond to sales price competition in the market. Consequently, it is difficult for us to accurately predict the impact that inflation or deflation might have on our operations.

External factors continue to drive volatility in costs associated with fuel. Our pricing includes a fuel surcharge on product shipments to recover fuel costs over a specified index. When fuel costs differ from a specified index, pricing adjustments will be passed on to our customers. The surcharge is reviewed monthly and adjusted when appropriate.

Additionally, wage increases occur as a result of negotiated labor contracts and adjustments for non-represented employees. Wage increases primarily occur in September for negotiated labor contracts. Wage increases for non-represented employees typically occur in December. However, most non-represented employees did not receive wage increases in December 2009. Wage increases for most non-represented employees were reinstituted in January 2011, reflecting a traditional annual increase. We continually focus attention on initiatives aimed at improving business processes and managing costs.

The majority of Unified’s investments (approximately 84%) are held by two of our insurance subsidiaries, and include U.S. government and agency obligations, high quality investment grade corporate bonds, U.S. government treasury securities, U.S. state and municipal securities, and common equity securities. These investments, excluding the common equity securities, are generally not actively traded and are valued based upon inputs including quoted prices for identical or similar assets. Collectively, the estimated fair value or market value of these investments continued to exceed their cost during the twenty-six weeks ended April 2, 2011. Approximately 11% of our investments are held by our Wholesale Distribution segment, which consists primarily of Western Family Holding Company (“Western Family”) common stock. Western Family is a private cooperative located in Oregon from which Unified purchases food and general merchandise products. Approximately 5% of our investments are held by our other support businesses and consists of an investment by the Company’s wholly-owned finance subsidiary in National Consumer Cooperative Bank (“NCB”). NCB operates as a cooperative and therefore its borrowers are required to own its Class B common stock.

The Company invests in life insurance policies (reported at cash surrender value) and various publicly-traded mutual funds (reported at estimated fair value based on quoted market prices) to fund obligations pursuant to its Executive Salary Protection Plan (see Note 13 of Notes to Consolidated Financial Statements in Part II, Item 8. “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010 for additional discussion). Life insurance and mutual fund assets with values tied to the equity markets are impacted by overall market conditions. During the twenty-six weeks ended April 2, 2011, net earnings and net comprehensive earnings experienced an increase corresponding to the increase in life insurance and mutual fund assets, respectively.

Technology

Technological improvements have been an important part of our strategy to improve service to our customers and lower costs. As supermarket chains increase in size and alternative format grocery stores gain market share, independent grocers are further challenged to compete. Our customers benefit from our substantial investment in supply-chain technology, including improvements in our vendor management activities through new item introductions, promotions and payment support activities.

Technological improvements in our distribution systems have been an area of concentration. Over the past several years, we have continued to upgrade our warehouse and enterprise reporting systems to improve efficiencies, order fulfillment accuracy and internal management reporting capabilities. This process has been instrumental in helping drive efficiencies. We are realizing the expected improvements from each facility’s upgrade.

The Company is in the process of rolling-out a Proof of Delivery application throughout its private transportation fleet. The new mobile application is expected to improve the accuracy of the delivery process. At the heart of the application is a mobile hand-held computer that tracks the driver’s actions throughout the day. This fully electronic solution replaces the need for existing paper documents and provides real time information on service level and delivery performance.

We provide our customers with network connectivity, data exchange, and a portfolio of applications. We continue to enhance these products and services to allow the retailer to easily and efficiently strengthen their business application functionality and comply with new regulations. Most of these offerings are provided under a subscription model allowing our retailers to utilize these systems without high up-front costs. Unified’s Retail Technology team fully supports these products, eliminating the need for retail-level Information Services personnel to manage these systems. In the difficult business environment and economic conditions our retailers have been facing, this approach has been helpful in promoting their success. During fiscal 2010, we also improved cardholder security on our ReadyPay system by moving to a web-based service model that removes cardholder data access from the retailer and makes Payment Card Industry (“PCI”) compliance more easily achievable. We also completed a major rollout of PCI Personal Identification Number Encryption Devices to all required ReadyPay locations.

Sales Activities and Recent Developments

We experienced an overall net sales decrease of $26.7 million, or 2.8%, to $933.0 million for the thirteen weeks ended April 2, 2011 (the “2011 Period”) as compared to $959.7 million for the thirteen weeks ended April 3, 2010 (the “2010 Period”). Our net sales for the Wholesale Distribution segment decreased $27.1 million, or 2.8%, for the comparable 2011 and 2010 Periods due to store closures, the ongoing general decline in economic conditions and the weeks preceding Easter occurring in the third quarter of fiscal 2011 compared to the second quarter of fiscal 2010. Net sales in our Insurance segment increased $0.4 million for the comparable thirteen-week periods.

We experienced an overall net sales decrease of $46.3 million, or 2.4%, to $1,913.2 million for the twenty-six weeks ended April 2, 2011 (the “2011 Period”) as compared to $1,959.5 million for the twenty-six weeks ended April 3, 2010 (the “2010 Period”). Our net sales for the Wholesale Distribution segment decreased $46.5 million, or 2.4%, for the comparable 2011 and 2010 Periods due to store closures, the ongoing general decline in economic conditions and the weeks preceding Easter occurring in the third quarter of fiscal 2011 compared to the second quarter of fiscal 2010. Net sales in our Insurance segment increased $0.2 million for the comparable twenty-six week periods.

On or about February 16, 2011, C&K Market, Inc. (“C&K”) informed the Company that it intended unilaterally to terminate its supply agreement with the Company (the “Supply Agreement”). The Supply Agreement would have terminated by its terms in December 2013. On April 13, 2011, the Company initiated an arbitration proceeding against C&K. As of May 13, 2011, C&K consented to permit an arbitration award to be entered against it in the amount of $4.1 million, and the parties are negotiating additional amounts to be paid to the Company for attorneys’ fees and costs incurred by Unified in the arbitration.

C&K is a Member currently included in our top ten customer and Member net sales. For the fifty-two week period from April 3, 2010 to April 2, 2011, C&K represented $144.9 million, or 3.7% of total net sales. We anticipate the transition of C&K to another supplier will be substantially complete before the end of June 2011.

RESULTS OF OPERATIONS

The following discussion of the Company’s financial condition and results of operations should be read in conjunction with the consolidated condensed financial statements and notes to the consolidated condensed financial statements, specifically Note 4 to “Notes to Consolidated Condensed Financial Statements,” “Segment Information,” included elsewhere in this report. Certain statements in the following discussion are not historical in nature and should be considered to be forward-looking statements that are inherently uncertain.

The following table sets forth selected consolidated financial data of Unified expressed as a percentage of net sales for the periods indicated and the percentage increase or decrease in such items over the prior period.

	Thirteen Weeks Ended		% Change Thirteen Weeks	Twenty-Six Weeks Ended		% Change Twenty-Six Weeks
Fiscal Period Ended	April 2, 2011	April 3, 2010		April 2, 2011	April 3, 2010
Net sales	100.0%	100.0%	(2.8)%	100.0%	100.0%	(2.4)%
Cost of sales	91.1	91.1	(2.9)	91.1	91.0	(2.3)
Distribution, selling and administrative expenses	8.3	8.1	0.4	8.0	7.9	(1.4)
Operating income	0.6	0.8	(25.9)	0.9	1.1	(16.7)
Interest expense	(0.3)	(0.3)	4.5	(0.3)	(0.3)	9.4
Estimated patronage dividends	—	—	(207.5)	(0.2)	(0.3)	(41.5)
Income taxes	(0.1)	(0.2)	(40.8)	(0.1)	(0.2)	(30.4)
Net earnings	0.2%	0.3%	(26.3)%	0.3%	0.3%	(12.5)%

THIRTEEN WEEK PERIOD ENDED APRIL 2, 2011 (“2011 PERIOD”) COMPARED TO THE THIRTEEN WEEK PERIOD ENDED APRIL 3, 2010 (“2010 PERIOD”)

Overview of the 2011 Period.    Our consolidated operating income decreased $2.1 million to $5.8 million in the 2011 Period compared to $7.9 million in the 2010 Period.

The overall decrease in operating income is summarized in our operating segments and other business activities as follows:

•

Wholesale Distribution Segment:    The Wholesale Distribution segment’s operating income decreased $3.9 million to $4.4 million in the 2011 Period compared to $8.3 million in the 2010 Period. This decrease in earnings was primarily due to the decline in net sales.

•

Insurance Segment:    Operating income increased $1.9 million in our Insurance segment to $1.5 million in the 2011 Period compared to a loss of $0.4 million in the 2010 Period. The improvement is primarily due to recording an estimated reserve for a customer’s fire-related claims loss in the 2010 Period and higher realized gains from the sale of investments in the 2011 Period.

•	All Other: Operating income was insignificant for the 2011 and 2010 Periods. All Other business activities primarily consist of activities conducted through our finance subsidiary.

The following tables summarize the performance of each business segment for the 2011 and 2010 Periods.

Wholesale Distribution Segment

(dollars in thousands)

	Thirteen Weeks Ended April 2, 2011		Thirteen Weeks Ended April 3, 2010
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales	$928,890	—	$955,961	—	$(27,071)
Inter-segment eliminations	—	—	—	—	—

Net sales	928,890	100.0%	955,961	100.0%	(27,071)
Cost of sales	848,961	91.4	872,219	91.2	(23,258)
Distribution, selling and administrative expenses	75,525	8.1	75,441	7.9	84

Operating income	$4,404	0.5%	$8,301	0.9%	$(3,897)

Insurance Segment

(dollars in thousands)

	Thirteen Weeks Ended April 2, 2011		Thirteen Weeks Ended April 3, 2010
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales – premiums earned and investment income	$6,961	—	$6,785	—	$176
Inter-segment eliminations	(3,049)	—	(3,244)	—	195

Net sales – premiums earned and investment income	3,912	100.0%	3,541	100.0%	371
Cost of sales – underwriting expenses	593	15.2	2,267	64.0	(1,674)
Selling and administrative expenses	1,870	47.8	1,703	48.1	167

Operating income (loss)	$1,449	37.0%	$(429)	(12.1)%	$1,878

All Other

(dollars in thousands)

	Thirteen Weeks Ended April 2, 2011		Thirteen Weeks Ended April 3, 2010
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales	$237	—	$242	—	$(5)
Inter-segment eliminations	(60)	—	(73)	—	13

Net sales	177	100.0%	169	100.0%	8
Selling and administrative expenses	187	105.6	160	94.7	27

Operating (loss) income	$(10)	(5.6)%	$9	5.3%	$(19)

Net sales.    Consolidated net sales decreased $26.7 million, or 2.8%, to $933.0 million in the 2011 Period compared to $959.7 million for the 2010 Period. Factors impacting net sales are as follows:

•

Wholesale Distribution Segment:    Wholesale Distribution net sales decreased $27.1 million to $928.9 million in the 2011 Period compared to $956.0 million for the 2010 Period. Significant components of this decrease are summarized below.

Continuing Customers

•

Net sales to customers that continued to purchase from Unified, exclusive of store closures (see “Store Closures” below), decreased by approximately $12.4 million. Net sales decreased by approximately $7 million due to the weeks preceding Easter occurring in the third quarter of fiscal 2011 compared to the second quarter of fiscal 2010. The remaining decrease of $5.4 million in net sales was due to the general decline in economic conditions.

New Customers

•	During the 2011 Period, we began supplying new customers and customers that were previously served by competitors, resulting in a $2.3 million increase in net sales.

Store Closures

•	Net sales to customers in the 2010 Period that were non-recurring due to store closures were $17.0 million.

•

Insurance Segment:    Net sales, consisting principally of premium revenues and investment income, increased $0.4 million to $3.9 million in the 2011 Period compared to $3.5 million for the 2010 Period. The increase is primarily due to an increase in gains realized from the sale of investments partially offset by a reduction in workers’ compensation premium revenue.

•	All Other: Net sales were consistent at $0.2 million in the 2011 and 2010 Periods.

Cost of sales (including underwriting expenses).    Consolidated cost of sales was $849.6 million for the 2011 Period and $874.5 million for the 2010 Period and comprised 91.1% of consolidated net sales for both the 2011 and 2010 Periods. Factors impacting cost of sales are as follows:

•

Wholesale Distribution Segment:    Cost of sales decreased by $23.2 million to $849.0 million in the 2011 Period compared to $872.2 million in the 2010 Period. As a percentage of Wholesale Distribution net sales, cost of sales was 91.4% and 91.2% for the 2011 and 2010 Periods, respectively.

•	The change in product and customer sales mix resulted in a 0.4% increase in cost of sales as a percent of Wholesale Distribution net sales in the 2011 Period compared to the 2010 Period.

•

Vendor related activity contributed to a 0.2% decrease in cost of sales as a percent of net wholesale sales. The change is primarily driven by an increase in inventory holding gains (realized upon sale) due to vendor price increases as well as changes in vendor marketing activity.

•

Insurance Segment:    Cost of sales primarily consists of claims loss and loss adjustment expenses, underwriting expenses, commissions, premium taxes and regulatory fees. Cost of sales decreased $1.7 million from $2.3 million in the 2010 Period to $0.6 million in the 2011 Period. The decrease is primarily due to an increase in reserves in the 2010 Period for an insurance claim by a customer related to a fire loss estimated at $1.1 million and reduced exposure to claims losses resulting from the decline in premium revenue in the 2011 Period (see “Net sales – Insurance Segment”). The cost of insurance and the adequacy of loss reserves are impacted by actuarial estimates based on a detailed analysis of health care cost trends, claims history, demographics and industry trends. As a result, the amount of loss reserves and future expenses is significantly affected by these variables and may significantly change, depending on the cost of providing benefits and the results of further legislative action. See additional discussion related to insurance reserves under “Risk Factors – Our insurance reserves may be inadequate if unexpected losses occur.”

Distribution, selling and administrative expenses.    Consolidated distribution, selling and administrative expenses were $77.6 million in the 2011 Period compared to $77.3 million in the 2010 Period, reflecting an increase of $0.3 million, and comprised 8.3% and 8.1% of net sales for the 2011 and 2010 Periods, respectively. Factors impacting distribution, selling and administrative expenses are as follows:

•

Wholesale Distribution Segment:    Distribution, selling and administrative expenses increased $0.1 million to $75.5 million in the 2011 Period compared to $75.4 million in the 2010 Period, and comprised 8.1% and 7.9% of Wholesale Distribution net sales for the 2011 and 2010 Periods, respectively.

•

Non-Union Medical Benefits:    During the 2011 Period, we experienced expense increases of $0.9 million, or 0.1% as a percent of Wholesale Distribution net sales, primarily due to the increased cost of medical benefits.

•

Other Expense Changes:    General expenses decreased $0.8 million due primarily to the Company’s continued focus on cost containment, but increased 0.1% as a percent of Wholesale Distribution net sales due to the leveraging effect of reduced sales.

•	Insurance Segment: Selling and administrative expenses for the Insurance segment were $1.9 million and $1.7 million in the 2011 and 2010 Periods, respectively.

•	All Other: Selling and administrative expenses for our All Other business activities were $0.2 million in both the 2011 and 2010 Periods.

Interest.    Interest expense increased $0.2 million to $3.1 million in the 2011 Period compared to $2.9 million in the 2010 Period and comprised 0.3% of consolidated net sales for both the 2011 and 2010 Periods. Factors impacting interest expense are as follows:

•	Interest expense on our primary debt instruments (as described below) increased $0.2 million to $2.8 million in the 2011 Period compared to $2.6 million in the 2010 Period.

•

Weighted Average Borrowings:    Interest expense increased $0.1 million from the 2010 Period as a result of higher outstanding debt. Weighted average borrowings increased by $8.6 million primarily due to increased inventory levels during the 2011 Period.

•

Interest Rates:    Interest expense increased $0.1 million from the 2010 Period due to an increase in our effective borrowing rate. Our effective borrowing rate for the combined primary debt, made up of the revolving lines of credit for Unified and GCC, and senior secured notes, was 4.6% and 4.5% for the 2011 and 2010 Periods, respectively. The rate increase was due to a higher effective rate on the new revolving line of credit. On October 8, 2010, the Company entered into a new revolving credit agreement with Wells Fargo Bank, National Association, as Administrative Agent (see “Outstanding Debt and Other Financing Arrangements” and the Company’s Current Report on Form 8-K filed on October 13, 2010 for additional information).

Borrowings on our revolving credit agreement are subject to market rate fluctuations. A 25 basis point change in the market rate of interest over the period would have resulted in a $0.1 million increase or decrease in corresponding interest expense.

•	Interest expense on our other debt instruments was $0.3 million for both the 2011 and 2010 Periods.

Estimated patronage dividends.    Estimated patronage losses for the 2011 Period were $0.4 million, compared to estimated patronage earnings of $0.4 million in the 2010 Period. Patronage losses for the 2011 Period and patronage dividends for the 2010 Period consisted of the patronage activities from the Company’s three patronage earnings divisions: the California Dairy Division, the Pacific Northwest Dairy Division and the Cooperative Division. For the 2011 and 2010 Periods, respectively, the Company had patronage earnings of $2.7 million and $3.4 million in the California Dairy Division, resulting from decreased sales volume, $0.4 million and $0.4 million in the Pacific Northwest Dairy Division and patronage losses of $3.5 million and $3.4 million in the Cooperative Division. The decline in the Cooperative Division patronage earnings for the 2011 and 2010 Periods was primarily due to lower sales. Patronage dividends generated by the Cooperative Division are distributed annually, historically in cash, Class B and Class E Shares (see Part I, Item 1. “Business – Patronage Dividends” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010 for additional information), while patronage dividends generated by the dairy divisions are paid quarterly (historically in cash).

Income taxes.    The Company’s effective income tax rate was 28.3% for the 2011 Period compared to 32.9% for the 2010 Period. The lower rate for the 2011 Period is due to favorable returns on the Company’s corporate-owned life insurance policies. Gains and losses in the value of corporate-owned life insurance are included in net earnings, but are not subject to income taxes.

TWENTY-SIX WEEK PERIOD ENDED APRIL 2, 2011 (“2011 PERIOD”) COMPARED TO THE TWENTY-SIX WEEK PERIOD ENDED APRIL 3, 2010 (“2010 PERIOD”)

Overview of the 2011 Period.    Our consolidated operating income decreased $3.6 million to $17.8 million in the 2011 Period compared to $21.4 million in the 2010 Period.

The overall decrease in operating income is summarized in our operating segments and other business activities as follows:

•

Wholesale Distribution Segment:    The Wholesale Distribution segment’s operating income decreased $5.8 million to $15.1 million in the 2011 Period compared to $20.9 million in the 2010 Period. This decrease in earnings was primarily due to the decline in net sales.

•

Insurance Segment:    Operating income increased $2.2 million in our Insurance segment to $2.7 million in the 2011 Period compared to $0.5 million in the 2010 Period. The improvement is primarily due to recording an estimated reserve for a customer’s fire-related claims loss in the 2010 Period and higher realized gains from the sale of investments in the 2011 Period.

•	All Other: Operating income was insignificant for the 2011 and 2010 Periods. All Other business activities primarily consist of activities conducted through our finance subsidiary.

The following tables summarize the performance of each business segment for the 2011 and 2010 Periods.

Wholesale Distribution Segment

(dollars in thousands)

	Twenty-Six Weeks Ended April 2, 2011		Twenty-Six Weeks Ended April 3, 2010
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales	$1,905,695	—	$1,952,153	—	$(46,458)
Inter-segment eliminations	—	—	—	—	—

Net sales	1,905,695	100.0%	1,952,153	100.0%	(46,458)
Cost of sales	1,741,319	91.4	1,779,497	91.1	(38,178)
Distribution, selling and administrative expenses	149,200	7.8	151,706	7.8	(2,506)

Operating income	$15,176	0.8%	$20,950	1.1%	$(5,774)

Insurance Segment

(dollars in thousands)

	Twenty-Six Weeks Ended April 2, 2011		Twenty-Six Weeks Ended April 3, 2010
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales – premiums earned and investment income	$13,579	—	$13,803	—	$(224)
Inter-segment eliminations	(6,375)	—	(6,779)	—	404

Net sales – premiums earned and investment income	7,204	100.0%	7,024	100.0%	180
Cost of sales – underwriting expenses	863	12.0	3,221	45.9	(2,358)
Selling and administrative expenses	3,664	50.9	3,340	47.6	324

Operating income	$2,677	37.1%	$463	6.5%	$2,214

All Other

(dollars in thousands)

	Twenty-Six Weeks Ended April 2, 2011		Twenty-Six Weeks Ended April 3, 2010
	Amounts in 000’s	Percent to Net Sales	Amounts in 000’s	Percent to Net Sales	Difference
Gross sales	$479	—	$477	—	$2
Inter-segment eliminations	(124)	—	(145)	—	21

Net sales	355	100.0%	332	100.0%	23
Selling and administrative expenses	375	105.6	336	101.2	39

Operating loss	$(20)	(5.6)%	$(4)	(1.2)%	$(16)

Net sales.    Consolidated net sales decreased $46.3 million, or 2.4%, to $1.913 billion in the 2011 Period compared to $1.960 billion for the 2010 Period. Factors impacting net sales are as follows:

•

Wholesale Distribution Segment:    Wholesale Distribution net sales decreased $46.5 million to $1.906 billion in the 2011 Period compared to $1.952 billion for the 2010 Period. Significant components of this decrease are summarized below.

Continuing Customers

•

Net sales to customers that continued to purchase from Unified, exclusive of store closures (see “Store Closures” below), decreased by approximately $21.6 million. Net sales decreased by approximately $7 million due to the weeks preceding Easter occurring in the third quarter of fiscal 2011 compared to the second quarter of fiscal 2010. The remaining decrease of $14.6 million in net sales was due to the general decline in economic conditions.

New Customers

•	During the 2011 Period, we began supplying new customers and customers that were previously served by competitors, resulting in a $6.7 million increase in net sales.

Store Closures

•	Net sales to customers in the 2010 Period that were non-recurring due to store closures were $31.6 million.

•

Insurance Segment:    Net sales, consisting principally of premium revenues and investment income, increased $0.2 million to $7.2 million in the 2011 Period compared to $7.0 million for the 2010 Period. The increase is primarily due to an increase in gains realized from the sale of investments partially offset by a reduction in workers’ compensation premium revenue.

•	All Other: Net sales were consistent at $0.4 million in the 2011 and 2010 Periods.

Cost of sales (including underwriting expenses).    Consolidated cost of sales was $1.742 billion for the 2011 Period and $1.783 billion for the 2010 Period and comprised 91.1% and 91.0% of consolidated net sales for the 2011 and 2010 Periods, respectively. Factors impacting cost of sales are as follows:

•

Wholesale Distribution Segment:    Cost of sales decreased by $38.2 million to $1.741 billion in the 2011 Period compared to $1.779 billion in the 2010 Period. As a percentage of Wholesale Distribution net sales, cost of sales was 91.4% and 91.1% for the 2011 and 2010 Periods, respectively.

•	The change in product and customer sales mix resulted in a 0.4% increase in cost of sales as a percent of Wholesale Distribution net sales in the 2011 Period compared to the 2010 Period.

•

Vendor related activity contributed to a 0.1% decrease in cost of sales as a percent of net wholesale sales in the 2011 Period compared to the 2010 Period. The change is primarily driven by an increase in inventory holding gains (realized upon sale) due to vendor price increases as well as changes in vendor marketing activity.

•

Insurance Segment:    Cost of sales primarily consists of claims loss and loss adjustment expenses, underwriting expenses, commissions, premium taxes and regulatory fees. Cost of sales decreased $2.3 million from $3.2 million in the 2010 Period to $0.9 million in the 2011 Period. The decrease is primarily due to an increase in reserves in the 2010 Period for an insurance claim by a customer related to a fire loss estimated at $1.1 million and reduced exposure to claims losses resulting from the decline in premium revenue in the 2011 Period (see “Net sales – Insurance Segment”). The cost of insurance and the adequacy of loss reserves are impacted by actuarial estimates based on a detailed analysis of health care cost trends, claims history, demographics and industry trends. As a result, the amount of loss reserves and future expenses is significantly affected by these variables and may significantly change, depending on the cost of providing benefits and the results of further legislative action. See additional discussion related to insurance reserves under “Risk Factors – Our insurance reserves may be inadequate if unexpected losses occur.”

Distribution, selling and administrative expenses.    Consolidated distribution, selling and administrative expenses were $153.2 million in the 2011 Period compared to $155.3 million in the 2010 Period, reflecting a decrease of $2.1 million, and comprised 8.0% and 7.9% of net sales for the 2011 and 2010 Periods, respectively. Factors impacting distribution, selling and administrative expenses are as follows:

•

Wholesale Distribution Segment:    Distribution, selling and administrative expenses decreased $2.5 million to $149.2 million in the 2011 Period compared to $151.7 million in the 2010 Period, and comprised 7.8% of Wholesale Distribution net sales for both the 2011 and 2010 Periods.

•

Non-Union Medical Benefits:    During the 2011 Period, we experienced expense increases of $1.4 million, or 0.1% as a percent of Wholesale Distribution net sales, primarily due to the increased cost of medical benefits.

•

Other Expense Changes:    Wholesale distribution, selling and administrative expenses decreased $3.9 million, or 0.1% as a percent of Wholesale Distribution net sales, due primarily to the Company’s continued focus on cost containment.

•	Insurance Segment: Selling and administrative expenses for the Insurance segment were $3.6 million and $3.3 million in the 2011 and 2010 Periods, respectively.

•	All Other: Selling and administrative expenses for our All Other business activities were $0.4 million and $0.3 million in the 2011 Period and 2010 Period, respectively.

Interest.    Interest expense increased $0.5 million to $6.3 million in the 2011 Period compared to $5.8 million in the 2010 Period and comprised 0.3% of consolidated net sales for both the 2011 and 2010 Periods. Factors impacting interest expense are as follows:

•	Interest expense on our primary debt instruments (as described below) increased $0.5 million to $5.7 million in the 2011 Period compared to $5.2 million in the 2010 Period.

•

Weighted Average Borrowings:    Interest expense increased marginally from the 2010 Period as a result of higher outstanding debt. Weighted average borrowings increased by $3.9 million primarily due to increased inventory levels during the twenty-six week 2011 Period.

•

Interest Rates:    Interest expense increased $0.5 million from the 2010 Period due to an increase in our effective borrowing rate. Our effective borrowing rate for the combined primary debt, made up of the revolving lines of credit for Unified and GCC, and senior secured notes, was 4.5% and 4.2% for the 2011 and 2010 Periods, respectively. The rate increase was due to a higher effective rate on the new revolving line of credit and a higher proportion of the senior secured notes in the primary debt. On October 8, 2010, the Company entered into a new revolving credit agreement with Wells Fargo Bank, National Association, as Administrative Agent (see “Outstanding Debt and Other Financing Arrangements” and the Company’s Current Report on Form 8-K filed on October 13, 2010 for additional information).

Borrowings on our revolving credit agreement are subject to market rate fluctuations. A 25 basis point change in the market rate of interest over the period would have resulted in a $0.2 million increase or decrease in corresponding interest expense.

•	Interest expense on our other debt instruments was $0.6 million for both the 2011 and 2010 Periods.

Estimated patronage dividends.    Estimated patronage dividends for the 2011 Period were $3.0 million, compared to $5.1 million in the 2010 Period. Patronage dividends for the 2011 and 2010 Periods consisted of the patronage earnings from the Company’s three patronage earnings divisions: the California Dairy Division, the Pacific Northwest Dairy Division and the Cooperative Division. For the 2011 and 2010 Periods, respectively, the Company had patronage earnings of $5.7 million and $5.9 million in the California Dairy Division, resulting from decreased sales volume, $0.9 million and $0.8 million in the Pacific Northwest Dairy Division and patronage losses of $3.4 million and $1.6 million in the Cooperative Division. The increase in the Cooperative Division patronage loss for the 2011 Period was primarily due to lower sales. Patronage dividends generated by the Cooperative Division are distributed annually, historically in cash, Class B and Class E Shares (see Part I, Item 1. “Business – Patronage Dividends” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010 for additional information), while patronage dividends generated by the dairy divisions are paid quarterly (historically in cash).

Income taxes.    The Company’s effective income tax rate was 30.5% for the 2011 Period compared to 35.5% for the 2010 Period. The lower rate for the 2011 Period is due to favorable returns on the Company’s corporate-owned life insurance policies. Gains and losses in the value of corporate-owned life insurance are included in net earnings, but are not subject to income taxes.

LIQUIDITY AND CAPITAL RESOURCES

The Company finances its capital needs through a combination of internal and external sources. These sources include cash flows from operations, Member capital and other Member investments, bank borrowings, various types of long-term debt and lease financing. The Company believes that the combination of cash flows from operations, current cash balances, and available lines of credit will be sufficient to service its debt, redeem Members’ capital shares, make income tax payments and meet its anticipated needs for working capital and capital expenditures through at least the next five fiscal years.

CASH FLOW

The Company generated positive cash flow from operating activities during the twenty-six week 2011 Period. Cash from operations was used for investing and financing activities, including redemption of Members’ capital shares and investing in the Company’s infrastructure. The Company also reinvested proceeds from maturing investments.

As a result of these activities, net cash, consisting of cash and cash equivalents, increased by $2.2 million to $8.1 million for the twenty-six week 2011 Period ended April 2, 2011 compared to $5.9 million as of the fiscal year ended October 2, 2010.

The following table summarizes the impact of operating, investing and financing activities on the Company’s cash flows for the twenty-six week 2011 and 2010 Periods:

(dollars in thousands)
Summary of Net Increase (Decrease) in Total Cash	2011	2010	Difference
Cash provided by operating activities	$26,588	$24,750	$1,838
Cash utilized by investing activities	(5,016)	(13,342)	8,326
Cash utilized by financing activities	(19,391)	(14,271)	(5,120)

Total increase (decrease) in cash	$2,181	$(2,863)	$5,044

Net cash flows from operating, investing and financing activities increased by $5.1 million to an increase of $2.2 million in cash for the 2011 Period compared to a decrease of $2.9 million in cash for the 2010 Period. The increase in net cash flow for the 2011 Period consisted of cash provided from operating activities of $26.6 million, offset by cash used in investing activities of $5.0 million and financing activities of $19.4 million. The primary factors contributing to the changes in cash flow are discussed below. At April 2, 2011 and October 2, 2010, working capital was $191.5 million and $194.2 million, respectively, and the current ratio was 1.7 for both periods.

Operating Activities:    Net cash provided by operating activities increased by $1.9 million to $26.6 million provided in the 2011 Period compared to $24.7 million provided in the 2010 Period. The increase in cash provided by operating activities compared to the 2010 Period was attributable to (1) a decrease between the periods of $20.3 million in accounts receivable, and (2) a decrease between the periods in cash used to pay accounts payable and accrued liabilities of $15.8 million. The foregoing increases of $36.1 million in cash provided were partially offset by (1) a decrease between the periods in net cash flows related to inventories of $27.7 million, (2) a decrease between the periods related to the payment of prepaid expenses of $1.5 million, (3) an increase in cash used to fund pension plan contributions of $1.6 million, (4) a decrease in long-term liabilities between the periods of $2.1 million primarily attributable to a reduction in the rate of increase in pension and postretirement liabilities, and (5) net cash used by other operating activities of $1.3 million.

Investing Activities:    Net cash utilized by investing activities decreased by $8.3 million to $5.0 million for the 2011 Period compared to $13.3 million in the 2010 Period. The decrease in cash utilized by investing activities during the 2011 Period as compared to the 2010 Period was due mainly to (1) decreases in net notes receivable activities of $2.5 million, reflecting normal fluctuation in loan activity to Members for their inventory and equipment financing and (2) decreases of $10.9 million in net investment activities by the Company’s insurance subsidiaries, consisting of the purchase and sale of securities to replace maturing investments in their portfolios. The foregoing decreases of $13.4 million in cash used were offset by (1) increases in other assets of $3.4 million, primarily related to the change in value between the periods of the Company’s mutual fund and life insurance policy assets and (2) increases in capital expenditures between the periods of $1.7 million. Spending on investing activities is expected to be funded by existing cash balances, cash generated from operations or additional borrowings.

Financing Activities:    Net cash utilized by financing activities was $19.4 million for the 2011 Period compared to $14.3 million in the 2010 Period. The net increase of $5.1 million in cash utilized by financing activities for the 2011 Period as compared to the 2010 Period was due primarily to increased cash utilized by Member investment and share activity of $5.2 million, offset by a decrease in cash utilized of $0.1 million related to changes in the Company’s long-term and short-term notes payable and deferred financing fees. See “Outstanding Debt and Other Financing Arrangements” for further discussion regarding the Company’s credit facilities and financing arrangements. Future cash used by financing activities to meet capital spending requirements is expected to be funded by the Company’s continuing operating cash flow or additional borrowings.

Off-Balance Sheet Arrangements

As of the date of this report, the Company does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

During the Company’s first fiscal quarter ended January 1, 2011, we extended the lease agreement for our main warehouse and office complex in Seattle to April 2018. The lease agreement includes rent increases on an annual basis. The Company may terminate the lease agreement during the last two (2) years by providing notice, which will become effective twenty-four (24) months upon receipt by the landlord.

Other than the items disclosed in the preceding paragraph above and in “Outstanding Debt and Other Financing Arrangements” herein, there have been no material changes in the Company’s contractual obligations and commercial commitments outside the ordinary course of the Company’s business during the twenty-six week period ended April 2, 2011. See “Contractual Obligations and Commercial Commitments” discussed in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010 for additional information.

OUTSTANDING DEBT AND OTHER FINANCING ARRANGEMENTS

Credit Facilities

Secured Revolving Credit Agreement

On October 8, 2010, the Company entered into a Credit Agreement (the “Agreement”), among the Company, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. The Agreement replaced the Company’s existing Credit Agreement, with substantially the same parties, terms and conditions.

The Agreement provides for a revolving credit facility with total commitments in the principal amount of $275 million. Borrowings under the Agreement may be made as revolving loans, swing line loans or letters of credit. The aggregate commitments under the Agreement may be increased from time to time, either through any of the existing lenders increasing its commitment or by means of the addition of new lenders, up to a maximum commitment of $400 million. While the consent of the lenders as a group is not required to any such increase, no individual lender is required to increase its own commitment to the Agreement. The Agreement expires on October 8, 2015, and is intended to refinance existing indebtedness, to finance capital expenditures, to finance working capital needs, to finance certain acquisitions and for general corporate purposes.

The Company’s obligations under the Agreement are guaranteed by certain of the Company’s subsidiaries, excluding its finance and insurance subsidiaries, and are secured by grants of security interests in the accounts receivable and inventory (subject to exceptions) of the Company and certain of its subsidiaries. The obligations are also senior to the rights of Members with respect to partially subordinated patrons’ deposit accounts and patronage dividend certificates, if any.

The Agreement provides for loans which bear interest at either the Base Rate or the Eurodollar Rate, in each case plus a margin based upon the Consolidated Total Funded Debt to EBITDAP Ratio. Eurodollar Rate Loans will bear interest margins (and letters of credit issued under the Agreement will bear letter of credit fees) of between 1.00% per annum and 2.00% per annum, based upon the Consolidated Total Funded Debt to EBITDAP Ratio of the Company. Base Rate Loans will bear interest margins of between 0.00% per annum and 1.00% per annum, dependent upon the Company’s Consolidated Total Funded Debt to EBITDAP Ratio. Undrawn portions of the commitments under the Agreement bear commitment fees at rates of between 0.20% per annum and 0.30% per annum, also dependent upon the Company’s Consolidated Total Funded Debt to EBITDAP Ratio.

The Company’s outstanding borrowings under the Agreement decreased to $102.8 million at April 2, 2011 (Eurodollar and Base Rate Loans at a blended average rate of 1.80% per annum) from $105.3 million at October 2, 2010 (Base Rate Loans only at 3.25% per annum) under its previous revolving Credit Agreement (see related discussion regarding our interest expense in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the twenty-six week period ended April 2, 2011), with access to approximately $171.2 million of additional capital available under the Agreement (based on the amounts indicated above) to fund the Company’s continuing operations and capital spending requirements for the foreseeable future.

Senior Secured Notes

At April 2, 2011 and October 2, 2010, respectively, the Company had a total of $110.2 million and $111.0 million outstanding in senior secured notes to certain insurance companies and pension funds (referred to collectively as “John Hancock Life Insurance Company” or “Hancock”) under a note purchase agreement dated September 29, 1999 (as amended, the “Senior Note Agreement”) as amended and restated effective January 6, 2006 and further amended on November 3, 2009. See “Outstanding Debt and Other Financing Arrangements – Senior Secured Notes” discussed in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010 for additional information.

Member Financing Arrangement

As discussed in Note 7 “Notes Payable” of “Notes to Consolidated Financial Statements” in Part II, Item 8. “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010, the Company’s wholly-owned finance subsidiary, Grocers Capital Company (“GCC”), on September 24, 2010, entered into a Loan and Security Agreement (the “GCC Loan Agreement”), by and among GCC, the lenders signatory thereto, and California Bank & Trust, as Arranger and Administrative Agent (the “Agent”). The GCC Loan Agreement provides for a revolving credit facility with total commitments in the principal amount of $15 million. Borrowings under the GCC Loan Agreement may not exceed 80% of GCC’s eligible notes receivable (certain notes receivable restricted to 50%), less any reserves as may be established by the Agent. The GCC Loan Agreement matures on September 24, 2013, and the proceeds therefrom will be used to fund loans to the Company’s customers and to be used for the general corporate purposes of GCC, including customary financing and operating activities.

The GCC Loan Agreement provides for revolving loans and term loans. At the election of GCC, revolving loans shall bear interest at either the LIBOR Rate or the Base Rate, and term loans shall bear interest at either the LIBOR/Swap Rate or the Base Rate, in each case plus an interest rate margin. The interest rate margin for LIBOR Rate loans is 3.00% per annum. The interest rate margin for Base Rate loans is 0.75% per annum. The interest rate margin for LIBOR/Swap Rate loans is 3.25% per annum. Notwithstanding the foregoing, all loans will be subject to daily interest rate floors. For term loans that bear interest at a LIBOR/Swap Rate, the daily minimum rate is based on a 5.75% per annum rate. For all other loans, the daily minimum rate is based on a 4.00% per annum rate. Undrawn portions of the commitments under the GCC Loan Agreement bear commitment fees at the rate of 0.25% per annum. GCC had revolving loan borrowings of $10.0 million and $11.0 million, both bearing an interest rate of 4.00% (3.25% prime plus 0.75% interest rate margin), outstanding at April 2, 2011 and October 2, 2010, respectively. There were no term loan borrowings outstanding at April 2, 2011 and October 2, 2010.

Other than the foregoing discussion, there have been no material changes in the Company’s outstanding debt and other financing arrangements outside the ordinary course of the Company’s business during the twenty-six week period ended April 2, 2011. See “Outstanding Debt and Other Financing Arrangements” discussed in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010 for additional information.

MEMBER INVESTMENTS AND PATRONAGE DIVIDENDS

Members are required to meet specific capitalization requirements, which include capital stock ownership and may include required cash deposits (“Required Deposits”). Customers who purchase less than $1 million annually from the Company would not generally be considered for membership, while customers who purchase over $3 million annually are typically required to become Members. The capitalization and purchase requirements may be modified at the discretion of the Company’s Board. Member and Non-Member customers may be required to provide a non-subordinated credit deposit in order to purchase products on credit terms established by the Company.

The Company exchanges its Class A Shares and Class B Shares with its Members at a price that is based on a formula and is approved by the Board (“Exchange Value Per Share”). Prior to September 30, 2006, the Company computed the Exchange Value Per Share of the Class A and Class B Shares as Book Value divided by the number of Class A and Class B Shares outstanding at the end of the fiscal year. Book Value was computed based on the sum of the fiscal year end balances of Class A and Class B Shares, plus retained earnings, plus (less) accumulated other comprehensive earnings (loss). Commencing September 30, 2006, the Company modified its Exchange Value Per Share computation to exclude accumulated other comprehensive earnings (loss) from Book Value. At the Company’s annual meeting of shareholders held on February 23, 2010, the shareholders authorized the Board, in its sole discretion, to retain a portion of the Company’s annual earnings from its non-patronage business and not allocate those earnings to the Exchange Value. Additionally, the Company modified its Exchange Value Per Share computation, effective for fiscal year-end 2010, to also exclude from Book Value non-allocated retained earnings (loss) and the redemption value of unredeemed shares tendered for redemption, and to exclude the number of shares tendered for redemption from the outstanding number of Class A and Class B Shares. See Part I, Item 1. “Business – Capital Shares” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010 for additional information. Additionally, see “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES – Exchange Value Per Share” of the Company’s Post-Effective Amendment No. 2 to Registration Statement on Form S-1 filed on January 12, 2011, with respect to the Company’s offering of Class A Shares, Class B Shares and Class E Shares for further information.

Unified requires each Member to own such number of Class A Shares as may be established by the Board. Unified currently requires each Member to own 350 Class A Shares. In addition, Unified currently requires each Member to own such amount of Class B Shares as may be established by the Board. This requirement to own Class B Shares is referred to as the “Class B Share requirement”. See Part I, Item 1. “Business – Capital Shares” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010 for additional information. Additionally, see “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES” of the Company’s Post-Effective Amendment No. 2 to Registration Statement on Form S-1 filed on January 12, 2011, with respect to the Company’s offering of Class A Shares, Class B Shares and Class E Shares for further information.

Members may also maintain deposits with Unified in excess of Required Deposit amounts (“Excess Deposits”). The Company does not pay interest on the Required Deposit amounts. However, the Company currently pays interest at the prime rate for any cash deposits in excess of the Member’s Required Deposit amount. See “Member Investments and Patronage Dividends” discussed in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010 for additional information. Additionally, see “DESCRIPTION OF DEPOSIT ACCOUNTS – General,” “DESCRIPTION OF DEPOSIT ACCOUNTS – Patronage Dividends and Tax Matters” and “DESCRIPTION OF DEPOSIT ACCOUNTS – Subordination” included in the Company’s Post-Effective Amendment No. 2 to Registration Statement on Form S-1 filed on January 12, 2011, with respect to the Company’s offering of Partially Subordinated Patrons’ Deposit Accounts for further information.

Members’ Required Deposits are contractually subordinated and subject to the prior payment in full of senior indebtedness of the Company. See “DESCRIPTION OF DEPOSIT ACCOUNTS – Subordination” included in the Company’s Post-Effective Amendment No. 2 to Registration Statement on Form S-1 filed on January 12, 2011, with respect to the Company’s offering of Partially Subordinated Patrons’ Deposit Accounts for additional information. Unified’s obligation to repay Members’ Required Deposit accounts on termination of Member status (once the Member’s obligations to Unified have been satisfied) is reported as a long-term liability on Unified’s consolidated condensed balance sheets. Excess Deposits are not subordinated to Unified’s other obligations and are reported as short-term liabilities on Unified’s consolidated condensed balance sheets. At April 2, 2011 and October 2, 2010, Unified had $9.0 million and $8.6 million, respectively, in “Member and Non-Members’ deposits” and $9.1 million and $14.0 million, respectively, in “Members’ deposits and estimated patronage dividends” (of which $10.7 million and $11.4 million, respectively, represented Excess Deposits as previously defined).

REDEMPTION OF CAPITAL STOCK

On October 1, 2010, the Board authorized the repurchase on October 8, 2010 of 350 shares of the Company’s Class A Shares that had been tendered and pending redemption. The Company paid approximately $0.1 million to redeem the shares. On December 8, 2010, the Board authorized the repurchase on or before December 28, 2010 of 4,200 shares of the Company’s Class A Shares with an approximate redemption value of $1.2 million and 21,707 Class B Shares with an approximate redemption value of $6.3 million. On December 22, 2010 and December 28, 2010, respectively, the Company redeemed 4,200 of the Company’s Class A Shares and 21,707 of the Company’s Class B Shares with approximate redemption values of $1.2 million and $6.3 million, respectively.

On January 7, 2011, the Company repurchased 98 shares of the Company’s Class B Shares that had been tendered and pending redemption. The Company paid approximately $28 thousand to redeem the shares. On February 16, 2011, the Board authorized the repurchase of 1,400 shares of the Company’s Class A Shares that had been tendered and pending redemption. On February 17, 2011, the Company paid approximately $0.4 million to redeem the shares. On March 3, 2011, the Company repurchased 350 shares of the Company’s Class A Shares that had been tendered and pending redemption (ratified by the Board on April 20, 2011). The Company paid approximately $0.1 million to redeem the shares.

See “Redemption of Capital Stock” discussed in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010 for additional information.

PENSION AND POSTRETIREMENT BENEFIT PLANS

The Company sponsors a cash balance plan (“Unified Cash Balance Plan”). The Unified Cash Balance Plan is a noncontributory defined benefit pension plan covering substantially all employees of the Company who are not subject to a collective bargaining agreement. Under the Unified Cash Balance Plan, participants are credited with an annual accrual based on years of service with the Company. The Company’s funding policy is to make contributions to the Unified Cash Balance Plan in amounts that are at least sufficient to meet the minimum funding requirements of applicable laws and regulations, but no more than amounts deductible for federal income tax purposes. All qualifying employees of the Company not subject to a collective bargaining agreement accrue benefits pursuant to the Unified Cash Balance Plan. The Company also sponsors an Executive Salary Protection Plan (“ESPP”) that provides supplemental post-termination retirement income based on each participant’s salary and years of service as an officer of the Company. Funds are held in a rabbi trust for the ESPP consisting primarily of life insurance policies tied to underlying investments in the equity market and reported at cash surrender value and mutual fund assets consisting of various publicly-traded mutual funds reported at estimated fair value based on quoted market prices.

The Company sponsors other postretirement benefit plans that provide certain medical coverage to retired non-union employees and provide unused sick leave benefits for certain eligible non-union and union employees. Those plans are not funded.

The Company’s net periodic benefit cost for its combined pension and other postretirement benefits was approximately $7.6 million for both the twenty-six week period ended April 2, 2011 and the twenty-six week period ended April 3, 2010.

The Company expects to make estimated contributions to the Unified Cash Balance Plan totaling $12.9 million during fiscal 2011, which is comprised of $5.1 million for the 2011 plan year and $7.8 million for the 2010 plan year. At its discretion, the Company may contribute in excess of these amounts. Additional contributions, if any, will be based, in part, on future actuarial funding calculations and the performance of plan investments. The Company contributed zero and $3.8 million to the Unified Cash Balance Plan during the twenty-six weeks ended April 2, 2011 for the 2011 and 2010 plan years, respectively.

Additionally, at the beginning of fiscal 2011, the Company expected to contribute $0.2 million to the ESPP to fund projected benefit payments to participants for the 2011 plan year. The Company contributed $0.2 million to the ESPP during the twenty-six weeks ended April 2, 2011 to fund benefit payments to participants for the 2011 plan year.

During fiscal year 2010, comprehensive health care reform legislation under the Patient Protection and Affordable Care Act (HR 3590) and the Health Care Education and Affordability Reconciliation Act (HR 4872) (collectively, the “Acts”) was passed and signed into law. The Acts contain provisions that could impact the Company’s accounting for retiree medical benefits in future periods. However, the extent of that impact, if any, cannot be determined until regulations are promulgated under the Acts and additional interpretations of the Acts become available. The Company will continue to assess the accounting implications of the Acts as related regulations and interpretations of the Acts become available. In addition, the Company may consider plan amendments in future periods that may have accounting implications. See Note 7 “Pension and Other Postretirement Benefits” in Part I, Item 1. “Notes to Consolidated Condensed Financial Statements” for additional discussion.

RISK FACTORS

The risks and uncertainties described below are not the only ones the Company faces. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial also may impair the Company’s business operations. If any of the following risks occur, the Company’s business, prospects, financial condition, operating results and cash flows could be adversely affected in amounts that could be material.

Unified’s management deals with many risks and uncertainties in the normal course of business. Readers should be aware that the occurrence of the risks, uncertainties and events described in the risk factors below and elsewhere in this Form 10-Q could have an adverse effect on the Company’s business, results of operations and financial position.

The markets in which we operate are highly competitive; characterized by high volume and low profit margins, customer incentives (including pricing, variety, and delivery) and industry consolidation.    The shifting of market share among competitors is typical of the wholesale food business as competitors attempt to increase sales in various markets. A significant portion of the Company’s sales are made at low margins. As a result, the Company’s profit levels may be negatively impacted if it is forced to respond to competitive pressure by reducing prices.

Increased competition has caused the industry to undergo changes as participants seek to lower costs, further increasing pressure on the industry’s already low profit margins. In addition to price competition, food wholesalers also compete with regard to quality, variety and availability of products offered, strength of corporate label brands offered, schedules and reliability of deliveries and the range and quality of services provided.

Continued consolidation in the industry, heightened competition among the Company’s suppliers, new entrants and trends toward vertical integration could create additional competitive pressures that reduce margins and adversely affect the Company’s business, financial condition and results of operations.

The Company may experience reduced sales if Members lose market share to fully integrated chain stores, warehouse stores and supercenters that have gained increased market share. This trend is expected to continue.    These supercenters have benefited from concentrated buying power and low-cost distribution technology, and have increasingly gained market share at the expense of traditional supermarket operators, including some independent operators, many of whom are the Company’s customers. The market share of such alternative format stores is expected to grow in the future, potentially resulting in a loss of sales volume for the Company. A loss of sales volume could potentially cause patronage dividends to be reduced and/or the Exchange Value Per Share of the Company’s shares to decrease, thereby reducing the value of the Members’ Class A and Class B Shares.

We will continue to be subject to the risk of loss of Member and Non-Member customer volume, including the potential concentration of credit risk.    The Company’s operating results are highly dependent upon either maintaining or growing its distribution volume to its customers. The Company’s largest customer, Smart & Final, Inc., a Non-Member customer, and the ten largest Member and Non-Member customers (including Smart & Final, Inc.) constituted approximately 11% and 45%, respectively, of total net sales for the twenty-six week period ended April 2, 2011. A significant loss in membership or volume could adversely affect the Company’s operating results. We will continue to be subject to the risks associated with consolidation within the grocery industry. When independent retailers are acquired by large chains with self-distribution capacity, are driven from business by larger grocery chains, or become large enough to develop their own self-distribution system, we will lose distribution volume. Members may also select other wholesale providers. Reduced volume is normally injurious to profitable operations since fixed costs must be spread over a lower sales volume if the volume cannot be replaced.

In addition, the Company is exposed to concentrations of credit risk related primarily to trade receivables, notes receivable, and lease guarantees for certain Members. The Company’s ten customers with the largest accounts receivable balances accounted for approximately 39% and 41% of total accounts receivable at April 2, 2011 and October 2, 2010, respectively. These concentrations of credit risk may be affected by changes in economic or other conditions affecting the western United States, particularly Arizona, California, Nevada, Oregon and Washington. However, management believes that receivables are well diversified, and the allowances for doubtful accounts are sufficient to absorb estimated losses. Obligations of Members to the Company, including lease guarantees, are generally supported by the Company’s right of offset, upon default, against the Members’ cash deposits, shareholdings and Patronage Certificates, as well as personal guarantees and reimbursement and indemnification agreements.

The Company may experience reduced sales if Members purchase directly from manufacturers.    Increased industry competitive pressure is causing some of the Company’s Members that can qualify to purchase directly from manufacturers to increase their level of direct purchases from manufacturers and expand their self-distribution activities. The Company’s operating results could be adversely affected if a significant reduction in distribution volume occurred in the future.

We are vulnerable to changes in general economic conditions.    The Company is affected by certain economic factors that are beyond its control, including changes in the overall economic environment. In recent periods, the Company has experienced significant volatility in the cost of certain commodities, the cost of ingredients for our manufactured breads and processed fluid milk, and the cost of packaged goods purchased from other manufacturers. An inflationary economic period could impact the Company’s operating expenses in a variety of areas, including, but not limited to, employee wages, benefits and workers’ compensation insurance, as well as energy and fuel costs. A portion of the risk related to wages and benefits is mitigated by bargaining agreements that contractually determine the amount of inflationary increases. General economic conditions also impact our pension plan liabilities, as the assets funding or supporting these liabilities are invested in securities that are subject to interest rate and stock market fluctuations. A portion of the Company’s debt is at floating interest rates, and an inflationary economic cycle typically results in higher interest costs. The Company operates in a highly competitive marketplace and passing on such cost increases to customers could be difficult. It is also difficult to predict the effect that possible future purchased or manufactured product cost decreases might have on our profitability. The effect of deflation in purchased or manufactured product costs would depend on the extent to which we had to lower selling prices of our products to respond to sales price competition in the market. Consequently, it is difficult for us to accurately predict the impact that inflation or deflation might have on our operations. To the extent the Company is unable to mitigate increasing costs, or retain the benefits from decreases in costs, patronage dividends may be reduced and/or the Exchange Value Per Share of the Company’s shares may decrease, thereby reducing the value of the Members’ Class A and Class B Shares.

Changes in the economic environment could adversely affect Unified’s customers’ ability to meet certain obligations to the Company or leave the Company exposed for obligations the Company has guaranteed. Loans to Members, trade receivables and lease guarantees could be at risk in a sustained economic downturn. The Company establishes reserves for notes receivable, trade receivables, and lease commitments for which the customer may be at risk for default. Under certain circumstances, the Company would be required to foreclose on assets provided as collateral or assume payments for leased locations for which the Company has guaranteed payment. Although the Company believes its reserves to be adequate, the Company’s operating results could be adversely affected in the event that actual losses exceed available reserves.

The Company may on occasion hold investments in the common and/or preferred stock of Members and suppliers. These investments are generally held at cost or the equity method and are periodically evaluated for impairment. As a result, changes in the economic environment that adversely affect the business of these Members and suppliers could result in the write-down of these investments. This risk is unique to a cooperative form of business in that investments are made to support Members’ businesses, and those economic conditions that adversely affect the Members can also reduce the value of the Company’s investment, and hence the Exchange Value Per Share of the underlying capital shares. The Company does not currently hold any equity investments in its Members.

The United States economy and financial markets have declined and experienced volatility due to uncertainties related to energy prices, availability of credit, difficulties in the banking and financial services sectors, the decline in the housing market, diminished market liquidity, falling consumer confidence and high unemployment rates. As a result, consumers may be more cautious. This may lead to additional reductions in consumer spending, to consumers trading down to a less expensive mix of products or to consumers trading down to discounters for grocery and non- food items, all of which may affect the Company’s financial condition and results of operations. We are unable to predict when the economy will improve. If the economy does not improve, the Company’s business, results of operations and financial condition may be adversely affected.

Litigation could lead to unexpected losses.    During the normal course of carrying out its business, the Company may become involved in litigation. In the event that management determines that the probability of an adverse judgment in a pending litigation is likely and that the exposure can be reasonably estimated, appropriate reserves are recorded at that time pursuant to FASB’s Accounting Standards Codification (“ASC”) Topic 450, “Contingencies.” The final outcome of any litigation could adversely affect operating results if the actual settlement amount exceeds established reserves and insurance coverage.

We are subject to environmental laws and regulations.    The Company owns and operates various facilities for the manufacture, warehousing and distribution of products to its customers. Accordingly, the Company is subject to increasingly stringent federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous materials. In particular, under applicable environmental laws, the Company may be responsible for remediation of environmental conditions and may be subject to associated liabilities (including liabilities resulting from lawsuits brought by private litigants) relating to its facilities and the land on which the Company facilities are situated, regardless of whether the Company leases or owns the facilities or land in question and regardless of whether such environmental conditions were created by it or by a prior owner or tenant. In addition, the Company may be subject to pending federal and state legislation that if ultimately passed, may require the Company to incur costs to improve facilities and equipment to reduce emissions in order to comply with regulatory limits or to mitigate the financial consequences of a “cap and trade” regime. We are unable to predict the ultimate outcome of such legislation; however, should such legislation require the Company to incur significant expenditures, the Company’s business, results of operations and financial condition may be adversely affected.

We are exposed to potential product liability claims and potential negative publicity surrounding any assertion that the Company’s products caused illness or injury.    The packaging, marketing and distribution of food products purchased from others involve an inherent risk of product liability, product recall and adverse publicity. Such products may contain contaminants that may be inadvertently redistributed by the Company. These contaminants may result in illness, injury or death if such contaminants are not eliminated. Accordingly, the Company maintains stringent quality standards on the products it purchases from suppliers, as well as products manufactured by the Company itself. The Company generally seeks contractual indemnification and insurance coverage from parties supplying its products and rigorously tests its corporate brands and manufactured products to ensure the Company’s quality standards are met. Product liability claims in excess of insurance coverage, as well as the negative publicity surrounding any assertion that the Company’s products caused illness or injury could have a material adverse effect on its reputation and on the Company’s business, financial condition and results of operations.

Our insurance reserves may be inadequate if unexpected losses occur.    The Company’s insurance subsidiaries are regulated by the State of California and are subject to the rules and regulations promulgated by the appropriate regulatory agencies. In addition, the Company is self-insured for workers’ compensation up to $1,000,000 per incident and maintains appropriate reserves to cover anticipated payments. For policies with inception dates after September 1, 2008, the coverage amount assumed per incident was increased to $2,000,000. For policies with inception dates after September 1, 2010, the coverage amount assumed per incident has been decreased to $462,500. Insurance reserves are recorded based on estimates made by management and validated by third party actuaries to ensure such estimates are within acceptable ranges. Actuarial estimates are based on detailed analyses of health care cost trends, claims history, demographics, industry trends and federal and state law. As a result, the amount of reserve and related expense is significantly affected by the outcome of these studies. Significant and adverse changes in the experience of claims settlement and other underlying assumptions could negatively impact operating results.

We may not have adequate resources to fund our operations.    The Company relies primarily upon cash flow from its operations and Member investments to fund its operating activities. In the event that these sources of cash are not sufficient to meet the Company’s requirements, additional sources of cash are expected to be obtained from the Company’s credit facilities to fund its daily operating activities. Our revolving credit agreement, which expires on October 8, 2015, requires compliance with certain financial covenants, including minimum tangible net worth, fixed charge coverage ratio and total funded debt to earnings before interest, taxes, depreciation, amortization and patronage dividends (“EBITDAP”). While the Company is currently in compliance with all required covenants and expects to remain in compliance, this does not guarantee the Company will remain in compliance in future periods.

As of April 2, 2011, the Company believes it has sufficient cash flow from operations and availability under the revolving credit agreement to meet operating needs, capital spending requirements and required debt repayments through October 8, 2015. However, if access to operating cash or to the revolving credit agreement becomes restricted, the Company may be compelled to seek alternate sources of cash. The Company cannot assure that alternate sources will provide cash on terms favorable to the Company. Consequently, the inability to access alternate sources of cash on terms similar to its existing agreement could adversely affect the Company’s operations.

The value of our benefit plan assets and liabilities is based on estimates and assumptions, which may prove inaccurate.    The Company’s non-union employees participate in a Company sponsored defined benefit pension plan and Company sponsored postretirement benefit plans. Certain eligible union and non-union employees participate in separate plans providing payouts for unused sick leave. Officers of the Company also participate in a Company sponsored Executive Salary Protection Plan (“ESPP”), which provides additional post-termination retirement income based on each participant’s salary and years of service as an officer of the Company. The postretirement plans provide medical benefits for retired non-union employees, life insurance benefits for retired non-union employees for which active non-union employees are no longer eligible, and lump-sum payouts for unused sick days covering certain eligible union and non-union employees. Liabilities for the ESPP and postretirement plans are not funded. The Company accounts for these benefit plans in accordance with ASC Topic 715, “Compensation – Retirement Benefits” and ASC Topic 712, “Compensation – Nonretirement Postemployment Benefits,” which require the Company to make actuarial assumptions that are used to calculate the carrying value of the related assets, where applicable, and liabilities and the amount of expenses to be recorded in the Company’s consolidated financial statements. Assumptions include the expected return on plan assets, discount rates, health care cost trend rate, projected life expectancies of plan participants and anticipated salary increases. While we believe the underlying assumptions are appropriate, the carrying value of the related assets and liabilities and the amount of expenses recorded in the consolidated financial statements could differ if other assumptions are used.

The credit and liquidity crisis in the United States and throughout the global financial system triggered substantial volatility in the world financial markets and banking system. While the value of the investment portfolios of the Company’s defined benefit pension plans increased during fiscal 2010 and reflected improvement for the twenty-six weeks ended April 2, 2011, the values of the plans’ individual investments have and will fluctuate in response to changing market conditions, the amount of gains or losses that will be recognized in subsequent periods, if any, cannot be determined.

Authoritative accounting guidance may necessitate companies who issue and redeem shares based on book value to redefine the method used to value their shares.    Authoritative accounting guidance that requires adjustments to shareholders’ equity has the potential to impact companies whose equity securities are issued and redeemed at book value (“book value companies”) disproportionately more than companies whose share values are market-based (“publicly traded”). While valuations of publicly traded companies are primarily driven by their income statement and cash flows, the traded value of the shares of book value companies, however, may be immediately impacted by adjustments affecting shareholders’ equity upon implementation. Therefore, such guidance may necessitate companies who issue and redeem shares based on book value to redefine the method used to value their shares. As such, the Company modified its Exchange Value Per Share calculation as of September 30, 2006 to exclude accumulated other comprehensive earnings (loss) from Book Value (see Part I, Item 1. “Business – Capital Shares” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010), thereby excluding the potentially volatile impact that (1) ASC Topic 715-20, “Compensation – Retirement Benefits – Defined Benefit Plans – General” and (2) changes in unrealized gains and losses, net of taxes, on available for sale investments would have on shareholders’ equity and Exchange Value Per Share.

A system failure or breach of system or network security could delay or interrupt services to our customers or subject us to significant liability.    The Company has implemented security measures such as firewalls, virus protection, intrusion detection and access controls to address the risk of computer viruses and unauthorized access. A business continuity plan has been developed focusing on the offsite restoration of computer hardware and software applications. The Company has developed business resumption plans which include procedures to ensure the continuation of business operations in response to the risk of damage from energy blackouts, natural disasters, terrorism, war and telecommunication failures. In addition, change management procedures and quality assurance controls have been implemented to ensure that new or upgraded business management systems operate as intended. However, there is still a possibility that a system failure, accident or security breach could result in a material disruption to the Company’s business. In addition, substantial costs may be incurred to remedy the damages caused by these disruptions.

Our success depends on our retention of our executive officers, senior management and our ability to hire and retain additional key personnel.    The Company’s success depends on the skills, experience and performance of its executive officers, senior management and other key personnel. The loss of service of one or more of its executive officers, senior management or other key employees could have a material adverse effect on the Company’s business, prospects, financial condition, operating results and cash flows. The Company’s future success also depends on its continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for these personnel is intense, and there can be no assurance that the Company can retain our key employees or that it can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

The successful operation of our business depends upon the supply of products, including raw materials, and marketing relationships from other companies, including those supplying our corporate brand products.    The Company depends upon third parties for supply of products, including corporate brand products, and raw materials. Any disruption in the services provided by any of these suppliers, or any failure by them to handle current or higher volumes of activity, could have a material adverse effect on the Company’s business, prospects, financial condition, operating results and cash flows.

The Company participates in various marketing and promotional programs to increase sales volume and reduce merchandise costs. Failure to continue these relationships on terms that are acceptable to Unified, or to obtain adequate marketing relationships, could have a material adverse effect on the Company’s business, prospects, financial condition, operating results and cash flows.

Increased energy, diesel fuel and gasoline costs could reduce our profitability.    The Company’s operations require and are dependent upon the continued availability of substantial amounts of electricity, diesel fuel and gasoline to manufacture, store and transport products. The Company’s trucking operations are extensive and diesel fuel storage capacity represents approximately two weeks average usage. The prices of electricity, diesel fuel and gasoline fluctuate significantly over time. Given the competitive nature of the grocery industry, we may not be able to pass on increased costs of production, storage and transportation to our customers. As a result, either a shortage or significant increase in the cost of electricity, diesel fuel or gasoline could disrupt distribution activities and negatively impact our business and results of operations.

A strike or work stoppage by employees could disrupt our business. The inability to negotiate acceptable contracts with the unions could result in a strike or work stoppage and increased operating costs resulting from higher wages or benefits paid to union members or replacement workers.    Such outcome could have a material negative impact on the Company’s operations and financial results. Approximately 58% of Unified’s employees are covered by collective bargaining agreements, which have various expiration dates ranging from 2011 through 2015.

If we fail to maintain an effective system of internal controls, we may not be able to detect fraud or report our financial results accurately, which could harm our business and we could be subject to regulatory scrutiny.    Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, Unified performs an annual evaluation of the Company’s internal controls over financial reporting. In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”) became law. The Reform Act includes a provision that indefinitely exempts companies that qualify as either a non-accelerated filer or smaller reporting company from the auditor attestation requirement of Section 404(b) of the Sarbanes-Oxley Act of 2002. For Unified’s fiscal year ending October 1, 2011, and subsequent foreseeable fiscal years, we expect to be exempt from such requirement. Although the Company believes its internal controls are operating effectively, the Company cannot guarantee that it will not have any material weaknesses in the future. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s operating results or cause the Company to fail to meet its reporting obligations.

A loss of our cooperative tax status could increase tax liability.    Subchapter T of the Internal Revenue Code sets forth rules for the tax treatment of cooperatives. As a cooperative, we are allowed to offset patronage income with patronage dividends that are paid in cash or qualified written notices of allocation. However, we are taxed as a typical corporation on the remainder of our earnings from our Member business and on earnings from Non-Member business. If the Company is not entitled to be taxed as a cooperative under Subchapter T, its revenues would be taxed when earned by the Company and the Members would be taxed when dividends are distributed. The Internal Revenue Service can challenge the tax status of cooperatives. The Internal Revenue Service has not challenged the Company’s tax status, and the Company would vigorously defend any such challenge. However, if we were not entitled to be taxed as a cooperative, taxation at both the Company and the Member level could have a material, adverse impact on the Company.

Each method used to meet the Class B Share requirement has its own tax consequences.    Class B Shares required to be held by a new Member may be purchased directly at the time of admission as a Member or may be acquired over the five consecutive fiscal years commencing with the first year after admission as a Member at the rate of 20% per year. In addition, certain Members, including former shareholders of United Grocers, Inc. or Associated Grocers, Incorporated, may elect to satisfy their Class B Share requirement only with respect to stores owned at the time of admission as a Member solely from their patronage dividend distributions. Each of these purchase alternatives may have tax consequences which are different from those applicable to other purchase alternatives. Members and prospective Members are urged to consult their tax advisers with respect to the application of U.S. federal income, state or local tax rules to the purchase method selected.

Members’ Class A, Class B and Class E Shares are subject to risk of loss.    Class A and Class B Shares are purchased and sold at purchase prices equal to the Exchange Value Per Share at the close of the last fiscal year end prior to the date the shares are purchased or sold. Class E Shares are purchased and sold at a value of $100 per share. If a Member were to sell shares at a price that is less than the price at which the shares were purchased, the Member would lose all or a portion of its investment in the Class A, Class B or Class E Shares. See “OFFERING OF CLASS A SHARES, CLASS B SHARES AND CLASS E SHARES – Exchange Value Per Share” of the Company’s Post-Effective Amendment No. 2 to Registration Statement on Form S-1 filed on January 12, 2011, with respect to the Company’s offering of Class A Shares, Class B Shares and Class E Shares for further information.

If the Board decides in any year to retain a portion of the Company’s earnings from its non-patronage business, and not to allocate those earnings to the Exchange Value, the redemption price of Class A Shares or Class B Shares that are repurchased in the year of such retention and in future years will be reduced. However, in the event of the sale or liquidation of the Company, the non-allocated earnings will be allocated to the redemption price of Class A Shares and Class B Shares.

Members are required to purchase stock, and may be required to make cash deposits, in Unified. The lack of liquidity in these investments may make attracting new Members difficult and may cause existing Members to withdraw from membership.    Members are required to meet specific capital requirements, which include capital stock ownership and may include required cash deposits. These investments by Members are a principal source of our capital, and for the twenty-six weeks ended April 2, 2011, approximately 81% of our net sales were to Members. We compete with other wholesale suppliers who are not structured as cooperatives and therefore have no investment requirements for customers. Our requirements to purchase stock or maintain cash deposits may become an obstacle to retaining existing business and attracting new business. For a discussion of required Member equity investments and deposits, see Item 1, “Business – Capital Shares – Class B Shares” and Item 1, “Business – Member Equity Investments” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010.

The Company’s by-laws give the Board of Directors complete discretion in the redemption of the stock of terminated Members and Members with excess stock. Furthermore, required cash deposits are contractually subordinated and subject to the prior payment in full of certain senior indebtedness of the Company. For a discussion of the limitations on the redemption of capital stock and the subordination of cash deposits, see Item 1, “Business – Capital Shares – Redemption of Capital Shares,” Item 1, “Business – Member Equity Investments” and Item 1, “Business – Pledge of Shares, Patronage Certificates and Guarantees” of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010. These limitations on the obligation of the Company to redeem capital stock or repay the cash deposits of Members may cause Members to withdraw from membership or potential Members to not become Members.

Severe weather, natural disasters and adverse climate changes may adversely affect the Company’s financial condition and results of operations.    Severe weather conditions, such as hurricanes or tornadoes, or natural disasters, such as earthquakes or fires, in areas in which the Company has distribution facilities, or in which customers’ stores are located, or from which the Company obtains products may adversely affect the Company’s results of operations. Such conditions may cause physical damage to the Company’s properties, closure of one or more of the Company’s distribution facilities, closure of customers’ stores, lack of an adequate work force in a market, temporary disruption in the supply of products, disruption in the transport of goods, delays in the delivery of goods to the Company’s distribution centers or customer stores and a reduction in the availability of products the Company offers. In addition, adverse climate conditions and adverse weather patterns, such as drought or flood, that impact growing conditions and the quantity and quality of crops yielded by food producers may adversely affect the availability or cost of certain products within the grocery supply chain. The Company has developed extensive business resumption plans to ensure the continued operation in the event of a natural disaster, terrorism or war. However, there is still the possibility that the plans may not be effective in a timely manner and a significant disruption to the Company’s business could occur. In addition, while the Company carries insurance to cover business interruption and damage to buildings and equipment, some of the insurance carries high deductibles. Any of these factors may disrupt the Company’s business and adversely affect the Company’s financial condition and results of operations.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of the Company’s consolidated condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make estimates, assumptions and judgments that affect the amount of assets and liabilities reported in the consolidated condensed financial statements, the disclosure of contingent assets and liabilities as of the date of the consolidated condensed financial statements and reported amounts of revenues and expenses during the year. The Company believes its estimates and assumptions are reasonable; however, future results could differ from those estimates under different assumptions or conditions.

The Company’s discussion and analysis of its financial condition and results of operations are based upon its consolidated condensed financial statements. On an ongoing basis, we evaluate our estimates, including those related to allowances for doubtful accounts, lease loss reserves, inventories, investments, goodwill and intangible assets, long-lived assets, income taxes, insurance reserves, pension and postretirement benefits and contingencies and litigation. We base our estimates on historical experience and on various other assumptions and factors that we believe to be reasonable under the circumstances. Based on our ongoing review, we make adjustments we consider appropriate under the facts and circumstances. We have discussed the development, selection and disclosure of these estimates with the Audit Committee. The accompanying consolidated condensed financial statements are prepared using the same critical accounting policies and estimates discussed in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2010.

RECENTLY ADOPTED AND RECENTLY ISSUED AUTHORITATIVE ACCOUNTING GUIDANCE

Refer to Note 9 to Notes to Consolidated Condensed Financial Statements in Part I, Item 1 of this Quarterly Report on Form 10-Q for management’s discussion of recently adopted and recently issued authoritative accounting guidance and their expected impact, if any, on the Company’s consolidated condensed financial statements.

AVAILABILITY OF SEC FILINGS

Unified makes available, free of charge, through its website (http://www.unifiedgrocers.com) its Forms 10-K, 10-Q and 8-K, as well as its registration statements, proxy statements and all amendments to those reports, as soon as reasonably practicable after those reports are electronically filed with the Securities and Exchange Commission (the “SEC”). A copy of any of the reports filed with the SEC can be obtained from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. A copy may also be obtained by calling the SEC at 1-800-SEC-0330. All reports filed electronically with the SEC are available on the SEC’s web site at http://www.sec.gov.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The following discussion of the market risks the Company faces contains forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements. See “Quantitative and Qualitative Disclosures About Market Risk” discussed in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the year ended October 2, 2010 for additional information.

Unified is subject to interest rate changes on certain of its notes payable under the Company’s credit agreements that may affect the fair value of the notes payable, as well as cash flow and earnings. Based on the notes payable outstanding at April 2, 2011 and the current market condition, a one percent change in the applicable interest rates would impact the Company’s annual cash flow and pretax earnings by approximately $1.1 million. See Note 2 of Notes to Consolidated Condensed Financial Statements in Item 1, “Financial Statements (Unaudited)” for additional discussion regarding the fair value of notes payable.

The Company is exposed to credit risk on accounts receivable through the ordinary course of business and the Company performs ongoing credit evaluations. Concentration of credit risk with respect to accounts receivable is limited due to the nature of our customer base (i.e., primarily Members). The Company currently believes its allowance for doubtful accounts is sufficient to cover customer credit risks.

The majority of the Company’s investments are held primarily by two of its insurance subsidiaries, and includes U.S. government and agency obligations, high quality investment grade corporate bonds, U.S. government treasury securities, U.S. state and municipal securities, and common equity securities. These investments, excluding the common equity securities, are generally not actively traded and are valued based upon inputs including quoted prices for identical or similar assets. Collectively, the estimated fair value or market value of these investments continued to exceed their cost during the twenty-six weeks ended April 2, 2011.

Life insurance and mutual fund assets with values tied to the equity markets are impacted by overall market conditions. During the twenty-six weeks ended April 2, 2011, net earnings and net comprehensive earnings experienced an increase corresponding to the increase in life insurance and mutual fund assets, respectively.

ITEM 4.	CONTROLS AND PROCEDURES

Disclosure controls and procedures.    Disclosure controls are controls and procedures designed to reasonably assure that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934, such as this Quarterly Report, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls are also designed to reasonably assure that such information is accumulated and communicated to our management, including the Chief Executive Officer (“CEO”) and Chief

Financial Officer (“CFO”) of the Company, as appropriate, to allow timely decisions regarding required disclosure. Disclosure controls and procedures, no matter how well designed and implemented, can provide only reasonable assurance of achieving an entity’s disclosure objectives. The likelihood of achieving such objectives is affected by limitations inherent in disclosure controls and procedures. These include the fact that human judgment in decision-making can be faulty and that breakdowns in internal control can occur because of human failures such as simple errors, mistakes or intentional circumvention of the established processes.

At the end of the period covered by this report, Unified’s management, with the participation of our CEO and CFO, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934). Our CEO and CFO concluded that these disclosure controls and procedures were effective at the reasonable assurance level described above as of the end of the period covered in this report.

Changes in internal controls over financial reporting.    Management, with the participation of the CEO and CFO of the Company, has evaluated any changes in the Company’s internal control over financial reporting that occurred during the most recent fiscal quarter. Based on that evaluation, management, the CEO and the CFO of the Company have concluded that no change in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934) occurred during the quarter ended April 2, 2011 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

The Company is a party to various litigation, claims and disputes, some of which are for substantial amounts, arising in the ordinary course of business. While the ultimate effect of such actions cannot be predicted with certainty, the Company believes the outcome of these matters will not result in a material adverse effect on its financial condition or results of operations.

ITEM 1A.	RISK FACTORS

There are no material changes from risk factors as previously disclosed in our Annual Report on Form 10-K for the fiscal year ended October 2, 2010, filed on December 10, 2010. Refer to “Risk Factors” in Part I, Item 2 of this Quarterly Report on Form 10-Q for discussion of the Company’s risk factors.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

COMPANY PURCHASES OF EQUITY SECURITIES

Period	Total Number of Shares Purchased	Average Price Paid Per Share
January 2, 2011 – January 29, 2011	98 Class B Shares	$290.37
January 30, 2011 – February 26, 2011	1,400 Class A Shares	$304.48
February 27, 2011 – April 2, 2011	350 Class A Shares	$304.48

Total	1,848 Shares	$303.73

Refer to “Redemption of Capital Stock” in Part I, Item 2 of this Quarterly Report on Form 10-Q for discussion of the Company’s share redemptions.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.	[REMOVED AND RESERVED]

ITEM 5.	OTHER INFORMATION

None.

ITEM 6.	EXHIBITS

(a)	Exhibits

3.1

Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended on March 29, 2008, filed on May 13, 2008).

3.2	Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 28, 2010).

10.75*(**)	Amended and Restated Unified Grocers, Inc. Cash Balance Plan, generally effective January 1, 2010, as amended.

10.76*(**)	Amended and Restated Unified Grocers, Inc. Employee Savings Plan, effective January 1, 2010, except as otherwise provided.

10.76.1*(**)	Amendment No. 1 to the Unified Grocers, Inc. Employees Savings Plan, amended as of March 17, 2011.

10.77*(**)	Amended and Restated Unified Grocers, Inc Sheltered Savings Plan, effective January 1, 2010, except as otherwise provided.

10.77.1*(**)	Amendment No. 1 to the Unified Grocers, Inc. Sheltered Savings Plan, amended as of March 17, 2011.

31.1*	Chief Executive Officer Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Chief Financial Officer Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Chief Executive Officer Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2*	Chief Financial Officer Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*	Filed herein.
**	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIFIED GROCERS, INC.

By	/s/ Alfred A. Plamann
Alfred A. Plamann President and Chief Executive Officer (Principal Executive Officer)

By	/s/ Richard J. Martin
Richard J. Martin Executive Vice President, Finance & Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

By	/s/ Randall G. Scoville
Randall G. Scoville Senior Vice President, Accounting and Chief Accounting Officer

Dated: May 17, 2011

Exhibit 10.75

UNIFIED GROCERS, INC.

CASH BALANCE PLAN

(Generally effective January 1, 2010)

-i-

-ii-

Section 11.15: Electronic Media	71

-iii-

UNIFIED GROCERS, INC.

CASH BALANCE PLAN

Unified Grocers, Inc. (the “Company”) previously adopted the Retirement Plan for Employees of Unified Western Grocers, Inc. (the “Unified Plan”). In addition, effective as of December 31, 2001, the United Grocers, Inc. Pension Plan and Trust (the “United Plan”) was merged with and into the Unified Plan. Also as of December 31, 2001, additional Years of Benefit Accrual Service (as defined in the Unified Plan) ceased and the accrual of additional years of Benefit Service (as defined in the United Plan) ceased and no additional employees were eligible to become participants in the Unified Plan. The Unified Plan, as it existed as of December 31, 2001, including the merged United Plan, is referred to in this document as the “Prior Plan.”

In addition, Associated Grocers, Inc. (“AG”) previously maintained the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. (the “AG Plan”). Because AG sold specified assets to the Company, effective as of September 30, 2007, AG transferred sponsorship of the AG Plan to the Company. The AG Plan merged with and into the Plan, effective as of December 31, 2008 (the “Merger Date”). Accordingly, effective as of January 1, 2009, the terms and conditions governing the participants in the AG Plan (“AG Participants”) shall be as set forth in this Plan. As to the AG Participants, the terms of the AG Plan that existed prior to the Merger Date shall be effective through the Merger Date. Also as of the Merger Date, the AG Participants shall have their Period of Service (as defined in the AG Plan) determined and frozen, such that no AG Participant may accrue any additional Period of Service after such date. In addition, no additional employees shall be eligible to become participants in the AG Plan after the Merger Date. An AG Participant’s Accrued Benefit under the AG Plan shall be frozen as of the Merger Date and no AG Participant shall receive any additional Pay Credits or Interest (as defined in Section 4.1 of the AG Plan) after the Merger Date.

Nothing contained in this Plan shall be deemed to divest, or accelerate the vesting of, the interest of any Participant or AG Participant or to deprive any Participant or AG Participant of any rights that such Participant had as of the execution date or the Effective Date of this Plan. The rights and benefits of all Employees of the Company after the Effective Date shall be as set forth herein.

The Company hereby adopts the following complete amendment and restatement of the Plan, effective as of the Effective Date, which evidences the plan portion of a cash balance pension plan and trust for the benefit of qualified employees of the Company. The terms of the Plan are as follows:

ARTICLE I

NAME, DEFINITIONS & FUNDING POLICY

Section 1.1: Full Name.

This cash balance pension plan shall be known as the:

UNIFIED GROCERS, INC.

CASH BALANCE PLAN

It is hereby designated as constituting a defined benefit pension plan intended to qualify under Code Section 401(a). The Trust established in connection with the Plan shall be known as the:

UNIFIED GROCERS, INC.

PENSION TRUST

Section 1.2: Certain Definitions.

As used in this document and in the Trust, the following words and phrases shall have the following meanings, unless a different meaning is specified or clearly indicated by the context:

“Account” shall mean the hypothetical account established for a Participant pursuant to Article IV of the Plan.

“Accrued Benefit” shall mean the greater of: (a) a Participant’s Prior Plan Benefit (if any); (b) a Participant’s AG Plan Benefit (if any); or (c) the sum of (i) a Participant’s Cash Balance Benefit (if any); plus (ii) his or her Prior Plan Benefit (if any), calculated using the actuarial assumptions contained in this Plan, rather than the Prior Plan; plus (iii) his or her AG Plan Benefit (if any) calculated using the actuarial assumptions contained in this Plan, rather than the AG Plan. Despite the foregoing, in the case of an AG Participant who is not, or does not become, an Employee on or after the Merger Date, such AG Participant’s Accrued Benefit shall be determined solely in accordance with the terms of the AG Plan in effect on the Merger Date.

“Actuarial Equivalent” shall mean the actuarially equivalent value of an amount payable in a different form and/or at a different date computed by an enrolled actuary retained by the Committee on the basis of specified mortality tables and interest rates. Unless a different Mortality Table and interest rate assumption is specified elsewhere in this document for a specific purpose or otherwise required by law, an Actuarial Equivalent shall be computed on the basis of the 1971 Towers Perrin Forster and Crosby Forecast Mortality Table with an interest rate assumption of 8% per annum. The actuarial assumptions may be changed from time to time, based upon the advice of an enrolled actuary, by an amendment to the Plan. No Participant shall be deemed to have any right, vested or nonvested, regarding the continued use of previously adopted actuarial assumptions, except as may be required by Code Section 411(d)(6). In addition, with respect to an AG Participant’s AG Plan Benefit, “Actuarial Equivalent” shall have the meaning set forth in the AG Plan as of the Merger Date, adjusted only if necessary to comply with changes in the law (including, without limitation, the use of the Applicable Interest Rate and Applicable Mortality Table as defined in this Plan where required), provided, however, that, in the case of an AG Participant who becomes an Employee on or after the Merger Date,

Actuarial Equivalent for purposes of determining optional forms of benefit shall be the factors used for this Plan.

“Adjustment Factor” shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d), as applied to such items and in such manner as the Secretary of the Treasury shall provide.

“Affiliated Company” shall mean:

(a) a member of a controlled group of corporations of which the Company is a member, as determined in accordance with Code Section 414(b) and the applicable Regulations;

(b) an unincorporated trade or business that is under common control with the Company, as determined in accordance with Code Section 414(c) and the applicable Regulations;

(c) a member of an affiliated service group of which the Company is a member, as determined in accordance with Code Section 414(m) and the applicable Regulations; or

(d) any other entity required to be aggregated with the Company pursuant to the Regulations under Code Section 414(o).

“AG Plan Benefit” shall mean an AG Participant’s frozen “accrued benefit” as defined under the AG Plan and as determined as of the Merger Date. In determining an AG Participant’s AG Plan Benefit, an AG Participant’s Account Balance (as defined in the AG Plan), if any, shall be updated with Investment Credits in accordance with Section 4.3 below for periods beginning on and after January 1, 2009.

“Anniversary Date” shall mean the last day of each Plan Year.

“Applicable Interest Rate” shall mean the adjusted first, second, and third segment rates applied under the rules similar to the rules of Code Section 430(h)(2)(C) for the month of November of the Plan Year that immediately precedes the date of distribution, or such other time as the Secretary of the Treasury may prescribe, in accordance with Code Sections 417(e)(3)(C) and (D).

“Applicable Mortality Table” shall mean the table prescribed by the Secretary of the Treasury in accordance with Code Section 417(e)(3)(B).

“Article” shall mean an Article of the Plan.

“Beneficiary” shall mean an AG Participant’s surviving spouse, or beneficiary designated with spousal consent, if married, or, if none, the Participant’s estate, with respect to a Participant’s AG Plan Benefit.

“Benefit Commencement Date” shall mean the first day of the month in which an amount is paid pursuant to Article VI.

“Break in Service” shall mean a Plan Year in which a Participant has fewer than three months of Eligibility Service. A Participant’s Parental Absence shall be considered in the same manner as provided under the definition of Period of Severance.

“Cash Balance Benefit” shall mean, for a Participant who has not reached Normal Retirement Age, the Participant’s benefit as of any valuation date on or prior to the Participant’s Normal Retirement Date equal to a single life annuity which is the projected value of such Participant’s Account as of such valuation date divided by eleven (11). For purposes of this definition, “projected value” is determined using the Plan’s current interest crediting rate and projecting to Normal Retirement Date. Notwithstanding the foregoing, for a Participant who has reached Normal Retirement Age, “Cash Balance Benefit” shall mean the Participant’s benefit as of any valuation date equal to a single life annuity which is equal to such Participant’s Account as of such valuation date divided by eleven (11).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and its successors.

“Company” shall mean Unified Grocers, Inc.

“Compensation” shall mean a Participant’s Earnings during the Plan Year. Despite the foregoing, “Compensation” shall not include (i) severance pay, whether paid before or after the date a Participant ceases to be an Employee; (ii) any item that would otherwise be Compensation but that is paid after the date a Participant ceases to be an Employee; or (iii) automobile expenses reimbursements. In addition to other applicable limitations set forth in the Plan, and despite any other provision of the Plan, the Compensation of each Participant shall not exceed the Compensation Limitation (defined below). The Compensation Limitation is $245,000 (for 2009), as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the “determination period”). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year. If such a determination period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in such determination period, and the denominator of which is 12. If Compensation for any prior determination period is taken into account in determining a Participant’s benefits accruing in the current Plan Year, the Compensation for such prior determination period is subject to the Compensation Limitation in effect for such prior determination period.

“Contribution Credits” shall mean additions to a Participant’s Account described in Section 4.2.

“Defined Benefit Plan” and “Defined Contribution Plan” shall have the same meanings as given these terms under ERISA.

“Determination Year” shall mean the Plan Year.

“Early Retirement Age” shall mean the date a Participant has attained age 55 and has completed at least five Years of Service.

“Early Retirement Date” shall mean the first day of any month that is (i) after a Participant ceases to be an Employee, (ii) before such Participant’s Normal Retirement Age, and (iii) after such Participant’s Early Retirement Age.

“Earnings” shall mean a Participant’s annual “compensation”, as that term is defined in Code Section 415, that is actually paid or made available to the Participant within the Plan Year, except as otherwise provided below. A Participant’s Earnings shall include such Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company or any Affiliated Company to the extent that the amounts are includable in gross income under the Code (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan, as described in Regulation Section 1.62-2(c)).

“Earnings” shall also include (i) amounts described in Code Sections 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includable in the gross income of the Participant, (ii) amounts paid or reimbursed by the Company for moving expenses incurred by a Participant, but only to the extent that, at the time of the payment, it is reasonable to believe that these amounts are not deductible by the Participant under Code Section 217, (iii) the value of a non-statutory option (which is an option other than a statutory option defined in Regulations section 1.421-1(b)) granted to a Participant by the Company, but only to the extent that the value of the option is includable in the gross income of the Participant for the taxable year in which granted, (iv) the amount includable in the gross income of a Participant upon making the election described in Code Section 83(b), and (v) amounts that are includable in the gross income of a Participant under the rules of Code Section 409A or Code Section 457(f)(1)(A) or because the amounts are constructively received by the Participant.

“Earnings” shall not include:

(a) Any contribution made (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) by the Company to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), whether or not qualified) to the extent that the contributions are not includable in the gross income of the Participant for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered Earnings, regardless of whether such amounts are includable in the gross income of the Participant when distributed. However, any amount received by a Participant pursuant to a non-qualified unfunded deferred compensation plan may be considered Earnings in the year such amounts are actually received but only to the extent includable in the gross income of the Participant.

(b) Any amount realized from the exercise of a non-statutory stock option (which is an option other than a statutory option described in Regulation Section 1.421-1(b)), or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Code Section 83 and the Regulations thereunder.

(c) Any amount realized from the sale, exchange or other disposition of stock acquired under a statutory stock option (as described in Regulation Section 1.421-1(b)).

(d) Any other amount that receives special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant and are not salary reduction amounts described in Code Section 125).

(e) Other items of remuneration that are similar to any of the items listed in subsections (a) through (d) above.

Earnings paid or made available during any Plan Year shall include any elective deferral (as defined in Code Section 402(e)(3)), and any amount that is contributed or deferred by the Company at the election of the Participant and that is not includable in the gross income of the Participant by reason of Code Section 125(a), 132(f)(4), 402(h)(1)(B), 402(k), or 457(b). Amounts under Code Section 125 shall not include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Company does not request or collect information regarding enrollment process for the health plan.

In general, Earnings for a Limitation Year are the Earnings actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, Earnings for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) are the Earnings such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Earnings paid immediately before becoming permanently and totally disabled if the conditions under the Regulations are met. In addition, for Limitation Years beginning in 2005, payments made within the later of 2 1/2 months after severance from employment (within the meaning of Regulation Section 1.415(a)-1(f)(5)) or the end of the Limitation Year that contains the date of severance (the “Post Severance Period”) will be Earnings within the meaning of Code Section 415(c)(3) if they are payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Company and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued. In addition, Earnings includes amounts received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Company and only to the extent that the payment is includable in the Participant’s gross income, and the amount is paid during the Post Severance Period. Any payments not described above are not considered Earnings if paid after severance from employment, even if they are paid within the Post Severance Period, except for payments (i) to an individual who does not currently perform services for the Company by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company rather than entering qualified military service, or (ii) a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)), provided that either the Participant is not a highly compensated employee (as defined in Code Section 414(q)) immediately before becoming disabled, or the Plan provides for the continuation of Compensation on behalf of all Participants who are permanently and totally disabled for a fixed and determinable period. Earnings under this paragraph shall not be considered to be Compensation.

“Effective Date” shall mean January 1, 2010, which is the effective date of this complete amendment and restatement, except as otherwise provided. Despite the foregoing, those provisions of the Plan that relate to the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), the Job Creation and Worker Assistance Act of 2002 (“JCWAA”), the Pension Funding Equity Act of 2004 (“PFEA”), the American Jobs Creation Act of 2004 (“AJCA”), the Working Families Tax Relief Act of 2004 (“WFTRA”), the Gulf Opportunity Zone Act of 2005 (“GOZA”), the Pension Protection Act of 2006 (“PPA”), the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART”), and the Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”) shall be applicable as of the dates required by EGTRRA, JCWAA, PFEA, AJCA, WFTRA, GOZA, PPA, HEART, and WRERA, respectively. Except as set forth in the prior sentence, the terms of the Plan in effect for periods before the Effective Date shall be as set forth in the prior Plan document.

“Eligibility Service” shall mean an Employee’s Period of Service. This period of Eligibility Service shall be expressed as whole years on the basis that 365 days equals one year.

“Employee” shall mean every person classified by the Company as a common law employee of the Company or any Affiliated Company (other than Grocers Development Center, Inc.) that has adopted the Plan with the permission of the Board of Directors. “Employee” shall not include any person who is (i) employed by or through a leasing, temporary, or similar agency or company, or (ii) classified by the Company as a leased employee of the Company or any such Affiliated Company. For this purpose, a “leased employee” is a person whose services are performed under the primary direction or control by the Company or any Affiliated Company on a substantially full time basis for a period of at least one year in accordance with Code Section 414(n)(2). If any person described in the preceding two sentences is determined to be a common law employee of the Company or any such Affiliated Company by court decision or otherwise, such person shall nonetheless continue to be treated as not being an Employee. In addition, the following persons shall not be treated as Employees: (i) any person who is included in a collective bargaining unit covered by a collective bargaining agreement, which agreement does not provide for coverage of such person, provided, that the matter of retirement benefits was the subject of good faith bargaining between the Company and the collective bargaining unit of which the person is a part; (ii) directors of the Company, unless otherwise employed as an

Employee; and (iii) any person employed on a retainer or fee basis or as an independent contractor, as determined by the Company (except an Employee of an Affiliated Company).

“Employer” shall mean with respect to an Employee, the Company, any Predecessor Employer and any Affiliated Company.

“Employment Commencement Date” for each Employee shall mean the date such Employee first is credited with an Hour of Service.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and its successors.

“Fiduciary” shall mean a person who:

(a) exercises any discretionary authority, discretionary control, or discretionary responsibility respecting the management or administration of the Plan;

(b) exercises any authority or control respecting management or disposition of the Plan’s assets; or

(c) renders investment advice for a fee or other compensation, direct or indirect, with respect to any asset of the Plan, or has any authority or responsibility to do so.

“Financial Institution” shall mean a bank, trust company, or other financial institution that is regulated by the United States or any State.

“Highly Compensated Active Employee” shall mean any Participant who performed service for the Company during the Determination Year and who:

(a) During the Look-Back Year received Earnings from the Company in excess of $110,000 (for 2009) (as adjusted pursuant to Code Section 415(d)), and, if the Company so elects, was a member of the Top-Paid Group for such year; or

(b) Was a 5% Owner at any time during the Look-Back Year or the Determination Year.

It is noted that the Company has not made a Top Paid Group election.

“Highly Compensated Employee” shall mean any Participant who is a “Highly Compensated Active Employee” or a “Highly Compensated Former Employee.”

“Highly Compensated Former Employee” shall mean any Participant who:

(a) Separated from service (or was deemed to have separated from service) prior to the Determination Year,

(b) Performed no service for the Company during the Determination Year, and

(c) Was a Highly Compensated Active Employee in either (i) the Determination Year during which the Employee separated from service, or (ii) any Determination Year ending on or after the Employee’s 55th birthday. For the purposes of this subsection (c), an Employee will be deemed to have separated from service if, in a Determination Year before the Employee attained age 55, the Employee received Compensation in an amount less than 50% of the Employee’s average annual Compensation for the three consecutive calendar years preceding the Determination Year during which the Employee received the greatest amount of Compensation from the Company.

“Hour of Service” shall mean each hour for which an Employee is paid, or entitled to payment, for performing duties for an Employer, as determined under Section 2530.200b-2(a)(1) of the Department of Labor Regulations.

“Investment Credits” shall mean additions to a Participant’s Account described in Section 4.3.

“Investment Manager” shall mean a person or entity who (that) is (a) registered as an investment advisor under the Investment Advisor’s Act of 1940, (b) defined as a bank under that Act, or (c) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of trust assets, and who has acknowledged in writing that he (she or it) is a Fiduciary with respect to the Plan.

“Investment Percentage” for the Plan Year shall mean the percentage equal to the rate of interest on 30-year Treasury securities for the month of November of the preceding Plan Year; provided, however, that the Investment Percentage shall not be lower than 5%.

“Late Retirement Date” shall mean the first day of the month that coincides with or immediately follows the date a Participant ceases to be an Employee, provided such date occurs after the Participant’s Normal Retirement Date.

“Look-Back Year” shall mean the 12-month period preceding the Determination Year, or, if the Company elects and allowed by the applicable Regulations, the calendar year ending with or within the applicable Determination Year.

“Merger Date” shall mean December 31, 2008.

“Named Fiduciary” shall have the same meaning as under Section 402(a) of ERISA and shall be determined as provided in Section 8.3.

“Non-Highly Compensated Employee” shall mean any Participant who is not a Highly Compensated Employee.

“Normal Retirement Age” shall mean a Participant’s 65th birthday.

“Normal Retirement Date” shall mean the first day of the month that coincides with or immediately follows a Participant’s Normal Retirement Age.

“Parental Absence” shall mean an Employee’s absence from work (a) by reason of pregnancy of the Employee; (b) by reason of birth of a child of the Employee; (c) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee; or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

“Participant” shall mean any Employee who becomes eligible for participation in accordance with the provisions of the Plan, and, unless the context indicates otherwise, includes former Participants.

“Period of Military Duty” shall mean, for an Employee who (a) served as a member of the armed forces of the United States; and (b) was re-employed by an Employer at a time when the Employee had a right to re-employment in accordance with seniority rights as protected under Section 2021 through 2026 of Title 38 of the U. S. Code, the period of time from the date an Employee was first absent from active work for an Employer because of such military duty to the date the Employee was re-employed.

“Period of Service” shall mean a period of time beginning on the later of: (a) January 1, 2002; or (b) an Employee’s Employment Commencement Date or Reemployment Date (whichever applies) and ending on his Severance Date. This Period of Service shall be reduced by all or any part of a Period of Service that is not counted. This Period of Service shall also be reduced by any Period of Severance, unless such Period of Severance is included under the service spanning rule below. All Periods of Service, whether or not successive, shall be aggregated, unless such periods may be disregarded pursuant to other provisions of the Plan, such as Section 2.3 or 5.2. A Period of Military Duty shall be included as service with an Employer to the extent it has not already been credited. Additionally, under the service spanning rule, if an Employee ceases to be an Employee by reason of a quit, discharge or retirement and such Employee then performs an Hour of Service within 12 months of his or her Severance Date, then such Period of Severance shall be deemed to be a Period of Service; provided, however, that if an Employee ceases to be an Employee by reason of a quit, discharge, or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, retirement or death, and then performs an Hour of Service within 12 months of the date on which such Employee was first absent from service, such Period of Severance shall be deemed to be a Period of Service. Effective upon January 1, 2009, with respect to an AG Participant, Period of Service shall include such Employee’s Period of Service as defined and determined under the AG Plan as of the Merger Date.

“Period of Severance” shall mean a period of time beginning on an Employee’s Severance Date and ending on the date, if any, he or she again performs an Hour of Service. A one-year Period of Severance means a Period of Severance of 12 consecutive months. Solely for purposes of determining whether a one-year Period of Severance has occurred for eligibility or vesting purposes for any individual who experiences a Parental Absence, the Severance Date of an Employee who is absent from service beyond the first anniversary of the first date of absence shall be deemed to be the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of absence from work is neither a Period of Service nor a Period of Severance.

“Plan” shall mean this document and the plan created by this document (including, unless the context indicates to the contrary, the Trust established in connection with the Plan), as it may be amended from time to time.

“Plan Year” shall mean the calendar year. The Plan Year shall be the fiscal year of the Plan. The Plan Year shall be the “limitation year” for the Plan as defined in the Code (the “Limitation Year”).

“Predecessor Employer” shall mean any predecessor employer of an Employee that maintained the Plan, the Unified Plan, the United Plan, or the AG Plan.

“Prior Plan Benefit” shall mean a Participant’s “accrued benefit” as defined under the Prior Plan and as determined as of the Transition Date, indexed to reflect the growth in the Participant’s rate of Base Pay as set forth below.

(a) Such accrued benefit shall be multiplied by a fraction, the numerator of which is the Participant’s Base Pay in effect at the date of determination, limited by the Compensation Limitation, and the denominator of which is the Participant’s Base Pay in effect on the Transition Date, limited by the Compensation Limitation.

(b) Once a Participant ceases to be an Employee, no further indexing shall apply, even if he or she subsequently becomes an Employee again.

(c) For purposes of the foregoing, Base Pay shall mean a Participant’s Compensation excluding overtime and bonuses.

(d) Notwithstanding the foregoing, with regard to a United Member (as defined in the Prior Plan) who was an Employee on the Transition Date, such Employee’s Prior Plan Benefit shall reflect additional pro rata benefit accrual service for the Plan Year ending on the Transition Date based on the United Member’s Hours of Service for the period beginning on his or her most recent hire anniversary date immediately preceding the Transition Date and ending on the Transition Date, divided by 1,000, but not to exceed one.

“Regulations” shall mean the regulations issued under the Code or ERISA, or both of them, as well as under any other legislation that applies to the Plan.

“Reemployment Date” shall mean the first day following a Period of Severance that is not deemed to be a Period of Service in calculating an Employee’s Period of Service on which such Employee performs an Hour of Service.

“Rollover Contribution” shall mean a qualified rollover contribution as defined in Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16), but shall not include a rollover contribution that is attributable to contributions made on behalf of a Key Employee in a Top-heavy Plan, unless such a rollover contribution is permissible under the Code or applicable Regulations.

“Section” shall mean, when used in conjunction with some other reference (such as the Code or ERISA), a section of such other reference. When not used in conjunction with some other reference, Section shall refer to a section of the Plan or Trust, as the context requires. References to a Section include future amendments, and successors, to it.

“Secretary” shall mean the Secretary or an Assistant Secretary of the Committee.

“Secretary of the Treasury” shall mean the Secretary of the Treasury, as defined in Code Section 7701(a)(11).

“Severance Date” shall mean the earlier of (a) the date on which an Employee quits, retires, is discharged, or dies, or (b) the first annual anniversary of the first date of a period in which such Employee remains absent from service (with or without pay) with an Employer for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence, or layoff.

“Signature Page” shall mean the page(s) at the end of the Plan entitled “Signature Page.”

“Social Security Retirement Age” shall mean the age used as the retirement age for a Participant under Section 216(l) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(l)(2) of such Act were 62.

“Top-Paid Group” shall mean the group of Employees in a particular year that consists of the top 20% of the Employees, ranked on the basis of Earnings received from the Company during such year.

(a) An Employee shall be disregarded for purposes of determining the Top-Paid Group if the Employee:

(i) Has not performed an Hour of Service during such year;

(ii) Has not completed six months of service;

(iii) Normally works less than 17 1/2 hours per week or six months during any year;

(iv) Has not attained age 21 by the end of such year; or

(v) Is a non-resident alien and has received no earned income (within the meaning of Code Section 911(d)(2)) from the Company constituting United States source income within the meaning of Code Section 861(a)(3).

(b) In addition, if 90% or more of the Employees of the Company are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Company, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

(c) All Affiliated Companies shall be taken into account as a single employer, and leased employees, within the meaning of Code Sections 414(n)(2) and 414(o)(2), shall be considered Employees unless such leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Company. For the purpose of determining the number of active Employees in any year, the following Employees shall be excluded:

(i) Employees with less than six months of service;

(ii) Employees who normally work less than 17 1/2 hours per week;

(iii) Employees who normally work less than six months during a year; and

(iv) Employees who have not yet attained age 21.

“Totally Disabled” shall refer to a physical or mental impairment that results in the Participant’s receipt of long-term disability benefits under the Company’s long-term disability plan, or if such plan is not applicable to such Participant or does not exist, under the Social Security Act.

“Transition Date” shall mean December 31, 2001.

“Trust” shall mean the trust established in connection with the Plan, as it may be amended from time to time.

“Trustee” shall mean the person(s) or entity, or combination of them, serving from time to time as the trustee(s) of the Trust.

“Vesting Service” shall mean the amount obtained by dividing (a) the number of days in an Employee’s Period of Service by (b) 365, and (c) rounding the result down to the next lower whole number in all cases.

“Years of Service” shall be the sum of a Participant’s: (a) full years of Vesting Service; plus (b) his or her “Years of Service” defined under the Prior Plan determined as of the Transition Date. For purposes of determining a Participant’s Years of Service under the Prior Plan, in the case of a Participant who was an Employee on the Transition Date: (i) his or her Years of Service shall be adjusted pursuant to Regulation Section 1.410(a)-7(g); and (ii) he or she shall be credited with one Year of Service for the computation period (determined under the Prior Plan) that includes the Transition Date if he or she completes 1,000 Hours of Service during such computation period.

“1% Owner” shall be determined in the same manner as a 5% Owner, defined below.

“5% Owner” shall mean a Participant who (i) owns more than 5% of the outstanding stock (or owns stock possessing more than 5% of the total combined voting power of all classes of stock) of the Company (or any Affiliated Company), if the Company (or the Affiliated Company, whichever applies) is a corporation; or (ii) owns more than 5% of the capital or profit interest in the Company (or the Affiliated Company, whichever applies), if the Company (or the Affiliated Company, whichever applies) is not a corporation. In making this determination of a 5% Owner, (i) Code Section 318(a)(2) corporate attribution rules, as modified by Code Section 416(i)(1)(B)(iii), shall apply, and (ii) the business aggregation rules of Code Section 414 shall not apply. A similar rule shall apply to the determination of a “1% Owner.”

Section 1.3: Other Definitions.

As used in this document and in the Trust, the following words and phrases shall have the meanings set forth in the indicated Sections, unless a different meaning is specified or clearly indicated by the context:

Term	Section
“Aggregate Account”	7.2
“Aggregation Group”	7.2
“Annuity Starting Date”	6.2
“Benefits”	6.8(a	)
“Claimant”	10.1
“Committee”	8.1
“Deferred Benefit”	6.1(e	)
“Determination Date”	7.2
“Eligible Retirement Plan”	6.7
“Eligible Rollover Distribution”	6.7
“Key Employee”	7.2
“Late Retirement Benefit”	6.1(b	)
“Non-Key Employee”	7.2
“Normal Retirement Benefit”	6.1(a	)
“Preretirement Election Period’	6.2
“Present Value of Accrued Benefit”	7.2
“Qualified Election”	6.2
“Qualified Joint and Survivor Annuity”	6.2
“Qualified Life Annuity”	6.2
“Qualified Preretirement Survivor Annuity”	6.2
“Restricted Benefits”	6.8(e	)
“Restricted Participant”	6.8(a	)
“Retirement Election Period”	6.2
“Top-heavy Group”	7.2
“Top-heavy Plan”	7.2
“Total Annual Pay”	6.8(a	)
“Valuation Date”	7.2

Section 1.4: Funding Policy.

The Plan is to be funded primarily through the Company’s contributions as provided for in the Plan. The Trust’s assets shall be invested as provided for in the trust document in an effort to safely maximize potential retirement benefits, which shall be paid to Participants and Beneficiaries as provided for in the Plan.

ARTICLE II

PARTICIPATION

Section 2.1: Eligibility Requirements.

Each Employee shall become eligible to participate in the Plan on the date immediately following the date on which such Employee completes one full year of Eligibility Service; provided that he or she is an Employee on such date. Notwithstanding the foregoing, no Employee who is hired from AG in connection with the purchase of certain AG assets by the Company on or after September 30, 2007, but before the close of the 30-day period following the closing of such purchase, shall be eligible to participate in the Plan before January 1, 2009. Upon January 1, 2009, such an Employee shall become eligible to participate in the Plan once he or she satisfies the requirements of the first sentence of this Section 2.1.

Section 2.2: Participation.

The participation of a Participant in the Plan shall begin on the date specified in Section 2.1, and shall continue until the Participant’s entire benefit has been distributed in accordance with the Plan’s terms. A Participant (or his or her beneficiary) may not receive any distribution of benefits except as provided for in the Plan.

Section 2.3: Re-Employment.

Except as provided for in the next sentence, all Periods of Service of an Employee who is re-employed shall be taken into account for all eligibility purposes under the Plan. An Employee who has never participated in the Plan because of lack of sufficient Eligibility Service and who is re-employed following a Break in Service shall be treated as a new Employee with a new Employment Commencement Date. A Participant who is re-employed shall participate immediately upon re-employment.

ARTICLE III

CONTRIBUTIONS

Section 3.1: Company’s Obligation.

The Company has previously made substantial contributions to the Trust. Subject to the Plan’s other provisions, the Company will contribute to the Trust the funds necessary to provide the Plan’s benefits, as may be determined by an enrolled actuary. Despite the foregoing, the Company’s contributions are conditioned upon their deductibility under the Code.

Section 3.2: Participants’ Contributions.

A Participant is not required or permitted to make any contribution to the Plan, including a Rollover Contribution or a trustee-to-trustee transfer described in Code Section 401(a)(31).

Section 3.3: Payment Of Company’s Contributions To The Trustee.

All payments of the Company’s contributions shall be made directly to the Trustee and may be made on any date(s) selected by the Company. Despite the foregoing, the Company’s total contribution for each Plan Year must be paid on or before the date on which the Company’s federal income tax return is due, including any extensions of time obtained for the filing of such return.

ARTICLE IV

HYPOTHETICAL ACCOUNT BALANCES AND CREDITS

Section 4.1: Participants’ Accounts.

The Committee shall maintain a hypothetical Account in the name of each Participant, and it shall be credited with the Contribution Credits and Investment Credits as set forth below.

Section 4.2: Contribution Credits.

(a) As of each Anniversary Date, the Account of each Participant who was an Employee at any time during the Plan Year ending on such Anniversary Date shall be credited with a Contribution Credit. In the case of the Participant who ceases to be an Employee during such Plan Year, such Contribution Credit shall be credited upon the earlier of such Participant’s Benefit Commencement Date or such Anniversary Date. Each such Participant’s Contribution Credit shall be the applicable Contribution Credit from Table 2 set forth on the attached Appendix A. Despite the foregoing, in the case of a Participant who was an Employee on the Transition Date and whose Prior Plan Benefit was derived from participating in the Unified Plan, such a Participant’s Contribution Credit shall be the greater of the Contribution Credit from Table 2 or Table 3, as the case may be, set forth on the attached Appendix A. The preceding sentence shall not apply after the rehire date of a Participant who ceased to be an Employee at any time after the Transition Date and who is subsequently rehired.

(b) A Participant shall receive a special Contribution Credit in the first year of participation equal to the Contribution Credit he or she would have received had the Participant been a participant in the Plan for the immediately preceding Plan Year. Such special Contribution Credit shall be credited to such Participant’s Account as of the first day of the Participant’s first Plan Year of participation. Despite the foregoing, AG Participants shall not be entitled to receive any special Contribution Credits pursuant to this subsection (b).

Section 4.3: Investment Credits.

As of each Anniversary Date prior to a Participant’s Benefit Commencement Date, the Account of each Participant shall be credited with an Investment Credit, even though he or she may no longer be an Employee. The amount of such Investment Credit shall be equal to the Investment Percentage multiplied by the Participant’s Account balance determined as of the first day of the Plan Year ending on such Anniversary Date.

Section 4.4: Accounts In General.

The credits made to a Participant’s Account shall not vest in such Participant any right, title or interest in the Trust, except to the extent, at the time or times, and upon the terms and conditions set forth in the Plan. Each Participant’s Account is merely a hypothetical construct used to facilitate the computation of his or her Accrued Benefit.

ARTICLE V

VESTING

Section 5.1: Vesting In Accrued Benefit.

(a) Effective January 1, 2008, but only for Participants who have at least one Hour of Service after December 31, 2007, each Participant shall have a nonforfeitable right or vested interest in his or her Accrued Benefit, according to the following table:

Years of Service	Vested Percentage
Less than 3	0%
3 or more	100%

(b) Despite the provisions of subsection (a), a Participant shall become 100% vested in his or her Accrued Benefit upon such Participant’s attainment of his or her Normal Retirement Age, or in the case of a Participant who was covered under the United Plan who has an accrued benefit under that plan as of the Transition Date, upon such Participant’s disability, as defined in the United Plan, provided that such Participant is an Employee upon the happening of the applicable event. In addition, each AG Participant shall have a 100% non-forfeitable right to his or her AG Plan Benefit on the first day of the month preceding his or her Normal Retirement Date, provided he or she is an Employee on such date. An AG Participant shall also have a 100% non-forfeitable right to his or her AG Plan Benefit upon death, provided that he or she is an Employee on such date, or upon becoming Totally Disabled as of the AG Participant’s Severance from Service Date (as defined in the AG Plan). A Participant who ceases to be an Employee with 0% vested shall be deemed “non-vested.”

Section 5.2: Period of Service Rules For Vesting Purposes.

(a) Except as otherwise provided in this Section, all Years of Service shall be counted in determining a Participant’s nonforfeitable percentage interest in his or her Accrued Benefit.

(b) In the case of any Participant who incurs a Break in Service, such Participant’s Years of Service that were completed before such Break in Service shall not be counted for vesting purposes until he or she has completed one Year of Service after such Break in Service.

(c) In the case of any Participant who incurs five consecutive Breaks in Service, such Participant’s Years of Service after such five consecutive Breaks in Service shall be disregarded for purposes of determining his or her vested interest in his or her Accrued Benefit that accrued before such five consecutive Breaks in Service.

(d) If a Participant does not have any nonforfeitable right to his or her Accrued Benefit at the time he or she incurs a Break in Service, then such a Participant’s Years of Service before any period of consecutive Breaks in Service shall not be counted for vesting purposes if the number of such consecutive Breaks in Service equals or exceeds the greater of (i) five or (ii) the aggregate number of such Participant’s Years of Service before such period. Such aggregate number of Years of Service shall not include any Year of Service that is disregarded under the preceding sentence by reason of such Participant’s prior Breaks in Service.

ARTICLE VI

BENEFITS

Section 6.1: Determination And Distribution Of Benefits.

(a) Each Participant, upon the attainment of his or her Normal Retirement Date shall be entitled to receive a monthly benefit equal to his or her Accrued Benefit determined (subject to adjustment for Investment Credits pursuant to Section 4.3) as of his or her Normal Retirement Date (“Normal Retirement Benefit”).

(b) Each Participant who continues to be an Employee after attaining his or her Normal Retirement Age shall be entitled upon actual retirement to receive a monthly benefit equal to the Participant’s Accrued Benefit determined (subject to adjustment for Investment Credits pursuant to Section 4.3) as of his or her Late Retirement Date (“Late Retirement Benefit”). Despite the foregoing, the Late Retirement Benefit payable to a Participant who remains an Employee but is required to receive a distribution because of Section 6.4(c) below shall be equal to the Participant’s Accrued Benefit determined as of the earlier of:

(i) The Participant’s Late Retirement Date, or

(ii) The last day of the Plan Year in which the Participant attains age 70 1/2.

The monthly benefit of such a Participant shall be adjusted, effective on the January 1 following the Plan Year in which the Participant’s benefit commenced and on each succeeding January 1 prior to the Participant’s Late Retirement Date, to reflect the effect of changes in the Participant’s Accrued Benefit since the previous January 1. The final adjustment shall be made as of the Participant’s Late Retirement Date. Adjustments required by this paragraph shall include a reduction equal to the Actuarial Equivalent of any benefit payments already made with respect to the Participant. In no event, however, will the benefit payable to the Participant be reduced below the Normal Retirement Benefit as a result of this paragraph. Furthermore, the operation of this paragraph will not affect the form of benefit payment previously elected by the Participant.

(c) Each Participant who becomes Totally Disabled prior to his or her Early Retirement Date shall be entitled to receive a monthly benefit equal to his or her Accrued Benefit determined (subject to adjustment for Investment Credits pursuant to Section 4.3) as of the first day of the month that coincides with or immediately follows his or her becoming Totally Disabled (“Disability Benefit”). The Participant may elect, on the appropriate form provided by the Committee, to receive payment of his or her Disability Benefit commencing on the first day of any month coincident with or next following his or her becoming Totally Disabled, but not later than his or her Normal Retirement Date. If the Participant elects to commence receiving benefits before his or her Normal Retirement Date, the monthly benefit amount shall be equal to the Participant’s Accrued Benefit reduced to the Actuarial Equivalent of the benefit he or she would have received had the Disability Benefit commenced on the Participant’s Normal Retirement Date.

(d) A Participant who ceased to be an Employee prior to his or her Normal Retirement Date but on or after his or her Early Retirement Date for a reason other than death shall be entitled to receive a monthly benefit equal to his or her Accrued Benefit determined (subject to adjustment for Investment Credits pursuant to Section 4.3) as of the first day of the month that coincides with or immediately follows his or her Early Retirement Date (“Early Retirement Benefit”). The Participant’s Early Retirement Benefit shall be payable commencing on his or her Normal Retirement Date. The Participant may, however, elect, on the appropriate form provided by the Committee, to receive payment of his or her Early Retirement Benefit commencing on the first day of any month coincident with or next following his or her Early Retirement Date, but not later than his or her Normal Retirement Date. If such Participant elects to commence receiving benefits before his or her Normal Retirement Date, the monthly benefit amount shall be the sum of the following: (i) the Participant’s Account, if any, as of such Early Retirement Date divided by the early retirement factors set forth in Table 1 on the attached Appendix A; (ii) the Participant’s Accrued Benefit derived from his or her Prior Plan Benefit, if any, adjusted in accordance with the early retirement factors set forth in Table 4 on the attached Appendix A; (iii) an AG Participant’s AG Plan Benefit accrued before January 1, 2001, adjusted in accordance with the early retirement factors set forth in Table 4 or Table 5 on the attached Appendix A, whichever is more generous; and (iv) an AG Participant’s AG Plan Benefit, accrued after December 31, 2000, adjusted in accordance with the last sentence of the definition of Actuarial Equivalent in Section 1.2 of the Plan.

(e) A fully vested Participant who ceases to be an Employee prior to his or her Early or Normal Retirement Date for a reason other than death shall be entitled to receive a monthly benefit equal to his or her Accrued Benefit determined (subject to adjustment for Investment Credits pursuant to Section 4.3) as of the first day of the month that coincides with or immediately follows the date he or she ceases to be an Employee (“Deferred Benefit”). The Participant’s Deferred Benefit shall be payable commencing on his or her Normal Retirement Date. A Participant who has completed at least five Years of Service may, however, elect, on the appropriate form provided by the Committee, to receive payment of his or her Deferred Benefit commencing on the first day of any month coincident with or next following the date he or she ceased to be an Employee, but not earlier than the Participant’s Early Retirement Date or later than his or her Normal Retirement Date. If such Participant elects to commence receiving benefits before his or her Normal Retirement Date, the monthly benefit amount shall be the sum of the following: (i) the Participant’s Account, if any, as of such Early Retirement Date divided by the early retirement factors set forth in Table 1 on the attached Appendix A; (ii) the Participant’s Accrued Benefit derived from his or her Prior Plan Benefit, if any, adjusted in accordance with the early retirement factors set forth in Table 4 on the attached Appendix A; (iii) an AG Participant’s AG Plan Benefit accrued before January 1, 2001, adjusted in accordance with the early retirement factors set forth in Table 4 or Table 5 on the attached Appendix A, whichever is more generous; and (iv) an AG Participant’s AG Plan Benefit, accrued after December 31, 2000, adjusted in accordance with the last sentence of the definition of Actuarial Equivalent in Section 1.2 of the Plan.

(f) Upon the subsequent termination of employment of a re-employed Participant who was eligible to begin receiving payments under the Plan (whether or not such benefit payments had actually commenced), the Participant’s Accrued Benefit shall be re-determined in accordance with the provisions applicable to him or her as of his or her subsequent termination of employment, as if no prior benefit payments had been made. His or her Accrued Benefit, as so re-determined, shall then be reduced by the Actuarial Equivalent of the benefit payments, if any, previously made to such Participant prior to his or her subsequent Benefit Commencement Date. The form of payment of any Accrued Benefit to which he or she may thereafter become entitled shall be determined in accordance with the provisions of Article VI without regard to the form in which his or her Accrued Benefit had previously been paid. The Participant’s Accrued Benefit as so re-determined shall not be less than the Accrued Benefit he or she was entitled to prior to the resumption of employment.

(g) For all purposes under the Plan, but subject to Section 6.2, (i) the normal form of payment for an unmarried Participant shall be an immediate Qualified Life Annuity; and (ii) the normal form of payment for a married Participant shall be an immediate Qualified Joint and 100% Survivor Annuity.

(h) In the case of an AG Participant, but subject to Section 6.2, such a Participant’s Beneficiary may be entitled to a death benefit as provided in Section 6.1 of the AG Plan, but solely with respect to such Participant’s AG Plan Benefit.

Section 6.2: Survivor Annuity Requirements.

(a) Applicability. This Section shall apply to all benefits payable from the Plan.

(b) Qualified Joint And Survivor Annuity. Unless an optional method of distribution is selected, a Participant who is married on his or her Annuity Starting Date shall receive his or her benefits in the form of a Qualified Joint and Survivor Annuity. An optional method of distribution may only be selected or changed pursuant to a Qualified Election made within the Retirement Election Period. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

(c) Qualified Life Annuity. Unless an optional method of distribution is selected, a Participant who is not married on his or her Annuity Starting Date shall receive his or her benefits in the form of a Qualified Life Annuity. An optional method of distribution may only be selected or changed pursuant to a Qualified Election made within the Retirement Election Period. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

(d) Qualified Preretirement Survivor Annuity. If a married, fully vested Participant dies before his or her Annuity Starting Date, such Participant’s surviving spouse, if any, shall receive such Participant’s benefits in the form of a Qualified Preretirement Survivor Annuity. Such surviving spouse may direct that the payments under the Qualified Preretirement Survivor Annuity commence within a reasonable time after the Participant’s death. An optional method of distribution (if applicable) or Beneficiary other than such Participant’s surviving spouse (if applicable) may only be selected or changed pursuant to a Qualified Election made within the Preretirement Election Period. For purposes of the foregoing, the surviving spouse must have been married to the Participant throughout the one-year period ending on the date of the Participant’s death in order to be eligible to receive a benefit.

(e) Definitions. For purposes of this Section, the following definitions shall apply:

(i) “Annuity Starting Date” shall mean the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitled the Participant to such benefit. For purposes of the foregoing sentence, the first day of the first period for which a benefit is to be received by reason of disability shall be treated as the Annuity Starting Date only if such benefit is not an auxiliary benefit under Code Section 417(f)(2)(B).

(ii) “Earliest Retirement Age” shall mean the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(iii) “Preretirement Election Period” shall mean, with respect to any Participant, the period that begins on the first day of the Plan Year in which such Participant attains age 35 and ends on the date of such Participant’s death. If a Participant separates from service before the first day of the Plan Year in which he or she attains age 35, the Preretirement Election Period shall begin on the date of separation with respect to benefits accrued before such separation. Pre-age 35 waiver: A Participant who will not attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 6.2(f). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section 6.2.

(iv) “Retirement Election Period” shall mean, with respect to any Participant, the 180-day period that ends on his or her Annuity Starting Date.

(v) “Qualified Election” shall mean an election to waive the Qualified Joint and Survivor Annuity, the Qualified Life Annuity, or the Qualified Preretirement Survivor Annuity form of benefit. Such election must satisfy the following requirements: (A) it must be in writing; (B) it must be consented to in writing by the Participant’s spouse, if he or she is married; (C) it must designate a Beneficiary (if applicable) (or a form of benefits, if applicable) which may not be changed without the consent of the Participant’s spouse (or the Participant’s spouse’s consent must expressly permit the Participant to designate a Beneficiary (if applicable) (or a form of benefits, if applicable) without requiring further consent from the Participant’s spouse); (D) such spouse’s consent must acknowledge the effect of the election; and (E) such spouse’s consent must be witnessed by a Plan representative or a notary public. Spousal consent is not required if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by

Regulations. Any consent by a spouse (or establishment that the consent of a spouse cannot be obtained) shall be effective only as to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse (if applicable) must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A Participant may revoke a prior Qualified Election and choose again to take a Qualified Joint and Survivor Annuity, Qualified Life Annuity, or Qualified Preretirement Survivor Annuity without the consent of his or her spouse, at any time and any number of times, within the applicable election period.

(vi) “Qualified Joint and Survivor Annuity” shall mean an annuity for the life of the Participant with a survivor annuity for the life of such Participant’s spouse. Such survivor annuity must be 100% of the amount of the annuity payable during the joint lives of the Participant and his or her spouse. A Qualified Joint and Survivor Annuity must be the Actuarial Equivalent of the Plan’s normal form of benefit or, if greater, any optional form of benefit.

(vii) “Qualified Life Annuity” shall mean an annuity for the life of the Participant that is the Actuarial Equivalent of the Plan’s normal form of benefit, or, if greater, any optional form of benefit.

(viii) “Qualified Preretirement Survivor Annuity” shall mean:

(A) In the case of a Participant who dies after he or she has attained the Earliest Retirement Age, a survivor annuity that provides the Participant’s surviving spouse with the same benefit that would be payable if the Participant had retired on the date before his or her death, and had received an immediate Qualified Joint and Survivor Annuity; and

(B) In the case of a Participant who dies on or before he or she has attained the Earliest Retirement Age, a survivor annuity that provides the Participant’s surviving spouse with the same benefit that would be payable if the Participant had:

(1) separated from service on the date of death;

(2) survived to the Earliest Retirement Age;

(3) retired with an immediate Qualified Joint and Survivor Annuity at the Earliest Retirement Age; and

(4) died on the date after the Earliest Retirement Age.

Payments to a Participant’s surviving spouse pursuant to subsection (B) shall begin at such Participant’s Earliest Retirement Age unless such surviving spouse elects a later date.

(f) Information To Participants. A Participant shall be provided with the following information with regard to the applicable Qualified Election:

(i) With regard to the Qualified Election to waive the Qualified Joint and Survivor Annuity or Qualified Life Annuity form of benefit, a Participant shall be provided with a written explanation of (A) the terms and conditions of the Qualified Joint and Survivor Annuity or Qualified Life Annuity, (B) the Participant’s right to elect to waive (and the effect of such an election) the Qualified Joint and Survivor Annuity or Qualified Life Annuity form of benefit, (C) the right of the Participant’s spouse to consent to any election to waive the Qualified Joint and Survivor Annuity form of benefit, and (D) the right of the Participant to revoke such an election, and the effect of such a revocation. Such written explanation shall be provided to a Participant no less than 30 days and no more than 180 days before the Annuity Starting Date.

(ii) With regard to the Qualified Election regarding the Qualified Preretirement Survivor Annuity form of benefit, a Participant shall be provided with a written explanation of the Qualified Preretirement Survivor Annuity containing comparable information to that required pursuant to subsection (i) above. Such written explanation shall be provided to each Participant within whichever of the following periods ends last: (A) the period beginning with the first day of the Plan Year in which such Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which such Participant attains age 35, (B) a reasonable period after such Participant first became a Participant, or (C) a reasonable period after such Participant ceases to be an Employee in the case of a Participant who ceases to be an Employee before attaining age 35. For purposes of applying the preceding sentence, a reasonable period ending after the enumerated event described in (B) is the end of the two-year period beginning one year prior to the date the event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Company, the applicable period for such Participant shall be redetermined.

(g) Cash-Out Restrictions. Despite the other provisions of this Section, but subject to the next sentence, if, when a Participant’s benefits become distributable, the present value of a Qualified Joint and Survivor Annuity, Qualified Life Annuity, or Qualified Preretirement Survivor Annuity is not in excess of $1,000, the Committee may direct that such benefit be distributed as an immediate cash lump sum. No such distribution may be made after a Participant’s Annuity Starting Date unless such Participant and his or her spouse (or, in the case of a deceased Participant, the surviving spouse) consent in writing to such distribution.

(h) The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described above provided: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the seven-day period that begins the date after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant. The Annuity Starting Date may be a date prior to the date the written explanation is provided to the Participant if the distribution does not commence until at least 30 days after such written explanation is provided, subject to the waiver of the 30-day period as provided for above.

(i) Special Limitation. Despite any other provision of the Plan, no preretirement death benefit in addition to the Qualified Preretirement Survivor Annuity shall be permitted to the extent such other benefit would violate the incidental benefit rule.

Section 6.3: Optional Methods Of Distribution.

(a) If an optional form of benefit has been selected as set forth in Section 6.2, a Participant may elect one of the benefit options set forth below. The Participant’s optional form of benefit shall be the Actuarial Equivalent of the Participant’s normal form of benefit. Notwithstanding the foregoing, the optional temporary annuity provided for in subsection (e) below or any lump sum distribution provided for in subsection (f) below shall be determined using the Applicable Mortality Table and the Applicable Interest Rate. If the present value of such Participant’s Accrued Benefit is not in excess of $1,000, the Committee may direct the Trustee to distribute such benefits as an immediate cash lump sum, without such Participant’s consent.

(b) Joint and 50% Survivor Annuity. A monthly benefit payable during the lifetime of the Participant, and upon his or her death, 50% of such monthly benefit payable to his or her surviving spouse for the spouse’s lifetime. No benefit shall be payable after the death of the Participant and his or her spouse.

(c) Joint and 100% Survivor Annuity. A monthly benefit payable during the lifetime of the Participant, and upon his or her death, 100% of such monthly benefit payable to his or her surviving spouse for such spouse’s lifetime. No benefit shall be payable after the death of the Participant and his or her spouse.

(d) Period Certain Life Annuity Benefit. This form of benefit provides for monthly payments continuing to the first day of the month in which the Participant’s death occurs or the end of the certain period of 60, 120 or 180 months, whichever is later. If the Participant dies before the end of the certain period, payments in the same amount shall be continued to his or her designated beneficiary to the end of such period.

(e) Optional Temporary Annuity. A Participant whose retirement benefit commences under the Plan before the earliest date on which his primary insurance benefit begins under the Social Security Act may elect to receive an adjusted benefit prior to the first date on which he or she becomes eligible to receive such primary insurance benefit and a reduced benefit thereafter. The adjusted benefit shall be calculated so that his or her retirement benefit payable to the Participant prior to the date on which he or she becomes eligible to receive his or her primary insurance benefit shall be equal as nearly as possible to the sum of (a) the reduced amount payable after such date and (b) the estimated primary insurance benefit payable to the Participant beginning on such date. A Participant may elect this optional temporary annuity by filing a written request with the Committee prior to his or her Normal Retirement Date or Early Retirement Date, if applicable.

(f) Lump Sum Benefits. An AG Participant may be eligible for a lump sum distribution under Section 5.1 of the AG Plan with respect to his or her AG Plan Benefit.

(g) The complete distribution of a Participant’s benefit as provided for above shall constitute full payment and satisfaction of any obligation of the Company, the Trustee or the Committee to such Participant or to the beneficiary of a deceased Participant.

(h) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence fewer than 30 days after the notice required under Section 1.411(a)-11(c) of the Regulations under the Code is given, provided that:

(i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii) the Participant, after receiving the notice, affirmatively elects a distribution.

Section 6.4: Timing Of Distributions.

(a) Subject only to the survivor annuity requirements set forth in Section 6.2, the provisions of this Section shall govern the timing of the distribution of a Participant’s benefit. All distributions required under this Section shall be determined and made in accordance with the Regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G). The provisions of this Section shall not be deemed to create any method of distribution not already provided for in Sections 6.2 and 6.3.

(b) If a Participant’s benefits become distributable because of his or her death or disability, such benefits shall begin to be distributed as soon as is administratively practical after (i) the date specified for the commencement of the applicable benefit in Section 6.1 or 6.2, (ii) the Committee’s receipt of written proof of such Participant’s death or disability, and (iii) the Committee’s approval of such Participant’s (or spouse’s) properly completed claim for benefits. If a Participant’s benefits become distributable for a reason other than his or her death or disability, such Participant’s benefits shall begin to be distributed as soon as is administratively practical after (i) the date specified for the commencement of the applicable benefit in Section 6.1 or 6.2 and (ii) the Committee’s approval of such Participant’s properly completed claim for benefits. Despite the foregoing, and subject to subsections (c) and (d) below, a Participant’s benefits must begin to be distributed no later than 60 days after the latest of the close of the Plan Year in which:

(i) the Participant attained age 65 (or Normal Retirement Age, if earlier);

(ii) occurred the tenth anniversary of the year in which the Participant began participation in the Plan; or

(iii) the Participant terminated his or her employment with the Company.

Despite the foregoing, a Participant may elect a later date on which the distribution of his or her benefit is to begin, in a manner consistent with the applicable Regulations. Any failure by a Participant (or, if he or she is married, such Participant’s spouse in the event of such Participant’s death or in the event distribution is to be made in a form other than a Qualified Joint and Survivor Annuity) to consent to an immediate distribution of his or her benefit (provided that such benefit is otherwise then immediately distributable pursuant to the foregoing provisions) shall be deemed to be an election to defer distribution to the later of age 62 or such Participant’s Normal Retirement Age. A description of the consequences of failing to defer receipt of a distribution shall be provided no less than 30 nor more than 180 days before the date of such distribution.

(c) Despite any other provision of the Plan, one of the following provisions shall apply:

(i) A Participant’s benefit shall be distributed to him or her not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 70 1/2; or (B) the calendar year in which the Participant retires, if such Participant is not a 5% Owner with respect to the Plan Year ending in the calendar year in which he or she attains age 70 1/2 (the “Required Beginning Date”); or

(ii) Alternatively, distributions to a Participant must begin no later than the Required Beginning Date determined under subsection (c)(i) above and must be made, in accordance with the applicable Regulations, over the periods set forth below.

(d) Limits On Distribution Periods. Effective for calendar years beginning after December 31, 2002, as of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods:

(i) the life of the Participant;

(ii) the joint lives of the Participant and a designated beneficiary;

(iii) a period certain not extending beyond the life expectancy of the Participant; or

(iv) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

(e) Death Of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as provided in subsection (m) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then, except as provided in subsection (m) below, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this subsection (e), other than subsection (e)(i), will apply as if the surviving spouse were the Participant.

For purposes of this subsection (e) and subsection (i), unless subsection (e)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection (e)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (e)(i). If distributions under an annuity meeting the requirements of this Section commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (e)(i)), the date distributions are considered to begin is the date distributions actually commence.

(f) Forms Of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with subsections (g), (h), and (i) of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and Section 1.401(a)(9) of the Regulations. Any part of the Participant’s interest that is in the form of an individual account described in Code Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and Section 1.401(a)(9) of the Regulations that apply to individual accounts.

(g) Determination Of Amount To Be Distributed Each Year.

(i) General Annuity Requirements. If the Participant’s interest is to be paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

(A) the annuity distributions will be paid in periodic payments made at uniform intervals not longer than one year;

(B) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in subsection (h) or (i);

(C) once payments have begun over a period, the period will be changed only in accordance with subsection (j) of this Section;

(D) payments will either be nonincreasing or increase only as follows:

(1) by an annual percentage increase that does not exceed the percentage increase in an eligible cost-of-living index for a 12-month period ending in the year during which the increase occurs or a prior year;

(2) by a percentage increase that occurs at specified times and does not exceed the cumulative total of annual percentage increases in an eligible cost-of-living index since the Annuity Starting Date, or if later, the date of the most recent percentage increase;

(3) by a constant percentage of less than 5% per year, applied not less frequently than annually;

(4) as a result of dividend or other payments that result from actuarial gains, provided:

a. actuarial gain is measured not less frequently than annually,

b. the resulting dividend or other payments are either paid no later than the year following the year for which the actuarial experience is measured or paid in the same form as the payment of the annuity over the remaining period of the annuity (beginning no later than the year following the year for which the actuarial experience is measured),

c. the actuarial gain taken into account is limited to actuarial gain from investment experience,

d. the assumed interest rate used to calculate such actuarial gains is not less than 3%, and

e. the annuity payments are not increased by a constant percentage as described in subsection (g)(i)(D)(3);

(5) to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit, but only if there is no longer a survivor benefit because the beneficiary whose life was being used to determine the distribution period described in subsection (h) dies or is no longer the Participant’s beneficiary pursuant to a qualified domestic relations order within the meaning of Code Section 414(p);

(6) to provide a final payment upon the Participant’s death not greater than the excess of the actuarial present value of the Participant’s accrued benefit (within the meaning of Code Section 411(a)(7)) calculated as of the Annuity Starting Date using the Applicable Interest Rate and the Applicable Mortality Table (or, if greater, the total amount of employee contributions) over the total of payments before the Participant’s death;

(7) to allow a beneficiary to convert the survivor portion of a joint and survivor annuity into a single sum distribution upon the Participant’s death; or

(8) to pay increased benefits that result from a Plan amendment.

(ii) Amount Required To Be Distributed By Required Beginning Date And Later Payment Intervals. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under subsection (e)(i) or (ii)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

(iii) Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such benefit accrues.

(h) Requirements For Annuity Distributions That Commence During Participant’s Lifetime.

(i) Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant, using the table set forth in Section 1.401(a)(9)-6, Q&A 2(c)(2), in the manner described in Q&A 2(c)(1), of the Regulations, to determine the applicable percentage. If the form of distribution combines a joint and survivor annuity for the joint lives of the participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(ii) Period Certain Annuities. Unless the Participant’s spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Section 1.401(a)(9)–9, Q&A-2, of the Regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)–9, Q&A-2, of the Regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date. If the Participant’s spouse is the Participant’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this subsection (ii), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Section 1.401(a)(9)–9, Q&A-3, of the Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the Annuity Starting Date.

(i) Requirements For Minimum Distributions After The Participant’s Death.

(i) Death After Distributions Begin. If the Participant dies after distribution of his or her interest begins in the form of an annuity meeting the requirements of this Section, the remaining portion of the Participant’s interest will continue to be distributed over the remaining period over which distributions commenced.

(ii) Death Before Distributions Begin.

(A) Participant Survived by Designated Beneficiary. Except as provided in subsection (m), if the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in subsection (e)(i) or (ii), over the life of the designated beneficiary or over a period certain not exceeding:

(1) unless the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(2) if the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions To Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this subsection (i) will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to subsection (e)(i).

(j) Changes To Annuity Payment Period.

(i) Permitted Changes. An annuity payment period may be changed only in association with an annuity payment increase described in subsection (g)(i)(D) or in accordance with subsection (ii) below.

(ii) Reannuitization. An annuity payment period may be changed and the annuity payments modified in accordance with that change if the conditions in subsection (iii) below are satisfied and:

(A) the modification occurs when the Participant retires or in connection with a plan termination;

(B) the payment period prior to modification is a period certain without life contingencies; or

(C) the annuity payments after modification are paid under a Qualified Joint and Survivor Annuity over the joint lives of the Participant and a designated beneficiary, the Participant’s spouse is the sole designated beneficiary, and the modification occurs in connection with the Participant’s becoming married to such spouse.

(iii) Conditions. The conditions in this subsection are satisfied if:

(A) the future payments after the modification satisfy the requirements of Code Section 401(a)(9), and Section 1.401(a)(9) of the Regulations, and this Section (determined by treating the date of the change as a new Annuity Starting Date and the actuarial present value of the remaining payments prior to modification as the entire interest of the Participant);

(B) for purposes of Code Sections 415 and 417, the modification is treated as a new Annuity Starting Date;

(C) after taking into account the modification, the annuity (including all past and future payments) satisfies the requirements of Code Section 415 (determined at the original Annuity Starting Date, using the interest rates and mortality tables applicable to such date); and

(D) the end point of the period certain, if any, for any modified payment period is not later than the end point available to the employee at the original Annuity Starting Date under Code Section 401(a)(9) and this Section.

(k) Payments To A Surviving Child.

(i) Special Rule. For purposes of this Section, payments made to a Participant’s surviving child until the child reaches the age of majority (or dies, if earlier) shall be treated as if such payments were made to the surviving spouse to the extent the payments become payable to the surviving spouse upon cessation of the payments to the child.

(ii) Age Of Majority. For purposes of this Section, a child shall be treated as having not reached the age of majority if the child has not completed a specified course of education and is under the age of 26. In addition, a child who is disabled within the meaning of Code Section 72(m)(7) when the child reaches the age of majority shall be treated as having not reached the age of majority so long as the child continues to be disabled.

(l) Definitions.

(i) Actuarial Gain. The difference between an amount determined using the actuarial assumptions (i.e., investment return, mortality, expense, and other similar assumptions) used to calculate the initial payments before adjustment for any increases and the amount determined under the actual experience with respect to those factors. Actuarial gain also includes differences between the amount determined using actuarial assumptions when an annuity was purchased or commenced and such amount determined using actuarial assumptions used in calculating payments at the time the actuarial gain is determined.

(ii) Designated Beneficiary. The individual who is designated by the Participant (or the Participant’s surviving spouse) as the beneficiary of the Participant’s interest under the Plan and who is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)–4 of the Regulations.

(iii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to subsection (e).

(iv) Eligible Cost-Of-Living Index. An index described in paragraphs (b)(2), (b)(3) or (b)(4) of Section 1.401(a)(9)–6, Q&A-14, of the Regulations.

(v) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)–9, Q&A-1, of the Regulations.

(vi) 5% Owner. A Participant is treated as a 5% owner for purposes of this Section if the Participant is a 5% owner as defined in Code Section 416 at any time during the plan year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5 % owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

(m) Election To Apply 5-Year Rule To Distributions To Designated Beneficiaries. If the Participant dies before distributions are required to begin and there is a designated beneficiary, distributions to the designated beneficiary are not required to begin by the date specified in subsection (e), but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(n) Election To Allow Participants Or Beneficiaries To Elect 5-Year Rule. Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in subsections (e) and (i)(ii) applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required begin under subsection (e), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with subsections (e) and (i)(ii) and, if applicable, the elections in subsection (m) above.

Section 6.5: Postponed Retirement.

If a Participant continues to be an Employee beyond his or her Normal Retirement Date, his or her corresponding participation in the Plan shall likewise continue. In such case, to the extent permitted by law and the applicable Regulations, the distribution of such a Participant’s benefits will be postponed until he or she actually ceases to be an Employee. A notice of such postponement shall be given to such a Participant in accordance with ERISA Section 203(a)(3)(B) and the Regulations thereunder. Such benefits shall begin to be distributed as of the Participant’s Late Retirement Date. If a Participant becomes an Employee after the distribution of such Participant’s benefits has commenced, distribution of such benefits shall nonetheless continue.

Section 6.6: Distributions Due Missing Persons.

If the Trustee is unable to distribute any benefit due to a missing Participant or beneficiary, the Trustee shall so advise the Committee. The Committee shall then send a written notice to such Participant or beneficiary at his or her last known address, as reflected in the Company’s or Committee’s records, or take other reasonable steps to try to locate such Participant or beneficiary. If such Participant or beneficiary shall not have presented himself or herself to the Company or to the Committee within a reasonable time after the date of such written notice, any undistributed benefit may be applied against and reduce the Company’s future contributions to the Plan. Despite the foregoing, if at any subsequent time a valid claim for any undistributed benefit is presented to the Committee, such benefit that was so applied shall be restored and paid to such claimant.

Section 6.7: Transfers To Another Qualified Plan.

(a) If a Participant who is a distributee of any Eligible Rollover Distribution (as defined below) elects to have such distribution paid directly to an Eligible Retirement Plan and who specifies the Eligible Retirement Plan to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Eligible Retirement Plan, provided that such Eligible Retirement Plan accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Sections 402(c), 403(a)(4), 403(b)(8), and 457(e)(16)).

(b) “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution; the portion of any other distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), to a qualified trust described in Code Section 401(a), or to an annuity contract described in Code Section 403(b), provided such trust, account, or annuity agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution that is includable in gross income and the portion of such distribution that is not so includable.

(c) “Eligible Retirement Plan” shall mean an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a qualified trust described in Code Section 401(a), that accepts the distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

(d) A Participant’s (i) surviving spouse and (ii) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the surviving spouse, spouse, or former spouse and shall have the same rights as a Participant to make a transfer in accordance with this Section 6.7 as to the interest of the surviving spouse, spouse, or former spouse.

(e) If a nonspouse Beneficiary who is a distributee of any Eligible Rollover Distribution (i) elects to have such distribution paid directly to an individual retirement plan described in Code Sections 408(a) or 408(b) that is established for the purpose of receiving the distribution on behalf of a designated Beneficiary (as defined in Code Section 401(a)(9)(E)) who is a nonspouse Beneficiary (a “Nonspouse IRA”) and (ii) specifies the Nonspouse IRA to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Nonspouse IRA, provided that such Nonspouse IRA accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Section 402(c)). The direct rollover must be made to a Nonspouse IRA on behalf of the designated Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11).

(f) A Participant may elect to roll over directly an Eligible Rollover Distribution to a Roth IRA described in Code Section 408A(b).

Section 6.8: Distribution Limitations.

(a) For purposes of this Section 6.8, the following terms shall have the indicated meaning:

(i) “Benefits” means the sum of the Participant’s Accrued Benefit and all other benefits to which he or she is entitled under the Plan, including, without limitation, loans in excess of the amount set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the Participant’s life.

(ii) “Restricted Participant” means, with respect to a Plan Year, a Highly Compensated Employee who is a Participant and who, if there are more than 25 Highly Compensated Employees, is one of the 25 Highly Compensated Employees with the highest Earnings in the current or any prior Plan Year. An individual who is a Restricted Participant in a Plan Year shall be a Restricted Participant in a subsequent Plan Year only if he or she satisfies the conditions of the previous sentence in such subsequent Plan Year. If more than one individual has the same Earnings, the younger individual shall be deemed to have the higher Earnings.

(b) In the event of Plan termination, the benefit of any Highly Compensated Employee is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

(c) Subject to subsection (d) below, a Restricted Participant may not receive his or her benefits under this Plan in the form of a single lump sum payment, or other benefit form under which payments during a single year would exceed the annual payments that would be made on behalf of such Participant under a straight life annuity that is the Actuarial Equivalent of the sum of the Participant’s Accrued Benefit, the Participant’s other benefits under the Plan (other than a Social Security supplement, within the meaning of Code Section 1.411(a)-7(c)(4)(ii)), and the amount the Participant is entitled to receive under a Social Security supplement.

(d) The limitation of subsection (c) above shall not apply:

(i) to any payment, if the value of Plan assets after such payment equals or exceeds 110% of the value of the Plan’s “current liabilities” (within the meaning of Code Section 412(l)(7)) (or a similar value under post-PPA rules, such as the Plan’s ‘funding target’ under Code Section 430(d)(1)); or

(ii) if the value of the Restricted Participant’s benefit is less than 1% of the value of such current liabilities (or such other similar value) before distribution, or

(iii) the value of the benefits payable under the Plan to a Restricted Participant does not exceed $5,000.

For purposes of the foregoing, the Committee may use any reasonable and consistent method for determining the value of current liabilities (or such other similar value) and the value of Plan assets.

(e) In the event that Congress provides by statute, or the Internal Revenue Service provides by regulation, ruling, or otherwise, that the limitations set forth in this Section 6.8 are not necessary for the Plan to meet the requirements of Section 401(a) or other applicable provisions of the Code then in effect, such limitations shall become void and shall no longer apply without the necessity of further amendment to the Plan.

(f) Notwithstanding the foregoing, a Restricted Participant’s otherwise restricted benefit may be distributed in full to the affected Participant if, prior to receipt of the restricted amount, such Participant enters into a written agreement with the Committee to secure repayment to the Plan of such restricted amount. The restricted amount is the excess of the amounts actually distributed to such Participant (accumulated with reasonable interest) over the amounts that could have been distributed to such Participant under the straight life annuity (accumulated with reasonable interest). The Restricted Participant may secure repayment of the restricted amount upon distribution by:

(i) entering into an agreement for promptly depositing in escrow with an acceptable depository property having a fair market value equal to at least 125% of the restricted amount;

(ii) providing a bank letter of credit in an amount equal to at least 100% of the restricted amount; or

(iii) posting a bond equal to at least 100% of the restricted amount. If the Participant elects to post bond, the bond must be furnished by an insurance company, bonding company or other surety for federal bonds.

With respect to the foregoing:

(i) The escrow arrangement may provide that a Participant may withdraw amounts in excess of 125% of the restricted amount. If the market value of the property in an escrow account falls below 110% of the remaining restricted amount, the Participant must deposit additional property to bring the value of the property held by the depository up to 125% of the restricted amount. The escrow arrangement may provide that the Participant may have the right to receive any income from the property placed in escrow, subject to the Participant’s obligation to deposit additional property, as set forth in the preceding sentence.

(ii) A surety or bank may release any liability on a bond or letter of credit in excess of 100% of the restricted amount.

(iii) If the Committee certifies to the depository, surety or bank that the Participant (or the Participant’s estate) is no longer obligated to repay any restricted amount, a depository may redeliver to the Participant any property held under an escrow agreement, and a surety or bank may release any liability on a Participant’s bond or letter of credit.

(iv) In lieu of the written agreement described above, the Restricted Participant may enter into any other written agreement and security arrangement with the

Committee for the repayment of the Restricted Benefits that is determined to be acceptable by ruling of the Internal Revenue Service.

(v) The Committee shall have sole discretion in determining the adequacy of any written agreement and security arrangement pursuant to this subsection (f) to comply with the Code, applicable Regulations, and other IRS pronouncements.

Section 6.9: Limitations On Benefits.

(a) Except as otherwise provided, the limitations of this Section apply on and after January 1, 2008. Despite any other provision of the Plan, no Participant’s aggregate annual benefit payable under this Plan and any other Defined Benefit Plan maintained by the Company or an Affiliated Company (determined as if such annual benefit were payable annually in the form of a straight life annuity, with no ancillary benefits) shall exceed the lesser of (1) $195,000 (for 2009) (the “Dollar Limitation”), or (2) 100% of such Participant’s average Earnings for the three consecutive Plan Years during which he or she had the greatest average Earnings from the Company. The Earnings for a year shall be limited in accordance with Code Section 401(a)(17) for Limitation Years beginning after June 30, 2007; however, the Accrued Benefit determined under the old rules immediately before such new limitation took effect may be grandfathered. Such maximum benefit limit shall be adjusted as follows:

(i) Adjustment Of Dollar Limitation For Benefit Commencement Before Age 62:

(A) Limitation Years Beginning Before July 1, 2007. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning before July 1, 2007, the Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and the mortality table (or other tabular factor) used for determining actuarial equivalence under the Plan for early retirement purposes; or (2) a 5% interest rate assumption and the Applicable Mortality Table.

(B) Limitation Years Beginning On Or After July 1, 2007.

(1) Plan Does Not Have Immediately Commencing Straight Life Annuity Payable At Both Age 62 And The Age Of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) with actuarial equivalence computed using a 5% interest rate assumption and the Applicable Mortality Table for the Annuity Starting Date (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).

(2) Plan Has Immediately Commencing Straight Life Annuity Payable At Both Age 62 And The Age Of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Dollar Limitation for the Participant’s Annuity Starting Date is the lesser of the limitation determined under Section 6.9(a)(i)(B)(1) and the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the plan at age 62, both determined without applying the limitations of this Section.

(ii) Adjustment Of Defined Benefit Dollar Limitation For Benefit Commencement After Age 65:

(A) Limitation Years Beginning Before July 1, 2007. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning before July 1, 2007, the Dollar Limitation for the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and the mortality table (or other tabular factor) used to determine actuarial equivalence under the Plan for delayed retirement purposes; or (2) a 5% interest rate assumption and the Applicable Mortality Table.

(B) Limitation Years Beginning On Or After July 1, 2007.

(1) Plan Does Not Have Immediately Commencing Straight Life Annuity Payable At Both Age 65 And The Age Of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Dollar Limitation at the Participant’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant’s Annuity Starting Date that is the actuarial equivalent of the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required), with actuarial equivalence computed using a 5% interest rate assumption and the Applicable Mortality Table for that Annuity Starting Date (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).

(2) Plan Has Immediately Commencing Straight Life Annuity Payable At Both Age 65 And The Age Of Benefit Commencement. If the Annuity Starting Date for the Participant’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Dollar Limitation at the Participant’s Annuity Starting Date is the lesser of the limitation determined under Section 6.9(a)(ii)(B)(1) and the Dollar Limitation (adjusted under Section 6.9(b) for years of participation less than ten, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this article. For this purpose, the adjusted immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the plan at age 65 is the annual amount of such annuity that would be payable under the plan to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant.

(iii) Notwithstanding the other requirements of this Section 6.9(a), no adjustment shall be made to the Dollar Limitation to reflect the probability of a Participant’s death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, as applicable, if benefits are not forfeited upon the death of the Participant prior to the Annuity Starting Date. To the extent benefits are forfeited upon death before the Annuity Starting Date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the participant’s death if the plan does not charge participants for providing a Qualified Preretirement Survivor Annuity, as defined in Code Section 417(c), upon the Participant’s death.

(iv) For all purposes of this Section 6.9, the Dollar Limitation shall be adjusted by the Adjustment Factor in such manner as specified by the Secretary of the

Treasury. However, such increases shall not become effective before the year to which they relate.

(v) If the Participant’s benefit payable under this Plan is payable in a form other than a straight life annuity, the determination as to whether the limitations described in this Section have been satisfied shall be made in accordance with Regulations prescribed by the Secretary of the Treasury or his delegate by adjusting such benefit so that it is the actuarial equivalent to a straight life annuity form of benefit. For benefits that are not subject to Code Section 417(e)(3), the actuarially equivalent straight life annuity shall be equal to the greater of (A) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing on the same Annuity Starting Date as the Participant’s form of benefit; and (B) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5% interest rate assumption and the Applicable Mortality Table. For benefits that are subject to Code Section 417(e)(3), the actuarially equivalent straight life annuity is equal to the greatest of (A) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the Plan’s interest rate and mortality table (or other tabular factor) for adjusting benefits in the same form; (B) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using 5.5% interest rate assumption and the Applicable Mortality Table; and (C) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the Applicable Interest Rate and Applicable Mortality Table, divided by 1.05.

(vi) Such maximum benefit limit shall not be deemed exceed if a Participant’s retirement benefits under the Plan and under all other Defined Benefit Plans of the Company do not exceed $10,000 annually, and the Participant has never participated in a Defined Contribution Plan maintained by the Company.

(b) If a Participant has completed less than ten years of participation in the Plan, the Dollar Limitation referred to in subsection 6.9(a)(1) above shall be such limitation, multiplied by a fraction, the numerator of which is the actual number of years of participation (or part thereof) of the Participant, and the denominator of which is ten. If a Participant has completed less than ten Years of Service, then the limitations referred to in subsection 6.9(a)(2) above and 6.9(a)(iv) above shall be such limitations, multiplied by a fraction, the numerator of which is the actual number of Years of Service (or part thereof) completed by the Participant, and the denominator of which is ten. Despite the foregoing two sentences, in no event shall the limitations contained in such sentences reduce the limit set forth in subsection (a) above to an amount less than one-tenth of such limitation, determined without regard to this subsection (b).

(c) The intent of this Section 6.9 is to comply with the limitations of Code Section 415 and the Regulations thereunder, and it should be construed accordingly. Further, Code Section 415 and the Regulations thereunder are hereby incorporated by reference.

Section 6.10: Determination Of Present Value.

(a) For the purpose of determining the present value (or single lump sum equivalent) of (i) a Participant’s Accrued Benefit; (ii) a Qualified Joint and Survivor Annuity; (iii) a Qualified Preretirement Survivor Annuity; or (iv) Qualified Life Annuity, the present value of such benefit shall not be less than the present value calculated by using the Applicable Mortality Table and the Applicable Interest Rate.

(b) In no event shall the present value of any such benefit determined under this Section 6.10 be less than the greater of:

(i) the present value of such benefits determined under the Plan’s provisions for determining the present value of accrued benefits other than this Section 6.10; or

(ii) the present value of such benefits determined using the Applicable Mortality Table and the Applicable Interest Rate.

Section 6.11: Coordination With Limitations On Contributions And Benefits.

In no event shall the amount of any benefit or annuity determined under Section 6.10 above exceed the maximum benefit permitted under Section 415 of the Code.

Section 6.12: Payment Of Benefits Through Purchase Of Annuity Contract.

(a) In lieu of paying benefits directly from the Trust to a Participant or beneficiary, the Trustee, as and if directed by the Committee, may purchase, with Trust assets, an individual annuity contract from an insurance company which, as far as possible, provides benefits equal to (or Actuarially Equivalent to) those provided in the Plan for such Participant or beneficiary, but provides no optional form of retirement income or benefit which would not be permitted under the Plan, whereupon the liability of the Trust and of the Plan will cease and terminate with respect to such benefits that are so purchased and for which the premiums are duly paid. As directed by the Committee, such an individual annuity contract may be purchased by the Trustee on a single-premium basis or on the basis of annual premiums payable over a period of years and may be purchased at any time on or after the Participant’s applicable retirement date or death to provide the benefits due under the Plan to the Participant or beneficiary on or after the date of such purchase.

(b) Any annuity contract distributed by the Trustee to a Participant or beneficiary under the provisions of the Plan shall bear on the face thereof the designation “NOT TRANSFERABLE”, and such contract shall contain a provision to the effect that the contract may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the issuer thereof.

Section 6.13: Funding-Based Limits On Benefits And Benefit Accruals.

(a) Resumption Of Prohibited Payments And Accruals.

(i) If a limitation on Prohibited Payments under subsection (d) of this Section applied to the Plan as of a Funding Measurement Date, but that limit no longer applies to the Plan as of a later Funding Measurement Date, then the prohibition on paying Prohibited Payments under the Plan does not apply to benefits with Annuity Starting Dates that are on or after such later Funding Measurement Date.

(ii) If a limitation on benefit accruals under subsection (e) of this Section applied to the Plan as of a Funding Measurement Date, but that limit no longer applies to the Plan as of a later Funding Measurement Date, then that limitation does not apply to benefit accruals that are based on service on or after that later Funding Measurement Date, except to the extent that the Plan provides that benefit accruals will not resume when the limitation ceases to apply. The Plan must comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor Regulation 29 CFR 2530.204- 2(c) and (d).

(iii) Participants who had an Annuity Starting Date within a period during which a limitation under subsection (d) of this Section applied to the Plan will be provided with the opportunity to have a new Annuity Starting Date (which would constitute a new Annuity Starting Date under Code Sections 415 and 417) under which the form of benefit previously elected may be modified, subject to applicable qualification requirements, once the limitations of subsection (d) of this Section cease to apply.

(b) Limitation On Shutdown Benefits And Other Unpredictable Contingent Event Benefits. If the Plan contains an unpredictable contingent event benefit, then the benefit will not be paid to a Participant with respect to any unpredictable contingent events occurring during a Plan Year if the AFTAP for the Plan Year (i) is less than 60%; or (ii) is 60% or more, but would be less than 60% if the Plan’s AFTAP were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100%. The prohibition on payment of unpredictable contingent event benefits under the preceding sentence ceases to apply with respect to benefits attributable to an unpredictable contingent event occurring during the Plan Year upon payment by the Company of a contribution allowed by subsection (f) of this Section with respect to such event. If the prior sentence applies with respect to an unpredictable contingent event, then all benefits with respect to the unpredictable contingent event must be paid, including benefits for periods prior to the contribution. Unpredictable contingent event benefits attributable to an unpredictable contingent event that occurred within a period during which no limitation under this subsection (b) applied to the Plan are not affected by the limitation described in this subsection (b) as it applied in a subsequent period. For purposes of this Section, an “unpredictable contingent event benefit” means any benefit or increase in benefits to the extent the benefit or increase would not be payable but for the occurrence of an unpredictable contingent event. For this purpose, an “unpredictable contingent event” means a plant shutdown (whether full or partial) or similar event, or an event other than the attainment of any age, performance of any service, receipt or derivation of any Compensation, or the occurrence of death or disability.

(c) Limitations On Plan Amendments Increasing Liability For Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable will take effect in a Plan Year if the AFTAP for the Plan Year is (i) less than 80%; or (ii) is 80% or more, but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the AFTAP. The limitations on Plan amendments in the preceding sentence cease to apply with respect to an amendment, and the amendment is permitted to take effect as of the later of the first day of the Plan Year or the effective date of the amendment, upon payment by the Company of a contribution allowed by subsection (f) of this Section. If the amount of the contribution described in the preceding sentence is zero (because the amendment increases benefits solely for future periods), the amendment is permitted to take effect without regard to this subsection (c).

(i) The foregoing limitation on Plan amendments does not apply to any amendment that provides for an increase in benefits under a formula that is not based on a Participant’s Compensation, but only if the rate of increase in benefits does not exceed the contemporaneous rate of increase in average wages of Participants covered by the amendment. The determination of the rate of increase in average wages is made by taking into consideration the net increase in average wages from the period of time beginning with the effective date of the most recent benefit increase applicable to all of those Participants who are covered by the current amendment and ending on the effective date of the current amendment. If an amendment applies to both currently employed Participants and other Participants, all Participants to whom the amendment applies must be included in determining the increase in average wages of the Participants covered by the amendment. For this purpose, Participants who are not Employees at any time during the period from the effective date of the most recent earlier benefit increase applicable to all of the Participants who are covered by the current amendment and ending on the effective date of the current amendment are treated as having no increase or decrease in wages for the period after severance from employment.

(ii) To the extent that any amendment provides for (or any pre-existing Plan provision results in) a mandatory increase in the vesting of benefits under the Code or ERISA (such as vesting rate increases pursuant to statute, Plan termination amendments or partial terminations under Code Section 411(d)(3), and vesting increases required by top heavy rules under Code Section 416), that amendment (or pre-existing Plan provision) does not constitute an amendment that changes the rate at which benefits become nonforfeitable for purposes of this subsection (c). However, this subsection applies only to the extent the increase in vesting is necessary to enable the Plan to continue to satisfy the requirements for qualified plans.

(d) Limitations On Prohibited Payments.

(i) If the Plan’s AFTAP for a Plan Year is less than 60%, a Participant or beneficiary is not permitted to elect an optional form of benefit that includes a

Prohibited Payment, and the Plan will not pay any Prohibited Payment, with an Annuity Starting Date on or after the applicable Funding Measurement Date.

(ii) A Participant or beneficiary is not permitted to elect an optional form of benefit that includes a Prohibited Payment, and the Plan will not pay any Prohibited Payment, with an Annuity Starting Date that occurs during any period in which the Company is a debtor in a case under Title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the enrolled actuary of the Plan certifies that the Plan’s AFTAP for that Plan Year is not less than 100%.

(iii) In any case in which the Plan’s AFTAP for a Plan Year is 60% or more but is less than 80%, a Participant or beneficiary is not permitted to elect the payment of an optional form of benefit that includes a Prohibited Payment, and the Plan will not pay any Prohibited Payment, with an Annuity Starting Date on or after the applicable Funding Measurement Date, unless the present value, determined in accordance with Code Section 417(e)(3), of the portion of the benefit that is being paid in a Prohibited Payment does not exceed the lesser of 50% of the present value (determined in accordance with Code Section 417(e)(3)) of the benefit payable in the optional form of benefit that includes the Prohibited Payment; or 100% of the PBGC Maximum Benefit Guarantee Amount.

(A) If an optional form of benefit that is otherwise available under the terms of the Plan is not available as of the Annuity Starting Date because of this subsection (d), then the Plan must permit the Participant or beneficiary to elect to (1) receive the unrestricted portion of that optional form of benefit at that Annuity Starting Date, determined by treating the unrestricted portion of the benefit as if it were the Participant’s or beneficiary’s entire benefit under the Plan; (2) commence benefits with respect to the Participant’s or beneficiary’s entire benefit under the Plan in any other optional form of benefit available under the Plan at the same Annuity Starting Date that satisfies subsection (d)(iii) of this Section; or (3) defer commencement of the payments to the extent described in subsection (I) of this Section.

(B) If the Participant or beneficiary elects payment of the unrestricted portion of the benefit, then the Participant or beneficiary may elect payment of the remainder of the Participant’s or beneficiary’s benefits under the Plan in any optional form of benefit at that Annuity Starting Date otherwise available under the Plan that would not have included a Prohibited Payment if that optional form applied to the entire benefit of the Participant or beneficiary. The rules of Treasury Regulation Section 1.417(e)-1 are applied separately to the separate optional forms for the unrestricted portion of the benefit and the remainder of the benefit (the “restricted portion”).

(C) If a benefit is being paid in an optional form for which any of the payments is greater than the amount payable under a straight life annuity to the Participant or beneficiary (plus any Social Security supplements described in the last sentence of Code Section 411(a)(9) payable to the Participant or beneficiary) with the same Annuity Starting Date, then the portion of the benefit that is being paid in a Prohibited Payment is the excess of each payment over the smallest payment during the Participant’s lifetime under the optional form of benefit (treating a period after the Annuity Starting Date and during the Participant’s lifetime in which no payments are made as a payment of zero).

(D) The “PBGC Maximum Benefit Guarantee Amount” is the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Code Section 417(e)) of the maximum benefit guarantee with respect to a Participant (based on the Participant’s age or the beneficiary’s age at the Annuity Starting Date) under Section 4022 of ERISA for the year in which the Annuity Starting Date occurs.

(E) The “unrestricted portion of the benefit” with respect to any optional form of benefit is 50% of the amount payable under the optional form of benefit. For an optional form of benefit that is a Prohibited Payment on account of a Social Security leveling feature (as defined in Treasury Regulation Section 1.411(d)-3(g)(16)) or a refund of employee contributions feature (as defined in Treasury Regulation Section 1.411(d)-3(g)(11)), the unrestricted portion of the benefit is the optional form of benefit that would apply if the Participant’s or beneficiary’s accrued benefit were 50% smaller. After the application of the preceding rules, the unrestricted portion of the benefit with respect to the optional form of benefit is reduced, to the extent necessary, so that the present value (determined in accordance with Code Section 417(e)) of the unrestricted portion of that optional form of benefit does not exceed the PBGC Maximum Benefit Guarantee Amount.

(F) In the case of a Participant with respect to whom a Prohibited Payment (or series of Prohibited Payments under a single optional form of benefit) is made under subsection (d)(iii) or (d)(iii)(A), no additional Prohibited Payment may be made with respect to that Participant during any period of consecutive Plan Years for which Prohibited Payments are limited under this subsection (d).

(G) Benefits provided with respect to a Participant and any beneficiary of the Participant (including an alternate payee, as defined in Code Section 414(p)(8)) are aggregated. If the only benefits paid under the Plan with respect to the Participant are death benefits payable to the beneficiary, then subsection (C) of this Section is applied by substituting the lifetime of the beneficiary for the lifetime of the Participant. If the accrued benefit of a Participant is allocated to such an alternate payee and one or more other persons, then the unrestricted amount under subsection (E) of this Section is allocated among such persons in the same manner as the accrued benefit is allocated, unless a qualified domestic relations order (as defined in Code Section 414(p)(1)(A)) with respect to the Participant or the alternate payee provides otherwise.

(H) This subsection (d) does not apply to the Plan for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, provided for no benefit accruals with respect to any Participants. In such case, if the Plan provides for benefit accruals during any time on or after September 1, 2005 (treating benefit increases pursuant to a Plan amendment as benefit accruals), this subsection (H) ceases to apply for the Plan as of the date any benefits accrue under the Plan (or the date the amendment takes effect).

(I) If a Participant or beneficiary requests a distribution in an optional form of benefit that includes a Prohibited Payment that is not permitted to be paid under this subsection (d), the Participant retains the right to delay commencement of benefits in accordance with the terms of the Plan and applicable qualification requirements (such as Code Sections 411(a)(11) and 401(a)(9)).

(J) For purposes of this subsection (d), the term “Prohibited Payment” means (1) any payment for a month that is in excess of the monthly amount paid under a straight life annuity (plus any Social Security supplements described in the last sentence of Code Section 411(a)(9)) to a Participant or beneficiary whose Annuity Starting Date occurs during any period that a limitation under this subsection (d) is in effect; (2) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits; (3) any transfer of assets and liabilities to another plan maintained by the same employer (or by any member of the employer’s controlled group) that is made in order to avoid or terminate the application of Code Section 436 benefit limitations; and (4) any other payment that is identified as a Prohibited Payment by the Commissioner in revenue rulings and procedures, notices and other guidance published in the Internal Revenue Bulletin. In the case of a beneficiary that is not an individual, the amount that is a Prohibited Payment is determined in accordance with the rules set forth in the Code Section 436 Regulations.

(K) Solely for purposes of applying the limitations on accelerated benefit payments under this subsection (d), the term “Annuity Starting Date” means, as applicable (1) the first day of the first period for which an amount is payable as an annuity as described in Code Section 417(f)(2)(A)(i); (2) in the case of a benefit not payable in the form of an annuity, the Annuity Starting Date is the Annuity Starting Date for the Qualified Joint and Survivor Annuity that is payable under the Plan at the same time as the benefit that is not payable as an annuity; (3) in the case of an amount payable under a retroactive Annuity Starting Date, the benefit commencement date (instead of the date determined above); (4) the date of the purchase of an irrevocable commitment from an insurer to pay benefits under the Plan; and (5) the date of any transfer to another plan described in subsection (J)(3) of this subsection. If a Participant commences benefits at an Annuity Starting Date and, after the death of the Participant, payments continue to a beneficiary, the Annuity Starting Date for the payments to the Participant constitutes the Annuity Starting Date for payments to the beneficiary, except that a new Annuity Starting Date occurs (determined by subsection (1), (2), or (3) of this subsection (K) to the payments to the beneficiary) if the amounts payable to all beneficiaries of the Participant in the aggregate at any future date can exceed the monthly amount that would have been paid to the Participant had he or she not died.

(iv) Involuntary distributions under Code Section 411(a)(11) are not prohibited by this subsection (d).

(e) Limitation On Benefit Accruals For Plans With Severe Funding Shortfalls. In any case in which the Plan’s AFTAP for a Plan Year is less than 60%, benefit accruals under the Plan will cease as of the applicable Funding Measurement Date. If the Plan is required to cease benefit accruals under this subsection (e), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits. The preceding sentence applies regardless of whether an amendment would otherwise be permissible under subsection (c) of this Section. The foregoing prohibition on additional benefit accruals ceases to apply with respect to a Plan Year, effective as of the first day of the Plan Year, upon payment by the Company of a contribution allowed by subsection (f) of this Section.

(f) Methods To Avoid Or Terminate Benefit Limitations. Despite any other provision of the Plan, the Company may elect to utilize any of the methods set forth in Code Section 436 and the Regulations thereunder to avoid or terminate the imposition of any of the limitations under this Section 6.13.

(g) Definitions. For purposes of this Section 6.13, “AFTAP” shall mean the Plan’s “adjusted funding target attainment percentage” as defined in, and determined in accordance with, Code Section 436 and the Regulations thereunder. In addition, “Funding Measurement Date” shall mean the Plan’s “Section 436 measurement date” as defined in, and determined in accordance with, the Code Section 436 Regulations.

ARTICLE VII

TOP-HEAVY PLAN LIMITATIONS

Section 7.1: Application Of Top-Heavy Rules.

If the Plan is or becomes a Top-heavy Plan, the limitations and requirements contained in this Article shall apply and shall supersede any conflicting provision of the Plan.

Section 7.2: Definitions.

(a) Top-heavy Plan. A “Top-heavy Plan” shall mean, with respect to any Plan Year, (i) any Defined Benefit Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Present Value of Accrued Benefits under such plan for Key Employees exceeds 60% of the total Present Value of Accrued Benefits under such plan for all participants in such plan; and (ii) any Defined Contribution Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Aggregate Accounts of Key Employees under the plan exceeds 60% of the total Aggregate Accounts of all participants under such plan. Each plan of the Company required to be included in an Aggregation Group shall be treated as a Top-heavy Plan if the Aggregation Group is a Top-heavy Group.

(b) Top-heavy Group. A “Top-heavy Group” shall mean any Aggregation Group if the sum of (i) the total Present Value of Accrued Benefits for Key Employees under all Defined Benefit Plans included in the Aggregation Group (determined as of the Determination Date for each such plan), and (ii) the total Aggregate Accounts of Key Employees under all Defined Contribution Plans included in the Aggregation Group (determined as of the Determination Date for each such plan) exceeds 60% of a similar sum determined for all participants in such plans. For purposes of determining whether the plans in a Top-heavy Group exceed the foregoing 60% test, the plans shall be aggregated by adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

(c) Aggregation Group. An “Aggregation Group” shall mean each plan of the Company or of an Affiliated Company in which a Key Employee is a participant, and each plan of the Company or of an Affiliated Company that enables the plan(s) containing a Key Employee to meet the anti-discrimination requirements of Code Sections 401(a)(4) or 410, including terminating or terminated plans maintained within the last five years ending on the Determination Date that would, but for such plan(s) termination, be part of the Aggregation Group. The Company can elect to include in the Aggregation Group any plan not otherwise required to be included, if such group, after such election, would continue to meet the anti-discrimination requirements of Code Sections 401(a)(4) and 410; provided, however, that any such plan will not be otherwise deemed a Top-heavy Plan by reason of such election.

(d) Determination Date. With respect to any plan year, “Determination Date” shall mean the last day of the preceding plan year or, in the case of the first plan year of any plan, the last day of such plan year.

(e) Present Value Of Accrued Benefit: A participant’s “Present Value of Accrued Benefit” as of any Determination Date shall be calculated:

(i) as of the most recent valuation date (“Valuation Date”) which is within the 12-month period ending on such Determination Date;

(ii) for the first plan year, as if (1) the participant terminated service as of the Determination Date, or (2) the participant terminated service as of the Valuation Date, but taking into account the estimated Present Value of Accrued Benefit as of the Determination Date;

(iii) for any other plan year, as if the participant terminated service as of the Valuation Date; and

(iv) using the interest rate and mortality assumptions set forth in the Defined Benefit Plan.

(v) Solely for the purposes of determining if the Plan, or any other plan included in the Aggregation Group, is a Top-heavy Plan, the accrued benefit of a Non-Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and all Affiliated Companies, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

For the foregoing purposes, the Valuation Date must be the same valuation date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that year.

(f) Aggregate Account: A participant’s “Aggregate Account” shall be determined as follows:

(i) For Defined Contribution Plans not subject to the minimum funding requirements of Code Section 412, a participant’s Aggregate Account as of any Determination Date shall be the sum of:

(A) such participant’s account balance as of the most recent valuation date (“Valuation Date”) occurring within the 12-month period ending on such Determination Date; plus

(B) an adjustment for contributions due as of such Determination Date. Such adjustment is generally the amount of any contributions actually made after the Valuation Date but before the Determination Date. In the first plan year, such adjustment shall also reflect any contributions actually made after the Determination Date that are allocated as of a date in that first plan year.

(ii) For Defined Contribution Plans subject to the minimum funding requirements of Code Section 412, a participant’s Aggregate Account as of any Determination Date shall be the sum of:

(A) such participant’s account balance as of the most recent valuation date (“Valuation Date”) occurring within the 12-month period ending on such Determination Date, including contributions that would be allocated as of a date not later than such Determination Date; plus

(B) an adjustment for contributions due as of such Determination Date. Such adjustment shall reflect the amount of any contribution actually made (or due to be made) after the Valuation Date but before the expiration of the extended payment period described in Code Section 412(c)(10).

(g) Key Employee. “Key Employee” shall mean any participant (including any former participant or deceased participant) of any plan maintained by the Company or an Affiliated Company who, at any time during the Plan Year, was:

(i) an officer of the Company or an Affiliated Company whose annual Earnings exceed $160,000 (for 2009), as adjusted under Code Section 416(i)(1) (provided, however, that no more than 50 employees (or, if lesser, the greater of three employees or 10% of all employees) shall be treated as officers; provided further, however, that if the total number of officers exceeds this numerical limitation, only the highest compensated officers shall be included);

(ii) a 5% Owner of the Company or an Affiliated Company; or

(iii) a 1% Owner of the Company or an Affiliated Company whose annual Earnings exceed $150,000, or such other amount as may be allowed under Code Section 416(i) and the applicable Regulations.

For purposes of the foregoing definition, (i) the beneficiary of a Key Employee shall be treated as a Key Employee, and (ii) the beneficiary of a former Key Employee shall be treated as a former Key Employee. Inherited benefits will retain the character of the benefits of the Key Employee who performed the services for the Company. For purposes of the foregoing, the identification of a Key Employee will be determined in accordance with Code Section 416(i) and the Regulations thereunder.

(h) Non-Key Employee. “Non-Key Employee” shall mean any Participant who is not a Key Employee, including any Participant who is a former Key Employee.

Section 7.3: 60% Test - Special Rules.

For purposes of applying the 60% test described in Section 7.2(a), the following special rules shall apply:

(a) Participant Contributions. Benefits derived from both Participant contributions (whether voluntary or mandatory, but not deductible contributions) and the employer’s contributions shall be considered.

(b) Previous Distributions. In determining the Present Value of Accrued Benefit or the Aggregate Account of any participant under any plan (or plans that form the Aggregation Group), such present value or account shall be increased by the aggregate of distributions made to such participant from such plan (or plans forming the Aggregation Group) during the one-year period ending on the Determination Date. For this purpose, “participant” shall include an employee who is no longer employed by the Company or an Affiliated Company. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” Despite the foregoing, any distribution to a participant that is made after the Valuation Date and before the Determination Date for any plan year shall not be considered a distribution to the extent it is already included in such participant’s Present Value of Accrued Benefit or Aggregate Account as of such Valuation Date.

(c) Rollover Contributions. Rollover contributions shall be treated as follows:

(i) The following rules shall apply to related rollovers and plan-to-plan transfers (ones either not initiated by the participant or made to a plan maintained by the Company or any Affiliated Company). If the plan provides such rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section 7.3. If the plan receives such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the participant’s Present Value of Accrued Benefit or Aggregate Account, regardless of the date on which such rollover or plan-to-plan transfer was received.

(ii) The following rules shall apply to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by a participant and made from a plan maintained by one employer to a plan maintained by another employer). If the plan provides such rollover or plan-to-plan transfer, it shall always consider such rollover or plan-to-plan transfer as a distribution for purposes of this Section 7.3. If the plan receives such rollover or plan-to-plan transfer, it shall not consider such rollover or plan-to-plan transfer as part of the participant’s Present Value of Accrued Benefit or Aggregate Account if it was accepted after December 31, 1983.

(d) Change Of Status. The accrued benefit or account of a participant who was formerly a Key Employee, but who ceased to be a Key Employee in any plan year, will not be taken into account for such plan year.

(e) No Service For Last Year. If any individual has not performed services for the employer maintaining the Plan during the one-year period ending on the Determination Date, the accrued benefit or account of such individual shall not be taken into account.

Section 7.4: Minimum Vesting Requirement.

(a) If the Plan is a Top-heavy Plan, the top-heavy vesting schedule set forth below shall apply:

Three-Year Cliff Vesting. Each Participant who has completed three Years of Service with the Company shall be 100% vested in his or her Accrued Benefit.

(b) Despite the foregoing, if the Plan becomes a Top-heavy Plan, any portion of a Participant’s Accrued Benefit that was nonforfeitable before the Plan became a Top-heavy Plan shall remain nonforfeitable.

(c) If the Plan ceases to be a Top-heavy Plan, the Plan shall nevertheless continue to apply the top-heavy vesting schedule then in effect.

Section 7.5: Minimum Benefit Requirement.

(a) Subject only to subsections (b) and (c) immediately below, for any Plan Year in which the Plan is a Top-heavy Plan, each Non-Key Employee who has completed a Year of Service during such Plan Year will accrue a minimum nonforfeitable benefit of not less than the Applicable Percentage multiplied by his or her average Compensation for the five consecutive years for which such Participant had the highest compensation. Such benefit shall be provided solely by the Company’s contributions and expressed as a straight life annuity (with no ancillary benefits) commencing at Normal Retirement Age. The “Applicable Percentage” is the lesser of (i) 2% multiplied by the number of such Participant’s Years of Service (disregarding Years of Service when the Plan was not Top-heavy and Years of Service completed in Plan Years that began before January 1, 1984), or (ii) 20%. This minimum benefit shall be determined without regard to any benefit provided under Social Security or any other federal or state law. This minimum benefit shall accrue even though, under the other provisions of the Plan, such Participant would not otherwise be entitled to accrue a benefit, or would have received a smaller accrual for the Plan Year, because (1) such Participant fails to make a mandatory contribution to the Plan, (2) such Participant’s Earnings are less than the Plan’s stated amount, (3) such Participant is not employed by the Company on the last day of the Plan Year, or (4) the Plan is integrated with Social Security.

(b) For Plan Years beginning on or after January 1, 1985, any Company contribution that is attributable to a salary reduction or similar arrangement shall be considered for purposes of satisfying the minimum contribution required by this Section. For Plan Years beginning on or after January 1, 1989, elective contributions on behalf of Key Employees are taken into account in determining the minimum required contribution under Code Section 416(c)(2), but such contributions on behalf of Non-Key Employees may not be treated as employer contributions for purposes of the minimum contribution or benefit requirements of Code Section 416.

(c) If the Company maintains one or more qualified plans in addition to the Plan, and if the Plan is a Top-heavy Plan, then in accordance with the applicable Regulations, only one such plan need be designated by the Company to provide the minimum benefit provided for in this Section.

ARTICLE VIII

THE COMMITTEE

Section 8.1: Members.

(a) The Committee shall consist of the number of members designated by the Board of Directors and shall be appointed by the Board of Directors. Its members shall serve at the pleasure of the Board of Directors. A person so appointed shall become a member by filing a written notice of acceptance with the Board of Directors. A member of the Committee may resign by delivering a written notice of resignation to the Board of Directors. The Board of Directors may remove any member of the Committee by delivering a written notice of such removal to him or her. A resignation or removal shall be effective on the date specified in such notice or resolution. The Trustee shall be promptly notified by the Board of Directors of any change in the membership of the Committee, and shall be supplied with specimen signatures of each Committee member.

(b) Vacancies in the membership of the Committee shall be filled promptly by the Board of Directors. If the Company is not in existence when a vacancy in the Committee membership arises, such vacancy shall be filled as follows, in the indicated order of priority:

1st:	The remaining member(s) of the Committee shall appoint new member(s) to fill all vacancies.

2nd:	If vacancies on the Committee are not filled pursuant to the foregoing, then a court of competent jurisdiction shall fill such vacancies. The Trust shall pay the expenses incurred in connection with such court appointment.

Section 8.2: Committee Action.

(a) The Committee shall choose a Secretary and an Assistant Secretary (either of whom is referred to below as the “Secretary”) who shall keep minutes of the Committee’s proceedings and all records and documents pertaining to the Committee’s administration of the Plan. Any action of the Committee shall be taken pursuant to the vote of a majority, or pursuant to the written consent of a majority, of its members. A quorum of the Committee shall consist of three members. Any two Committee members may sign any certificate or other document on behalf of the Committee. The Trustee and all other persons dealing with the Committee may conclusively rely upon any certificate or other document that is signed by at least two members of the Committee and that purports to have been duly authorized by the Committee.

(b) A member of the Committee shall not vote or act upon any matter that relates solely to himself or herself as a Participant. If a matter arises affecting one member of the Committee as a Participant and the other members of the Committee are unable to agree on the disposition of such matter, the Board of Directors shall appoint a substitute member of the Committee in the place and stead of the affected member, for the sole purpose of passing upon and deciding that particular matter. If the Company is not in existence then, such substitute member of the Committee shall be appointed in the manner provided for in this Article when there is a vacancy in the Committee’s membership.

Section 8.3: Rights And Duties.

(a) Except as otherwise set forth in subsection (b), (c) and (d) below, all fiduciary responsibility respecting the management or administration of the Plan and its assets are vested in the Committee, and the Committee shall be the Named Fiduciary with respect to the Plan’s assets, and the “administrator” of the Plan as defined in Section 3(16)(A) of ERISA.

(b) The Trustee shall (i) have custody of the Plan’s assets, (ii) have the powers designated in the trust document and (iii) be the Named Fiduciary with respect to the custody of the Plan’s assets.

(c) The Committee may designate one or more Investment Managers (including the Trustee, if the Trustee is authorized to be an Investment Manager) to manage the investment of the Plan’s assets, and such Investment Manager(s) shall be the Named Fiduciary with respect to the management and investment of the Plan’s assets.

(d) The Committee may designate one or more persons or entities to carry out any of its functions under the Plan, other than those of managing and controlling the Plan’s assets, which may only be done pursuant to subsections (b) or (c) immediately above.

(e) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, and shall be charged with the general administration of the Plan, except to the extent that powers are retained by the Company. The Committee shall have the discretion and authority to interpret the Plan. The Committee’s powers shall include (without limitation) the power and discretion:

(i) to determine all questions relating to the eligibility of Employees to participate in the Plan;

(ii) to determine, compute and certify to the Trustee the amount and kind of benefits payable to the Participants and their Beneficiaries;

(iii) to authorize all disbursements by the Trustee from the Trust;

(iv) to direct the Trustee with respect to all investments of the principal or income of the Trust (if an Investment Manager has not been appointed) and with respect to other matters concerning the Trust’s assets;

(v) to employ such agents and advisors as may be reasonably necessary or convenient and to pay them (or cause to be paid to them) reasonable compensation;

(vi) to maintain all the necessary records for the administration of the Plan, other than those maintained by the Trustee; and

(vii) to adopt, amend, and interpret rules for the administration or regulation of the Plan that are not inconsistent with its terms and the applicable law and Regulations.

(f) Members of the Committee and other Fiduciaries shall discharge their duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. Subject to other provisions of the Plan, the Committee shall diversify the Plan’s investments so as to minimize the risk of large losses, unless, under the circumstances, it is clearly prudent not to do so, or unless the Plan specifically provides for the acquisition and holding of qualifying employer real property or securities, as defined in Sections 407(d)(4) and (5) of ERISA.

(g) A member of the Committee or other Fiduciary shall be liable for a breach of fiduciary responsibility of another member or another Fiduciary only if:

(i) such member or Fiduciary participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other member or Fiduciary, knowing that such act or omission is a breach;

(ii) such member or Fiduciary has enabled such other member or Fiduciary to commit a breach by virtue of his or her failure to comply with the duty of care set forth above in the administration of such member’s or Fiduciary’s own responsibilities as a Fiduciary; or

(iii) such member or Fiduciary has knowledge of a breach by such other member or Fiduciary, unless such member or Fiduciary makes reasonable efforts under the circumstances to remedy such breach.

Section 8.4: Information.

To enable the Committee to perform its functions, the Company shall supply complete and timely information to the Committee on all matters relating to the compensation of all Participants, their employment, their retirement, death, or the cause for termination of employment, and such other pertinent information as the Committee may require. The Committee shall advise the Trustee of such of the foregoing information as may be pertinent to the Trustee’s administration of the Trust.

Section 8.5: Compensation, Indemnity And Liability.

(a) The members of the Committee shall serve without compensation for their services. No member of the Committee or other Fiduciary need be bonded, except as required by federal or state law or regulation. The Committee is authorized to employ such legal counsel or other persons as it may deem advisable to assist it in the performance of its duties under the Plan.

(b) The Company shall indemnify and hold each member of the Committee harmless against any and all expenses and liabilities arising out of membership on the Committee (including reasonable attorneys’ fees and disbursements), excepting only expenses and liabilities arising out of such member’s own willful misconduct or gross negligence. The provisions of this subsection shall survive the termination of the Plan and the resignation or removal of the Committee member who is entitled to the indemnity.

Section 8.6: Administrative Expenses Of The Plan.

All reasonable expenses of administering the Plan, including, but not limited to, actuarial, administration, accounting, investment, recordkeeping, and legal fees and costs incurred in connection with such activities (including, without limitation, expenses incurred by the Committee pursuant to Section 8.3), shall be paid by the Trustee pursuant to the direction of the Committee and shall be a charge against the trust estate, except to the extent that such expenses may be paid by the Company. The expense of maintaining errors and omissions liability insurance, if any, covering members of the Committee, the Trustee, or any other Fiduciary shall be paid by the Company.

Section 8.7: Resignation And Removal Of The Investment Manager.

(a) An Investment Manager may resign at any time by delivering to the Board of Directors a written notice of resignation. Such resignation shall take effect on the date specified in such notice, which shall not be less than 30 days after the notice is delivered, unless such 30-day period is waived by the Board of Directors. If the Company is not in existence when an Investment Manager resigns, then such written notice shall be delivered to the person(s) or court entitled to appoint a successor Investment Manager.

(b) An Investment Manager may be removed by the Company by delivering to such Investment Manager a written notice of removal. Such removal shall take effect on the date specified in such notice, which shall not be less than 30 days after the notice is delivered, unless such 30-day notice is waived by such Investment Manager.

(c) The Company, upon receiving a notice of resignation from an Investment Manager, or upon giving a notice of removal to an Investment Manager, shall promptly appoint a successor Investment Manager, if needed. Otherwise, the continuing Investment Manager(s) shall serve as the Investment Manager. Upon the Company’s failure or refusal to appoint such a successor Investment Manager within 30 days after such a notice of resignation or removal is given, then, if there is no Investment Manager serving, the Committee, or if there is no Committee, a majority of the Participants, shall nominate a successor Investment Manager. If no successor Investment Manager is appointed pursuant to the foregoing, then, whenever there is no Investment Manager serving, a court of competent jurisdiction shall appoint such a successor Investment Manager. The Trust shall pay the expenses incurred in connection with such court appointment.

(d) Any successor Investment Manager appointed as provided for above may qualify by signing and delivering to the Board of Directors (if the Company exists then) a document in which such successor Investment Manager accepts such appointment, and, upon such delivery, such successor Investment Manager, without further act, shall become vested with all discretions and duties of the predecessor Investment Manager with like effect as if originally named as an Investment Manager. If the Company does not exist when a successor Investment

Manager qualifies, the document mentioned above shall be kept with the Trustee’s records for the Trust.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.1: Amendments.

The Company, acting through the Board of Directors, or the Committee may amend the Plan from time to time and may amend or cancel any such amendment. Each amendment must be set forth in a document that is signed by an officer of the Company, and the Plan shall be deemed to have been amended in the manner and at the time set forth in such document, and all Participants shall be bound by it. Despite the foregoing, any such amendment shall be subject to the following provisions:

(a) No amendment shall be effective that attempts to cause any asset of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except for such changes, if any, that are required to permit the Plan to meet the applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company.

(b) No amendment shall have any retroactive effect that would deprive any Participant of any benefit already vested, nor shall the vesting provisions of the Plan be amended, unless each Participant with at least three Years of Service is permitted to elect to continue to have the prior vesting provisions apply to him or her, except for such changes, if any, that are required to permit the Plan to meet applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company. Any such election must be made during the period beginning with the date the amendment is adopted and ending 60 days after the latest of:

(i) the date the amendment is adopted;

(ii) the date the amendment becomes effective; or

(iii) the date on which the Participant receives written notice of the amendment from the Company or the Committee.

(c) No amendment shall create or effect any discrimination in favor of Participants who are highly compensated Employees.

(d) No amendment shall increase the duties or liabilities of the Trustee without the Trustee’s written consent.

(e) No amendment shall decrease any Participant’s Accrued Benefit or eliminate an optional form of distribution.

Section 9.2: Discontinuance Of Plan.

(a) The Company expects that the Plan and the Company’s contributions under it will be continued indefinitely, and the Trust is irrevocable. However, continuance of the Plan is not assumed as a contractual obligation of the Company, and the Company reserves the right to reduce, temporarily suspend, or discontinue contributions under the Plan if, and to the extent, permitted under ERISA or the Code. In addition, upon a partial termination (within the meaning of Code Section 411(d)(3)), the interest of each affected Participant in each of his or her Accrued Benefit shall become 100% vested, if it is not already fully vested. Upon Plan termination, (i) if the interest credit rate (or equivalent amount) under the Plan is a variable rate, the rate of interest used to determine accrued benefits under the Plan shall be equal to the average of the rates of interest used under the Plan during the five-year period ending on the termination date, and (ii) the interest rate and mortality table used to determine the amount of any benefit under the Plan payable in the form of an annuity payable at normal retirement age is the rate and table specified under the Plan for such purposes as of the termination date. For purposes of (ii), if the rate of interest is a variable rate, then the rate is the average of such rates during the five-year period ending on the termination date.

(b) The Board of Directors may terminate the Plan at any time upon delivering a written notice to the Trustee. Upon the Plan’s termination, the interest of each Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested. Upon the termination of the Plan, the Committee shall, as is necessary, direct the Trustee to liquidate the Trust’s assets. After such liquidation, the Committee shall make, after deducting the estimated expenses of such liquidation and distribution, the allocations required under the Plan as though the date when such liquidation was completed were an Anniversary Date. After receiving appropriate instructions from the Committee, the Trustee shall promptly distribute the Trust’s assets in accordance with subsection (d) below.

(c) The Plan shall automatically terminate upon the happening of any of the following events:

(i) adjudication of the Company as a bankrupt;

(ii) general assignment by the Company to or for the benefit of creditors; or

(iii) dissolution of the business of the Company,

provided, however, that the Plan may be continued by any successor business organization or any business organization into which the Company is merged or consolidated that employs some or all of the Participants, if such business organization agrees with the Trustee in writing to accept the obligations of the Plan and to continue it in full force and effect in accordance with Section 11.10.

(d) In the event of the termination, either complete or partial, of the Plan, the Committee shall allocate the assets of the Plan available to provide benefits among the Participants and Beneficiaries affected by the Plan termination, and shall liquidate the pension obligations to such retired Participants and Beneficiaries at their then Actuarial Equivalent value by a lump sum payment in cash to them from the Trust, or by using the Trust to purchase annuities for them, or otherwise as the Committee shall determine in the following order:

First:	In the case of the benefit of a Participant or beneficiary which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least. This lowest benefit in pay status during a three-year period shall be considered the benefit in pay status for such period.

Second:	In the case of a Participant’s or beneficiary’s benefit (other than a benefit described in priority category Second) which would have been in pay status as of the beginning of such three-year period if the Participant had retired prior to the beginning of the three-year period and if his or her benefits had commenced (in the normal form of payment under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the such benefit would be the least.

Third:	To all other benefits (if any) of individuals under the Plan guaranteed by the Pension Benefit Guaranty Corporation determined without regard to prior plan terminations.

Fourth:	To all other nonforfeitable benefits under the Plan.

Fifth:	To all other benefits under the Plan.

Sixth:	Any residual assets of the Plan may then be distributed to the Company, if all liabilities of the Plan to Participants and their Beneficiaries have been satisfied, and the distribution does not contravene any provision of law.

ARTICLE X

CLAIMS PROCEDURE

Section 10.1: Presentation Of Claim.

Any Participant or beneficiary of a deceased Participant or duly authorized representative of either (such Participant or beneficiary or duly authorized representative being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts (i) credited to (or deducted from) such Claimant’s Accounts, or (ii) distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the benefit determination desired by the Claimant.

Section 10.2: Notification Of Decision.

The Committee shall consider a Claimant’s claim within a reasonable time, but not later than 90 days after receipt of the claim by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. Once the benefit determination is made in accordance with the foregoing, the Committee shall notify the Claimant in writing:

(a) that the Claimant’s requested benefit determination has been made, and that the claim has been allowed in full; or

(b) that the Committee has reached a conclusion adverse, in whole or in part, to the Claimant’s requested benefit determination. The Committee’s notice of adverse benefit determination must be written in a manner calculated to be understood by the Claimant, and it must contain:

(i) the specific reason(s) for the adverse benefit determination;

(ii) reference to the specific provisions of the Plan upon which such adverse benefit determination was based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv) a description of the Plan’s claim review procedures set forth in Section 10.3 and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

Section 10.3: Review Of A Denied Claim.

Within 60 days after receiving a notice from the Committee of an adverse benefit determination, a Claimant may file with the Board of Directors a written request for a review of such adverse determination. Thereafter, but not later than 30 days after the review procedure began, the Claimant:

(a) may submit written comments, documents, records, and other information relating to the claim for benefits;

(b) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and/or

(c) may request a hearing, which the Board of Directors, in its discretion, may grant.

(d) The Board of Directors shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

Section 10.4: Decision On Review.

The Board of Directors shall render its decision on review within a reasonable time, and not later than 60 days after the receipt of the Claimant’s review request, unless a hearing is held or other special circumstances require additional time, in which case the Board of Directors’ decision must be rendered within 120 days after the receipt of the Claimant’s review request. If the Board of Directors determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Board of Directors expects to render the benefit determination on review. The Board of Directors’ decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a) specific reasons for the decision;

(b) reference to the specific Plan provisions upon which the decision was based;

(c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits;

(d) a statement of the Claimant’s right to bring an action under ERISA Section 502(a) concerning an adverse benefit determination; and

(e) such other matters as the Board of Directors deems relevant.

For purposes of this Article, a document, record, or other information shall be considered “relevant” to a Claimant’s claim if such document, record, or other information was relied upon in making the benefit determination; was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or demonstrates compliance with the administrative processes and safeguards required under ERISA in making the benefit determination.

ARTICLE XI

MISCELLANEOUS

Section 11.1: Contributions Not Recoverable.

Subject to the next two sentences, it shall be impossible for any part of the Trust’s principal or income to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. Despite any other provision of the Plan, the Company shall be entitled to recover (within one year of the specified event):

(a) any contribution made to the Trust if (i) the Commissioner of Internal Revenue, or his delegate, determines that the Plan and the Trust do not meet the applicable requirements of the Code upon their initial qualification, with the result that the Trust is not exempt from federal income tax, (ii) such contribution was conditioned on such initial qualification of the Plan and Trust, (iii) the application for determination of such initial qualification was made within the time prescribed by law for filing the Company’s tax return for the taxable year in which the Plan and Trust was adopted, or such later date as the Secretary of the Treasury may prescribe, and (iv) such contribution is returned to the Company within one year after the date the initial qualification is denied;

(b) any contribution by the Company that was made by a mistake of fact, provided that such contribution is returned to the Company within one year of the contribution;

(c) any contribution by the Company (or any portion of it) that was disallowed by the Internal Revenue Service as a deduction, provided that such contribution (or such portion of it), to the extent disallowed, is returned to the Company within one year of the disallowance of the deduction; and

(d) upon termination of the Plan, any residual assets under Section 9.2.

Subsections (b) and (c) above shall be operative only if, and to the extent, expressly authorized by the applicable Regulations, or a Revenue Ruling, Revenue Procedure, or other official promulgation of the Internal Revenue Service.

Section 11.2: Limitation On Participants’ Rights.

Participation in the Plan and Trust shall not give any Employee the right to be retained in the Company’s employ or any right or interest in the Trust other than as provided in the Plan. The Company reserves the right to dismiss any Employee without any liability for any claim against the Trust (except to the extent provided in the Plan) or against the Company. All benefits payable under the Plan shall be provided solely from the assets of the Trust.

Section 11.3: Receipt Or Release.

Any payment to any Participant or beneficiary pursuant to the Plan shall, to the extent of it, be in full satisfaction of all claims against the Trustee, the Committee, Board of Directors, and the Company, and the Committee may require such Participant or beneficiary, as a condition precedent to such payment, to sign a receipt and release to such effect.

Section 11.4: Nonassignability.

(a) None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor and, in particular, they shall not be subject to attachment or garnishment or other legal process by any creditor. In addition, no Participant or beneficiary shall have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

(b) Any restriction or prohibition against the assignment or alienation of benefits under the Plan shall not apply to a (i) “qualified domestic relations order” (“QDRO”), as that term is defined in Code Section 414(p), or (ii) a benefit reduction or offset in accordance with Code Section 401(a)(13)(C). To the extent provided in any QDRO, a former spouse of a Participant may be treated as the spouse or surviving spouse of such Participant for all purposes under the Plan.

Section 11.5: Governing Law.

The Plan and the Trust shall be construed, administered, and governed in all respects under and by applicable federal law and, if they are not inconsistent with federal law, the laws of the State of California. If any provision is susceptible to more than one interpretation, the controlling interpretation shall be the one that is consistent with the Plan being a qualified plan under Code Section 401. If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the other provisions shall continue to be fully effective.

Section 11.6: Headings.

Headings and subheadings in the Plan are inserted for convenience of reference only, and they are not to be considered in construing the provisions of the Plan.

Section 11.7: Counterparts.

This Agreement may be signed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same document, which may be sufficiently evidenced by any one counterpart.

Section 11.8: Successors And Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the parties to it, and their successors and assigns.

Section 11.9: Gender And Number. As used in the Plan, the masculine, feminine and neuter gender, and the singular and plural number, each include the other(s), unless the context indicates otherwise.

Section 11.10: Merger, Consolidation Or Transfer Of Plan Assets. The Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan (the “new plan”) unless each Participant would receive in such new plan a benefit immediately after such merger, consolidation or transfer, if such new plan were then terminated, that is equal to, or greater than, the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer, if the Plan had been terminated then.

Section 11.11: Joinder Of Parties. In any action or other judicial proceeding affecting the Plan, it shall be necessary to join as parties only the Trustee, the Committee and the Company, and no Participant or other person having an interest in the Plan shall be entitled to any notice or service of process.

Section 11.12: The Trust. This Plan and the Trust are both part of and constitute a single integrated employee benefit plan and trust and shall be construed together.

Section 11.13: Special Requirements For USERRA. Despite any other provision of the Plan:

(a) An Employee re-employed under Chapter 43 of Title 38, United States Code (“USERRA”) shall not incur a Break in Service by reason of such Employee’s period of Qualified Military Service.

(b) Each period of Qualified Military Service served by an Employee shall, upon reemployment under USERRA with the Company, constitute service with the Company for the purpose of determining the nonforfeitability of the Employee’s accrued benefits under the Plan and for the purpose of determining the accrual of benefits under the Plan.

(c) An Employee re-employed under USERRA shall be entitled to accrued benefits that are contingent on the making of, or derived from, employee contributions or elective deferrals only to the extent the Employee makes payment to the Plan with respect to such contributions or deferrals. No such payment may exceed the amount the Employee would have been permitted or required to contribute had the Employee remained continuously employed by the Company throughout the period of Qualified Military Service. Any payment to the Plan shall be made during the period beginning on the date of reemployment and whose duration is three times the period of the Qualified Military Service (but not greater than five years).

(d) In the case of a Participant who dies while performing Qualified Military Service, the survivors of such Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then immediately terminated employment on account of death.

(e) If an individual on Qualified Military Service receives a differential wage payment, (i) he or she shall be treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as Compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit that is based on the differential wage payment, provided, however, in the case of subsection (iii) above, the special nondiscrimination requirements of Code Section 414(u)(12)(C) are met. The special distribution rule of Code Section 414(u)(12)(B) shall also apply. For purposes of the foregoing, “differential wage payment” shall have the meaning given such term by Code Section 3401(h)(2).

(f) For purposes of this Section, “Qualified Military Service” shall mean any service in the uniformed services (as defined in USERRA) by any Employee if such Employee is entitled to reemployment rights under USERRA with respect to such service.

Section 11.14: Facility Of Payment.

If any payee under the Plan is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving valid receipt and discharge for any payment due him or her, the Committee may have such payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee unless it has received due notice of claim therefore from a duly appointed guardian or conservator of the estate of such payee. Any such payment shall be a payment for the account of such payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such payee.

Section 11.15: Electronic Media.

Any notice, Participant consent, or other document required under the Plan or applicable law may be made or given through the means of electronic media, provided such electronic media complies with applicable requirements of the Code, ERISA, their applicable Regulations, and other applicable interpretations thereof.

*  *  *  *  *  *  *  *  *

[Signature Page Follows]

Signature Page

The Company has signed this Plan on the date indicated below, to be effective as of the Effective Date.

“Company”
UNIFIED GROCERS, INC.

Dated: December 30, 2010	By:	Don Gilpin
	Its:	Vice President, Human Resources

APPENDIX A

Table 1

Annuity Factors

Age	Factor
55	13.0
56	12.8
57	12.6
58	12.4
59	12.2
60	12.0
61	11.8
62	11.6
63	11.4
64	11.2
65	11.0

Straight line interpolation of these factors will be used to reflect the participant’s actual age in years and whole months.

Table 2

Contribution Credits

Years of Service in Year of Credit*	Contribution Credit (Percentage of Compensation)
0-4	4%
5-9	5%
10-14	6%
15-19	7%
20 and Over	8%

*	Determined as of the first day of the Plan Year for which the Contribution Credit is being allocated.

Table 3

Transition Contribution Credits

Actual Age at Transition Date	Contribution Credit (Percentage of Compensation)
40-44	7%
45-49	8%
50-54	9%
55 and Over	10%

Table 4

Early Retirement Factors

Years Prior to Normal Age	Percentage
0	100%
1	95%
2	90%
3	85%
4	80%
5	75%
6	70%
7	65%
8	60%
9	55%
10 or more	50%

Straight line interpolation of these percentages will be used where fractional completed years prior to Normal Retirement Date are involved.

Table 5

ERF Age	Years of Vesting Service
	Under 25	25	26	27	28	29	30
55	0.500	0.600	0.650	0.700	0.750	0.800	0.850
56	0.533	0.626	0.673	0.720	0.767	0.813	0.860
57	0.567	0.654	0.697	0.740	0.784	0.827	0.870
58	0.600	0.680	0.720	0.760	0.800	0.840	0.880
59	0.633	0.706	0.743	0.780	0.817	0.853	0.890
60	0.667	0.734	0.767	0.800	0.834	0.867	0.900
61	0.733	0.786	0.813	0.840	0.867	0.893	0.920
62	0.800	0.840	0.860	0.880	0.900	0.920	0.940
63	0.867	0.894	0.907	0.920	0.934	0.947	0.960
64	0.933	0.946	0.953	0.960	0.967	0.973	0.980
65	1.000	1.000	1.000	1.000	1.000	1.000	1.000

For purposes of the above table, fractional years of Vesting Service and fractional ages shall be rounded to the nearest whole year.

Exhibit 10.76

UNIFIED GROCERS, INC.

EMPLOYEE SAVINGS PLAN

-i-

-ii-

Section 11.11: Joinder Of Parties	62
Section 11.12: The Trust	62
Section 11.13: Special Requirements For USERRA	62
Section 11.14: Facility Of Payment	63
Section 11.15: Electronic Media	63

-iii-

UNIFIED GROCERS, INC.

EMPLOYEE SAVINGS PLAN

Unified Grocers, Inc. has adopted the following complete amendment and restatement of its profit sharing plan that evidences the plan portion of a profit sharing plan and trust for the benefit of qualified employees of the Company. The terms of the Plan are as follows:

ARTICLE I

NAME, DEFINITIONS & FUNDING POLICY

Section 1.1: Full Name.

This profit sharing plan shall be known as the:

UNIFIED GROCERS, INC.

EMPLOYEE SAVINGS PLAN

The Plan was known, prior to December 31, 2001, as the Certified Grocers of California, Ltd. Employee Savings Plan. It is hereby designated as constituting a defined contribution plan intended to qualify under Code Section 401(a) that includes a cash or deferred arrangement under Code Section 401(k). The Trust established in connection with the Plan shall be known as the:

UNIFIED GROCERS, INC.

EMPLOYEE SAVINGS PLAN TRUST

Section 1.2: Certain Definitions.

As used in this document and in the Trust, the following words and phrases shall have the following meanings, unless a different meaning is specified or clearly indicated by the context:

“Accounts” shall mean, collectively, the Retirement Account, the Deferred Income Account, the Voluntary Contribution Account, and the Rollover Contribution Account that may be established under the Plan for a Participant. If all of such accounts are not established for a Participant, then “Accounts” shall mean, collectively, all of such accounts that are established for such Participant.

“Adjustment Factor” shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d), as applied to such items and in such manner as the Secretary of the Treasury shall provide.

“Affiliated Company” shall mean:

(a) a member of a controlled group of corporations of which the Company is a member, as determined in accordance with Code Section 414(b) and the applicable Regulations;

(b) an unincorporated trade or business that is under common control with the Company, as determined in accordance with Code Section 414(c) and the applicable Regulations;

(c) a member of an affiliated service group of which the Company is a member, as determined in accordance with Code Section 414(m) and the applicable Regulations; or

(d) any other entity required to be aggregated with the Company pursuant to the Regulations under Code Section 414(o).

“AGI Acquisition” shall mean the acquisition of Associated Grocers, Inc. by the Company.

“Anniversary Date” shall mean the last day of each Plan Year.

“Article” shall mean an Article of the Plan.

“Beneficiary” shall mean the person or persons, as the context requires, last designated by a Participant to receive any benefit specified in the Plan that is payable upon such Participant’s death. If there is no designated Beneficiary or surviving Beneficiary, the Beneficiary shall be the Participant’s surviving spouse; or, if none, the Participant’s surviving descendants (including adopted persons), who shall take on the principle of representation; or, if none, the Participant’s estate; or, if there is no legal representative appointed to represent the Participant’s estate and if the Participant’s vested interest does not exceed $2,000, a person (or the persons) selected by the Committee who is related to the Participant by blood, adoption or marriage.

“Board of Directors” shall mean the Board of Directors of the Company.

“Break in Service” shall mean a computation period in which an Employee has failed to complete more than 500 Hours of Service (unless due to an authorized, unpaid leave of absence granted by the Company in a nondiscriminatory manner). The computation period shall be, for eligibility and vesting purposes, the same computation period used in determining an Employee’s Years of Service. Solely for purposes of determining whether a Break in Service has occurred in any computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service that would otherwise have been credited to such individual but for such absence (or, in any case in which such Hours of Service cannot be determined, eight Hours of Service per work day of such absence). An absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this provision shall in no event exceed 501 hours, and they shall be credited (1) in the computation period in which the absence begins if such crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and its successors.

“Company” shall mean Unified Grocers, Inc.

“Compensation” shall mean:

(a) for purposes of determining the amount of the Company’s contributions, Compensation shall be calculated on a weekly basis as a lesser of (A) (1.10) (straight time hourly rate actually paid for the week) (40) plus any vacation pay included in the week’s Earnings; or (B) a Participant’s actual Earnings for the week.

(b) for all other purposes, Compensation shall mean a Participant’s Earnings.

(c) In addition to other applicable limitations set forth in the Plan, and despite any other provision of the Plan, the Compensation of each Participant shall not exceed the Compensation Limitation (defined below). The Compensation Limitation is $245,000 (for 2010), as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the “determination period”). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year. If such a determination period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in such determination period, and the denominator of which is 12. If Compensation for any prior determination period is taken into account in determining a Participant’s benefits accruing in the current Plan Year, the Compensation for such prior determination period is subject to the Compensation Limitation in effect for such prior determination period.

“Deferred Income Account” shall mean the Account maintained by the Committee for each Participant on whose behalf an Elective Contribution is made.

“Defined Benefit Plan” and “Defined Contribution Plan” shall have the same meanings as given these terms under ERISA.

“Determination Year” shall mean the Plan Year.

“Earnings” shall mean a Participant’s annual “compensation”, as that term is defined in Code Section 415, that is actually paid or made available to the Participant within the Plan Year, except as otherwise provided below. A Participant’s Earnings shall include such Participant’s wages, salaries, fees for professional services and other amounts received

(without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company or any Affiliated Company to the extent that the amounts are includable in gross income under the Code (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan, as described in Regulation Section 1.62-2(c)).

“Earnings” shall also include (i) amounts described in Code Sections 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includable in the gross income of the Participant, (ii) amounts paid or reimbursed by the Company for moving expenses incurred by a Participant, but only to the extent that, at the time of the payment, it is reasonable to believe that these amounts are not deductible by the Participant under Code Section 217, (iii) the value of a non-statutory option (which is an option other than a statutory option defined in Regulations section 1.421-1(b)) granted to a Participant by the Company, but only to the extent that the value of the option is includable in the gross income of the Participant for the taxable year in which granted, (iv) the amount includable in the gross income of a Participant upon making the election described in Code Section 83(b), and (v) amounts that are includable in the gross income of a Participant under the rules of Code Section 409A or Code Section 457(f)(1)(A) or because the amounts are constructively received by the Participant.

“Earnings” shall not include:

(a) Any contribution made (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) by the Company to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), whether or not qualified) to the extent that the contributions are not includable in the gross income of the Participant for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered Earnings, regardless of whether such amounts are includable in the gross income of the Participant when distributed. However, any amount received by a Participant pursuant to a non-qualified unfunded deferred compensation plan may be considered Earnings in the year such amounts are actually received but only to the extent includable in the gross income of the Participant.

(b) Any amount realized from the exercise of a non-statutory stock option (which is an option other than a statutory option described in Regulation Section 1.421-1(b)), or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Code Section 83 and the Regulations thereunder.

(c) Any amount realized from the sale, exchange or other disposition of stock acquired under a statutory stock option (as defined in Regulation Section 1.421-1(b)).

(d) Any other amount that receives special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant and are not salary reduction amounts described in Code Section 125).

(e) Other items of remuneration that are similar to any of the items listed in subsections (a) through (d) above.

Earnings paid or made available during any Plan Year shall include any elective deferral (as defined in Code Section 402(e)(3)), and any amount that is contributed or deferred by the Company at the election of the Participant and that is not includable in the gross income of the Participant by reason of Code Section 125(a), 132(f)(4), 402(h)(1)(B), 402(k), or 457(b). Amounts under Code Section 125 shall not include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Company does not request or collect information regarding enrollment process for the health plan.

In general, Earnings for a Limitation Year are the Earnings actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, Earnings for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) are the Earnings such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Earnings paid immediately before becoming permanently and totally disabled if the conditions under the Regulations are met. In addition, for Limitation Years beginning in 2005, payments made within the later of (i) 2 1/2 months after severance from employment (within the meaning of Regulation Section 1.415(a)-1(f)(5)), or (ii) the end of the Limitation Year that contains the date of severance (the ‘Post Severance Period’) will be Earnings within the meaning of Code Section 415(c)(3) if they are payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Company and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued. In addition, Earnings includes amounts received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Company and only to the extent that the payment is includable in the Participant’s gross income, and the amount is paid during the Post Severance Period. Any payments not described above are not considered Earnings if paid after severance from employment, even if they are paid within the Post Severance Period, except for payments (i) to an individual who does not currently perform services for the Company by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company rather than entering qualified military service, or (ii) a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)), provided that either the Participant is not a Highly Compensated

Employee immediately before becoming disabled, or the Plan provides for the continuation of Compensation on behalf of all Participants who are permanently and totally disabled for a fixed and determinable period. Earnings under this paragraph shall not be considered to be Compensation.

“Effective Date” shall mean January 1, 2010, which is the effective date of this complete amendment and restatement, except as otherwise provided. Despite the foregoing, those provisions of the Plan that relate to the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), the Job Creation and Worker Assistance Act of 2002 (“JCWAA”), the Pension Funding Equity Act of 2004 (“PFEA”), the American Jobs Creation Act of 2004 (“AJCA”), the Working Families Tax Relief Act of 2004 (“WFTRA”), the Gulf Opportunity Zone Act of 2005 (“GOZA”), the Pension Protection Act of 2006 (“PPA”), the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART”), and the Worker, Retiree and Employer Recovery Act of 2008 (“WRERA”) shall be applicable as of the dates required by EGTRRA, JCWAA, PFEA, AJCA, WFTRA, GOZA, PPA, HEART, and WRERA. Except as set forth in the prior sentence, the terms of the Plan in effect for periods before the Effective Date shall be as set forth in the prior Plan document.

“Eligible Participant” shall mean, as of any Anniversary Date, (i) each Participant who has completed a Year of Service on such Anniversary Date and who is an Employee on such date, and (ii) each Participant who ceased to be an Employee during the Plan Year ending with such Anniversary Date by reason of his or her retirement on or after his or her Normal Retirement Date, death, or Total Disability.

“Employee” shall mean every person classified by the Company as a common law, hourly, collectively bargained employee of the Company and any Affiliated Company that has adopted the Plan with the permission of the Board of Directors. “Employee” shall not include any person who is (i) employed by or through a leasing, temporary, or similar agency or company, (ii) classified by the Company as a leased employee of the Company or any such Affiliated Company, or (iii) classified by the Company as an independent contractor or other status that is not a common law employee. For this purpose, a “leased employee” is a person whose services are performed under the primary direction or control by the Company or any Affiliated Company on a substantially full time basis for a period of at least one year in accordance with Code Section 414(n)(2). If any person described in the preceding two sentences is determined to be a common law employee of the Company or any Affiliated Company by court decision or otherwise, such person shall nonetheless continue to be treated as not being an Employee.

“Employer” shall mean, with respect to an Employee, the Company, any Predecessor Employer and any Affiliated Company.

“Employment Commencement Date” for each Employee shall mean the date such Employee is first credited with an Hour of Service.

“Entry Date” shall mean the first day of each payroll period.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and its successors.

“Fiduciary” shall mean a person who:

(a) exercises any discretionary authority, discretionary control, or discretionary responsibility respecting the management or administration of the Plan;

(b) exercises any authority or control respecting management or disposition of the Plan’s assets; or

(c) renders investment advice for a fee or other compensation, direct or indirect, with respect to any asset of the Plan, or has any authority or responsibility to do so.

“Financial Institution” shall mean a bank, trust company, or other financial institution that is regulated by the United States or any State.

“Former AGI Employee” shall mean any Employee whose employment with Associated Grocers, Inc. terminated immediately prior to the closing of the AGI Acquisition, and who immediately after such closing accepted and commenced employment with the Company.

“Highly Compensated Active Employee” shall mean any Participant who performed service for the Company during the Determination Year and who:

(a) During the Look-Back Year received Earnings from the Company in excess of $110,000 (for 2010) (as adjusted pursuant to Code Section 415(d)), and, if the Company so elects, was a member of the Top-Paid Group for such year; or

(b) Was a 5% Owner at any time during the Look-Back Year or the Determination Year.

It is noted that the Company has not made the foregoing Top-Paid Group election.

“Highly Compensated Employee” shall mean any Participant who is a “Highly Compensated Active Employee” or a “Highly Compensated Former Employee.”

“Highly Compensated Former Employee” shall mean any Participant who:

(a) Separated from service (or was deemed to have separated from service) prior to the Determination Year,

(b) Performed no service for the Company during the Determination Year, and

(c) Was a Highly Compensated Active Employee in either (i) the Determination Year during which the Employee separated from service, or (ii) any Determination Year ending on or after the Employee’s 55th birthday. For the purposes of this subsection (c), an Employee will be deemed to have separated from service if, in a Determination Year before the Employee attained age 55, the Employee received Earnings in an amount less than 50% of the Employee’s average annual Earnings for the three consecutive calendar years preceding the Determination Year during which the Employee received the greatest amount of Earnings from the Company.

“Hour of Service” shall mean:

(a) Each hour for which an Employee was paid by, or entitled to payment from, an Employer. Hours under this subsection (a) shall be credited to an Employee for the computation period or periods in which the services were performed. Generally, Hours of Service shall be determined from the Employer’s employment records. Despite the foregoing, if an Employee’s Compensation is not determined on the basis of certain amounts for each hour worked (such as salaried, commission or piece-work employees) and if his or her hours are not required to be counted and recorded by any federal law (such as the Fair Labor Standards Act), such Employee’s Hours of Service need not be determined from employment records. Instead, such Employee may be credited with 190 Hours of Service for each month in which he or she would be credited with at least one Hour of Service pursuant to this subsection (a);

(b) Each hour for which an Employee was paid by, or entitled to payment from, an Employer on account of a period during which no services were performed (irrespective of whether the employment relationship had terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this subsection (b) for any single continuous period (whether or not such period occurs in a single computation period);

(c) Each hour for which back pay (irrespective of mitigation of damages) is either awarded against, or agreed to by, an Employer. The same Hours of Service shall not be credited under either subsection (a) or (b), whichever is applicable, and under this subsection (c). Hours of Service under this subsection (c) shall be credited for the computation period(s) to which the award or agreement pertains, rather than the computation period in which the award, agreement or payment is made; and

(d) Hours under subsections (a) through (c) above shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated here by reference.

“Individual Medical Benefit Account” shall have the same meaning as is given that term under Code Section 415(l)(2).

“Investment Manager” shall mean a person or entity who (that) is (a) registered as an investment advisor under the Investment Advisor’s Act of 1940, (b) defined as a bank under that Act, or (c) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of trust assets, and who has acknowledged in writing that he (she or it) is a Fiduciary with respect to the Plan.

“Look-Back Year” shall mean the 12-month period preceding the Determination Year, or, if the Company elects and allowed by the applicable Regulations, the calendar year beginning with or within the Look-Back Year.

“Named Fiduciary” shall have the same meaning as under Section 402(a) of ERISA and shall be determined as provided in Section 8.3.

“Net Profits” shall mean, with respect to any Plan Year, the current net earnings of the Company before deduction of its Patronage Dividends and Incentive Compensation Plan determination for the Plan Year for which the contribution is being determined, as certified by the Company Treasurer for its report to members.

“Non-Highly Compensated Employee” shall mean any Participant who is not a Highly Compensated Employee.

“Normal Retirement Age” shall mean a Participant’s 65th birthday.

“Normal Retirement Date” shall mean a Participant’s Normal Retirement Age.

“Participant” shall mean any Employee who becomes eligible for participation in accordance with the provisions of the Plan, and, unless the context indicates otherwise, includes former Participants.

“Plan” shall mean this document and the plan created by this document (including, unless the context indicates to the contrary, the Trust established in connection with the Plan), as it may be amended from time to time.

“Plan Year” shall mean the calendar year. The Plan Year shall be the fiscal year of the Plan. The Plan Year shall be the “limitation year” for the Plan as defined in the Code (the “Limitation Year”). If the Plan is terminated effective as of a date other than the last day of the Limitation Year, the Plan is deemed to have been amended to change its Limitation Year. As a result of such deemed amendment, the Code Section 415(c)(1)(A) dollar limit must be prorated under the short Limitation Year rules under the Regulations.

“Predecessor Employer” shall mean any predecessor employer of an Employee that maintained the Plan.

“Regulations” shall mean the regulations issued under the Code or ERISA, or both of them, as well as under any other legislation that applies to the Plan.

“Retirement Account” shall mean the Account maintained by the Committee for each Participant which is to be credited with such Participant’s share of the Company’s contributions to the Trust.

“Rollover Contribution Account” shall mean the Account maintained by the Committee for each Participant who makes a Rollover Contribution.

“Rollover Contribution” shall mean a qualified rollover contribution as defined in Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16), but shall not include a rollover contribution that is attributable to contributions made on behalf of a Key Employee in a Top-heavy Plan, unless such a rollover contribution is permissible under the Code or applicable Regulations.

“Section” shall mean, when used in conjunction with some other reference (such as the Code or ERISA), a section of such other reference. When not used in conjunction with some other reference, Section shall refer to a section of the Plan or Trust, as the context requires. References to a Section include future amendments, and successors, to it.

“Secretary” shall mean the Secretary or an Assistant Secretary of the Committee.

“Secretary of the Treasury” shall mean the Secretary of the Treasury, as defined in Code Section 7701(a)(11).

“Signature Page” shall mean the page(s) at the end of the Plan entitled “Signature Page.”

“Top-Paid Group” shall mean the group of Employees in a particular year that consists of the top 20% of the Employees, ranked on the basis of Earnings received from the Company during such year.

(a) An Employee shall be disregarded for purposes of determining the Top-Paid Group if the Employee:

(i) Has not performed an Hour of Service during such year;

(ii) Has not completed six months of service;

(iii) Normally works less than 17 1/2 hours per week or six months during any year;

(iv) Has not attained age 21 by the end of such year; or

(v) Is a non-resident alien and has received no earned income (within the meaning of Code Section 911(d)(2)) from the Company constituting United States source income within the meaning of Code Section 861(a)(3).

(b) In addition, if 90% or more of the Employees of the Company are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Company, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

(c) All Affiliated Companies shall be taken into account as a single employer, and leased employees, within the meaning of Code Sections 414(n)(2) and 414(o)(2), shall be considered Employees unless such leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Company. For the purpose of determining the number of active Employees in any year, the following Employees shall be excluded:

(i) Employees with less than six months of service;

(ii) Employees who normally work less than 17 1/2 hours per week;

(iii) Employees who normally work less than six months during a year; and

(iv) Employees who have not yet attained age 21.

“Total Disability” or “Totally Disabled” shall each refer to a physical or mental impairment that results in the Participant’s receipt of long-term disability benefits under the Company’s long-term disability plan, or if such plan is not applicable to such Participant or does not exist, under the Social Security Act.

“Total Sales” shall mean the Company’s total sales for the Plan Year for which the contribution is being determined as certified by the Company Treasurer for its report to members.

“Trust” shall mean the trust established in connection with the Plan, as it may be amended from time to time.

“Trust Valuation Date” shall mean each Anniversary Date and such other date or dates selected by the Committee.

“Trustee” shall mean the person(s) or entity, or combination of them, serving from time to time as the trustee(s) of the Trust.

“Voluntary Contribution Account” shall mean the Account maintained by the Committee for each Participant who makes a Voluntary Contribution.

“Welfare Benefit Fund” shall have the same meaning as is given that term in Code Section 419(e).

“Year of Service” shall mean any Plan Year during which an Employee is employed by the Company and during which the Employee has completed one Hour of Service. In order for a year to constitute a Year of Service, the Employee need not be employed by the Company on the last day of such Plan Year.

“1% Owner” shall be determined in the same manner as a 5% Owner, defined below.

“5% Owner” shall mean a Participant who (i) owns more than 5% of the outstanding stock (or owns stock possessing more than 5% of the total combined voting power of all classes of stock) of the Company (or any Affiliated Company), if the Company (or the Affiliated Company, whichever applies) is a corporation; or (ii) owns more than 5% of the capital or profit interest in the Company (or the Affiliated Company, whichever applies), if the Company (or the Affiliated Company, whichever applies) is not a corporation. In making this determination of a 5% Owner, (i) the Code Section 318(a)(2) corporate attribution rules, as modified by Code Section 416(i)(1)(B)(iii), shall apply, and (ii) the business aggregation rules of Code Section 414 shall not apply. A similar rule shall apply to the determination of a “1% Owner.”

Section 1.3: Other Definitions

. As used in this document and in the Trust, the following words and phrases shall have the meanings set forth in the indicated Sections, unless a different meaning is specified or clearly indicated by the context:

Term	Section
“Actual Contribution Percentage”	3.8
“Actual Deferral Percentage”	3.7
“Additional Contribution”	3.7
“Aggregate Account”	7.2
“Aggregation Group”	7.2
“Annual Addition”	4.7
“Claimant”	10.1
“Committee”	8.1
“Determination Date”	7.2
“Elective Contribution”	3.2
“Eligible Retirement Plan”	6.6
“Eligible Rollover Distribution”	6.6
“Key Employee”	7.2
“Non-Elective Contribution”	3.1
“Non-Key Employee”	7.2
“Present Value of Accrued Benefit”	7.2
“Top-heavy Group”	7.2
“Top-heavy Plan”	7.2
“USERRA”	11.13
“Valuation Date”	7.2
“Voluntary Contribution”	3.3

Section 1.4: Funding Policy.

The Plan is to be funded primarily through the Company’s contributions and the Participants’ contributions as provided for in the Plan. The Trust’s assets shall be invested as provided for in the trust document in an effort to safely maximize potential retirement benefits, which shall be paid to Participants and Beneficiaries as provided for in the Plan.

ARTICLE II

PARTICIPATION

Section 2.1: Eligibility Requirements.

(a) Each Employee shall become eligible to participate in the Plan on the Entry Date coincident with or next following the one-year anniversary of such Employee’s Employment Commencement Date, provided that he or she is still an Employee on such date. Despite the foregoing, each Former AGI Employee shall become eligible to participate in the Plan on November 1, 2007, provided that he or she is an Employee on such date. Despite the foregoing, effective April 1, 2011, each Employee shall become eligible to make Elective Contributions and Voluntary Contributions beginning on the Entry Date coincident with or next following the 30th day following his or her Employment Commencement Date, provided that he or she is still an Employee on such Entry Date.

(b) Notwithstanding any other provision of the Plan, any Employee who is a participant in, or who is eligible to become a participant in, the Unified Grocers, Inc. Sheltered Savings Plan (“SSP”) shall be an ineligible Employee hereunder.

(c) Notwithstanding any other provision of the Plan, any Participant who is included in a unit of employees covered by a collective bargaining agreement wherein retirement benefits were the subject of good faith bargaining (within the meaning of Code Section 410(b)(3)(A)) shall for the Plan Year(s) of such inclusion, be an ineligible Employee hereunder, unless such collective bargaining agreement expressly provides for participation in the Plan; provided, however, that as to any benefits already earned, such Participant shall remain a Participant, subject to all the terms of the Plan.

(d) Notwithstanding any other provision of the Plan, any Employee who is a non-resident alien and who receives no earned income within the meaning of Code Section 911(b) from the Company that constitutes income from sources within the United States within the meaning of Code Section 861(a)(3) shall be an ineligible Employee hereunder.

(e) Notwithstanding any other provision of the Plan, prior to April 1, 2011, any Employee who is employed in the job classification of part-time support staff (or such other designation as may be adopted by the Company) shall be an ineligible Employee hereunder.

Section 2.2: Application For Participation And Beneficiary Designation.

(a) Each Employee who becomes eligible to participate in the Plan shall complete such form or forms, whether written or electronic, as determined by the Committee, to evidence such Employee’s participation in the Plan. These forms shall, among other things, allow such Employee to designate the Beneficiary whom he or she desires to receive benefits in the event of his or her death. A Participant may, from time to time, change his or her designated Beneficiary by filing a new designation with the Committee. A Participant’s designation of a Beneficiary (including the failure to effectively name a Beneficiary such that the default Beneficiary provisions in the definition of “Beneficiary” in Plan Section 1.2 apply) shall be the exclusive means of determining the distribution of a Participant’s death benefit, except in the case of a “qualified disclaimer” under the Code or a valid QDRO. The Company, the Trustee, and the Committee may rely upon the designation of a Beneficiary that was last filed in accordance with the Plan.

(b) Despite the provisions of subsection (a) above, a married Participant’s Beneficiary shall in all events be such Participant’s surviving spouse as to at least 50% of the balance in the Participant’s Accounts, unless such spouse consents to such Participant’s designation of a Beneficiary other than such spouse. A spouse’s consent to such a designation must satisfy the following requirements: (i) it must be in writing; (ii) it must acknowledge the effect of the Participant’s designation of a Beneficiary other than the spouse; and (iii) it must be witnessed by a designated Plan representative or a notary public.

Section 2.3: Participation.

The participation of a Participant in the Plan shall begin as of his or her Entry Date, and shall continue until the Participant’s entire benefit has been distributed in accordance with the Plan’s terms. A Participant (or his or her Beneficiary) may not receive any distribution of benefits except as provided for in the Plan.

Section 2.4: Re-Employment.

In the event an Employee who was a Participant is re-employed before five consecutive Breaks in Service, such Employee shall become a Participant on the date of re-employment, provided the Employee satisfies the eligibility provisions of Section 2.1. In the event an Employee who was a Participant is re-employed after five consecutive Breaks in Service, then such Employee shall be treated as a new Employee and shall become a Participant upon satisfying the requirements of Section 2.1.

ARTICLE III

CONTRIBUTIONS

Section 3.1: Company’s Non-Elective Contributions.

The Company has previously made substantial contributions to the Trust. Subject to the Plan’s other provisions, for each Plan Year in which the Plan is in effect, the Company may contribute to the Trust, out of its current or accumulated Net Profits, such amount, if any, as shall be determined by the Company (the “Non-Elective Contribution”). Despite the foregoing, the Company’s Non-Elective Contributions are conditioned upon their deductibility under the Code. The Company currently does not intend to make any Non-Elective Contributions.

Section 3.2: Elective Contributions Under Code Section 401(k) And Catch-Up Contributions.

(a) Effective April 1, 2011, subject to the limitations contained elsewhere in the Plan, each Participant may elect from time to time, by completing the appropriate election method provided by the Committee, to forgo receipt of up to 50%, stated in whole numbers only, or such other maximum, as may be determined by the Committee in its sole discretion, of his or her Compensation; provided, however, that the Participant’s total Elective Contributions and Voluntary Contributions may not exceed 50%, or such other maximum, as may be determined by the Committee in its sole discretion, of his or her Compensation. The Company shall contribute to the Trust on behalf of each such electing Participant, out of its current or accumulated Net Profits, an amount equal to the Compensation forgone by such Participant (the “Elective Contribution”), and it shall be credited to such Participant’s Deferred Income Account. Despite the foregoing, no Participant shall have any Elective Contributions under the Plan during any calendar year in excess of the limit in effect for the Plan Year under Code Section 402(g), as adjusted by the Adjustment Factor.

(b) Effective after April 1, 2011, all Participants who are eligible to make Elective Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). “Catch-up Contributions” are Elective Contributions made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or over by the end of their taxable years. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Contributions without regard to Catch-up Contributions, such as the limits on Annual Additions, the dollar limitation on Elective Contributions under Code Section 402(g) (not counting Catch-up Contributions) and the limit imposed by the actual deferral percentage (ADP) test under Code Section 401(k)(3). Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year.

(c) Catch-up Contributions are not subject to the limits on Annual Additions, are not counted in the ADP test, and are not counted in determining the minimum allocation under Code Section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is Top-Heavy). Further, any such Catch-up

Contributions shall not be counted towards any elective deferral percentage limitation set forth in Section 3.2(a) of the Plan.

(d) A Participant’s election to forgo receipt of a portion of his or her Compensation shall be subject to such rules, limitations, modifications, or cancellation as the Committee, in its discretion, shall permit; provided, however, that the Committee shall (i) exercise its discretion in a nondiscriminatory manner, and (ii) allow such elections to be made at least once each Plan Year.

Section 3.3: Participants’ Contributions.

(a) A Participant may make a nondeductible, voluntary contribution to the Plan (“Voluntary Contribution”). Each Participant who so desires may, but need not, contribute, in integral percentages, each year to the Trust for his or her benefit up to a maximum of 10% (or such other percentage as may be determined from time to time by the Committee) of his or her Compensation paid for or accrued to him or her. Effective April 1, 2011, subject to the limitations contained elsewhere in the Plan, each Participant may elect from time to time, by completing the appropriate election method provided by the Committee, to contribute (on a non-deductible basis) up to 20%, stated in whole numbers only, or such other maximum, as may be determined by the Committee in its sole discretion, of his or her Compensation; provided, however, that the Participant’s total Elective Contributions and Voluntary Contributions may not exceed 50%, or such other maximum, as may be determined by the Committee in its sole discretion, of his or her Compensation. Such contributions may be made at the time the Participant receives his or her Compensation from the Company, and upon direction of the Participant, shall be withheld by the Company and deposited with the Trustee for the Voluntary Contribution Account of such Participant. A Participant may eliminate or change the amount to be contributed by him or her in any Plan Year as may be determined from time to time by the Committee; provided, however, that the ability of a Participant to contribute on an annual basis, shall be restricted to the extent that any contribution would violate the provisions of Section 4.7 hereof. A Participant’s election to forgo receipt of a portion of his or her Compensation shall be subject to such rules, limitations, modifications, or cancellation as the Committee, in its discretion, shall permit; provided, however, that the Committee shall exercise its discretion in a nondiscriminatory manner.

(b) A Participant may make a Rollover Contribution to the Plan or a trustee-to-trustee transfer described in Code Section 401(a)(31), provided that any asset so contributed or transferred is acceptable to the Committee and Trustee, as set forth below. Notwithstanding the foregoing, a Former AGI Employee may make a Rollover Contribution to the Plan in accordance with this Section 3.3(b) whether or not he or she is then a Participant, provided that (i) any asset (including a loan note) so contributed or transferred is acceptable to the Committee and the Trustee, and (ii) such Rollover Contribution is completed within 31 days of the AGI Acquisition.

(i) The Plan will accept a direct rollover of a Rollover Contribution from:

(A) a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions.

(B) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

(C) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(ii) The Plan will accept a Participant contribution of a Rollover Contribution from:

(A) a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions.

(B) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

(C) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(iii) The Plan will accept a Participant Rollover Contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or (b) that is eligible to be rolled over and would otherwise be includable in gross income.

(iv) The Plan will not accept a Roth Rollover Contribution.

Section 3.4: Payment Of Non-Elective Contributions To The Trustee.

All payments of the Non-Elective Contributions shall be made directly to the Trustee and may be made on any date(s) selected by the Company. Despite the foregoing, the Company’s total Non-Elective Contribution for each Plan Year must be paid on or before the date on which the Company’s federal income tax return is due, including any extensions of time obtained for the filing of such return.

Section 3.5: Payment Of Elective Contributions To The Trustee.

All payments of Elective Contributions shall be made directly to the Trustee. Such payments shall be made as soon as is administratively practical following the date the forgone Compensation would have been paid to the electing Participant, but in no event later than the seventh business day following the date on which the forgone Compensation would have been paid to the Participant, or such other date as may be allowed or required by ERISA.

Section 3.6: Payment Of Participants’ Contributions To The Trustee.

(a) Voluntary Contributions. All payments of Voluntary Contributions shall be made directly to the Trustee. Such payments shall be made as soon as is administratively practical following the date the forgone Compensation would have been paid to the electing Participant, but in no event later than the seventh business day following the date on which the forgone Compensation would have been paid to the Participant, or such other date as may be allowed or required by ERISA. The Trustee may commingle such contributions with the Company’s contributions. However, the Committee shall keep separate records of each Participant’s Voluntary Contributions (and the income, gains and losses on them). The Trustee shall invest a Participant’s Voluntary Contributions in the same manner as provided for the investment of the Company’s contributions.

(b) Rollover Contributions. A Participant’s Rollover Contributions shall be paid directly to the Trustee. The Trustee may commingle such contributions with the Company’s contributions. However, the Committee shall keep separate records of each Participant’s Rollover Contributions (and the income, gains and losses on them). The Trustee shall invest a Participant’s Rollover Contributions in the same manner as provided for the investment of the Company’s contributions.

Section 3.7: Actual Deferral Percentage Test.

(a) It is the Company’s intent that all Elective Contributions shall satisfy the requirements of Code Section 401(k), as provided in the final Regulations thereunder, effective for Plan Years beginning after December 31, 2005, and the Plan should be construed accordingly. Further, such Regulations are hereby incorporated by reference.

(i) The amount of Elective Contributions made in any Plan Year on behalf of all Highly Compensated Employees shall not result in an Actual Deferral Percentage for such Highly Compensated Employees that exceeds the greater of:

(A) the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year, multiplied by 1.25; or

(B) the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year, multiplied by two, provided that the Actual Deferral Percentage for all Highly Compensated Employees does not exceed the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year by more than two percentage points.

(ii) For the purposes of this subsection (a), the amount of Elective Contributions shall relate to Compensation that either (A) would have been received by the Participant in the Plan Year but for the Participant’s election to defer receipt of his or her Compensation pursuant to the terms of the Plan; or (B) is attributable to services performed by the Participant in the Plan Year and, but for the Participant’s

election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

(iii) RESERVED

(iv) RESERVED

(v) If the Committee elects to apply Code Section 410(b)(4)(B) to determine whether the cash or deferred arrangement provided for in the Plan satisfies the coverage requirements provided for in Code Section 410(b)(1), then for purposes of subsection (i) above, the Committee may either (A) exclude all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A); or (B) disaggregate the Plan and perform the ADP test separately for all eligible Employees who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible Employees who have not completed the minimum age and service requirements of Code Section 410(a)(1)(A).

(vi) For purposes of determining the ADP test, Elective Contributions, Deemed Elective Contributions and Additional Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

(b) Adjustment To Actual Deferral Percentage Tests. If the Committee determines at any time that the limitation on Elective Contributions set forth in subsection (a) above will be exceeded for any Plan Year:

(i) the Company may, at its sole option (but still subject to the limitations contained elsewhere in the Plan), either (A) designate that all or any portion of its Non-Elective Contribution for such Plan Year (if, and to the extent, it has been made prior to such date and has not been previously allocated pursuant to Section 4.5) shall be treated as an Elective Contribution (the “Deemed Elective Contribution”) or (B) make an additional contribution (the “Additional Contribution”) that shall be treated as an Elective Contribution. In either case, it shall be made on behalf of all Participants other than Highly Compensated Employees, or on behalf of all Participants, as determined by the Committee, in the amount necessary so that the limitation set forth in subsection (a) will not be exceeded. If the Plan is disaggregated pursuant to subsection (a)(v), such Deemed Elective Contribution or Additional Contribution may be made, as determined by the Committee, to either or both portions of such disaggregated Plan. Any Deemed Elective Contribution or Additional Contribution shall be (A) prorated among the Participants on whose behalf it was made, on the basis of each such Participant’s Compensation for such Plan Year, and (B) credited to each such Participant’s Deferred Income Account; or

(ii) the Committee shall reduce the amount of the Elective Contributions made by the Highly Compensated Employees in the amount necessary so that the limitation set forth in subsection (a) above will not be exceeded. The amount by which each Highly Compensated Employee whose Elective Contributions is reduced (the “Excess Contributions”) shall be returned to the Company to be paid to such Highly Compensated Employee pursuant to subsection (h) below. For purposes of the foregoing, the amount of Excess Contributions made by the Highly Compensated Employees for a Plan Year is the excess of: (a) the aggregate amount of Elective Contributions actually taken into account in computing the Actual Deferral Percentage for all Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such Elective Contributions permitted by the Actual Deferral Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages). Such amount of Excess Contributions shall be allocated to the Highly Compensated Employees who made the largest amounts of Elective Contributions during the Plan Year, beginning with the Highly Compensated Employee with the largest amount of such Elective Contributions and continuing in descending order until all the Excess Contributions have been allocated. This leveling method, under which the Elective Contributions made by the Highly Compensated Employee who made the largest amount of Elective Contributions during the Plan Year is reduced, shall be repeated to the extent required to:

(A) Enable the Plan to satisfy the Actual Deferral Percentage test described in subsection (a) above, or

(B) Cause such Highly Compensated Employee’s Elective Contributions to equal the Elective Contributions of the Highly Compensated Employee with the next largest amount of Elective Contributions.

The amount of Excess Contributions to be distributed pursuant to subsection (h) below for a Plan Year with respect to any Highly Compensated Employee shall not exceed the amount of Elective Contributions made on behalf of such Highly Compensated Employee for such Plan Year. To the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee shall be treated as Catch-up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-up Contributions) are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Company with respect to such amounts. Excess Contributions shall be treated as annual additions under the Plan even if distributed.

(iii) In addition to the foregoing, the Committee may also utilize any method provided under the Code Section 401(k) Regulations in order to satisfy the Actual Deferral Percentage Tests, including, without limitation, recharacterizing Elective Contributions as Voluntary Contributions and using alternative definitions of Compensation or Earnings for testing purposes.

(c) For the purposes of this Section, the following definitions shall apply:

(i) “Actual Deferral Percentage” or “ADP” shall mean, with respect to the groups consisting of (A) all Highly Compensated Employees and (B) all Non-Highly Compensated Employees, the average of the Actual Deferral Ratios for each such group, calculated separately for each Participant in each such Group.

(ii) “Actual Deferral Ratio” shall mean the ratio that:

(A) the amount of the Elective Contributions (excluding Catch-up Contributions), Deemed Elective Contributions, and Additional Contributions made on behalf of each Participant for a Plan Year, bears to

(B) such Participant’s Compensation for such Plan Year.

For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made.

(d) For the purposes of this Section, the Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have Elective Contributions, Deemed Elective Contributions, or Additional Contributions allocated to his or her account(s) under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Company or any Affiliated Company shall be determined as if all such Elective Contributions, Deemed Elective Contributions, and Additional Contributions were made under a single arrangement.

(e) The determination and treatment of the Elective Contributions, Deemed Elective Contributions, Additional Contributions, and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(f) The determination of who is a Highly Compensated Employee, including the determination of the Compensation that is considered, will be made in accordance with Code Section 414(q).

(g) Distribution Of Excess Deferrals.

(i) If any Participant has any Excess Deferrals for any calendar year, and if he or she makes a claim pursuant to subsection (ii) below, then the Excess Deferrals allocable to the Plan pursuant to such claim shall be returned to the Company to be distributed to such Participant. Such distribution shall be made no later than the April 15th following the calendar year to which such Excess Deferrals relate.

(ii) A Participant’s claim for Excess Deferrals shall be in writing, signed by such Participant, and submitted to the Committee no later than the March 1st following the calendar year to which such Excess Deferrals relate. Such claim shall also specify the amount of such Participant’s Excess Deferrals for such calendar year allocable to the Plan and shall be accompanied by such Participant’s statement that, if such Excess Deferrals are not distributed, such Excess Deferrals, when added to all amounts deferred by such Participant under all plans, contracts or arrangements described in Code Sections 401(k), 408(k), or 403(b) of the Company or any Affiliated Company, exceed the limit imposed on such Participant by Code Section 402(g) for the year to which the Excess Deferrals relate.

(iii) For the purposes of this Section, a Participant’s “Excess Deferrals” shall mean the amount of such Participant’s Elective Contributions that are allocated to the Plan pursuant to subsection (i) above, and that either (A) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions) for such year, or (B) are made during the calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions) for the Participant’s taxable year beginning in such calendar year, counting only Elective Contributions made under the Plan and any other plan, contract, or arrangement maintained by the Company or any Affiliated Company.

(iv) The Excess Deferrals shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Deferrals under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(v) The Committee may (unless otherwise required by the Code and/or Regulations) elect to further adjust the Excess Deferrals for income, gain or loss for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Deferrals, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Deferrals under the Plan for the Plan Year.

(h) Distribution Of Excess Contributions.

(i) Despite any other provision of the Plan, any Excess Contributions that are to be distributed pursuant to Section 3.7(b), and the income, gain or loss allocable thereto, shall be distributed no later than the last day of the Plan Year following the Plan Year to which such Excess Contributions relate.

(ii) The Excess Contributions shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Contributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(iii) The Committee may (unless otherwise required by the Code and/or Regulations) elect to further adjust the Excess Contributions for income, gain or loss, for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Contributions, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Contributions under the Plan for the Plan Year.

(iv) The Excess Contributions that would otherwise be distributed to a Participant shall be reduced, in accordance with the Regulations, by the amount of Excess Deferrals distributed to such Participant.

Section 3.8: Actual Contribution Percentage Test.

(a) It is the Company’s intent that all Matching Contributions and Voluntary Contributions shall satisfy the requirements of Code Section 401(m), as provided in the final Regulations thereunder, effective for Plan Years beginning after December 31, 2005, and the Plan should be construed accordingly. Further, such Regulations are hereby incorporated by reference.

(i) The “Actual Contribution Percentage” for eligible Participants in any Plan Year who are all Highly Compensated Employees shall not exceed the greater of:

(A) the Actual Contribution Percentage for all eligible Participants who are Non-Highly Compensated Employees for the current Plan Year, multiplied by 1.25; or

(B) the Actual Contribution Percentage for all eligible Participants who are Non-Highly Compensated Employees for the current Plan Year, multiplied by two, provided that the Actual Contribution Percentage for all eligible Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for all Participants who are Non-Highly Compensated Employees for the current Plan Year by more than two percentage points.

(ii) RESERVED

(iii) RESERVED

(iv) If the Committee elects to apply Code Section 410(b)(4)(B) to determine whether the Plan satisfies the coverage requirements provided for in Code Section 410(b)(1), then for purposes of subsection (i) above, the Committee may either (A) exclude all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A); or (B) disaggregate the Plan and perform the ACP test separately for all eligible Employees who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible Employees who have not completed the minimum age and service requirements of Code Section 410(a)(1)(A).

(b) Definitions. For the purposes of this Section, the following definitions shall apply:

(i) “Actual Contribution Percentage” shall mean, with respect to the groups consisting of (A) all Highly Compensated Employees and (B) all Non-Highly Compensated Employees, the average of the Actual Contribution Ratios for each such group, calculated separately for each Participant in each such group.

(ii) “Actual Contribution Ratio” for a Plan Year shall mean the ratio that:

(A) the amount of the Matching Contributions and Voluntary Contributions made on behalf of each Participant for a Plan Year, bears to

(B) such Participant’s Compensation for such Plan Year.

The Actual Contribution Ratio must be rounded to the nearest 100th of 1%.

(iii) “Excess Aggregate Contributions” shall mean, for each Highly Compensated Employee, the total Matching Contributions and Voluntary Contributions made on behalf of such Highly Compensated Employee for such Plan Year, minus the amount determined by multiplying the Employee’s Actual Contribution Ratio by the Employee’s Compensation for such Plan Year.

(c) Elective Deferrals And Non-Elective Contributions. For purposes of determining the Actual Contribution Percentage and the amount of Excess Aggregate Contributions pursuant to this Section, only Matching Contributions and Voluntary Contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Committee may elect to take into account, with respect to Employees eligible to have Matching Contributions pursuant to this Section allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified nonelective contributions (as defined in Code Section 401(m)(4)(c)) contributed to any plan maintained by the Company. Such elective deferrals and qualified non-elective contributions shall be treated as Matching Contributions subject to Treasury Regulation Section 1.401(m)-1(b)(2). However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified nonelective contributions are made.

(d) Plan Aggregation. For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans, which are maintained by the Company or any Affiliated Company, to which matching contributions, Employee contributions, or both, are made, are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits tests under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan.

(i) In addition, two or more plans of the Company to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. However, plans may be aggregated under this subsection only if they have the same plan year.

(ii) Despite the foregoing, an employee stock ownership plan described in Code Section 4975(e)(7) may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

(e) Contribution Aggregation. If a Highly Compensated Employee is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) which are maintained by the Company or an Affiliated Company to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Employee shall be aggregated for purposes of determining such Highly Compensated Employee’s Actual Contribution Ratio. However, if the plans have different plan years, this subsection shall be applied by treating all plans ending with or within the same calendar year as a single plan.

(f) Distribution of Excess Aggregate Contributions.

(i) If the Committee determines at any time that the limitation on Matching Contributions and Voluntary Contributions set forth in subsection (a) above will be exceeded for any Plan Year, the Committee (on or before the end of the following Plan Year) shall direct the Trustee to:

(A) distribute to the Highly Compensated Employee who received the most Matching Contributions and Voluntary Contributions during the Plan Year, his or her vested portion of Excess Aggregate Contributions (and income allocable to such contributions) or,

(B) if forfeitable, forfeit such non-vested Excess Aggregate Contributions attributable to Matching Contributions (and income allocable to such Forfeitures)

until either one of the tests set forth in this Section is satisfied, or until the amount of Matching Contributions and Voluntary Contributions that such Highly Compensated Employee received equals the Matching Contributions and Voluntary Contributions received by the Highly Compensated Employee who received the second highest Matching Contributions and Voluntary Contributions. This process shall continue until one of the tests set forth in this Section is satisfied. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Company with respect to those amounts.

(ii) The Excess Aggregate Contribution shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Aggregate Contributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(iii) The Committee may (unless otherwise required by the Code and/or Regulations) elect to further adjust the Excess Aggregate Contributions for income, gain or loss for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Aggregate Contributions, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Aggregate Contributions under the Plan for the Plan Year.

(iv) Any distribution (and/or Forfeiture) of less than the entire amount of Excess Aggregate Contributions (and income) shall be treated as a pro rata distribution (and/or Forfeiture) of Excess Aggregate Contributions and income. Distribution of Excess Aggregate Contributions shall be designated by the Company as a distribution of Excess Aggregate Contributions (and income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4. However, no such Forfeiture may be allocated to a Highly Compensated Employee whose contributions are reduced pursuant to this Section.

(v) Excess Aggregate Contributions shall be treated as Company contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

(vi) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be recharacterized as a Deemed Elective Contribution (as described in Section 3.7(b) above) for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Company that ends with or within the Plan Year.

(vii) Despite the above, within 12 months after the end of the Plan Year, the Company may make a special qualified Non-Elective Contribution on behalf of Non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in this Section. Such contribution shall be allocated to the Deferred Income Account of each Participant who is Non-Highly Compensated Employee in the same proportion that each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year. A separate accounting shall be maintained for the purpose of excluding such contributions for the “Actual Deferral Percentage” test set forth in Section 3.7.

(viii) In addition to the foregoing, the Committee may also utilize any method under the Code Section 401(m) Regulations in order to satisfy the Actual Contribution Percentage Tests, including, without limitation, using alternative definitions of Compensation or Earnings for testing purposes.

Section 3.9: No Requirement For Profits.

Despite any other provision of the Plan, the Company may, but is not required to, make all contributions to the Plan for any Plan Year without regard to whether the Company has any Net Profits for the taxable year or years ending with or within such Plan Year. Despite the preceding sentence, the Plan shall continue to be designed to qualify as a profit sharing plan for the purposes of Code Sections 401(a), 402, 412, and 417.

ARTICLE IV

ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

Section 4.1: Retirement Accounts And Voluntary Contribution Accounts.

(a) The Committee shall open and maintain a Retirement Account in the name of each Participant, and it shall be credited or charged with the amounts allocable to it as set forth below.

(b) Committee shall open and maintain a Voluntary Contribution Account in the name of each Participant for whom a Voluntary Contribution is made. This Account shall be credited with each such Voluntary Contribution, and it shall be credited or charged with the amounts allocable to it as set forth below.

Section 4.2: Deferred Income Accounts.

The Committee shall open and maintain a Deferred Income Account in the name of each Participant for whom an Elective Contribution is made. This Account shall be credited with each such Elective Contribution (and such Participant’s allocable share of any Deemed Elective Contribution or Additional Contribution) as it is received by the Trustee, and it shall be credited or charged with the amounts allocable to it as set forth below.

Section 4.3: Rollover Contribution Accounts.

The Committee shall open and maintain a Rollover Contribution Account for each Participant who contributes a Rollover Contribution. This Account shall be credited with such Participant’s Rollover Contributions, and it shall be credited or charged with the amounts allocable to it as set forth below.

Section 4.4: Allocation Of Forfeitures.

Any forfeitures of Excess Aggregate Contributions pursuant to Section 3.8 above shall be allocated to the Voluntary Contribution Accounts of the Participants who are Non-Highly Compensated Employees in the same proportion that each such Participant’s Compensation for such Plan Year bears to the total Compensation of all such Participants for such Plan Year.

Section 4.5: Allocation Of Non-Elective Contribution.

Subject to the limitations contained elsewhere in the Plan, as of each Anniversary Date, the Company’s Non-Elective Contribution (if any) made on account of the Plan Year ending on such Anniversary Date shall be allocated to the Retirement Accounts of the Eligible Participants in the same proportion that each Eligible Participant’s Compensation for such Plan Year bears to the total Compensation of all Eligible Participants for such Plan Year. This allocation shall be made immediately following the allocations described in Section 4.4.

Section 4.6: Accounts In General.

The credits made to a Participant’s Accounts shall not vest in such Participant any right, title or interest in the Trust, except to the extent, at the time or times, and upon the terms and conditions set forth in the Plan. Neither the Company, the Trustee, nor the Committee, to any extent, warrant, guarantee or represent that the value of any Participant’s Accounts at any time will equal or exceed the amount previously allocated or contributed to such Accounts.

Section 4.7: Limitation On Annual Additions.

(a) The limitations set forth below shall apply to the allocations to each Participant’s Accounts in any Plan Year. If the Company contribution that would otherwise be contributed or allocated to a Participant’s Accounts would cause the Annual Addition for the Limitation Year to exceed the maximum permissible amount set forth below, the amount contributed or allocated shall be reduced so that the Annual Addition for the Limitation Year will equal such maximum permissible amount.

(i) As used in the Plan, a Participant’s “Annual Addition” shall mean the sum for any Plan Year of the following amounts allocated to a Participant’s Accounts:

(A) Such Participant’s share of the Company’s and any Affiliated Company’s contributions (including Elective Contributions); plus

(B) Such Participant’s voluntary, nondeductible contributions to the Plan (excluding any Rollover Contribution); plus

(C) Such Participant’s share of any forfeiture; plus

(D) Such Participant’s allocable share of the Company’s or any Affiliated Company’s contributions to any Individual Medical Benefit Account that is part of a pension or annuity plan maintained by the Company or any Affiliated Company; plus

(E) With respect to any Participant who is a Key Employee, any amount that is derived from the Company’s and any Affiliated Company’s contributions paid or accrued that are attributable to post-retirement medical benefits allocated to such Participant’s account under a Welfare Benefit Fund maintained by the Company or any Affiliated Company; and plus

(F) Such Participant’s share of any allocations under a simplified employee pension maintained by the Company or any Affiliated Company.

Any excess amount applied under subsection (b) below in a Plan Year to reduce the Company’s or any Affiliated Company’s contributions on behalf of any Participant shall be considered to be an Annual Addition for such Participant for such Plan Year.

(ii) Subject to the adjustments set forth below, and except for Catch-up Contributions under Code Section 414(v), during any Plan Year the maximum Annual Addition for any Participant shall in no event exceed the lesser of:

(A) $49,000, (for 2010) as adjusted by the Adjustment Factor; or

(B) 100% of the Participant’s Earnings for such Plan Year.

(iii) The earnings limitation referred to in subsection (a)(ii)(B) above shall not apply to (A) any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) after separation from service that is otherwise treated as an Annual Addition, or (B) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).

(b) If, for any Plan Year, it is necessary to limit the Annual Addition of any Participant to comply with subsection (a) above, such methods as authorized pursuant to the Code Section 415 Regulations shall be utilized.

(c) If a suspense account is in existence at any time during a Plan Year in connection with correcting a failure pursuant to subsection (b) above, it shall not participate in the Trust’s income, gains and losses.

(d) The limitations of this Section with respect to any Participant who, at any time, has been a participant in any other Defined Contribution Plan (whether or not terminated) or in more than one Defined Benefit Plan (whether or not terminated) maintained by the Company or by an Affiliated Company shall apply as if all such Defined Contribution Plans or all such Defined Benefit Plans in which the Participant has been a participant were one plan.

(e) The intent of this Section 4.7 is to comply with the limitations of Code Section 415 and the Regulations thereunder, and it should be construed accordingly. Further, Code Section 415 and the Regulations thereunder are hereby incorporated by reference.

Section 4.8: Investment Of Accounts.

Participants shall manage the investment of all of the Trust’s assets attributable to their Accounts. Subject to nondiscriminatory rules adopted by the Committee, a Participant shall designate the percentage or portion of any one or more of his or her Accounts that is to be invested in each of several authorized investments designated by the Committee from time to time. For convenience, such designated investments are referred to in this Plan individually as a “Fund,” and collectively as the “Funds.” Despite the foregoing, the Trustee may invest and reinvest the principal and income of any Account in short term obligations or bank accounts, pending distributions or investment in designated Funds, and may retain such cash balances in each of the Accounts as the Committee directs to meet the current cash needs of the Plan. As of each Trust Valuation Date, each such Participant’s Account shall be credited (or charged) with the income, gains, losses, and expenses of the Funds in which such Account is invested (whether realized or unrealized). For purposes of the foregoing, the Trustee shall value the assets of the

Trust at their fair market value as of each such Trust Valuation Date. In addition, each Participant’s Account shall be charged (as the Committee, in a nondiscriminatory manner, shall direct) with brokerage commissions and other direct costs related to investing such Participant’s Account pursuant to his or her directions.

ARTICLE V

VESTING

Section 5.1: Vesting.

Each Participant shall at all times be 100% vested in all of his or her Accounts.

ARTICLE VI

DISTRIBUTION OF BENEFITS

Section 6.1: Distribution Of Benefits.

(a) Benefits become distributable to a Participant or to the Beneficiary of a deceased Participant upon the first to occur of such Participant’s Normal Retirement Date, Total Disability, death, or the date that such Participant ceases to be an Employee prior to his or her Normal Retirement Date for a reason other than his or her death or Total Disability. Such benefits shall be the sum of the following amounts:

(i) The amount credited to his or her Deferred Income Account, Voluntary Contribution Account, and Rollover Contribution Account, if any, as of the Trust Valuation Date selected by the Committee for purposes of the distribution; plus

(ii) The vested amount credited to his or her Retirement Account, if any, as of the Trust Valuation Date selected by the Committee for purposes of the distribution.

For purposes of the foregoing, the Committee shall select a Trust Valuation Date that precedes, but that is as close as is administratively practical to, the date of distribution.

Section 6.2: Methods Of Distribution.

(a) When a Participant’s benefits become distributable, the Committee shall, with reasonable promptness, direct the Trustee to distribute such Participant’s benefits as follows:

(i) If a Participant’s benefits become distributable by reason of his or her death, the benefits shall be distributed to such deceased Participant’s Beneficiary as an immediate cash lump sum. Such Participant’s vested amount shall be reduced by any security interest held by the Plan, the Trust or the Trustee by reason of a loan outstanding pursuant to Section 6.7.

(ii) Effective April 1, 2010, if a Participant’s benefits become distributable for a reason other than his or her death, the Participant, or the Beneficiary of a deceased Participant, may elect to receive the vested amount credited to the Participant’s Accounts as an immediate partial or complete cash lump sum. Despite the foregoing, if the vested amount credited to such Participant’s Accounts is not in excess of $5,000 (excluding his or her Rollover Contribution Account), the Committee may direct the Trustee to distribute such benefits as an immediate cash lump sum, without such Participant’s consent.

(iii) Effective before April 1, 2010, if a Participant’s benefits become distributable for a reason other than his or her death, the Participant, or the Beneficiary of a deceased Participant, may elect to receive the vested amount credited to the Participant’s Accounts as an immediate cash lump sum. Despite the foregoing, if the vested amount credited to such Participant’s Accounts is not in excess of $5,000 (excluding his or her Rollover Contribution Account), the Committee may direct the Trustee to distribute such benefits as an immediate cash lump sum, without such Participant’s consent.

(iv) If a Participant’s benefits became distributable for a reason other than his or her death, then, if such Participant dies before his or her entire benefits have been distributed, his or her Beneficiary(ies) shall receive a death benefit equal to the balance of the deferred cash lump sum (if any) due such deceased Participant.

(v) A Participant may at any time withdraw any or all of his or her undistributed benefit, and a Participant’s Beneficiary shall, unless such Participant provided otherwise, have a similar withdrawal right.

(b) The complete distribution of a Participant’s benefit as provided for above shall constitute full payment and satisfaction of any obligation of the Company, the Trustee or the Committee to such Participant or to the Beneficiary of a deceased Participant.

(c) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence fewer than 30 days after the notice required under Section 1.411(a)-11(c) of the Regulations under the Code is given, provided that:

(i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii) the Participant, after receiving the notice, affirmatively elects a distribution.

Section 6.3: Timing Of Distributions.

(a) The provisions of this Section shall govern the timing of the distribution of a Participant’s benefit. All distributions required under this Section shall be determined and made in accordance with the Regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G). The provisions of this Section shall not be deemed to create any method of distribution or to delay a distribution that is not already provided for in Section 6.2.

(b) If a Participant’s benefits become distributable because of his or her death or Total Disability, such benefits shall begin to be distributed as soon as is administratively practical after the Trust Valuation Date that coincides with or first follows the Committee’s receipt of (i) written proof of such Participant’s death or Total Disability and (ii) a properly completed claim for benefits. If a Participant’s benefits become distributable for a reason other than his or her death or Total Disability, such Participant’s benefits shall begin to be distributed as soon as is administratively practical after the Trust Valuation Date that coincides with or first follows the Committee’s receipt of a properly completed claim for benefits. Despite the foregoing, and subject to subsections (c) and (d) below, a Participant’s benefits must begin to be distributed no later than 60 days after the latest of the close of the Plan Year in which:

(i) the Participant attained age 65 (or Normal Retirement Age, if earlier);

(ii) occurred the tenth anniversary of the year in which the Participant began participation in the Plan; or

(iii) the Participant ceased to be an Employee.

Despite the foregoing, a Participant may elect a later date on which the distribution of his or her benefit is to begin, in a manner consistent with the applicable Regulations. Any failure by a Participant (or, if he or she is married, such Participant’s spouse in the event of such Participant’s death) to consent to an immediate distribution of his or her benefit (provided that such benefit is otherwise then immediately distributable pursuant to the foregoing provisions) shall be deemed to be an election to defer distribution to the later of age 62 or such Participant’s Normal Retirement Age. A description of the consequences of failing to defer receipt of a distribution shall be provided no less than 30 nor more than 180 days before the date of such distribution.

(c) Despite any other provision of the Plan, one of the following provisions shall apply:

(i) A Participant’s benefit shall be distributed to him or her not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 70 1/2, or (B) the calendar year in which the Participant retires, if such Participant is not a 5% Owner with respect to the Plan Year ending in the calendar year in which he or she attains age 70 1/2; or

(ii) Alternatively, distributions to a Participant must begin no later than the date determined under subsection (c)(i) above and must be made, in accordance with the applicable Regulations, over the periods set forth below.

(d) Limits On Distribution Periods. Effective for calendar years beginning after December 31, 2002, as of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods:

(i) the life of the Participant;

(ii) the joint lives of the Participant and a designated Beneficiary;

(iii) a period certain not extending beyond the life expectancy of the Participant; or

(iv) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

(e) Death Of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this subsection (e), other than subsection (e)(i), will apply as if the surviving spouse were the Participant.

For purposes of this subsection (e) and subsections (i) and (j), unless subsection (e)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If subsection (e)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (e)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (e)(i)), the date distributions are considered to begin is the date distributions actually commence.

(f) Forms Of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (g), (h), (i), and (j) of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations.

(g) Amount Of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i) the quotient obtained by dividing the Participant’s Account balance by the distribution period set forth in the Uniform Lifetime Table found in Section 1.401(a)(9)-9 of the Regulations, Q&A-2, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Regulations, Q&A-3, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(h) Lifetime Required Minimum Distributions Continue Through Year Of Participant’s Death. Required minimum distributions will be determined under this subsection (h) beginning with the first distribution calendar year and continuing up to, and including, the distribution calendar year that includes the Participant’s date of death.

(i) Death On Or After Date Distributions Begin.

(i) Participant Survived By Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(A) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(j) Death Before Date Distributions Begin.

(i) Participant Survived By Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in subsection (i).

(ii) No Designated Beneficiary. If the Participant dies before the date distribution begins and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) Death Of Surviving Spouse Before Distributions To Surviving Spouse Are Required To Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (e)(i), this subsection (j) will apply as if the surviving spouse were the Participant.

(k) Definitions.

(i) Designated Beneficiary. The individual who is designated by the Participant (or the Participant’s surviving spouse) as the Beneficiary of the Participant’s interest under the Plan and who is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Regulations.

(ii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (e). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii) Life Expectancy. Life expectancy as computed by use of the Single Life Table found in Section 1.401(a)(9)-9, Q&A-1, of the Regulations.

(iv) Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v) 5% Owner. A Participant is treated as a 5% Owner for purposes of this Section is such Participant is a 5% Owner as defined in Code Section 416 at any time during the plan year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5% Owner under this Section, they must continue to be distributed, even if the Participant ceased to be a 5% Owner in a subsequent year.

(l) Waiver Of RMD’s. Effective as of January 1, 2009, notwithstanding the foregoing provisions of this Section 6.3, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Beneficiary, or for a period of at least ten years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 6.6 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, the following additional distributions in 2009 will be treated as Eligible Rollover Distributions: 2009 RMDs and Extended 2009 RMDs.

Section 6.4: Postponed Retirement.

If a Participant continues to be an Employee beyond his or her Normal Retirement Date, his or her corresponding participation in the Plan shall likewise continue. In such case, to the extent permitted by law and the applicable Regulations, the distribution of such a Participant’s benefits will be postponed until he or she actually ceases to be an Employee. Such Participant’s benefits will become distributable as of the first day of the month next following his or her actually ceasing to be an Employee.

Section 6.5: Distributions Due Missing Persons.

If the Trustee is unable to distribute any benefit due to a missing Participant or Beneficiary, the Trustee shall so advise the Committee. The Committee shall then send a written notice to such Participant or Beneficiary at his or her last known address, as reflected in the Company’s or Committee’s records, or take other reasonable steps to try to locate such Participant or Beneficiary. If such Participant or Beneficiary shall not have presented himself or herself to the Company or to the Committee within a reasonable time after the date of such written notice, any undistributed benefit may be applied against and reduce the Company’s future contributions to the Plan. Despite the foregoing, if at any subsequent time a valid claim for any undistributed benefit is presented to the Committee, such benefit that was so applied shall be restored and paid to such claimant.

Section 6.6: Transfers To Another Qualified Plan.

(a) If a Participant who is a distributee of any Eligible Rollover Distribution (as defined below) elects to have such distribution paid directly to an Eligible Retirement Plan and who specifies the Eligible Retirement Plan to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Eligible Retirement Plan, provided that such Eligible Retirement Plan accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Sections 402(c), 403(a)(4), 403(b)(8), and 457(e)(16)).

(b) “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution; the portion of any other distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), to a qualified trust described in Code Section 401(a), or to an annuity contract described in Code Section 403(b), provided such trust, account, or annuity agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution that is includable in gross income and the portion of such distribution that is not so includable.

(c) “Eligible Retirement Plan” shall mean an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a), or a Roth IRA described in Code Section 408A(b), that accepts the distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

(d) A Participant’s (i) surviving spouse and (ii) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the surviving spouse, spouse, or former spouse and shall have the same rights as a Participant to make a transfer in accordance with this Section 6.6 as to the interest of the surviving spouse, spouse, or former spouse.

(e) If a nonspouse Beneficiary who is a distributee of any Eligible Rollover Distribution (i) elects to have such distribution paid directly to an individual retirement plan described in Code Sections 408(a) or 408(b) that is established for the purpose of receiving the distribution on behalf of a designated Beneficiary (as defined in Code Section 401(a)(9)(E)) who is a nonspouse Beneficiary (a “Nonspouse IRA”) and (ii) specifies the Nonspouse IRA to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Nonspouse IRA, provided that such Nonspouse IRA accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Section 402(c)). The direct rollover must be made to a Nonspouse IRA on behalf of the designated Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11).

Section 6.7: Loans To Participants.

(a) The Committee shall be the fiduciary with authority to establish a loan program for Participants and to direct the Trustee concerning the investment of the Trust’s assets pursuant to such a loan program.

(b) A Participant may make a written application to the Committee for a loan from the Trust. Each such loan must be adequately secured.

(c) The Committee shall have sole discretion in granting or denying any such loan application; provided, however, that the Committee shall exercise such discretion in a uniform and nondiscriminatory manner. In connection with any such loan, a Participant shall sign such notes, evidences of indebtedness, security agreements and other documents as the Committee may, in its discretion, require.

(d) Interest on such loans shall be charged at a reasonable rate, not in excess of that permitted by law, and all notes or other evidences of indebtedness shall require repayment of the principal amount of the loan and interest on it over a period certain, which shall not exceed five years. Such payments of interest and principal shall be made no less frequently than quarterly and shall provide for the level amortization of the loan over its term. Despite the foregoing, if allowed by the Committee in a uniform and nondiscriminatory manner, a loan’s term may exceed five years if such loan is used to acquire any dwelling unit that is used or within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. The Trustee, on receipt of authorization and the appropriate notes or other evidences of indebtedness from the Committee, shall advance the amount of the loan to the Participant and shall treat such loan as an investment of the Trust.

(e) In no event shall the outstanding principal balance of all loans from the Trust to any Participant exceed the lesser of:

(i) $50,000, reduced by the excess (if any) of (A) the highest outstanding balance of all loans from the Trust to such Participant during the one-year period ending on the day before the date on which such loan is made, over (B) the outstanding balance of all loans from the Trust to such Participant on the date on which such loan is made; or

(ii) one-half of the total vested amount credited to such Participant’s Accounts.

Section 6.8: Withdrawal At Age 59 1/2.

Despite any other provision of the Plan, any Participant who has reached at least age 59 1/2 may elect to withdraw all or any portion of the vested balance of his or her Accounts, even though he or she is still an Employee. Any such withdrawal shall be paid only in the form of a cash lump sum.

Section 6.9: Hardship Withdrawals.

(a) With respect to his or her Deferred Income Account, a Participant may request a hardship withdrawal of the smaller of:

(i) the aggregate amount of all of such Participant’s Elective Contributions;

(ii) the current value of such Participant’s Deferred Income Account; or

(iii) the amount required to meet the immediate and heavy financial need created by the hardship and not available to such Participant through the Plan or through all non-taxable loans available through the Company (including a withdrawal pursuant to Section 6.10).

A request for such a withdrawal shall be written, dated and delivered to the Committee in accordance with rules promulgated by the Committee. If the Committee approves the withdrawal, distribution shall be made as soon thereafter as is administratively practical.

(b) The Committee may, in its sole discretion, approve or deny a hardship withdrawal request, but the Committee’s determination shall be made in accordance with uniform and nondiscriminatory standards. The Committee shall approve a hardship withdrawal only if the withdrawal is necessary to satisfy one of the following immediate and heavy financial needs:

(i) Payments of medical expenses incurred by the Participant and the Participant’s spouse and dependants, or payments necessary for those persons to obtain medical care, that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income).

(ii) Payments (excluding mortgage payments) directly related to the purchase of a principal residence for the Participant.

(iii) Payments of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant and the Participant’s spouse, children, and dependents.

(iv) Payments to prevent the Participant’s eviction from the Participant’s principal residence.

(v) Payments to prevent a foreclosure on the Participant’s mortgage of the Participant’s principal residence.

(vi) Such other expenses that the Commissioner of the Internal Revenue Service deems to be an immediate and heavy financial need through the publication of revenue rulings, notices, and other documents of general applicability.

The amount of an immediate and heavy financial need may include any amount that is necessary to pay federal, state, or local income taxes or penalties that are reasonably anticipated to result from the distribution. If a Participant has a balance in his or her Voluntary Contribution Account that is subject to withdrawal pursuant to Section 6.10, then such Participant must withdraw the maximum allowed pursuant to Section 6.10 before a withdrawal can be made pursuant to this Section 6.9.

(c) For the purpose of this Section, the Committee may reasonably rely upon a Participant’s representations regarding the Participant’s financial affairs.

(d) The Participant may not make any Elective Contributions or Voluntary Contributions (other than Rollover Contributions for six consecutive months following a hardship withdrawal.

(e) Any earnings and gains on a Participant’s Elective Contributions are not subject to withdrawal pursuant to this Section and shall be distributed only upon the events specified in Section 6.1 above.

Section 6.10: Withdrawal Of Voluntary Contributions.

With respect to his or her Voluntary Contribution Account, a Participant may direct that the smaller of (i) the aggregate amount of all of such Participant’s Voluntary Contributions or (ii) the current value of such Participant’s Voluntary Contribution Account be distributed to him or her. Such direction shall be written, dated and delivered to the Committee in accordance with the rules promulgated by the Committee. Such distribution shall be made as soon thereafter as is practical. Any earnings and gains on such contributions cannot be withdrawn pursuant to this Section and may be distributed only upon the events specified in Section 6.1 above, unless otherwise required by Code Section 72(e)(8).

Section 6.11: Withdrawal Of Rollover Contributions.

Despite any other provision of the Plan, a Participant may elect to withdraw all or any portion of the balance of his or her Rollover Contribution Account, even though he or she is still an Employee. Any such withdrawal shall be paid only in the form of a cash lump sum.

Section 6.12: Automatic Rollover.

In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Article VI, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Article VI, then the Committee shall pay the distribution in a direct rollover to an individual retirement plan designated by the Committee. For purposes of determining whether a mandatory distribution is greater than $1,000, the portion of the Participant’s distribution attributable to any Rollover Contribution is included.

ARTICLE VII

TOP-HEAVY PLAN LIMITATIONS

Section 7.1: Application Of Top-Heavy Rules.

If the Plan is or becomes a Top-heavy Plan, the limitations and requirements contained in this Article shall apply and shall supersede any conflicting provision of the Plan.

Section 7.2: Definitions.

(a) Top-heavy Plan. A “Top-heavy Plan” shall mean, with respect to any Plan Year, (i) any Defined Benefit Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Present Value of Accrued Benefits under such plan for Key Employees exceeds 60% of the total Present Value of Accrued Benefits under such plan for all participants in such plan; and (ii) any Defined Contribution Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Aggregate Accounts of Key Employees under the plan exceeds 60% of the total Aggregate Accounts of all participants under such plan. Each plan of the Company required to be included in an Aggregation Group shall be treated as a Top-heavy Plan if the Aggregation Group is a Top-heavy Group.

(b) Top-heavy Group. A “Top-heavy Group” shall mean any Aggregation Group if the sum of (i) the total Present Value of Accrued Benefits for Key Employees under all Defined Benefit Plans included in the Aggregation Group (determined as of the Determination Date for each such plan), and (ii) the total Aggregate Accounts of Key Employees under all Defined Contribution Plans included in the Aggregation Group (determined as of the Determination Date for each such plan) exceeds 60% of a similar sum determined for all participants in such plans. For purposes of determining whether the plans in a Top-heavy Group exceed the foregoing 60% test, the plans shall be aggregated by adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

(c) Aggregation Group. An “Aggregation Group” shall mean each plan of the Company or of an Affiliated Company in which a Key Employee is a participant, and each plan of the Company or of an Affiliated Company that enables the plan(s) containing a Key Employee to meet the antidiscrimination requirements of Code Sections 401(a)(4) or 410, including terminating or terminated plans maintained within the last five years ending on the Determination Date that would, but for such plan(s) termination, be part of the Aggregation Group. The Company can elect to include in the Aggregation Group any plan not otherwise required to be included, if such group, after such election, would continue to meet the antidiscrimination requirements of Code Sections 401(a)(4) and 410; provided, however, that any such plan will not be otherwise deemed a Top-heavy Plan by reason of such election.

(d) Determination Date. With respect to any plan year, “Determination Date” shall mean the last day of the preceding plan year or, in the case of the first plan year of any plan, the last day of such plan year.

(e) Present Value Of Accrued Benefit: A participant’s “Present Value of Accrued Benefit” as of any Determination Date shall be calculated:

(i) as of the most recent valuation date (“Valuation Date”) which is within the 12-month period ending on such Determination Date;

(ii) for the first plan year, as if (A) the participant terminated service as of the Determination Date, or (B) the participant terminated service as of the Valuation Date, but taking into account the estimated Present Value of Accrued Benefit as of the Determination Date;

(iii) for any other plan year, as if the participant terminated service as of the Valuation Date; and

(iv) using the interest rate and mortality assumptions set forth in the Defined Benefit Plan.

(v) For the foregoing purposes, the Valuation Date must be the same valuation date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that year. Solely for the purposes of determining if the Plan, or any other plan included in the Aggregation Group, is a Top-heavy Plan, the accrued benefit of a Non-Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and all Affiliated Companies, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

(f) Aggregate Account: A participant’s “Aggregate Account” shall be determined as follows:

(i) For Defined Contribution Plans not subject to the minimum funding requirements of Code Section 412, a participant’s Aggregate Account as of any Determination Date shall be the sum of:

(A) such participant’s account balance as of the most recent valuation date (“Valuation Date”) occurring within the 12-month period ending on such Determination Date; plus

(B) an adjustment for contributions due as of such Determination Date. Such adjustment is generally the amount of any contributions actually made after the Valuation Date but before the Determination Date. In the first plan year, such adjustment shall also reflect any contributions actually made after the Determination Date that are allocated as of a date in that first plan year.

(ii) For Defined Contribution Plans subject to the minimum funding requirements of Code Section 412, a participant’s Aggregate Account as of any Determination Date shall be the sum of:

(A) such participant’s account balance as of the most recent valuation date (“Valuation Date”) occurring within the 12-month period ending on such Determination Date, including contributions that would be allocated as of a date not later than such Determination Date; plus

(B) an adjustment for contributions due as of such Determination Date. Such adjustment shall reflect the amount of any contribution actually made (or due to be made) after the Valuation Date but before the expiration of the extended payment period described in Code Section 412(c)(10).

(g) Key Employee. “Key Employee” shall mean any participant (including any former participant or deceased participant) of any plan maintained by the Company or an Affiliated Company who, at any time during the Plan Year, was:

(i) an officer of the Company or an Affiliated Company whose annual Earnings exceed $160,000 (for 2010), as adjusted under Code Section 416(i)(1) (provided, however, that no more than 50 employees (or, if lesser, the greater of three employees or 10% of all employees) shall be treated as officers; provided further, however, that if the total number of officers exceeds this numerical limitation, only the highest compensated officers shall be included);

(ii) a 5% Owner of the Company or an Affiliated Company; or

(iii) a 1% Owner of the Company or an Affiliated Company whose annual Earnings exceed $150,000, or such other amount as may be allowed under Code Section 416(i) and the applicable Regulations.

For purposes of the foregoing definition, (i) the Beneficiary of a Key Employee shall be treated as a Key Employee, and (ii) the Beneficiary of a former Key Employee shall be treated as a former Key Employee. Inherited benefits will retain the character of the benefits of the Key Employee who performed the services for the Company. For purposes of the foregoing, the identification of a Key Employee will be determined in accordance with Code Section 416(i) and the Regulations thereunder.

(h) Non-Key Employee. “Non-Key Employee” shall mean any Participant who is not a Key Employee, including any Participant who is a former Key Employee.

Section 7.3: 60% Test - Special Rules.

For purposes of applying the 60% test described in Section 7.2(a), the following special rules shall apply:

(a) Participant Contributions. Benefits derived from both Participant contributions (whether voluntary or mandatory, but not deductible contributions) and the Company’s contributions shall be considered.

(b) Previous Distributions. In determining the Present Value of Accrued Benefit or the Aggregate Account of any participant under any plan (or plans that form the

Aggregation Group), such present value or account shall be increased by the aggregate of distributions made to such participant from such plan (or plans forming the Aggregation Group) during the one-year period ending on the Determination Date. For this purpose, “participant” shall include an employee who is no longer employed by the Company or an Affiliated Company. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” Despite the foregoing, any distribution to a participant that is made after the Valuation Date and before the Determination Date for any plan year shall not be considered a distribution to the extent it is already included in such participant’s Present Value of Accrued Benefit or Aggregate Account as of such Valuation Date.

(c) Rollover Contributions. Rollover contributions shall be treated as follows:

(i) The following rules shall apply to related rollovers and plan-to-plan transfers (ones either not initiated by the participant or made to a plan maintained by the Company or any Affiliated Company). If the plan provides such rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section 7.3. If the plan receives such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the participant’s Present Value of Accrued Benefit or Aggregate Account, regardless of the date on which such rollover or plan-to-plan transfer was received.

(ii) The following rules shall apply to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by a participant and made from a plan maintained by one employer to a plan maintained by another employer). If the plan provides such rollover or plan-to-plan transfer, it shall always consider such rollover or plan-to-plan transfer as a distribution for purposes of this Section 7.3. If the plan receives such rollover or plan-to-plan transfer, it shall not consider such rollover or plan-to-plan transfer as part of the participant’s Present Value of Accrued Benefit or Aggregate Account if it was accepted after December 31, 1983.

(d) Change Of Status. The accrued benefit or Account of a Participant who was formerly a Key Employee, but who ceased to be a Key Employee in any plan year, will not be taken into account for such plan year.

(e) No Service For Last Year. If any individual has not performed services for the employer maintaining the Plan during the one-year period ending on the Determination Date, the accrued benefit or Account of such individual shall not be taken into account.

Section 7.4: Minimum Vesting Requirement.

As the Plan’s normal vesting schedule equals or exceeds the top-heavy vesting schedule, the normal vesting schedule shall continue to apply if the Plan becomes a Top-heavy Plan.

Section 7.5: Minimum Contribution Requirement.

(a) If the Plan is a Top-heavy Plan, then in no event shall the Company’s annual contribution on behalf of any Non-Key Employee be less than 3% of such Participant’s Earnings. This minimum contribution shall be made even though, under the other provisions of the Plan, the Participant would not otherwise be entitled to a contribution on his or her behalf, or would have received a lesser contribution for the Plan Year, because of (i) the Participant’s failure to complete 1,000 Hours of Service, (ii) the Participant’s failure to make mandatory employee contributions to the Plan, or (iii) the Participant’s exclusion from the Plan because such Participant’s Earnings is less than the Plan’s stated amount. Despite the foregoing, no minimum contribution needs to be made under this Section on behalf of a Participant who was not an Employee on the last day of the Plan Year.

(b) Any Company contribution that is attributable to a salary reduction or similar arrangement shall be considered for purposes of satisfying the minimum contribution required by this Section. Elective Contributions on behalf of Key Employees are taken into account in determining the minimum required contribution under Code Section 416(c)(2), but such contributions on behalf of Non-Key Employees may not be treated as employer contributions for purposes of the minimum contribution or benefit requirements of Code Section 416.

(c) If the Company maintains one or more qualified plans in addition to the Plan, and if the Plan is a Top-heavy Plan, then in accordance with the applicable Regulations, only one such plan need be designated by the Company to provide the minimum benefit provided for in this Section. If any Non-Key Employees also participate in a Defined Benefit Plan maintained by the Company, the minimum benefit provided to such Non-Key Employees shall be determined by the Committee, in the Committee’s sole discretion, from among the safe harbor methods set forth in Regulation Section 1.416-1, Q&A M-12, or any successor thereto.

(d) Despite the foregoing, if (i) the total annual contribution allocated to the Accounts of each Key Employee is less than 3% of each Key Employee’s Earnings and (ii) this Plan is not required to be included in an Aggregation Group to enable a Defined Benefit Plan to meet the requirements of Code Section 401(a)(4) or 410, then the total minimum annual contribution on behalf of each Non-Key Employee shall be equal to the largest percentage contribution on behalf of any Key Employee.

Section 7.6: Modification Of Top-Heavy Rules.

The Top-Heavy requirements of Code Section 416 shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement that meets the requirements of Code Section 401(k)(12) or (13) and matching contributions with respect to which the requirements of Code Section 401(m)(11) or (12) are met. If, but for this subsection, the Plan would be treated as a Top-heavy Plan because it is a member of an Aggregation Group that is a Top-heavy Group, contributions under the Plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 7.5.

ARTICLE VIII

THE COMMITTEE

Section 8.1: Members.

(a) The Committee shall consist of the number of members designated by the Board of Directors and shall be appointed by the Board of Directors. Its members shall serve at the pleasure of the Board of Directors. A person so appointed shall become a member by filing a written notice of acceptance with the Board of Directors. A member of the Committee may resign by delivering a written notice of resignation to the Board of Directors. The Board of Directors may remove any member of the Committee by delivering a written notice of such removal to him or her. A resignation or removal shall be effective on the date specified in such notice or resolution. The Trustee shall be promptly notified by the Board of Directors of any change in the membership of the Committee, and shall be supplied with specimen signatures of each Committee member.

(b) Vacancies in the membership of the Committee shall be filled promptly by the Board of Directors. If the Company is not in existence when a vacancy in the Committee membership arises, such vacancy shall be filled as follows, in the indicated order of priority:

1st: The remaining member(s) of the Committee shall appoint new member(s) to fill all vacancies.

2nd: If vacancies on the Committee are not filled pursuant to the foregoing, then a court of competent jurisdiction shall fill such vacancies. The Trust shall pay the expenses incurred in connection with such court appointment.

Section 8.2: Committee Action.

(a) The Committee shall choose a Secretary and an Assistant Secretary (either of whom is referred to below as the “Secretary”) who shall keep minutes of the Committee’s proceedings and all records and documents pertaining to the Committee’s administration of the Plan. Any action of the Committee shall be taken pursuant to the vote of a majority, or pursuant to the written consent of a majority, of its members. A quorum of the Committee shall consist of two members. The Secretary may sign any certificate or other document on behalf of the Committee. The Trustee and all other persons dealing with the Committee may conclusively rely upon any certificate or other document that is signed by the Secretary and that purports to have been duly authorized by the Committee.

(b) A member of the Committee shall not vote or act upon any matter that relates solely to himself or herself as a Participant. If a matter arises affecting one member of the Committee as a Participant and the other members of the Committee are unable to agree on the disposition of such matter, the Board of Directors shall appoint a substitute member of the Committee in the place and stead of the affected member, for the sole purpose of passing upon and deciding that particular matter. If the Company is not in existence then, such substitute member of the Committee shall be appointed in the manner provided for in this Article when there is a vacancy in the Committee’s membership.

Section 8.3: Rights And Duties.

(a) Except as otherwise set forth in subsections (b), (c) and (d) below, all fiduciary responsibility respecting the management or administration of the Plan and its assets are vested in the Committee, and the Committee shall be the Named Fiduciary with respect to the Plan’s assets, and the “administrator” of the Plan as defined in Section 3(16)(A) of ERISA.

(b) The Trustee shall (i) have custody of the Plan’s assets, (ii) have the powers designated in the trust document and (iii) be the Named Fiduciary with respect to the custody of the Plan’s assets.

(c) The Committee may designate one or more Investment Managers (including the Trustee, if the Trustee is authorized to be an Investment Manager) to manage the investment of the Plan’s assets, and such Investment Manager(s) shall be the Named Fiduciary with respect to the management and investment of the Plan’s assets.

(d) The Committee may designate one or more persons or entities to carry out any of its functions under the Plan, other than those of managing and controlling the Plan’s assets, which may only be done pursuant to subsections (b) or (c) immediately above.

(e) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, and shall be charged with the general administration of the Plan, except to the extent that powers are retained by the Company. The Committee shall have the discretion and authority to interpret the Plan. The Committee’s powers shall include (without limitation) the power and discretion:

(i) to determine all questions relating to the eligibility of Employees to participate in the Plan;

(ii) to determine, compute and certify to the Trustee the amount and kind of benefits payable to the Participants and their Beneficiaries;

(iii) to authorize all disbursements by the Trustee from the Trust;

(iv) to direct the Trustee with respect to all investments of the principal or income of the Trust and with respect to other matters concerning the Trust’s assets;

(v) to employ such agents and advisors as may be reasonably necessary or convenient and to pay them (or cause to be paid to them) reasonable compensation;

(vi) to maintain all the necessary records for the administration of the Plan, other than those maintained by the Trustee; and

(vii) to adopt, amend and interpret rules for the administration or regulation of the Plan that are not inconsistent with its terms and the applicable law and Regulations.

(f) Members of the Committee and other Fiduciaries shall discharge their duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. Subject to any right of Participants to direct how their Accounts will be invested and other provisions of the Plan, the Committee shall diversify the Plan’s investments so as to minimize the risk of large losses, unless, under the circumstances, it is clearly prudent not to do so, or unless the Plan specifically provides for the acquisition and holding of qualifying employer real property or securities, as defined in Sections 407(d)(4) and (5) of ERISA.

(g) A member of the Committee or other Fiduciary shall be liable for a breach of fiduciary responsibility of another member or another Fiduciary only if:

(i) such member or Fiduciary participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other member or Fiduciary, knowing that such act or omission is a breach;

(ii) such member or Fiduciary has enabled such other member or Fiduciary to commit a breach by virtue of his or her failure to comply with the duty of care set forth above in the administration of such member’s or Fiduciary’s own responsibilities as a Fiduciary; or

(iii) such member or Fiduciary has knowledge of a breach by such other member or Fiduciary, unless such member or Fiduciary makes reasonable efforts under the circumstances to remedy such breach.

Section 8.4: Information.

To enable the Committee to perform its functions, the Company shall supply complete and timely information to the Committee on all matters relating to the compensation of all Participants, their employment, their retirement, death, or the cause for termination of employment, and such other pertinent information as the Committee may require. The Committee shall advise the Trustee of such of the foregoing information as may be pertinent to the Trustee’s administration of the Trust.

Section 8.5: Compensation, Indemnity And Liability.

(a) The members of the Committee shall serve without compensation for their services. No member of the Committee or other Fiduciary need be bonded, except as required by federal or state law or regulation. The Committee is authorized to employ such legal counsel or other persons as it may deem advisable to assist it in the performance of its duties under the Plan.

(b) The Company shall indemnify and hold each member of the Committee harmless against any and all expenses and liabilities arising out of membership on the Committee (including reasonable attorneys’ fees and disbursements), excepting only expenses and liabilities arising out of such member’s own willful misconduct or gross negligence. The provisions of this subsection shall survive the termination of the Plan and the resignation or removal of the Committee member who is entitled to the indemnity.

Section 8.6: Administrative Expenses Of The Plan.

All reasonable expenses of administering the Plan, including, but not limited to, actuarial, administration, accounting, investment, recordkeeping, and legal fees and costs incurred in connection with such activities (including, without limitation, expenses incurred by the Committee under Section 8.3), shall be paid by the Trustee pursuant to the direction of the Committee and shall be a charge against the trust estate, except to the extent that such expenses may be paid by the Company. The Committee, in the Committee’s sole discretion, shall determine whether each such charge shall be allocated pro rata or per capita to Participants’ Accounts, and whether such a charge shall be allocated directly to the Accounts of the affected Participant. The expense of maintaining errors and omissions liability insurance, if any, covering members of the Committee, the Trustee, or any other Fiduciary shall be paid by the Company.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.1: Amendments.

The Company, acting through the Board of Directors, or the Committee may amend the Plan from time to time and may amend or cancel any such amendment. Each amendment must be set forth in a document that is signed by an officer of the Company, and the Plan shall be deemed to have been amended in the manner and at the time set forth in such document, and all Participants shall be bound by it. Despite the foregoing, any such amendment shall be subject to the following provisions:

(a) No amendment shall be effective that attempts to cause any asset of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except for such changes, if any, that are required to permit the Plan to meet the applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company.

(b) No amendment shall have any retroactive effect that would deprive any Participant of any benefit already vested, nor shall the vesting provisions of the Plan be amended, unless each Participant with at least three Years of Service is permitted to elect to continue to have the prior vesting provisions apply to him or her, except for such changes, if any, that are required to permit the Plan to meet applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company. Any such election must be made during the period beginning with the date the amendment is adopted and ending 60 days after the latest of:

(i) the date the amendment is adopted;

(ii) the date the amendment becomes effective; or

(iii) the date on which the Participant receives written notice of the amendment from the Company or the Committee.

(c) No amendment shall create or effect any discrimination in favor of Participants who are highly compensated Employees.

(d) No amendment shall increase the duties or liabilities of the Trustee without the Trustee’s written consent.

(e) No amendment shall decrease any Participant’s Account balance.

(f) No amendment shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account balance under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

Section 9.2: Discontinuance Of Plan.

(a) The Company expects that the Plan and the Company’s contributions under it will be continued indefinitely, and the Trust is irrevocable. However, continuance of the Plan is not assumed as a contractual obligation of the Company, and the Company reserves the right to reduce, temporarily suspend, or discontinue contributions under the Plan if, and to the extent, permitted under ERISA or the Code. Upon a complete discontinuance of the Company’s contributions, the interest of each Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested. In addition, upon a partial termination (within the meaning of Code Section 411(d)(3)), the interest of each affected Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested.

(b) The Company may terminate the Plan at any time upon delivering a written notice to the Trustee. Upon the Plan’s termination, the interest of each Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested. Upon the termination of the Plan without the establishment of a successor plan (within the meaning of Code Section 401(k)(10)(A)(i)), the Committee shall, as is necessary, direct the Trustee to liquidate the Trust’s assets. After such liquidation, the Committee shall make, after deducting the estimated expenses of such liquidation and distribution, the allocations required under the Plan as though the date when such liquidation was completed were an Anniversary Date. After receiving appropriate instructions from the Committee, the Trustee shall promptly distribute the Trust’s assets in accordance with such instructions.

(c) The Plan shall automatically terminate upon the happening of any of the following events:

(i) adjudication of the Company as a bankrupt;

(ii) general assignment by the Company to or for the benefit of creditors; or

(iii) dissolution of the business of the Company,

provided, however, that the Plan may be continued by any successor business organization or any business organization into which the Company is merged or consolidated that employs some or all of the Participants, if such business organization agrees with the Trustee in writing to accept the obligations of the Plan and to continue it in full force and effect in accordance with Section 11.10.

Section 9.3: Failure To Contribute.

The Company’s failure to contribute to the Trust for any Plan Year shall not, of itself, be a discontinuance of contributions to the Plan.

ARTICLE X

CLAIMS PROCEDURE

Section 10.1: Presentation Of Claim.

Any Participant or Beneficiary of a deceased Participant or duly authorized representative of either (such Participant or Beneficiary or duly authorized representative being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts (i) credited to (or deducted from) such Claimant’s Accounts, or (ii) distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the benefit determination desired by the Claimant.

Section 10.2: Notification Of Decision.

The Committee shall consider a Claimant’s claim within a reasonable time, but not later than 90 days after receipt of the claim by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. Once the benefit determination is made in accordance with the foregoing, the Committee shall notify the Claimant in writing:

(a) that the Claimant’s requested benefit determination has been made, and that the claim has been allowed in full; or

(b) that the Committee has reached a conclusion adverse, in whole or in part, to the Claimant’s requested benefit determination. The Committee’s notice of adverse benefit determination must be written in a manner calculated to be understood by the Claimant, and it must contain:

(i) the specific reason(s) for the adverse benefit determination;

(ii) reference to the specific provisions of the Plan upon which such adverse benefit determination was based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv) a description of the Plan’s claim review procedures set forth in Section 10.3 and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

Section 10.3: Review Of A Denied Claim.

Within 60 days after receiving a notice from the Committee of an adverse benefit determination, a Claimant may file with the Board of Directors a written request for a review of such adverse determination. Thereafter, but not later than 30 days after the review procedure began, the Claimant:

(a) may submit written comments, documents, records, and other information relating to the claim for benefits;

(b) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and/or

(c) may request a hearing, which the Board of Directors, in its discretion, may grant.

The Board of Directors shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

Section 10.4: Decision On Review.

The Board of Directors shall render its decision on review within a reasonable time, and not later than 60 days after the receipt of the Claimant’s review request, unless a hearing is held or other special circumstances require additional time, in which case the Board of Directors’ decision must be rendered within 120 days after the receipt of the Claimant’s review request. If the Board of Directors determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Board of Directors expects to render the benefit determination on review. The Board of Directors’ decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a) specific reasons for the decision;

(b) reference to the specific Plan provisions upon which the decision was based;

(c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits;

(d) a statement of the Claimant’s right to bring an action under ERISA Section 502(a) concerning an adverse benefit determination; and

(e) such other matters as the Board of Directors deems relevant.

For purposes of this Article, a document, record, or other information shall be considered “relevant” to a Claimant’s claim if such document, record, or other information was relied upon in making the benefit determination; was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or demonstrates compliance with the administrative processes and safeguards required under ERISA in making the benefit determination.

ARTICLE XI

MISCELLANEOUS

Section 11.1: Contributions Not Recoverable.

Subject to the next two sentences, it shall be impossible for any part of the Trust’s principal or income to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. Despite any other provision of the Plan, the Company shall be entitled to recover (within one year of the specified event):

(a) any contribution made to the Trust if (i) the Commissioner of Internal Revenue, or his delegate, determines that the Plan and the Trust do not meet the applicable requirements of the Code upon their initial qualification, with the result that the Trust is not exempt from federal income tax, (ii) such contribution was conditioned on such initial qualification of the Plan and Trust, (iii) the application for determination of such initial qualification was made within the time prescribed by law for filing the Company’s tax return for the taxable year in which the Plan and Trust was adopted, or such later date as the Secretary of the Treasury may prescribe, and (iv) such contribution is returned to the Company within one year after the date the initial qualification is denied;

(b) any contribution by the Company that was made by a mistake of fact, provided that such contribution is returned to the Company within one year of the contribution;

(c) any contribution by the Company (or any portion of it) that was disallowed by the Internal Revenue Service as a deduction, provided that such contribution (or such portion of it), to the extent disallowed, is returned to the Company within one year of the disallowance of the deduction; and

(d) upon termination of the Plan, any assets held in a suspense account pursuant to Section 4.7(c).

Subsections (b), (c), and (d) above shall be operative only if, and to the extent, expressly authorized by the applicable Regulations, or a Revenue Ruling, Revenue Procedure, or other official promulgation of the Internal Revenue Service.

Section 11.2: Limitation On Participants’ Rights.

Participation in the Plan and Trust shall not give any Employee the right to be retained in the Company’s employ or any right or interest in the Trust other than as provided in the Plan. The Company reserves the right to dismiss any Employee without any liability for any claim against the Trust (except to the extent provided in the Plan) or against the Company. All benefits payable under the Plan shall be provided solely from the assets of the Trust.

Section 11.3: Receipt Or Release.

Any payment to any Participant or Beneficiary pursuant to the Plan shall, to the extent of it, be in full satisfaction of all claims against the Trustee, the Committee, Board of Directors, and the Company, and the Committee

may require such Participant or Beneficiary, as a condition precedent to such payment, to sign a receipt and release to such effect.

Section 11.4: Nonassignability.

(a) None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor and, in particular, they shall not be subject to attachment or garnishment or other legal process by any creditor. In addition, no Participant or Beneficiary shall have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

(b) Any restriction or prohibition against the assignment or alienation of benefits under the Plan shall not apply to (i) a “qualified domestic relations order” (“QDRO”), as that term is defined in Code Section 414(p), or (ii) a benefit reduction or offset in accordance with Code Section 401(a)(13)(C). To the extent provided in any QDRO, a former spouse of a Participant shall be treated as the spouse or surviving spouse of such Participant for all purposes under the Plan. Notwithstanding any other provision in this Plan, a lump sum distribution may be made to an alternate payee under a QDRO at any time after the Committee has determined that such QDRO satisfies the requirements of Code Section 414(p) and Section 206(d) of ERISA, and regardless of whether or not the Participant who is a party to such QDRO is then eligible to receive a distribution under the Plan.

Section 11.5: Governing Law.

The Plan and the Trust shall be construed, administered, and governed in all respects under and by applicable federal law and, if they are not inconsistent with federal law, the laws of the State of California. If any provision is susceptible to more than one interpretation, the controlling interpretation shall be the one that is consistent with the Plan being a qualified plan under Code Section 401. If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the other provisions shall continue to be fully effective.

Section 11.6: Headings.

Headings and subheadings in the Plan are inserted for convenience of reference only, and they are not to be considered in construing the provisions of the Plan.

Section 11.7: Counterparts.

This Agreement may be signed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same document, which may be sufficiently evidenced by any one counterpart.

Section 11.8: Successors And Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the parties to it, and their successors and assigns.

Section 11.9: Gender And Number.

As used in the Plan, the masculine, feminine and neuter gender, and the singular and plural number, each include the other(s), unless the context indicates otherwise.

Section 11.10: Merger, Consolidation Or Transfer Of Plan Assets.

The Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan (the “new plan”) unless each Participant would receive in such new plan a benefit immediately after such merger, consolidation or transfer, if such new plan were then terminated, that is equal to, or greater than, the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer, if the Plan had been terminated then.

Section 11.11: Joinder Of Parties.

In any action or other judicial proceeding affecting the Plan, it shall be necessary to join as parties only the Trustee, the Committee and the Company, and no Participant or other person having an interest in the Plan shall be entitled to any notice or service of process.

Section 11.12: The Trust.

This Plan and the Trust are both part of and constitute a single integrated employee benefit plan and trust and shall be construed together.

Section 11.13: Special Requirements For USERRA.

(a) Despite any other provision of the Plan, an Employee re-employed under Chapter 43 of Title 38, United States Code (“USERRA”) shall not incur a Break in Service by reason of such Employee’s period of Qualified Military Service.

(b) Each period of Qualified Military Service served by an Employee shall, upon re-employment under USERRA with the Company, constitute service with the Company for the purpose of determining the nonforfeitability of the Employee’s accrued benefits under the Plan and for the purpose of determining the accrual of benefits under the Plan.

(c) An Employee re-employed under USERRA shall be entitled to accrued benefits that are contingent on the making of, or derived from, employee contributions or elective deferrals only to the extent the Employee makes payment to the Plan with respect to such contributions or deferrals. No such payment may exceed the amount the Employee would have been permitted or required to contribute had the Employee remained continuously employed by the Company throughout the period of Qualified Military Service. Any payment to the Plan shall be made during the period beginning on the date of re-employment and whose duration is three times the period of the Qualified Military Service (but not greater than five years).

(d) In the case of a Participant who dies while performing Qualified Military Service, the survivors of such Participant shall be entitled to any additional benefits

(other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then immediately terminated employment on account of death.

(e) If so elected by the Committee, loan repayments may be suspended as permitted under Code Section 414(u)(4).

(f) If an individual on Qualified Military Service receives a differential wage payment, (i) he or she shall be treated as an Employee of the Company making the payment, (ii) the differential wage payment shall be treated as Compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit that is based on the differential wage payment, provided, however, in the case of subsection (iii) above, the special nondiscrimination requirements of Code Section 414(u)(12)(C) are met. The special distribution rule of Code Section 414(u)(12)(B) shall also apply. For purposes of the foregoing, “differential wage payment” shall have the meaning given such term by Code Section 3401(h)(2).

(g) An Employee whose employment is interrupted by Qualified Military Service, or who is on a leave of absence for Qualified Military Service, may elect to make additional Elective Contributions upon resumption of employment with the Company equal to the maximum (or such lesser amount elected by the Employee) Elective Contributions that the Employee could have elected during that period if the Employee’s employment with the Company had continued (at the same level of Compensation) without the interruption or leave, reduced by the Elective Contributions, if any, actually made for the Employee during the period of the interruption or leave. Except to the extent provided under Code Section 414(u), this right applies for five years following the resumption of employment (or, if sooner, for a period equal to three times the period of the interruption or leave).

(h) For purposes of this Section, “Qualified Military Service” shall mean any service in the uniformed services (as defined in USERRA) by any Employee if such Employee is entitled to re-employment rights under USERRA with respect to such service.

Section 11.14: Facility Of Payment.

If any payee under the Plan is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving valid receipt and discharge for any payment due him or her, the Committee may have such payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee unless it has received due notice of claim therefore from a duly appointed guardian or conservator of the estate of such payee. Any such payment shall be a payment for the account of such payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such payee.

Section 11.15: Electronic Media.

Any notice, Participant consent, or other document required under the Plan or applicable law may be made or given through the means of electronic media, provided such electronic media complies with applicable requirements of the Code, ERISA, their applicable Regulations, and other applicable interpretations thereof.

Signature Page

The Company has signed the Plan on the date indicated below, to be effective as of the Effective Date.

“Company”

Unified Grocers, Inc.

Dated: December 30, 2010	By:	Don Gilpin

	Its:	Vice President, Human Resources

Exhibit 10.76.1

AMENDMENT NO. 1

TO THE

UNIFIED GROCERS, INC.

EMPLOYEE SAVINGS PLAN

Unified Grocers, Inc. (the “Company”) hereby amends the above-named plan (the “Plan”), effective as of March 17, 2011, as follows:

1. Section 6.9(b) of the Plan is hereby amended in its entirety to read as follows:

“(b) The Committee may, in its sole discretion, approve or deny a hardship withdrawal request, but the Committee’s determination shall be made in accordance with uniform and nondiscriminatory standards. The Committee shall approve a hardship withdrawal only if the withdrawal is necessary to satisfy one of the following immediate and heavy financial needs:

(i) Payments of medical expenses incurred by the Participant and the Participant’s spouse, dependants, and Beneficiary, or payments necessary for those persons to obtain medical care, that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income).

(ii) Payments (excluding mortgage payments) directly related to the purchase of a principal residence for the Participant.

(iii) Payments of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant and the Participant’s spouse, children, dependents, and Beneficiary.

(iv) Payments to prevent the Participant’s eviction from the Participant’s principal residence.

(v) Payments to prevent a foreclosure on the Participant’s mortgage of the Participant’s principal residence.

(vi) Payments for funeral or burial expenses for the Participant’s deceased parent, spouse, child, dependent, or Beneficiary.

(vii) Expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(viii) Such other expenses that the Commissioner of the Internal Revenue Service deems to be an immediate and heavy financial need through the publication of revenue rulings, notices, and other documents of general applicability.

The amount of an immediate and heavy financial need may include any amount that is necessary to pay federal, state, or local income taxes or penalties that are reasonably anticipated to result from the distribution. If a Participant has a balance in his or her Voluntary Contribution Account that is subject to withdrawal pursuant to Section 6.10, then such Participant must withdraw the maximum allowed pursuant to Section 6.10 before a withdrawal can be made pursuant to this Section 6.9.”

* * * * *

The Company has caused this Amendment No. 1 to be signed on the date indicated below, to be effective as indicated above.

“Company”

UNIFIED GROCERS, INC.

Dated: March 17, 2011	By:	Robert M. Ling, Jr.

	Its:	Executive Vice President & General Counsel

Exhibit 10.77

UNIFIED GROCERS, INC.

SHELTERED SAVINGS PLAN

-i-

-ii-

-iii-

UNIFIED GROCERS, INC.

SHELTERED SAVINGS PLAN

Unified Grocers, Inc. has adopted the following complete amendment and restatement of its profit sharing plan that evidences the plan portion of a profit sharing plan and trust for the benefit of qualified employees of the Company. The terms of the Plan are as follows:

ARTICLE I

NAME, DEFINITIONS & FUNDING POLICY

Section 1.1: Full Name.

This profit sharing plan shall be known as the:

UNIFIED GROCERS, INC.

SHELTERED SAVINGS PLAN

The Plan was known, prior to December 31, 2001, as the Certified Grocers of California, Ltd. Employees’ Sheltered Savings Plan. It is hereby designated as constituting a defined contribution plan intended to qualify under Code Section 401(a) that includes a cash or deferred arrangement under Code Section 401(k). The Trust established in connection with the Plan shall be known as the:

UNIFIED GROCERS, INC.

SHELTERED SAVINGS PLAN TRUST

Section 1.2: Certain Definitions.

As used in this document and in the Trust, the following words and phrases shall have the following meanings, unless a different meaning is specified or clearly indicated by the context:

“Accounts” shall mean, collectively, the Retirement Account, the Deferred Income Account, the Matching Contribution Account, the Voluntary Contribution Account, and the Rollover Contribution Account that may be established under the Plan for a Participant. If all of such accounts are not established for a Participant, then “Accounts” shall mean, collectively, all of such accounts that are established for such Participant.

“Adjustment Factor” shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d), as applied to such items and in such manner as the Secretary of the Treasury shall provide.

“Affiliated Company” shall mean:

(a) a member of a controlled group of corporations of which the Company is a member, as determined in accordance with Code Section 414(b) and the applicable Regulations;

(b) an unincorporated trade or business that is under common control with the Company, as determined in accordance with Code Section 414(c) and the applicable Regulations;

(c) a member of an affiliated service group of which the Company is a member, as determined in accordance with Code Section 414(m) and the applicable Regulations; or

(d) any other entity required to be aggregated with the Company pursuant to the Regulations under Code Section 414(o).

“AGI Acquisition” shall mean the acquisition of Associated Grocers, Inc. by the Company.

“Anniversary Date” shall mean the last day of each Plan Year.

“Article” shall mean an Article of the Plan.

“Beneficiary” shall mean the person or persons, as the context requires, last designated by a Participant to receive any benefit specified in the Plan that is payable upon such Participant’s death. If there is no designated Beneficiary or surviving Beneficiary, the Beneficiary shall be the Participant’s surviving spouse; or, if none, the Participant’s surviving descendants (including adopted persons), who shall take on the principle of representation; or, if none, the Participant’s estate; or, if there is no legal representative appointed to represent the Participant’s estate and if the Participant’s vested interest does not exceed $2,000, a person (or the persons) selected by the Committee who is related to the Participant by blood, adoption or marriage.

“Board of Directors” shall mean the Board of Directors of the Company.

“Break in Service” shall mean a computation period in which an Employee has failed to complete more than 500 Hours of Service (unless due to an authorized, unpaid leave of absence granted by the Company in a nondiscriminatory manner). The computation period shall be, for eligibility and vesting purposes, the same computation period used in determining an Employee’s Years of Service. Solely for purposes of determining whether a Break in Service has occurred in any computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service that would otherwise have been credited to such individual but for such absence (or, in any case in which such Hours of Service cannot be determined, eight Hours of Service per work day of such absence). An absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this provision shall in no event exceed 501 hours, and they shall be credited (1) in the computation period in which the absence begins if such crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and its successors.

“Company” shall mean Unified Grocers, Inc.

“Compensation” shall mean a Participant’s Earnings during the Plan Year, reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits, and further reduced by any type of additional compensation for employees working outside their regularly scheduled tour of duty (such as overtime pay, premiums for shift differential, and call-in premiums) and bonuses. In addition to other applicable limitations set forth in the Plan, and despite any other provision of the Plan, the Compensation of each Participant shall not exceed the Compensation Limitation (defined below). The Compensation Limitation is $245,000 (for 2010), as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the “determination period”). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year. If such a determination period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in such determination period, and the denominator of which is 12. If Compensation for any prior determination period is taken into account in determining a Participant’s benefits accruing in the current Plan Year, the Compensation for such prior determination period is subject to the Compensation Limitation in effect for such prior determination period.

“Deferred Income Account” shall mean the Account maintained by the Committee for each Participant on whose behalf an Elective Contribution is made.

“Defined Benefit Plan” and “Defined Contribution Plan” shall have the same meanings as given these terms under ERISA.

“Determination Year” shall mean the Plan Year.

“Earnings” shall mean a Participant’s annual “compensation”, as that term is defined in Code Section 415, that is actually paid or made available to the Participant within the Plan Year, except as otherwise provided below. A Participant’s Earnings shall include such Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company or any Affiliated Company to the extent that the amounts are includable in gross income under the Code (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan, as described in Regulation Section 1.62-2(c)).

“Earnings” shall also include (i) amounts described in Code Sections 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includable in the gross income of the Participant, (ii) amounts paid or reimbursed by the Company for moving expenses incurred by a Participant, but only to the extent that, at the time of the payment, it is reasonable to believe that these amounts are not deductible by the Participant under Code Section 217, (iii) the value of a non-statutory option (which is an option other than a statutory option defined in Regulations section 1.421-1(b)) granted to a Participant by the Company, but only to the extent that the value of the option is includable in the gross income of the Participant for the taxable year in which granted, (iv) the amount includable in the gross income of a Participant upon making the election described in Code Section 83(b), and (v) amounts that are includable in the gross income of a Participant under the rules of Code Section 409A or Code Section 457(f)(1)(A) or because the amounts are constructively received by the Participant.

“Earnings” shall not include:

(a) Any contribution made (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) by the Company to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), whether or not qualified) to the extent that the contributions are not includable in the gross income of the Participant for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered Earnings, regardless of whether such amounts are includable in the gross income of the Participant when distributed. However, any amount received by a Participant pursuant to a non-qualified unfunded deferred compensation plan may be considered Earnings in the year such amounts are actually received but only to the extent includable in the gross income of the Participant.

(b) Any amount realized from the exercise of a non-statutory stock option (which is an option other than a statutory option described in Regulation Section 1.421-1(b)), or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Code Section 83 and the Regulations thereunder.

(c) Any amount realized from the sale, exchange or other disposition of stock acquired under a statutory stock option (as defined in Regulation Section 1.421-1(b)).

(d) Any other amount that receives special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant and are not salary reduction amounts described in Code Section 125).

(e) Other items of remuneration that are similar to any of the items listed in subsections (a) through (d) above.

Earnings paid or made available during any Plan Year shall include any elective deferral (as defined in Code Section 402(e)(3)), and any amount that is contributed or deferred by the Company at the election of the Participant and that is not includable in the gross income of the Participant by reason of Code Section 125(a), 132(f)(4), 402(h)(1)(B), 402(k), or 457(b). Amounts under Code Section 125 shall not include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Company does not request or collect information regarding enrollment process for the health plan.

In general, Earnings for a Limitation Year are the Earnings actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, Earnings for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) are the Earnings such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Earnings paid immediately before becoming permanently and totally disabled if the conditions under the Regulations are met. In addition, for Limitation Years beginning in 2005, payments made within the later of (i) 2 1/2 months after severance from employment (within the meaning of Regulation Section 1.415(a)-1(f)(5)), or (ii) the end of the Limitation Year that contains the date of severance (the “Post Severance Period”) will be Earnings within the meaning of Code Section 415(c)(3) if they are payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Company and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued. In addition, Earnings includes amounts received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Company and only to the extent that the payment is includable in the Participant’s gross income, and the amount is paid during the Post Severance Period. Any payments not described above are not considered Earnings if paid after severance from employment, even if they are paid within the Post Severance Period, except for payments (i) to an individual who does not currently perform services for the Company by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company rather than entering qualified military service, or (ii) a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)), provided that either the Participant is not a Highly Compensated Employee immediately before becoming disabled, or the Plan provides for the continuation of Compensation on behalf of all Participants who are permanently and totally disabled for a fixed and determinable period. Earnings under this paragraph shall not be considered to be Compensation.

“Effective Date” shall mean January 1, 2010, which is the effective date of this complete amendment and restatement, except as otherwise provided. Despite the foregoing, those provisions of the Plan that relate to the Economic Growth and Tax Relief Reconciliation

Act of 2001 (“EGTRRA”), the Job Creation and Worker Assistance Act of 2002 (“JCWAA”), the Pension Funding Equity Act of 2004 (“PFEA”), the American Jobs Creation Act of 2004 (“AJCA”), the Working Families Tax Relief Act of 2004 (“WFTRA”), the Gulf Opportunity Zone Act of 2005 (“GOZA”), the Pension Protection Act of 2006 (“PPA”), the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART”), and the Worker, Retiree and Employer Recovery Act of 2008 (“WRERA”) shall be applicable as of the dates required by EGTRRA, JCWAA, PFEA, AJCA, WFTRA, GOZA, PPA, HEART, and WRERA. Except as set forth in the prior sentence, the terms of the Plan in effect for periods before the Effective Date shall be as set forth in the prior Plan document.

“Eligible Participant” shall mean, as of any Anniversary Date, (i) each Participant who is an Employee on such date, and (ii) each Participant who ceased to be an Employee during the Plan Year ending with such Anniversary Date by reason of his or her involuntary layoff, retirement on or after his or her Normal Retirement Date, death, or Total Disability.

“Employee” shall mean every person classified by the Company as a common law employee of the Company and any Affiliated Company that has adopted the Plan with the permission of the Board of Directors. “Employee” shall not include any person who is (i) employed by or through a leasing, temporary, or similar agency or company, (ii) classified by the Company as a leased employee of the Company or any such Affiliated Company, or (iii) classified by the Company as an independent contractor or other status that is not a common law employee. For this purpose, a “leased employee” is a person whose services are performed under the primary direction or control by the Company or any Affiliated Company on a substantially full time basis for a period of at least one year in accordance with Code Section 414(n)(2). If any person described in the preceding two sentences is determined to be a common law employee of the Company or any Affiliated Company by court decision or otherwise, such person shall nonetheless continue to be treated as not being an Employee.

“Employer” shall mean, with respect to an Employee, the Company, any Predecessor Employer and any Affiliated Company.

“Employment Commencement Date” for each Employee shall mean the date such Employee is first credited with an Hour of Service.

“Entry Date” shall mean the first day of each payroll period.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and its successors.

“Fiduciary” shall mean a person who:

(a) exercises any discretionary authority, discretionary control, or discretionary responsibility respecting the management or administration of the Plan;

(b) exercises any authority or control respecting management or disposition of the Plan’s assets; or

(c) renders investment advice for a fee or other compensation, direct or indirect, with respect to any asset of the Plan, or has any authority or responsibility to do so.

“Financial Institution” shall mean a bank, trust company, or other financial institution that is regulated by the United States or any State.

“Forfeiture” shall mean the nonvested portion of a Participant’s Accounts that is forfeited and applied in accordance with other provisions of the Plan.

“Former AGI Employee” shall mean any Employee whose employment with Associated Grocers, Inc. terminated immediately prior to the closing of the AGI Acquisition, and who immediately after such closing accepted and commenced employment with the Company.

“Highly Compensated Active Employee” shall mean any Participant who performed service for the Company during the Determination Year and who:

(a) During the Look-Back Year received Earnings from the Company in excess of $110,000 (for 2010) (as adjusted pursuant to Code Section 415(d)), and, if the Company so elects, was a member of the Top-Paid Group for such year; or

(b) Was a 5% Owner at any time during the Look-Back Year or the Determination Year.

It is noted that the Company has not made the foregoing Top-Paid Group election.

“Highly Compensated Employee” shall mean any Participant who is a “Highly Compensated Active Employee” or a “Highly Compensated Former Employee.”

“Highly Compensated Former Employee” shall mean any Participant who:

(a) Separated from service (or was deemed to have separated from service) prior to the Determination Year,

(b) Performed no service for the Company during the Determination Year, and

(c) Was a Highly Compensated Active Employee in either (i) the Determination Year during which the Employee separated from service, or (ii) any Determination Year ending on or after the Employee’s 55th birthday. For the purposes of this subsection (c), an Employee will be deemed to have separated from service if, in a Determination Year before the Employee attained age 55, the Employee received Earnings in an amount less than 50% of the Employee’s average annual Earnings for the three consecutive calendar years preceding the Determination Year during which the Employee received the greatest amount of Earnings from the Company.

“Hour of Service” shall mean:

(a) Each hour for which an Employee was paid by, or entitled to payment from, an Employer. Hours under this subsection (a) shall be credited to an Employee for the computation period or periods in which the services were performed. Generally, Hours of Service shall be determined from the Employer’s employment records. Despite the foregoing, if an Employee’s Compensation is not determined on the basis of certain amounts for each hour worked (such as salaried, commission or piece-work employees) and if his or her hours are not required to be counted and recorded by any federal law (such as the Fair Labor Standards Act), such Employee’s Hours of Service need not be determined from employment records. Instead, such Employee may be credited with 190 Hours of Service for each month in which he or she would be credited with at least one Hour of Service pursuant to this subsection (a);

(b) Each hour for which an Employee was paid by, or entitled to payment from, an Employer on account of a period during which no services were performed (irrespective of whether the employment relationship had terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this subsection (b) for any single continuous period (whether or not such period occurs in a single computation period);

(c) Each hour for which back pay (irrespective of mitigation of damages) is either awarded against, or agreed to by, an Employer. The same Hours of Service shall not be credited under either subsection (a) or (b), whichever is applicable, and under this subsection (c). Hours of Service under this subsection (c) shall be credited for the computation period(s) to which the award or agreement pertains, rather than the computation period in which the award, agreement or payment is made; and

(d) Hours under subsections (a) through (c) above shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated here by reference.

“Individual Medical Benefit Account” shall have the same meaning as is given that term under Code Section 415(l)(2).

“Investment Manager” shall mean a person or entity who (that) is (a) registered as an investment advisor under the Investment Advisor’s Act of 1940, (b) defined as a bank under that Act, or (c) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of trust assets, and who has acknowledged in writing that he (she or it) is a Fiduciary with respect to the Plan.

“Look-Back Year” shall mean the 12-month period preceding the Determination Year, or, if the Company elects and allowed by the applicable Regulations, the calendar year beginning with or within the Look-Back Year.

“Matching Contribution Account” shall mean the Account maintained by the Committee for each Participant on whose behalf a Matching Contribution is made.

“Named Fiduciary” shall have the same meaning as under Section 402(a) of ERISA and shall be determined as provided in Section 8.3.

“Non-Highly Compensated Employee” shall mean any Participant who is not a Highly Compensated Employee.

“Normal Retirement Age” shall mean a Participant’s 65th birthday.

“Normal Retirement Date” shall mean the first day of the month that coincides with or immediately follows a Participant’s Normal Retirement Age.

“Participant” shall mean any Employee who becomes eligible for participation in accordance with the provisions of the Plan, and, unless the context indicates otherwise, includes former Participants.

“Plan” shall mean this document and the plan created by this document (including, unless the context indicates to the contrary, the Trust established in connection with the Plan), as it may be amended from time to time.

“Plan Year” shall mean the calendar year. The Plan Year shall be the fiscal year of the Plan. The Plan Year shall be the “limitation year” for the Plan as defined in the Code (the “Limitation Year”). If the Plan is terminated effective as of a date other than the last day of the Limitation Year, the Plan is deemed to have been amended to change its Limitation Year. As a result of such deemed amendment, the Code Section 415(c)(1)(A) dollar limit must be prorated under the short Limitation Year rules under the Regulations.

“Predecessor Employer” shall mean any predecessor employer of an Employee that maintained the Plan.

“Regulations” shall mean the regulations issued under the Code or ERISA, or both of them, as well as under any other legislation that applies to the Plan.

“Retirement Account” shall mean the Account maintained by the Committee for each Participant which is to be credited with such Participant’s share of the Company’s contributions to the Trust.

“Rollover Contribution Account” shall mean the Account maintained by the Committee for each Participant who makes a Rollover Contribution.

“Rollover Contribution” shall mean a qualified rollover contribution as defined in Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16), but shall not include a rollover contribution that is attributable to contributions made on behalf of a Key Employee in a Top-heavy Plan, unless such a rollover contribution is permissible under the Code or applicable Regulations.

“Section” shall mean, when used in conjunction with some other reference (such as the Code or ERISA), a section of such other reference. When not used in conjunction with some other reference, Section shall refer to a section of the Plan or Trust, as the context requires. References to a Section include future amendments, and successors, to it.

“Secretary” shall mean the Secretary or an Assistant Secretary of the Committee.

“Secretary of the Treasury” shall mean the Secretary of the Treasury, as defined in Code Section 7701(a)(11).

“Signature Page” shall mean the page(s) at the end of the Plan entitled “Signature Page.”

“Top-Paid Group” shall mean the group of Employees in a particular year that consists of the top 20% of the Employees, ranked on the basis of Earnings received from the Company during such year.

(a) An Employee shall be disregarded for purposes of determining the Top-Paid Group if the Employee:

(i) Has not performed an Hour of Service during such year;

(ii) Has not completed six months of service;

(iii) Normally works less than 17 1/2 hours per week or six months during any year;

(iv) Has not attained age 21 by the end of such year; or

(v) Is a non-resident alien and has received no earned income (within the meaning of Code Section 911(d)(2)) from the Company constituting United States source income within the meaning of Code Section 861(a)(3).

(b) In addition, if 90% or more of the Employees of the Company are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Company, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

(c) All Affiliated Companies shall be taken into account as a single employer, and leased employees, within the meaning of Code Sections 414(n)(2) and 414(o)(2), shall be considered Employees unless such leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Company. For the purpose of determining the number of active Employees in any year, the following Employees shall be excluded:

(i) Employees with less than six months of service;

(ii) Employees who normally work less than 17 1/2 hours per week;

(iii) Employees who normally work less than six months during a year; and

(iv) Employees who have not yet attained age 21.

“Total Disability” or “Totally Disabled” shall each refer to a physical or mental impairment that results in the Participant’s receipt of long-term disability benefits under the Company’s long-term disability plan, or if such plan is not applicable to such Participant or does not exist, under the Social Security Act.

“Trust” shall mean the trust established in connection with the Plan, as it may be amended from time to time.

“Trust Valuation Date” shall mean each Anniversary Date and such other date or dates selected by the Committee.

“Trustee” shall mean the person(s) or entity, or combination of them, serving from time to time as the trustee(s) of the Trust.

“Voluntary Contribution Account” shall mean the Account maintained by the Committee for each Participant who makes a Voluntary Contribution.

“Welfare Benefit Fund” shall have the same meaning as is given that term in Code Section 419(e).

“Year of Service” shall mean any Plan Year during which an Employee is employed by the Company and during which the Employee has completed one Hour of Service. In order for a year to constitute a Year of Service, the Employee need not be employed by the Company on the last day of such Plan Year.

“1% Owner” shall be determined in the same manner as a 5% Owner, defined below.

“5% Owner” shall mean a Participant who (i) owns more than 5% of the outstanding stock (or owns stock possessing more than 5% of the total combined voting power of all classes of stock) of the Company (or any Affiliated Company), if the Company (or the Affiliated Company, whichever applies) is a corporation; or (ii) owns more than 5% of the capital or profit interest in the Company (or the Affiliated Company, whichever applies), if the Company (or the Affiliated Company, whichever applies) is not a corporation. In making this determination of a 5% Owner, (i) the Code Section 318(a)(2) corporate attribution rules, as modified by Code Section 416(i)(1)(B)(iii), shall apply, and (ii) the business aggregation rules of Code Section 414 shall not apply. A similar rule shall apply to the determination of a “1% Owner.”

Section 1.3: Other Definitions.

As used in this document and in the Trust, the following words and phrases shall have the meanings set forth in the indicated Sections, unless a different meaning is specified or clearly indicated by the context:

Term	Section
“Actual Contribution Percentage”	3.9
“Actual Deferral Percentage”	3.8
“Additional Contribution”	3.8
“Aggregate Account”	7.2
“Aggregation Group”	7.2
“Annual Addition”	4.7
“Claimant”	10.1
“Committee”	8.1
“Determination Date”	7.2
“Elective Contribution”	3.2
“Eligible Retirement Plan”	6.6
“Eligible Rollover Distribution”	6.6
“Key Employee”	7.2
“Matching Contribution”	3.3
“Non-Elective Contribution”	3.1
“Non-Key Employee”	7.2
“Present Value of Accrued Benefit”	7.2
“Top-heavy Group”	7.2
“Top-heavy Plan”	7.2
“USERRA”	11.13
“Valuation Date”	7.2
“Voluntary Contribution	3.3

Section 1.4: Funding Policy.

The Plan is to be funded primarily through the Company’s contributions and the Participants’ contributions as provided for in the Plan. The Trust’s assets shall be invested as provided for in the trust document in an effort to safely maximize potential retirement benefits, which shall be paid to Participants and Beneficiaries as provided for in the Plan.

ARTICLE II

PARTICIPATION

Section 2.1: Eligibility Requirements.

(a) Each Employee shall become eligible to participate in the Plan on the Entry Date coincident with or next following the one year anniversary date following his or her Employment Commencement Date, provided that he or she is still an Employee on such Entry Date. Despite the foregoing, effective as of January 1, 2002, each Employee shall become eligible to make Elective Contributions and Voluntary Contributions beginning on the Entry Date coincident with or next following the 30th day following his or her Employment Commencement Date, provided that he or she is still an Employee on such Entry Date.

(b) Notwithstanding any other provision of the Plan, the following classes of Employees shall not be eligible to participate in the Plan:

(i) any Employee who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement, which agreement does not provide for coverage of such Employee under this Plan, provided, that the matter of retirement benefits was at any time the subject of good faith bargaining between the Company and the collective bargaining unit of which the Employee is a member; and

(ii) any Employee who is a nonresident alien and who receives no earned income within the meaning of Section 911(b) of the Code from the Company which constitutes income from sources within the United States within the meaning of Section 861(a)(3) of the Code.

In the event that a Participant becomes an ineligible Employee, he or she shall remain a Participant as to amounts already contributed and allocated for his or her benefit subject to all of the terms of the Plan.

Section 2.2: Application For Participation And Beneficiary Designation.

(a) Each Employee who becomes eligible to participate in the Plan shall complete such form or forms, whether written or electronic, as determined by the Committee, to evidence such Employee’s participation in the Plan. These forms shall, among other things, allow such Employee to designate the Beneficiary whom he or she desires to receive benefits in the event of his or her death. A Participant may, from time to time, change his or her designated Beneficiary by filing a new designation with the Committee. A Participant’s designation of a Beneficiary (including the failure to effectively name a Beneficiary such that the default Beneficiary provisions in the definition of “Beneficiary” in Plan Section 1.2 apply) shall be the exclusive means of determining the distribution of a Participant’s death benefit, except in the case of a “qualified disclaimer” under the Code or a valid QDRO. The Company, the Trustee, and the Committee may rely upon the designation of a Beneficiary that was last filed in accordance with the Plan.

(b) Despite the provisions of subsection (a) above, a married Participant’s Beneficiary shall in all events be such Participant’s surviving spouse, unless such spouse consents to such Participant’s designation of a Beneficiary other than such spouse. A spouse’s consent to such a designation must satisfy the following requirements: (i) it must be in writing; (ii) it must acknowledge the effect of the Participant’s designation of a Beneficiary other than the spouse; and (iii) it must be witnessed by a designated Plan representative or a notary public.

Section 2.3: Participation.

The participation of a Participant in the Plan shall begin as of his or her Entry Date, and shall continue until the Participant’s entire benefit has been distributed in accordance with the Plan’s terms. A Participant (or his or her Beneficiary) may not receive any distribution of benefits except as provided for in the Plan.

Section 2.4: Re-Employment.

In the event an Employee who was a Participant is re-employed before five consecutive Breaks in Service, such Employee shall become a Participant on the date of re-employment, provided the Employee satisfies the eligibility provisions of Section 2.1 above. In the event an Employee who was a Participant is re-employed after five consecutive Breaks in Service, then such Employee shall be treated as a new Employee and shall become a Participant upon satisfying the requirements of Section 2.1 above.

ARTICLE III

CONTRIBUTIONS

Section 3.1: Company’s Non-Elective Contributions.

(a) Subject to the Plan’s other provisions, for each Plan Year in which the Plan is in effect, the Company shall make a contribution (the “Non-Elective Contribution”) to the Trust from its current or accumulated net profits on behalf of each Eligible Participant. Despite the foregoing, the Company’s Non-Elective Contributions are conditioned upon their deductibility under the Code.

(b) The Company’s Non-Elective Contribution under subsection (a) for each such Eligible Participant shall be an amount equal to 2% of such Eligible Participant’s Compensation for such Plan Year. Notwithstanding the foregoing, if the Eligible Participant becomes a Participant during such Plan Year, then the Participant’s Compensation shall only include that portion of the Compensation that he or she earned while a Participant.

Section 3.2: Elective Contributions Under Code Section 401(k) And Catch-Up Contributions.

(a) Subject to the limitations contained elsewhere in the Plan, each Participant may elect from time to time, by completing the appropriate election method provided by the Committee, to forgo receipt of up to 50%, stated in whole numbers only, or such other maximum, as may be determined by the Committee in its sole discretion, of his or her Compensation; provided, however, that the Participant’s total Elective Contributions and Voluntary Contributions may not exceed 50%, or such other maximum, as may be determined by the Committee, of his or her Compensation. The Company shall contribute to the Trust on behalf of each such electing Participant, out of its current or accumulated net profits, an amount equal to the Compensation forgone by such Participant (the “Elective Contribution”), and it shall be credited to such Participant’s Deferred Income Account. Despite the foregoing, no Participant shall have any Elective Contributions under the Plan during any calendar year in excess of the limit in effect for the Plan Year under Code Section 402(g), as adjusted by the Adjustment Factor.

(b) All Participants who are eligible to make Elective Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). “Catch-up Contributions” are Elective Contributions made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or over by the end of their taxable years. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Contributions without regard to Catch-up Contributions, such as the limits on Annual Additions, the dollar limitation on Elective Contributions under Code Section 402(g) (not counting Catch-up Contributions) and the limit imposed by the actual deferral percentage (ADP) test under Code Section 401(k)(3). Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year.

(c) Catch-up Contributions are not subject to the limits on Annual Additions, are not counted in the ADP test, and are not counted in determining the minimum allocation under Code Section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is Top-Heavy). Further, any such Catch-up Contributions shall not be counted towards any elective deferral percentage limitation set forth in Section 3.2(a) of the Plan. Employees shall not be entitled to receive any Company matching contribution with respect to any Catch-up Contribution made pursuant to the foregoing, except pursuant to Section 3.3(i).

(d) A Participant’s election to forgo receipt of a portion of his or her Compensation shall be subject to such rules, limitations, modifications, or cancellation as the Committee, in its discretion, shall permit; provided, however, that the Committee shall (i) exercise its discretion in a nondiscriminatory manner, and (ii) allow such elections to be made at least once each Plan Year.

Section 3.3: Company’s Matching Contribution

. Subject to the Plan’s other provisions, for each Plan Year, the Company shall make a matching contribution (the “Matching Contribution”) on behalf of each Participant and it shall be credited to such Participant’s Matching Contribution Account. The Company’s Matching Contribution for each such Participant shall be an amount equal to:

(i) 100% of the Participant’s Elective Contributions and Voluntary Contributions for each pay period (or such other period, as determined by the Committee in its sole discretion) during the Plan Year, up to 4% of the Participant’s Compensation for each such period; and

(ii) A percentage from 0% to 50% (to be determined each Plan Year by the Committee in its sole discretion) of the next 4% of the Participant’s Elective Contributions and Voluntary Contributions for each pay period (or such other period, as determined by the Committee in its sole discretion) during the Plan Year, up to 8% of the Participant’s Compensation for each such period.

Except as otherwise provided for in Section 4.4 below, the amount of the Company’s Matching Contributions for a Plan Year shall be reduced by the amount of Forfeitures during such Plan Year, if any, and such Forfeitures shall be allocated as part of the Company’s Matching Contributions pursuant to this Section.

Section 3.4: Participants’ Contributions.

(a) Voluntary Contributions. Subject to the limitations contained elsewhere in the Plan, each Participant may elect from time to time, by completing the appropriate election method provided by the Committee, to contribute (on a nondeductible basis) up to 20%, stated in whole numbers only, or such other maximum, as may be determined by the Committee in its sole discretion, of his or her Compensation; provided, however, that the Participant’s total Elective Contributions and Voluntary Contributions may not exceed 50%, or such other maximum, as may be determined by the Committee, of his or her Compensation. The Company shall contribute to the Trust on behalf of each such electing Participant an amount equal to the Compensation forgone by such Participant (the “Voluntary Contribution”), and it shall be credited to such Participant’s Voluntary Contribution Account. A Participant’s election to forgo receipt of a portion of his or her Compensation shall be subject to such rules, limitations, modifications, or cancellation as the Committee, in its discretion, shall permit; provided, however, that the Committee shall exercise its discretion in a nondiscriminatory manner.

(b) Rollover Contributions. A Participant may make a Rollover Contribution to the Plan or a trustee-to-trustee transfer described in Code Section 401(a)(31), provided that any asset so contributed or transferred is acceptable to the Committee and Trustee, as set forth below. Notwithstanding the foregoing, a Former AGI Employee may make a Rollover Contribution to the Plan in accordance with this Section 3.4(b) whether or not he or she is then a Participant, provided that (i) any asset (including a loan note) so contributed or transferred is acceptable to the Committee and the Trustee, and (ii) such Rollover Contribution is completed within 31 days of the AGI Acquisition.

(i) The Plan will accept a direct rollover of a Rollover Contribution from:

(A) a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions.

(B) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

(C) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(ii) The Plan will accept a Participant contribution of a Rollover Contribution from:

(A) a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions.

(B) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

(C) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(iii) The Plan will accept a Participant Rollover Contribution of the portion of a distribution from an individual retirement account or annuity described in

Code Section 408(a) or (b) that is eligible to be rolled over and would otherwise be includable in gross income.

(iv) The Plan will not accept a Roth Rollover Contribution.

Section 3.5: Payment Of Non-Elective Contributions and Matching Contributions To The Trustee.

All payments of the Non-Elective Contributions and Matching Contributions shall be made directly to the Trustee and may be made on any date(s) selected by the Company. Notwithstanding the foregoing, if the Matching Contributions are calculated on a pay period by pay period basis, then the Matching Contributions for a pay period must be made on or before the last day of the Plan quarter immediately following the Plan quarter for which the Matching Contributions relate. Despite the foregoing, the Company’s total Non-Elective Contribution and Matching Contributions for each Plan Year must be paid on or before the date on which the Company’s federal income tax return is due, including any extensions of time obtained for the filing of such return.

Section 3.6: Payment Of Elective Contributions To The Trustee.

All payments of Elective Contributions shall be made directly to the Trustee. Such payments shall be made as soon as is administratively practical following the date the forgone Compensation would have been paid to the electing Participant, but in no event later than the seventh business day following the date on which the forgone Compensation would have been paid to the Participant, or such other date as may be allowed or required by ERISA.

Section 3.7: Payment Of Participants’ Contributions To The Trustee.

(a) Voluntary Contributions. All payments of Voluntary Contributions shall be made directly to the Trustee. Such payments shall be made as soon as is administratively practical following the date the forgone Compensation would have been paid to the electing Participant, but in no event later than the seventh business day following the date on which the forgone Compensation would have been paid to the Participant, or such other date as may be allowed or required by ERISA. The Trustee may commingle such contributions with the Company’s contributions. However, the Committee shall keep separate records of each Participant’s Voluntary Contributions (and the income, gains and losses on them). The Trustee shall invest a Participant’s Voluntary Contributions in the same manner as provided for the investment of the Company’s contributions.

(b) Rollover Contributions. A Participant’s Rollover Contributions shall be paid directly to the Trustee. The Trustee may commingle such contributions with the Company’s contributions. However, the Committee shall keep separate records of each Participant’s Rollover Contributions (and the income, gains and losses on them). The Trustee shall invest a Participant’s Rollover Contributions in the same manner as provided for the investment of the Company’s contributions.

Section 3.8: Actual Deferral Percentage Test.

(a) It is the Company’s intent that all Elective Contributions shall satisfy the requirements of Code Section 401(k), as provided in the final Regulations thereunder, effective for Plan Years beginning after December 31, 2005, and the Plan should be construed accordingly. Further, such Regulations are hereby incorporated by reference.

(i) The amount of Elective Contributions made in any Plan Year on behalf of all Highly Compensated Employees shall not result in an Actual Deferral Percentage for such Highly Compensated Employees that exceeds the greater of:

(A) the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year, multiplied by 1.25; or

(B) the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year, multiplied by two, provided that the Actual Deferral Percentage for all Highly Compensated Employees does not exceed the Actual Deferral Percentage for all Non-Highly Compensated Employees for the current Plan Year by more than two percentage points.

(ii) For the purposes of this subsection (a), the amount of Elective Contributions shall relate to Compensation that either (A) would have been received by the Participant in the Plan Year but for the Participant’s election to defer receipt of his or her Compensation pursuant to the terms of the Plan; or (B) is attributable to services performed by the Participant in the Plan Year and, but for the Participant’s election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

(iii) RESERVED

(iv) RESERVED

(v) If the Committee elects to apply Code Section 410(b)(4)(B) to determine whether the cash or deferred arrangement provided for in the Plan satisfies the coverage requirements provided for in Code Section 410(b)(1), then for purposes of subsection (i) above, the Committee may either (A) exclude all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A); or (B) disaggregate the Plan and perform the ADP test separately for all eligible Employees who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible Employees who have not completed the minimum age and service requirements of Code Section 410(a)(1)(A).

(vi) For purposes of determining the ADP test, Elective Contributions, Deemed Elective Contributions and Additional Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

(b) Adjustment To Actual Deferral Percentage Tests. If the Committee determines at any time that the limitation on Elective Contributions set forth in subsection (a) above will be exceeded for any Plan Year:

(i) the Company may, at its sole option (but still subject to the limitations contained elsewhere in the Plan), either (A) designate that all or any portion of its Non-Elective Contribution for such Plan Year (if, and to the extent, it has been made prior to such date and has not been previously allocated pursuant to Section 4.5) shall be treated as an Elective Contribution (the “Deemed Elective Contribution”) or (B) make an additional contribution (the “Additional Contribution”) that shall be treated as an Elective Contribution. In either case, it shall be made on behalf of all Participants other than Highly Compensated Employees, or on behalf of all Participants, as determined by the Committee, in the amount necessary so that the limitation set forth in subsection (a) will not be exceeded. If the Plan is disaggregated pursuant to subsection (a)(v), such Deemed Elective Contribution or Additional Contribution may be made, as determined by the Committee, to either or both portions of such disaggregated Plan. Any Deemed Elective Contribution or Additional Contribution shall be (A) prorated among the Participants on whose behalf it was made, on the basis of each such Participant’s Compensation for such Plan Year, and (B) credited to each such Participant’s Deferred Income Account; or

(ii) the Committee shall reduce the amount of the Elective Contributions made by the Highly Compensated Employees in the amount necessary so that the limitation set forth in subsection (a) above will not be exceeded. The amount by which each Highly Compensated Employee whose Elective Contributions is reduced (the “Excess Contributions”) shall be returned to the Company to be paid to such Highly Compensated Employee pursuant to subsection (h) below. For purposes of the foregoing, the amount of Excess Contributions made by the Highly Compensated Employees for a Plan Year is the excess of: (a) the aggregate amount of Elective Contributions actually taken into account in computing the Actual Deferral Percentage for all Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such Elective Contributions permitted by the Actual Deferral Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages). Such amount of Excess Contributions shall be allocated to the Highly Compensated Employees who made the largest amounts of Elective Contributions during the Plan Year, beginning with the Highly Compensated Employee with the largest amount of such Elective Contributions and continuing in descending order until all the Excess Contributions have been allocated. This leveling method, under which the Elective Contributions made by the Highly Compensated Employee who made the largest amount of Elective Contributions during the Plan Year is reduced, shall be repeated to the extent required to:

(A) Enable the Plan to satisfy the Actual Deferral Percentage test described in subsection (a) above, or

(B) Cause such Highly Compensated Employee’s Elective Contributions to equal the Elective Contributions of the Highly Compensated Employee with the next largest amount of Elective Contributions.

The amount of Excess Contributions to be distributed pursuant to subsection (h) below for a Plan Year with respect to any Highly Compensated Employee shall not exceed the amount of Elective Contributions made on behalf of such Highly Compensated Employee for such Plan Year. To the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee shall be treated as Catch-up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-up Contributions) are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Company with respect to such amounts. Excess Contributions shall be treated as annual additions under the Plan even if distributed.

(iii) In addition to the foregoing, the Committee may also utilize any method provided under the Code Section 401(k) Regulations in order to satisfy the Actual Deferral Percentage Tests, including, without limitation, recharacterizing Elective Contributions as Voluntary Contributions and using alternative definitions of Compensation or Earnings for testing purposes.

(c) For the purposes of this Section, the following definitions shall apply:

(i) “Actual Deferral Percentage” or “ADP” shall mean, with respect to the groups consisting of (A) all Highly Compensated Employees and (B) all Non-Highly Compensated Employees, the average of the Actual Deferral Ratios for each such group, calculated separately for each Participant in each such Group.

(ii) “Actual Deferral Ratio” shall mean the ratio that:

(A) the amount of the Elective Contributions (excluding Catch-up Contributions), Deemed Elective Contributions, and Additional Contributions made on behalf of each Participant for a Plan Year, bears to

(B) such Participant’s Compensation for such Plan Year.

For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made.

(d) For the purposes of this Section, the Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have Elective Contributions, Deemed Elective Contributions, or Additional Contributions allocated to his or her account(s) under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Company or any Affiliated Company shall be determined as if all such Elective Contributions, Deemed Elective Contributions, and Additional Contributions were made under a single arrangement.

(e) The determination and treatment of the Elective Contributions, Deemed Elective Contributions, Additional Contributions, and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(f) The determination of who is a Highly Compensated Employee, including the determination of the Compensation that is considered, will be made in accordance with Code Section 414(q).

(g) Distribution Of Excess Deferrals.

(i) If any Participant has any Excess Deferrals for any calendar year, and if he or she makes a claim pursuant to subsection (ii) below, then the Excess Deferrals allocable to the Plan pursuant to such claim shall be returned to the Company to be distributed to such Participant. Such distribution shall be made no later than the April 15th following the calendar year to which such Excess Deferrals relate.

(ii) A Participant’s claim for Excess Deferrals shall be in writing, signed by such Participant, and submitted to the Committee no later than the March 1st following the calendar year to which such Excess Deferrals relate. Such claim shall also specify the amount of such Participant’s Excess Deferrals for such calendar year allocable to the Plan and shall be accompanied by such Participant’s statement that, if such Excess Deferrals are not distributed, such Excess Deferrals, when added to all amounts deferred by such Participant under all plans, contracts or arrangements described in Code Sections 401(k), 408(k), or 403(b) of the Company or any Affiliated Company, exceed the limit imposed on such Participant by Code Section 402(g) for the year to which the Excess Deferrals relate.

(iii) For the purposes of this Section, a Participant’s “Excess Deferrals” shall mean the amount of such Participant’s Elective Contributions that are allocated to the Plan pursuant to subsection (i) above, and that either (A) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions) for such year, or (B) are made during the calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions) for the Participant’s taxable year beginning in such calendar year, counting only Elective Contributions made under the Plan and any other plan, contract, or arrangement maintained by the Company or any Affiliated Company.

(iv) The Excess Deferrals shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Deferrals under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(v) The Committee may (unless otherwise required by the Code and/or Regulations) elect to further adjust the Excess Deferrals for income, gain or loss for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Deferrals, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Deferrals under the Plan for the Plan Year.

(h) Distribution Of Excess Contributions.

(i) Despite any other provision of the Plan, any Excess Contributions that are to be distributed pursuant to Section 3.8(b), and the income, gain or loss allocable thereto, shall be distributed no later than the last day of the Plan Year following the Plan Year to which such Excess Contributions relate.

(ii) The Excess Contributions shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Contributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(iii) The Committee may (unless otherwise required by the Code and/or Regulations) elect to further adjust the Excess Contributions for income, gain or loss, for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Contributions, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Contributions under the Plan for the Plan Year.

(iv) The Excess Contributions that would otherwise be distributed to a Participant shall be reduced, in accordance with the Regulations, by the amount of Excess Deferrals distributed to such Participant.

(i) Alternative Method Of Satisfying The ADP Test. Despite any other provision of the Plan, effective for Plan Years beginning on and after January 1, 2009, the Elective Contributions for any Plan Year shall be deemed to satisfy subsection (a)(i) above if:

(i) Matching Contribution. The Company makes a Matching Contribution on behalf of each Participant who is a Non-Highly Compensated Employee. The Company’s Matching Contribution for each such Participant shall be an amount equal to that specified in Section 3.3(i). For all purposes under this subsection (i)(i), the Matching Contribution rate for any Participant who is a Highly Compensated Employee shall not be greater than the Matching Contribution rate for any Participant who is a Non-Highly Compensated Employee.

(ii) Within a reasonable period before each Plan Year, the Committee must give each Participant a written notice of the Participant’s rights and obligations under the Plan. The written notice must be sufficiently accurate and comprehensive to apprise the Participant of his or her rights and obligations and written in a manner calculated to be understood by the average Participant.

(iii) If the Plan is disaggregated pursuant to subsection (a)(v), this subsection (i) shall only apply to the portion of the Plan for which Matching Contributions are made pursuant to Section 3.3(i).

(iv) It is the intent of the Company that the Plan comply with the safe harbor matching requirements of Code Section 401(k)(12), and it shall be construed accordingly.

Section 3.9: Actual Contribution Percentage Test.

(a) It is the Company’s intent that all Matching Contributions and Voluntary Contributions shall satisfy the requirements of Code Section 401(m), as provided in the final Regulations thereunder, effective for Plan Years beginning after December 31, 2005, and the Plan should be construed accordingly. Further, such Regulations are hereby incorporated by reference.

(i) The “Actual Contribution Percentage” for eligible Participants in any Plan Year who are all Highly Compensated Employees shall not exceed the greater of:

(A) the Actual Contribution Percentage for all eligible Participants who are Non-Highly Compensated Employees for the current Plan Year, multiplied by 1.25; or

(B) the Actual Contribution Percentage for all eligible Participants who are Non-Highly Compensated Employees for the current Plan Year, multiplied by two, provided that the Actual Contribution Percentage for all eligible Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for all Participants who are Non-Highly Compensated Employees for the current Plan Year by more than two percentage points.

(ii)	RESERVED

(iii)	RESERVED

(iv) If the Committee elects to apply Code Section 410(b)(4)(B) to determine whether the Plan satisfies the coverage requirements provided for in Code Section 410(b)(1), then for purposes of subsection (i) above, the Committee may either (A) exclude all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A); or (B) disaggregate the Plan and perform the ACP test separately for all eligible Employees who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible Employees who have not completed the minimum age and service requirements of Code Section 410(a)(1)(A).

(b) Definitions. For the purposes of this Section, the following definitions shall apply:

(i) “Actual Contribution Percentage” shall mean, with respect to the groups consisting of (A) all Highly Compensated Employees and (B) all Non-Highly Compensated Employees, the average of the Actual Contribution Ratios for each such group, calculated separately for each Participant in each such group.

(ii) “Actual Contribution Ratio” for a Plan Year shall mean the ratio that:

(A) the amount of the Matching Contributions and Voluntary Contributions made on behalf of each Participant for a Plan Year, bears to

(B) such Participant’s Compensation for such Plan Year.

The Actual Contribution Ratio must be rounded to the nearest 100th of 1%.

(iii) “Excess Aggregate Contributions” shall mean, for each Highly Compensated Employee, the total Matching Contributions and Voluntary Contributions made on behalf of such Highly Compensated Employee for such Plan Year, minus the amount determined by multiplying the Employee’s Actual Contribution Ratio by the Employee’s Compensation for such Plan Year.

(c) Elective Deferrals And Non-Elective Contributions. For purposes of determining the Actual Contribution Percentage and the amount of Excess Aggregate Contributions pursuant to this Section, only Matching Contributions and Voluntary Contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Committee may elect to take into account, with respect to Employees eligible to have Matching Contributions pursuant to this Section allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified nonelective contributions (as defined in Code Section 401(m)(4)(c)) contributed to any plan maintained by the Company. Such elective deferrals and qualified non-elective contributions shall be treated as Matching Contributions subject to Treasury Regulation Section 1.401(m)-1(b)(2). However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified nonelective contributions are made.

(d) Plan Aggregation. For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans, which are maintained by the Company or any Affiliated Company, to which matching contributions, Employee contributions, or both, are made, are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits tests under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan.

(i) In addition, two or more plans of the Company to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. However, plans may be aggregated under this subsection only if they have the same plan year.

(ii) Despite the foregoing, an employee stock ownership plan described in Code Section 4975(e)(7) may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

(e) Contribution Aggregation. If a Highly Compensated Employee is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) which are maintained by the Company or an Affiliated Company to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Employee shall be aggregated for purposes of determining such Highly Compensated Employee’s Actual Contribution Ratio. However, if the plans have different plan years, this subsection shall be applied by treating all plans ending with or within the same calendar year as a single plan.

(f) Distribution of Excess Aggregate Contributions.

(i) If the Committee determines at any time that the limitation on Matching Contributions and Voluntary Contributions set forth in subsection (a) above will be exceeded for any Plan Year, the Committee (on or before the end of the following Plan Year) shall direct the Trustee to:

(A) distribute to the Highly Compensated Employee who received the most Matching Contributions and Voluntary Contributions during the Plan Year, his or her vested portion of Excess Aggregate Contributions (and income allocable to such contributions) or,

(B) if forfeitable, forfeit such non-vested Excess Aggregate Contributions attributable to Matching Contributions (and income allocable to such Forfeitures)

until either one of the tests set forth in this Section is satisfied, or until the amount of Matching Contributions and Voluntary Contributions that such Highly Compensated Employee received equals the Matching Contributions and Voluntary Contributions received by the Highly Compensated Employee who received the second highest Matching Contributions and Voluntary Contributions. This process shall continue until one of the tests set forth in this Section is satisfied. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Company with respect to those amounts.

(ii) The Excess Aggregate Contribution shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Aggregate Contributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(iii) The Committee may (unless otherwise required by the Code and/or Regulations) elect to further adjust the Excess Aggregate Contributions for income, gain or loss for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Aggregate Contributions, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Aggregate Contributions under the Plan for the Plan Year.

(iv) Any distribution (and/or Forfeiture) of less than the entire amount of Excess Aggregate Contributions (and income) shall be treated as a pro rata distribution (and/or Forfeiture) of Excess Aggregate Contributions and income. Distribution of Excess Aggregate Contributions shall be designated by the Company as a distribution of Excess Aggregate Contributions (and income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4. However, no such Forfeiture may be allocated to a Highly Compensated Employee whose contributions are reduced pursuant to this Section.

(v) Excess Aggregate Contributions shall be treated as Company contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

(vi) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be recharacterized as a Deemed Elective Contribution (as described in Section 3.8(b) above) for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Company that ends with or within the Plan Year.

(vii) Despite the above, within 12 months after the end of the Plan Year, the Company may make a special qualified Non-Elective Contribution on behalf of Non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in this Section. Such contribution shall be allocated to the Deferred Income Account of each Participant who is Non-Highly Compensated Employee in the same proportion that each such Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for such Plan Year. A separate accounting shall be maintained for the purpose of excluding such contributions for the “Actual Deferral Percentage” test set forth in Section 3.8.

(viii) In addition to the foregoing, the Committee may also utilize any method under the Code Section 401(m) Regulations in order to satisfy the Actual Contribution Percentage Tests, including, without limitation, using alternative definitions of Compensation or Earnings for testing purposes.

Section 3.10: No Requirement For Profits.

Despite any other provision of the Plan, the Company may, but is not required to, make all contributions to the Plan for any Plan Year without regard to whether the Company has any net profits for the taxable year or years ending with or within such Plan Year. Despite the preceding sentence, the Plan shall continue to be designed to qualify as a profit sharing plan for the purposes of Code Sections 401(a), 402, 412, and 417.

ARTICLE IV

ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

Section 4.1: Retirement Accounts And Matching Contribution Accounts.

(a) The Committee shall open and maintain a Retirement Account in the name of each Participant, and it shall be credited or charged with the amounts allocable to it as set forth below.

(b) Committee shall open and maintain a Matching Contribution Account in the name of each Participant for whom a Matching Contribution is made. This Account shall be credited with each such Matching Contribution, and it shall be credited or charged with the amounts allocable to it as set forth below.

Section 4.2: Deferred Income Accounts.

The Committee shall open and maintain a Deferred Income Account in the name of each Participant for whom an Elective Contribution is made. This Account shall be credited with each such Elective Contribution (and such Participant’s allocable share of any Deemed Elective Contribution or Additional Contribution) as it is received by the Trustee, and it shall be credited or charged with the amounts allocable to it as set forth below.

Section 4.3: Voluntary Contribution Accounts And Rollover Contribution Accounts.

(a) The Committee shall open and maintain a Voluntary Contribution Account for each Participant who contributes a Voluntary Contribution. This Account shall be credited with such Participant’s Voluntary Contributions, and it shall be credited or charged with the amounts allocable to it as set forth below.

(b) The Committee shall open and maintain a Rollover Contribution Account for each Participant who contributes a Rollover Contribution. This Account shall be credited with such Participant’s Rollover Contributions, and it shall be credited or charged with the amounts allocable to it as set forth below.

Section 4.4: Allocation Of Forfeitures.

Any Forfeitures of Excess Aggregate Contributions pursuant to Section 3.9 above shall be allocated to the Matching Contribution Accounts of the Eligible Participants who are Non-Highly Compensated Employees in the same proportion that each such Eligible Participant’s Compensation for such Plan Year bears to the total Compensation of all such Eligible Participants for such Plan Year.

Section 4.5: Allocation Of Non-Elective Contribution.

Subject to the limitations contained elsewhere in the Plan, as of each Anniversary Date, the Company’s Non-Elective Contribution (if any) made on account of the Plan Year ending on such Anniversary

Date shall be allocated to the Retirement Accounts of the Eligible Participants on whose behalf it was made. This allocation shall be made immediately following the allocations described in Section 4.4.

Section 4.6: Accounts In General.

The credits made to a Participant’s Accounts shall not vest in such Participant any right, title or interest in the Trust, except to the extent, at the time or times, and upon the terms and conditions set forth in the Plan. Neither the Company, the Trustee, nor the Committee, to any extent, warrant, guarantee or represent that the value of any Participant’s Accounts at any time will equal or exceed the amount previously allocated or contributed to such Accounts.

Section 4.7: Limitation On Annual Additions.

(a) The limitations set forth below shall apply to the allocations to each Participant’s Accounts in any Plan Year. If the Company contribution that would otherwise be contributed or allocated to a Participant’s Accounts would cause the Annual Addition for the Limitation Year to exceed the maximum permissible amount set forth below, the amount contributed or allocated shall be reduced so that the Annual Addition for the Limitation Year will equal such maximum permissible amount.

(i) As used in the Plan, a Participant’s “Annual Addition” shall mean the sum for any Plan Year of the following amounts allocated to a Participant’s Accounts:

(A) Such Participant’s share of the Company’s and any Affiliated Company’s contributions (including Elective Contributions); plus

(B) Such Participant’s voluntary, nondeductible contributions to the Plan (excluding any Rollover Contribution); plus

(C) Such Participant’s share of any Forfeiture; plus

(D) Such Participant’s allocable share of the Company’s or any Affiliated Company’s contributions to any Individual Medical Benefit Account that is part of a pension or annuity plan maintained by the Company or any Affiliated Company; plus

(E) With respect to any Participant who is a Key Employee, any amount that is derived from the Company’s and any Affiliated Company’s contributions paid or accrued that are attributable to post-retirement medical benefits allocated to such Participant’s account under a Welfare Benefit Fund maintained by the Company or any Affiliated Company; and plus

(F) Such Participant’s share of any allocations under a simplified employee pension maintained by the Company or any Affiliated Company.

Any excess amount applied under subsection (b) below in a Plan Year to reduce the Company’s or any Affiliated Company’s contributions on behalf of any Participant shall be considered to be an Annual Addition for such Participant for such Plan Year.

(ii) Subject to the adjustments set forth below, and except for Catch-up Contributions under Code Section 414(v), during any Plan Year the maximum Annual Addition for any Participant shall in no event exceed the lesser of:

(A) $49,000, (for 2010) as adjusted by the Adjustment Factor; or

(B) 100% of the Participant’s Earnings for such Plan Year.

(iii) The earnings limitation referred to in subsection (a)(ii)(B) above shall not apply to (A) any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) after separation from service that is otherwise treated as an Annual Addition, or (B) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).

(b) If, for any Plan Year, it is necessary to limit the Annual Addition of any Participant to comply with subsection (a) above, such methods as authorized pursuant to the Code Section 415 Regulations shall be utilized.

(c) If a suspense account is in existence at any time during a Plan Year in connection with correcting a failure pursuant to subsection (b) above, it shall not participate in the Trust’s income, gains and losses.

(d) The limitations of this Section with respect to any Participant who, at any time, has been a participant in any other Defined Contribution Plan (whether or not terminated) or in more than one Defined Benefit Plan (whether or not terminated) maintained by the Company or by an Affiliated Company shall apply as if all such Defined Contribution Plans or all such Defined Benefit Plans in which the Participant has been a participant were one plan.

(e) The intent of this Section 4.7 is to comply with the limitations of Code Section 415 and the Regulations thereunder, and it should be construed accordingly. Further, Code Section 415 and the Regulations thereunder are hereby incorporated by reference.

Section 4.8: Investment Of Accounts.

Participants shall manage the investment of all of the Trust’s assets attributable to their Accounts. Subject to nondiscriminatory rules adopted by the Committee, a Participant shall designate the percentage or portion of any one or more of his or her Accounts that is to be invested in each of several authorized investments designated by the Committee from time to time. For convenience, such designated investments are referred to in this Plan individually as a “Fund,” and collectively as the “Funds.” Despite the foregoing, the Trustee may invest and reinvest the principal and income of any Account in short term obligations or bank accounts, pending distributions or investment in designated Funds, and may retain such cash balances in each of the Accounts as the Committee directs to meet the current cash needs of the Plan. As of each Trust Valuation Date, each such Participant’s Account shall be credited (or charged) with the income, gains, losses, and expenses of the Funds in which such Account is invested (whether realized or unrealized). For purposes of the foregoing, the Trustee shall value the assets of the Trust at their fair market value as of each such Trust Valuation Date. In addition, each Participant’s Account shall be charged (as the Committee, in a nondiscriminatory manner, shall direct) with brokerage commissions and other direct costs related to investing such Participant’s Account pursuant to his or her directions.

ARTICLE V

VESTING

Section 5.1: Vesting In Retirement Account And Matching Contribution Account.

Each Participant shall at all times be 100% vested in his or her Retirement Account and Matching Contribution Account.

Section 5.2: Vesting In Other Accounts.

Each Participant shall at all times be 100% vested in his or her Deferred Income Account, Voluntary Contribution Account, and Rollover Contribution Account, if such Accounts have been established for such Participant.

ARTICLE VI

DISTRIBUTION OF BENEFITS

Section 6.1: Distribution Of Benefits.

Benefits become distributable to a Participant or to the Beneficiary of a deceased Participant upon the first to occur of such Participant’s Normal Retirement Date, Total Disability, death, or the date that such Participant ceases to be an Employee prior to his or her Normal Retirement Date for a reason other than his or her death or Total Disability. Such benefits shall be the sum of the following amounts:

(i) The amount credited to his or her Deferred Income Account, Voluntary Contribution Account, and Rollover Contribution Account, if any, as of the Trust Valuation Date selected by the Committee for purposes of the distribution; plus

(ii) The vested amount credited to his or her Retirement Account and Matching Contribution Account, if any, as of the Trust Valuation Date selected by the Committee for purposes of the distribution.

For purposes of the foregoing, the Committee shall select a Trust Valuation Date that precedes, but that is as close as is administratively practical to, the date of distribution.

Section 6.2: Methods Of Distribution.

(a) When a Participant’s benefits become distributable, the Committee shall, with reasonable promptness, direct the Trustee to distribute such Participant’s benefits as follows:

(i) If a Participant’s benefits become distributable by reason of his or her death, the benefits shall be distributed to such deceased Participant’s Beneficiary as an immediate cash lump sum. Such Participant’s vested amount shall be reduced by any security interest held by the Plan, the Trust or the Trustee by reason of a loan outstanding pursuant to Section 6.7.

(ii) Effective April 1, 2010, if a Participant’s benefits become distributable for a reason other than his or her death, the Participant, or the Beneficiary of a deceased Participant, may elect to receive the vested amount credited to the Participant’s Accounts as an immediate partial or complete cash lump sum. Despite the foregoing, if the vested amount credited to such Participant’s Accounts is not in excess of $5,000 (excluding his or her Rollover Contribution Account), the Committee may direct the Trustee to distribute such benefits as an immediate cash lump sum, without such Participant’s consent.

(iii) Effective before April 1, 2010, if a Participant’s benefits become distributable for a reason other than his or her death, the Participant, or the Beneficiary of a deceased Participant, may elect to receive the vested amount credited to the Participant’s Accounts as an immediate cash lump sum. Despite the foregoing, if the vested amount credited to such Participant’s Accounts is not in excess of $5,000

(excluding his or her Rollover Contribution Account), the Committee may direct the Trustee to distribute such benefits as an immediate cash lump sum, without such Participant’s consent.

(iv) If a Participant’s benefits became distributable for a reason other than his or her death, then, if such Participant dies before his or her entire benefits have been distributed, his or her Beneficiary(ies) shall receive a death benefit equal to the balance of the deferred cash lump sum (if any) due such deceased Participant.

(v) A Participant may at any time withdraw any or all of his or her undistributed benefit, and a Participant’s Beneficiary shall, unless such Participant provided otherwise, have a similar withdrawal right.

(b) The complete distribution of a Participant’s benefit as provided for above shall constitute full payment and satisfaction of any obligation of the Company, the Trustee or the Committee to such Participant or to the Beneficiary of a deceased Participant.

(c) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence fewer than 30 days after the notice required under Section 1.411(a)-11(c) of the Regulations under the Code is given, provided that:

(i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii) the Participant, after receiving the notice, affirmatively elects a distribution.

Section 6.3: Timing Of Distributions.

(a) The provisions of this Section shall govern the timing of the distribution of a Participant’s benefit. All distributions required under this Section shall be determined and made in accordance with the Regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G). The provisions of this Section shall not be deemed to create any method of distribution or to delay a distribution that is not already provided for in Section 6.2.

(b) If a Participant’s benefits become distributable because of his or her death or Total Disability, such benefits shall begin to be distributed as soon as is administratively practical after the Trust Valuation Date that coincides with or first follows the Committee’s receipt of (i) written proof of such Participant’s death or Total Disability and (ii) a properly completed claim for benefits. If a Participant’s benefits become distributable for a reason other than his or her death or Total Disability, such Participant’s benefits shall begin to be distributed as soon as is administratively practical after the Trust Valuation Date that coincides with or first follows the Committee’s receipt of a properly completed claim for benefits. Despite the foregoing, and subject to subsections (c) and (d) below, a Participant’s benefits must begin to be distributed no later than 60 days after the latest of the close of the Plan Year in which:

(i) the Participant attained age 65 (or Normal Retirement Age, if earlier);

(ii) occurred the tenth anniversary of the year in which the Participant began participation in the Plan; or

(iii) the Participant ceased to be an Employee.

Despite the foregoing, a Participant may elect a later date on which the distribution of his or her benefit is to begin, in a manner consistent with the applicable Regulations. Any failure by a Participant (or, if he or she is married, such Participant’s spouse in the event of such Participant’s death) to consent to an immediate distribution of his or her benefit (provided that such benefit is otherwise then immediately distributable pursuant to the foregoing provisions) shall be deemed to be an election to defer distribution to the later of age 62 or such Participant’s Normal Retirement Age. A description of the consequences of failing to defer receipt of a distribution shall be provided no less than 30 nor more than 180 days before the date of such distribution.

(c) Despite any other provision of the Plan, one of the following provisions shall apply:

(i) A Participant’s benefit shall be distributed to him or her not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 70 1/2, or (B) the calendar year in which the Participant retires, if such Participant is not a 5% Owner with respect to the Plan Year ending in the calendar year in which he or she attains age 70 1/2; or

(ii) Alternatively, distributions to a Participant must begin no later than the date determined under subsection (c)(i) above and must be made, in accordance with the applicable Regulations, over the periods set forth below.

(d) Limits On Distribution Periods. Effective for calendar years beginning after December 31, 2002, as of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods:

(i) the life of the Participant;

(ii) the joint lives of the Participant and a designated Beneficiary;

(iii) a period certain not extending beyond the life expectancy of the Participant; or

(iv) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

(e) Death Of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this subsection (e), other than subsection (e)(i), will apply as if the surviving spouse were the Participant.

For purposes of this subsection (e) and subsections (i) and (j), unless subsection (e)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If subsection (e)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (e)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (e)(i)), the date distributions are considered to begin is the date distributions actually commence.

(f) Forms Of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (g), (h), (i), and (j) of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations.

(g) Amount Of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i) the quotient obtained by dividing the Participant’s Account balance by the distribution period set forth in the Uniform Lifetime Table found in

Section 1.401(a)(9)-9 of the Regulations, Q&A-2, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Regulations, Q&A-3, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(h) Lifetime Required Minimum Distributions Continue Through Year Of Participant’s Death. Required minimum distributions will be determined under this subsection (h) beginning with the first distribution calendar year and continuing up to, and including, the distribution calendar year that includes the Participant’s date of death.

(i) Death On Or After Date Distributions Begin.

(i) Participant Survived By Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(A) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(j) Death Before Date Distributions Begin.

(i) Participant Survived By Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in subsection (i).

(ii) No Designated Beneficiary. If the Participant dies before the date distribution begins and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) Death Of Surviving Spouse Before Distributions To Surviving Spouse Are Required To Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (e)(i), this subsection (j) will apply as if the surviving spouse were the Participant.

(k) Definitions.

(i) Designated Beneficiary. The individual who is designated by the Participant (or the Participant’s surviving spouse) as the Beneficiary of the Participant’s interest under the Plan and who is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Regulations.

(ii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (e). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii) Life Expectancy. Life expectancy as computed by use of the Single Life Table found in Section 1.401(a)(9)-9, Q&A-1, of the Regulations.

(iv) Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v) 5% Owner. A Participant is treated as a 5% Owner for purposes of this Section is such Participant is a 5% Owner as defined in Code Section 416 at any time during the plan year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5% Owner under this Section, they must continue to be distributed, even if the Participant ceased to be a 5% Owner in a subsequent year.

(l) Waiver Of RMD’s. Effective as of January 1, 2009, notwithstanding the foregoing provisions of this Section 6.3, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Beneficiary, or for a period of at least ten years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 6.6 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, the following additional distributions in 2009 will be treated as Eligible Rollover Distributions: 2009 RMDs and Extended 2009 RMDs.

Section 6.4: Postponed Retirement.

If a Participant continues to be an Employee beyond his or her Normal Retirement Date, his or her corresponding participation in the Plan shall likewise continue. In such case, to the extent permitted by law and the applicable Regulations, the distribution of such a Participant’s benefits will be postponed until he or she actually ceases to be an Employee. Such Participant’s benefits will become distributable as of the first day of the month next following his or her actually ceasing to be an Employee.

Section 6.5: Distributions Due Missing Persons.

If the Trustee is unable to distribute any benefit due to a missing Participant or Beneficiary, the Trustee shall so advise the Committee. The Committee shall then send a written notice to such Participant or Beneficiary at his or her last known address, as reflected in the Company’s or Committee’s records, or take other reasonable steps to try to locate such Participant or Beneficiary. If such Participant or Beneficiary shall not have presented himself or herself to the Company or to the Committee within a reasonable time after the date of such written notice, any undistributed benefit may be applied against and reduce the Company’s future contributions to the Plan. Despite the foregoing, if at any subsequent time a valid claim for any undistributed benefit is presented to the Committee, such benefit that was so applied shall be restored and paid to such claimant.

Section 6.6: Transfers To Another Qualified Plan.

(a) If a Participant who is a distributee of any Eligible Rollover Distribution (as defined below) elects to have such distribution paid directly to an Eligible Retirement Plan and who specifies the Eligible Retirement Plan to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Eligible Retirement Plan, provided that such Eligible Retirement Plan accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Sections 402(c), 403(a)(4), 403(b)(8), and 457(e)(16)).

(b) “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution; the portion of any other distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), to a qualified trust described in Code Section 401(a), or to an annuity contract described in Code Section 403(b), provided such trust, account, or annuity agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution that is includable in gross income and the portion of such distribution that is not so includable.

(c) “Eligible Retirement Plan” shall mean an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a), or a Roth IRA described in Code Section 408A(b), that accepts the distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

(d) A Participant’s (i) surviving spouse and (ii) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the surviving spouse, spouse, or former spouse and shall have the same rights as a Participant to make a transfer in accordance with this Section 6.6 as to the interest of the surviving spouse, spouse, or former spouse.

(e) If a nonspouse Beneficiary who is a distributee of any Eligible Rollover Distribution (i) elects to have such distribution paid directly to an individual retirement plan described in Code Sections 408(a) or 408(b) that is established for the purpose of receiving the distribution on behalf of a designated Beneficiary (as defined in Code Section 401(a)(9)(E)) who is a nonspouse Beneficiary (a “Nonspouse IRA”) and (ii) specifies the Nonspouse IRA to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Nonspouse IRA, provided that such Nonspouse IRA accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Section 402(c)). The direct rollover must be made to a Nonspouse IRA on behalf of the designated Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11).

Section 6.7: Loans To Participants.

(a) The Committee shall be the fiduciary with authority to establish a loan program for Participants and to direct the Trustee concerning the investment of the Trust’s assets pursuant to such a loan program.

(b) A Participant may make a written application to the Committee for a loan from the Trust. Each such loan must be adequately secured.

(c) The Committee shall have sole discretion in granting or denying any such loan application; provided, however, that the Committee shall exercise such discretion in a uniform and nondiscriminatory manner. In connection with any such loan, a Participant shall sign such notes, evidences of indebtedness, security agreements and other documents as the Committee may, in its discretion, require.

(d) Interest on such loans shall be charged at a reasonable rate, not in excess of that permitted by law, and all notes or other evidences of indebtedness shall require repayment of the principal amount of the loan and interest on it over a period certain, which shall not exceed five years. Such payments of interest and principal shall be made no less frequently than quarterly and shall provide for the level amortization of the loan over its term. Despite the foregoing, if allowed by the Committee in a uniform and nondiscriminatory manner, a loan’s term may exceed five years if such loan is used to acquire any dwelling unit that is used or within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. The Trustee, on receipt of authorization and the appropriate notes or other evidences of indebtedness from the Committee, shall advance the amount of the loan to the Participant and shall treat such loan as an investment of the Trust.

(e) In no event shall the outstanding principal balance of all loans from the Trust to any Participant exceed the lesser of:

(i) $50,000, reduced by the excess (if any) of (A) the highest outstanding balance of all loans from the Trust to such Participant during the one-year period ending on the day before the date on which such loan is made, over (B) the outstanding balance of all loans from the Trust to such Participant on the date on which such loan is made; or

(ii) one-half of the total vested amount credited to such Participant’s Accounts.

Section 6.8: Withdrawal At Age 59 1/2.

Despite any other provision of the Plan, any Participant who has reached at least age 59 1/2 may elect to withdraw all or any portion of the vested balance of his or her Accounts, even though he or she is still an Employee. Any such withdrawal shall be paid only in the form of a cash lump sum.

Section 6.9: Hardship Withdrawals.

(a) With respect to his or her Deferred Income Account, a Participant may request a hardship withdrawal of the smaller of:

(i) the aggregate amount of all of such Participant’s Elective Contributions;

(ii) the current value of such Participant’s Deferred Income Account; or

(iii) the amount required to meet the immediate and heavy financial need created by the hardship and not available to such Participant through the Plan or through all non-taxable loans available through the Company (including a withdrawal pursuant to Section 6.10).

A request for such a withdrawal shall be written, dated and delivered to the Committee in accordance with rules promulgated by the Committee. If the Committee approves the withdrawal, distribution shall be made as soon thereafter as is administratively practical.

(b) The Committee may, in its sole discretion, approve or deny a hardship withdrawal request, but the Committee’s determination shall be made in accordance with uniform and nondiscriminatory standards. The Committee shall approve a hardship withdrawal only if the withdrawal is necessary to satisfy one of the following immediate and heavy financial needs:

(i) Payments of medical expenses incurred by the Participant and the Participant’s spouse and dependants, or payments necessary for those persons to obtain medical care, that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income).

(ii) Payments (excluding mortgage payments) directly related to the purchase of a principal residence for the Participant.

(iii) Payments of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant and the Participant’s spouse, children, and dependents.

(iv) Payments to prevent the Participant’s eviction from the Participant’s principal residence.

(v) Payments to prevent a foreclosure on the Participant’s mortgage of the Participant’s principal residence.

(vi) Such other expenses that the Commissioner of the Internal Revenue Service deems to be an immediate and heavy financial need through the publication of revenue rulings, notices, and other documents of general applicability.

The amount of an immediate and heavy financial need may include any amount that is necessary to pay federal, state, or local income taxes or penalties that are reasonably anticipated to result from the distribution. If a Participant has a balance in his or her Voluntary Contribution Account that is subject to withdrawal pursuant to Section 6.10, then such Participant must withdraw the maximum allowed pursuant to Section 6.10 before a withdrawal can be made pursuant to this Section 6.9.

(c) For the purpose of this Section, the Committee may reasonably rely upon a Participant’s representations regarding the Participant’s financial affairs.

(d) The Participant may not make any Elective Contributions or Voluntary Contributions (other than Rollover Contributions) for six consecutive months following a hardship withdrawal.

(e) Any earnings and gains on a Participant’s Elective Contributions are not subject to withdrawal pursuant to this Section and shall be distributed only upon the events specified in Section 6.1 above.

Section 6.10: Withdrawal Of Voluntary Contributions.

With respect to his or her Voluntary Contribution Account, a Participant may direct that the smaller of (i) the aggregate amount of all of such Participant’s Voluntary Contributions or (ii) the current value of such Participant’s Voluntary Contribution Account be distributed to him or her. Such direction shall be written, dated and delivered to the Committee in accordance with the rules promulgated by the Committee. Such distribution shall be made as soon thereafter as is practical. Any earnings and gains on such contributions cannot be withdrawn pursuant to this Section and may be distributed only upon the events specified in Section 6.1 above, unless otherwise required by Code Section 72(e)(8).

Section 6.11: Withdrawal Of Rollover Contributions.

Despite any other provision of the Plan, a Participant may elect to withdraw all or any portion of the balance of his or her Rollover Contribution Account, even though he or she is still an Employee. Any such withdrawal shall be paid only in the form of a cash lump sum.

Section 6.12: Automatic Rollover.

In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Article VI, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Article VI, then the Committee shall pay the distribution in a direct rollover to an individual retirement plan designated by the Committee. For purposes of determining whether a mandatory distribution is greater than $1,000, the portion of the Participant’s distribution attributable to any Rollover Contribution is included.

ARTICLE VII

TOP-HEAVY PLAN LIMITATIONS

Section 7.1: Application Of Top-Heavy Rules.

If the Plan is or becomes a Top-heavy Plan, the limitations and requirements contained in this Article shall apply and shall supersede any conflicting provision of the Plan.

Section 7.2: Definitions.

(a) Top-heavy Plan. A “Top-heavy Plan” shall mean, with respect to any Plan Year, (i) any Defined Benefit Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Present Value of Accrued Benefits under such plan for Key Employees exceeds 60% of the total Present Value of Accrued Benefits under such plan for all participants in such plan; and (ii) any Defined Contribution Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Aggregate Accounts of Key Employees under the plan exceeds 60% of the total Aggregate Accounts of all participants under such plan. Each plan of the Company required to be included in an Aggregation Group shall be treated as a Top-heavy Plan if the Aggregation Group is a Top-heavy Group.

(b) Top-heavy Group. A “Top-heavy Group” shall mean any Aggregation Group if the sum of (i) the total Present Value of Accrued Benefits for Key Employees under all Defined Benefit Plans included in the Aggregation Group (determined as of the Determination Date for each such plan), and (ii) the total Aggregate Accounts of Key Employees under all Defined Contribution Plans included in the Aggregation Group (determined as of the Determination Date for each such plan) exceeds 60% of a similar sum determined for all participants in such plans. For purposes of determining whether the plans in a Top-heavy Group exceed the foregoing 60% test, the plans shall be aggregated by adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

(c) Aggregation Group. An “Aggregation Group” shall mean each plan of the Company or of an Affiliated Company in which a Key Employee is a participant, and each plan of the Company or of an Affiliated Company that enables the plan(s) containing a Key Employee to meet the antidiscrimination requirements of Code Sections 401(a)(4) or 410, including terminating or terminated plans maintained within the last five years ending on the Determination Date that would, but for such plan(s) termination, be part of the Aggregation Group. The Company can elect to include in the Aggregation Group any plan not otherwise required to be included, if such group, after such election, would continue to meet the antidiscrimination requirements of Code Sections 401(a)(4) and 410; provided, however, that any such plan will not be otherwise deemed a Top-heavy Plan by reason of such election.

(d) Determination Date. With respect to any plan year, “Determination Date” shall mean the last day of the preceding plan year or, in the case of the first plan year of any plan, the last day of such plan year.

(e) Present Value Of Accrued Benefit: A participant’s “Present Value of Accrued Benefit” as of any Determination Date shall be calculated:

(i) as of the most recent valuation date (“Valuation Date”) which is within the 12-month period ending on such Determination Date;

(ii) for the first plan year, as if (A) the participant terminated service as of the Determination Date, or (B) the participant terminated service as of the Valuation Date, but taking into account the estimated Present Value of Accrued Benefit as of the Determination Date;

(iii) for any other plan year, as if the participant terminated service as of the Valuation Date; and

(iv) using the interest rate and mortality assumptions set forth in the Defined Benefit Plan.

(v) For the foregoing purposes, the Valuation Date must be the same valuation date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that year. Solely for the purposes of determining if the Plan, or any other plan included in the Aggregation Group, is a Top-heavy Plan, the accrued benefit of a Non-Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and all Affiliated Companies, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

(f) Aggregate Account: A participant’s “Aggregate Account” shall be determined as follows:

(i) For Defined Contribution Plans not subject to the minimum funding requirements of Code Section 412, a participant’s Aggregate Account as of any Determination Date shall be the sum of:

(A) such participant’s account balance as of the most recent valuation date (“Valuation Date”) occurring within the 12-month period ending on such Determination Date; plus

(B) an adjustment for contributions due as of such Determination Date. Such adjustment is generally the amount of any contributions actually made after the Valuation Date but before the Determination Date. In the first plan year, such adjustment shall also reflect any contributions actually made after the Determination Date that are allocated as of a date in that first plan year.

(ii) For Defined Contribution Plans subject to the minimum funding requirements of Code Section 412, a participant’s Aggregate Account as of any Determination Date shall be the sum of:

(A) such participant’s account balance as of the most recent valuation date (“Valuation Date”) occurring within the 12-month period ending on such Determination Date, including contributions that would be allocated as of a date not later than such Determination Date; plus

(B) an adjustment for contributions due as of such Determination Date. Such adjustment shall reflect the amount of any contribution actually made (or due to be made) after the Valuation Date but before the expiration of the extended payment period described in Code Section 412(c)(10).

(g) Key Employee. “Key Employee” shall mean any participant (including any former participant or deceased participant) of any plan maintained by the Company or an Affiliated Company who, at any time during the Plan Year was:

(i) an officer of the Company or an Affiliated Company whose annual Earnings exceed $160,000 (for 2010), as adjusted under Code Section 416(i)(1) (provided, however, that no more than 50 employees (or, if lesser, the greater of three employees or 10% of all employees) shall be treated as officers; provided further, however, that if the total number of officers exceeds this numerical limitation, only the highest compensated officers shall be included);

(ii) a 5% Owner of the Company or an Affiliated Company; or

(iii) a 1% Owner of the Company or an Affiliated Company whose annual Earnings exceed $150,000, or such other amount as may be allowed under Code Section 416(i) and the applicable Regulations.

For purposes of the foregoing definition, (i) the Beneficiary of a Key Employee shall be treated as a Key Employee, and (ii) the Beneficiary of a former Key Employee shall be treated as a former Key Employee. Inherited benefits will retain the character of the benefits of the Key Employee who performed the services for the Company. For purposes of the foregoing, the identification of a Key Employee will be determined in accordance with Code Section 416(i) and the Regulations thereunder.

(h) Non-Key Employee. “Non-Key Employee” shall mean any Participant who is not a Key Employee, including any Participant who is a former Key Employee.

Section 7.3: 60% Test - Special Rules.

For purposes of applying the 60% test described in Section 7.2(a), the following special rules shall apply:

(a) Participant Contributions. Benefits derived from both Participant contributions (whether voluntary or mandatory, but not deductible contributions) and the Company’s contributions shall be considered.

(b) Previous Distributions. In determining the Present Value of Accrued Benefit or the Aggregate Account of any participant under any plan (or plans that form the

Aggregation Group), such present value or account shall be increased by the aggregate of distributions made to such participant from such plan (or plans forming the Aggregation Group) during the one-year period ending on the Determination Date. For this purpose, “participant” shall include an employee who is no longer employed by the Company or an Affiliated Company. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.” Despite the foregoing, any distribution to a participant that is made after the Valuation Date and before the Determination Date for any plan year shall not be considered a distribution to the extent it is already included in such participant’s Present Value of Accrued Benefit or Aggregate Account as of such Valuation Date.

(c) Rollover Contributions. Rollover contributions shall be treated as follows:

(i) The following rules shall apply to related rollovers and plan-to-plan transfers (ones either not initiated by the participant or made to a plan maintained by the Company or any Affiliated Company). If the plan provides such rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section 7.3. If the plan receives such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the participant’s Present Value of Accrued Benefit or Aggregate Account, regardless of the date on which such rollover or plan-to-plan transfer was received.

(ii) The following rules shall apply to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by a participant and made from a plan maintained by one employer to a plan maintained by another employer). If the plan provides such rollover or plan-to-plan transfer, it shall always consider such rollover or plan-to-plan transfer as a distribution for purposes of this Section 7.3. If the plan receives such rollover or plan-to-plan transfer, it shall not consider such rollover or plan-to-plan transfer as part of the participant’s Present Value of Accrued Benefit or Aggregate Account if it was accepted after December 31, 1983.

(d) Change Of Status. The accrued benefit or Account of a Participant who was formerly a Key Employee, but who ceased to be a Key Employee in any plan year, will not be taken into account for such plan year.

(e) No Service For Last Year. If any individual has not performed services for the employer maintaining the Plan during the one-year period ending on the Determination Date, the accrued benefit or Account of such individual shall not be taken into account.

Section 7.4: Minimum Vesting Requirement.

As the Plan’s normal vesting schedule equals or exceeds the top-heavy vesting schedule, the normal vesting schedule shall continue to apply if the Plan becomes a Top-heavy Plan.

Section 7.5: Minimum Contribution Requirement.

(a) If the Plan is a Top-heavy Plan, then in no event shall the Company’s annual contribution on behalf of any Non-Key Employee be less than 3% of such Participant’s Earnings. This minimum contribution shall be made even though, under the other provisions of the Plan, the Participant would not otherwise be entitled to a contribution on his or her behalf, or would have received a lesser contribution for the Plan Year, because of (i) the Participant’s failure to complete 1,000 Hours of Service, (ii) the Participant’s failure to make mandatory employee contributions to the Plan, or (iii) the Participant’s exclusion from the Plan because such Participant’s Earnings is less than the Plan’s stated amount. Despite the foregoing, no minimum contribution needs to be made under this Section on behalf of a Participant who was not an Employee on the last day of the Plan Year.

(b) Any Company contribution that is attributable to a salary reduction or similar arrangement shall be considered for purposes of satisfying the minimum contribution required by this Section. Elective Contributions on behalf of Key Employees are taken into account in determining the minimum required contribution under Code Section 416(c)(2), but such contributions on behalf of Non-Key Employees may not be treated as employer contributions for purposes of the minimum contribution or benefit requirements of Code Section 416.

(c) If the Company maintains one or more qualified plans in addition to the Plan, and if the Plan is a Top-heavy Plan, then in accordance with the applicable Regulations, only one such plan need be designated by the Company to provide the minimum benefit provided for in this Section. If any Non-Key Employees also participate in a Defined Benefit Plan maintained by the Company, the minimum benefit provided to such Non-Key Employees shall be determined by the Committee, in the Committee’s sole discretion, from among the safe harbor methods set forth in Regulation Section 1.416-1, Q&A M-12, or any successor thereto.

(d) Despite the foregoing, if (i) the total annual contribution allocated to the Accounts of each Key Employee is less than 3% of each Key Employee’s Earnings and (ii) this Plan is not required to be included in an Aggregation Group to enable a Defined Benefit Plan to meet the requirements of Code Section 401(a)(4) or 410, then the total minimum annual contribution on behalf of each Non-Key Employee shall be equal to the largest percentage contribution on behalf of any Key Employee.

(e) Effective for Plan Years beginning after December 31, 2001, Company Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

Section 7.6: Modification Of Top-Heavy Rules.

The Top-Heavy requirements of Code Section 416 shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement that meets the requirements of Code Section 401(k)(12) or (13) and matching contributions with respect to which the requirements of Code Section 401(m)(11) or (12) are met. If, but for this subsection, the Plan would be treated as a Top-heavy Plan because it is a member of an Aggregation Group that is a Top-heavy Group, contributions under the Plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 7.5.

ARTICLE VIII

THE COMMITTEE

Section 8.1: Members.

(a) The Committee shall consist of the number of members designated by the Board of Directors and shall be appointed by the Board of Directors. Its members shall serve at the pleasure of the Board of Directors. A person so appointed shall become a member by filing a written notice of acceptance with the Board of Directors. A member of the Committee may resign by delivering a written notice of resignation to the Board of Directors. The Board of Directors may remove any member of the Committee by delivering a written notice of such removal to him or her. A resignation or removal shall be effective on the date specified in such notice or resolution. The Trustee shall be promptly notified by the Board of Directors of any change in the membership of the Committee, and shall be supplied with specimen signatures of each Committee member.

(b) Vacancies in the membership of the Committee shall be filled promptly by the Board of Directors. If the Company is not in existence when a vacancy in the Committee membership arises, such vacancy shall be filled as follows, in the indicated order of priority:

1st:	The remaining member(s) of the Committee shall appoint new member(s) to fill all vacancies.

2nd:	If vacancies on the Committee are not filled pursuant to the foregoing, then a court of competent jurisdiction shall fill such vacancies. The Trust shall pay the expenses incurred in connection with such court appointment.

Section 8.2: Committee Action.

(a) The Committee shall choose a Secretary and an Assistant Secretary (either of whom is referred to below as the “Secretary”) who shall keep minutes of the Committee’s proceedings and all records and documents pertaining to the Committee’s administration of the Plan. Any action of the Committee shall be taken pursuant to the vote of a majority, or pursuant to the written consent of a majority, of its members. A quorum of the Committee shall consist of two members. The Secretary may sign any certificate or other document on behalf of the Committee. The Trustee and all other persons dealing with the Committee may conclusively rely upon any certificate or other document that is signed by the Secretary and that purports to have been duly authorized by the Committee.

(b) A member of the Committee shall not vote or act upon any matter that relates solely to himself or herself as a Participant. If a matter arises affecting one member of the Committee as a Participant and the other members of the Committee are unable to agree on the disposition of such matter, the Board of Directors shall appoint a substitute member of the Committee in the place and stead of the affected member, for the sole purpose of passing upon and deciding that particular matter. If the Company is not in existence then, such substitute member of the Committee shall be appointed in the manner provided for in this Article when there is a vacancy in the Committee’s membership.

Section 8.3: Rights And Duties.

(a) Except as otherwise set forth in subsections (b), (c) and (d) below, all fiduciary responsibility respecting the management or administration of the Plan and its assets are vested in the Committee, and the Committee shall be the Named Fiduciary with respect to the Plan’s assets, and the “administrator” of the Plan as defined in Section 3(16)(A) of ERISA.

(b) The Trustee shall (i) have custody of the Plan’s assets, (ii) have the powers designated in the trust document and (iii) be the Named Fiduciary with respect to the custody of the Plan’s assets.

(c) The Committee may designate one or more Investment Managers (including the Trustee, if the Trustee is authorized to be an Investment Manager) to manage the investment of the Plan’s assets, and such Investment Manager(s) shall be the Named Fiduciary with respect to the management and investment of the Plan’s assets.

(d) The Committee may designate one or more persons or entities to carry out any of its functions under the Plan, other than those of managing and controlling the Plan’s assets, which may only be done pursuant to subsections (b) or (c) immediately above.

(e) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, and shall be charged with the general administration of the Plan, except to the extent that powers are retained by the Company. The Committee shall have the discretion and authority to interpret the Plan. The Committee’s powers shall include (without limitation) the power and discretion:

(i) to determine all questions relating to the eligibility of Employees to participate in the Plan;

(ii) to determine, compute and certify to the Trustee the amount and kind of benefits payable to the Participants and their Beneficiaries;

(iii) to authorize all disbursements by the Trustee from the Trust;

(iv) to direct the Trustee with respect to all investments of the principal or income of the Trust and with respect to other matters concerning the Trust’s assets;

(v) to employ such agents and advisors as may be reasonably necessary or convenient and to pay them (or cause to be paid to them) reasonable compensation;

(vi) to maintain all the necessary records for the administration of the Plan, other than those maintained by the Trustee; and

(vii) to adopt, amend and interpret rules for the administration or regulation of the Plan that are not inconsistent with its terms and the applicable law and Regulations.

(f) Members of the Committee and other Fiduciaries shall discharge their duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. Subject to any right of Participants to direct how their Accounts will be invested and other provisions of the Plan, the Committee shall diversify the Plan’s investments so as to minimize the risk of large losses, unless, under the circumstances, it is clearly prudent not to do so, or unless the Plan specifically provides for the acquisition and holding of qualifying employer real property or securities, as defined in Sections 407(d)(4) and (5) of ERISA.

(g) A member of the Committee or other Fiduciary shall be liable for a breach of fiduciary responsibility of another member or another Fiduciary only if:

(i) such member or Fiduciary participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other member or Fiduciary, knowing that such act or omission is a breach;

(ii) such member or Fiduciary has enabled such other member or Fiduciary to commit a breach by virtue of his or her failure to comply with the duty of care set forth above in the administration of such member’s or Fiduciary’s own responsibilities as a Fiduciary; or

(iii) such member or Fiduciary has knowledge of a breach by such other member or Fiduciary, unless such member or Fiduciary makes reasonable efforts under the circumstances to remedy such breach.

Section 8.4: Information.

To enable the Committee to perform its functions, the Company shall supply complete and timely information to the Committee on all matters relating to the compensation of all Participants, their employment, their retirement, death, or the cause for termination of employment, and such other pertinent information as the Committee may require. The Committee shall advise the Trustee of such of the foregoing information as may be pertinent to the Trustee’s administration of the Trust.

Section 8.5: Compensation, Indemnity And Liability.

(a) The members of the Committee shall serve without compensation for their services. No member of the Committee or other Fiduciary need be bonded, except as required by federal or state law or regulation. The Committee is authorized to employ such legal counsel or other persons as it may deem advisable to assist it in the performance of its duties under the Plan.

(b) The Company shall indemnify and hold each member of the Committee harmless against any and all expenses and liabilities arising out of membership on the Committee (including reasonable attorneys’ fees and disbursements), excepting only expenses and liabilities arising out of such member’s own willful misconduct or gross negligence. The provisions of this subsection shall survive the termination of the Plan and the resignation or removal of the Committee member who is entitled to the indemnity.

Section 8.6: Administrative Expenses Of The Plan.

All reasonable expenses of administering the Plan, including, but not limited to, actuarial, administration, accounting, investment, recordkeeping, and legal fees and costs incurred in connection with such activities (including, without limitation, expenses incurred by the Committee under Section 8.3), shall be paid by the Trustee pursuant to the direction of the Committee and shall be a charge against the trust estate, except to the extent that such expenses may be paid by the Company. The Committee, in the Committee’s sole discretion, shall determine whether each such charge shall be allocated pro rata or per capita to Participants’ Accounts, and whether such a charge shall be allocated directly to the Accounts of the affected Participant. The expense of maintaining errors and omissions liability insurance, if any, covering members of the Committee, the Trustee, or any other Fiduciary shall be paid by the Company.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.1: Amendments.

The Company, acting through the Board of Directors, or the Committee may amend the Plan from time to time, and may amend or cancel any such amendment. Each amendment must be set forth in a document that is signed by an officer of the Company, and the Plan shall be deemed to have been amended in the manner and at the time set forth in such document, and all Participants shall be bound by it. Despite the foregoing, any such amendment shall be subject to the following provisions:

(a) No amendment shall be effective that attempts to cause any asset of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except for such changes, if any, that are required to permit the Plan to meet the applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company.

(b) No amendment shall have any retroactive effect that would deprive any Participant of any benefit already vested, nor shall the vesting provisions of the Plan be amended, unless each Participant with at least three Years of Service is permitted to elect to continue to have the prior vesting provisions apply to him or her, except for such changes, if any, that are required to permit the Plan to meet applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company. Any such election must be made during the period beginning with the date the amendment is adopted and ending 60 days after the latest of:

(i) the date the amendment is adopted;

(ii) the date the amendment becomes effective; or

(iii) the date on which the Participant receives written notice of the amendment from the Company or the Committee.

(c) No amendment shall create or effect any discrimination in favor of Participants who are highly compensated Employees.

(d) No amendment shall increase the duties or liabilities of the Trustee without the Trustee’s written consent.

(e) No amendment shall decrease any Participant’s Account balance.

(f) No amendment shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account balance under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

Section 9.2: Discontinuance Of Plan.

(a) The Company expects that the Plan and the Company’s contributions under it will be continued indefinitely, and the Trust is irrevocable. However, continuance of the Plan is not assumed as a contractual obligation of the Company, and the Company reserves the right to reduce, temporarily suspend, or discontinue contributions under the Plan if, and to the extent, permitted under ERISA or the Code. Upon a complete discontinuance of the Company’s contributions, the interest of each Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested. In addition, upon a partial termination (within the meaning of Code Section 411(d)(3)), the interest of each affected Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested.

(b) The Company may terminate the Plan at any time upon delivering a written notice to the Trustee. Upon the Plan’s termination, the interest of each Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested. Upon the termination of the Plan without the establishment of a successor plan (within the meaning of Code Section 401(k)(10)(A)(i)), the Committee shall, as is necessary, direct the Trustee to liquidate the Trust’s assets. After such liquidation, the Committee shall make, after deducting the estimated expenses of such liquidation and distribution, the allocations required under the Plan as though the date when such liquidation was completed were an Anniversary Date. After receiving appropriate instructions from the Committee, the Trustee shall promptly distribute the Trust’s assets in accordance with such instructions.

(c) The Plan shall automatically terminate upon the happening of any of the following events:

(i) adjudication of the Company as a bankrupt;

(ii) general assignment by the Company to or for the benefit of creditors; or

(iii) dissolution of the business of the Company,

provided, however, that the Plan may be continued by any successor business organization or any business organization into which the Company is merged or consolidated that employs some or all of the Participants, if such business organization agrees with the Trustee in writing to accept the obligations of the Plan and to continue it in full force and effect in accordance with Section 11.10.

Section 9.3: Failure To Contribute.

The Company’s failure to contribute to the Trust for any Plan Year shall not, of itself, be a discontinuance of contributions to the Plan.

ARTICLE X

CLAIMS PROCEDURE

Section 10.1: Presentation Of Claim.

Any Participant or Beneficiary of a deceased Participant or duly authorized representative of either (such Participant or Beneficiary or duly authorized representative being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts (i) credited to (or deducted from) such Claimant’s Accounts, or (ii) distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the benefit determination desired by the Claimant.

Section 10.2: Notification Of Decision.

The Committee shall consider a Claimant’s claim within a reasonable time, but not later than 90 days after receipt of the claim by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. Once the benefit determination is made in accordance with the foregoing, the Committee shall notify the Claimant in writing:

(a) that the Claimant’s requested benefit determination has been made, and that the claim has been allowed in full; or

(b) that the Committee has reached a conclusion adverse, in whole or in part, to the Claimant’s requested benefit determination. The Committee’s notice of adverse benefit determination must be written in a manner calculated to be understood by the Claimant, and it must contain:

(i) the specific reason(s) for the adverse benefit determination;

(ii) reference to the specific provisions of the Plan upon which such adverse benefit determination was based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv) a description of the Plan’s claim review procedures set forth in Section 10.3 and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

Section 10.3: Review Of A Denied Claim.

Within 60 days after receiving a notice from the Committee of an adverse benefit determination, a Claimant may file with the Board of Directors a written request for a review of such adverse determination. Thereafter, but not later than 30 days after the review procedure began, the Claimant:

(a) may submit written comments, documents, records, and other information relating to the claim for benefits;

(b) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and/or

(c) may request a hearing, which the Board of Directors, in its discretion, may grant.

The Board of Directors shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

Section 10.4: Decision On Review.

The Board of Directors shall render its decision on review within a reasonable time, and not later than 60 days after the receipt of the Claimant’s review request, unless a hearing is held or other special circumstances require additional time, in which case the Board of Directors’ decision must be rendered within 120 days after the receipt of the Claimant’s review request. If the Board of Directors determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Board of Directors expects to render the benefit determination on review. The Board of Directors’ decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a) specific reasons for the decision;

(b) reference to the specific Plan provisions upon which the decision was based;

(c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits;

(d) a statement of the Claimant’s right to bring an action under ERISA Section 502(a) concerning an adverse benefit determination; and

(e) such other matters as the Board of Directors deems relevant.

For purposes of this Article, a document, record, or other information shall be considered “relevant” to a Claimant’s claim if such document, record, or other information was relied upon in making the benefit determination; was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or demonstrates compliance with the administrative processes and safeguards required under ERISA in making the benefit determination.

ARTICLE XI

MISCELLANEOUS

Section 11.1: Contributions Not Recoverable.

Subject to the next two sentences, it shall be impossible for any part of the Trust’s principal or income to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. Despite any other provision of the Plan, the Company shall be entitled to recover (within one year of the specified event):

(a) any contribution made to the Trust if (i) the Commissioner of Internal Revenue, or his delegate, determines that the Plan and the Trust do not meet the applicable requirements of the Code upon their initial qualification, with the result that the Trust is not exempt from federal income tax, (ii) such contribution was conditioned on such initial qualification of the Plan and Trust, (iii) the application for determination of such initial qualification was made within the time prescribed by law for filing the Company’s tax return for the taxable year in which the Plan and Trust was adopted, or such later date as the Secretary of the Treasury may prescribe, and (iv) such contribution is returned to the Company within one year after the date the initial qualification is denied;

(b) any contribution by the Company that was made by a mistake of fact, provided that such contribution is returned to the Company within one year of the contribution;

(c) any contribution by the Company (or any portion of it) that was disallowed by the Internal Revenue Service as a deduction, provided that such contribution (or such portion of it), to the extent disallowed, is returned to the Company within one year of the disallowance of the deduction; and

(d) upon termination of the Plan, any assets held in a suspense account pursuant to Section 4.7(c).

Subsections (b), (c), and (d) above shall be operative only if, and to the extent, expressly authorized by the applicable Regulations, or a Revenue Ruling, Revenue Procedure, or other official promulgation of the Internal Revenue Service.

Section 11.2: Limitation On Participants’ Rights.

Participation in the Plan and Trust shall not give any Employee the right to be retained in the Company’s employ or any right or interest in the Trust other than as provided in the Plan. The Company reserves the right to dismiss any Employee without any liability for any claim against the Trust (except to the extent provided in the Plan) or against the Company. All benefits payable under the Plan shall be provided solely from the assets of the Trust.

Section 11.3: Receipt Or Release.

Any payment to any Participant or Beneficiary pursuant to the Plan shall, to the extent of it, be in full satisfaction of all claims against the Trustee, the Committee, Board of Directors, and the Company, and the Committee

may require such Participant or Beneficiary, as a condition precedent to such payment, to sign a receipt and release to such effect.

Section 11.4: Nonassignability.

(a) None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor and, in particular, they shall not be subject to attachment or garnishment or other legal process by any creditor. In addition, no Participant or Beneficiary shall have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

(b) Any restriction or prohibition against the assignment or alienation of benefits under the Plan shall not apply to (i) a “qualified domestic relations order” (“QDRO”), as that term is defined in Code Section 414(p), or (ii) a benefit reduction or offset in accordance with Code Section 401(a)(13)(C). To the extent provided in any QDRO, a former spouse of a Participant shall be treated as the spouse or surviving spouse of such Participant for all purposes under the Plan. Notwithstanding any other provision in this Plan, a lump sum distribution may be made to an alternate payee under a QDRO at any time after the Committee has determined that such QDRO satisfies the requirements of Code Section 414(p) and Section 206(d) of ERISA, and regardless of whether or not the Participant who is a party to such QDRO is then eligible to receive a distribution under the Plan.

Section 11.5: Governing Law.

The Plan and the Trust shall be construed, administered, and governed in all respects under and by applicable federal law and, if they are not inconsistent with federal law, the laws of the State of California. If any provision is susceptible to more than one interpretation, the controlling interpretation shall be the one that is consistent with the Plan being a qualified plan under Code Section 401. If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the other provisions shall continue to be fully effective.

Section 11.6: Headings.

Headings and subheadings in the Plan are inserted for convenience of reference only, and they are not to be considered in construing the provisions of the Plan.

Section 11.7: Counterparts.

This Agreement may be signed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same document, which may be sufficiently evidenced by any one counterpart.

Section 11.8: Successors And Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the parties to it, and their successors and assigns.

Section 11.9: Gender And Number.

As used in the Plan, the masculine, feminine and neuter gender, and the singular and plural number, each include the other(s), unless the context indicates otherwise.

Section 11.10: Merger, Consolidation Or Transfer Of Plan Assets.

The Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan (the “new plan”) unless each Participant would receive in such new plan a benefit immediately after such merger, consolidation or transfer, if such new plan were then terminated, that is equal to, or greater than, the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer, if the Plan had been terminated then.

Section 11.11: Joinder Of Parties.

In any action or other judicial proceeding affecting the Plan, it shall be necessary to join as parties only the Trustee, the Committee and the Company, and no Participant or other person having an interest in the Plan shall be entitled to any notice or service of process.

Section 11.12: The Trust.

This Plan and the Trust are both part of and constitute a single integrated employee benefit plan and trust and shall be construed together.

Section 11.13: Special Requirements For USERRA.

(a) Despite any other provision of the Plan, an Employee re-employed under Chapter 43 of Title 38, United States Code (“USERRA”) shall not incur a Break in Service by reason of such Employee’s period of Qualified Military Service.

(b) Each period of Qualified Military Service served by an Employee shall, upon re-employment under USERRA with the Company, constitute service with the Company for the purpose of determining the nonforfeitability of the Employee’s accrued benefits under the Plan and for the purpose of determining the accrual of benefits under the Plan.

(c) An Employee re-employed under USERRA shall be entitled to accrued benefits that are contingent on the making of, or derived from, employee contributions or elective deferrals only to the extent the Employee makes payment to the Plan with respect to such contributions or deferrals. No such payment may exceed the amount the Employee would have been permitted or required to contribute had the Employee remained continuously employed by the Company throughout the period of Qualified Military Service. Any payment to the Plan shall be made during the period beginning on the date of re-employment and whose duration is three times the period of the Qualified Military Service (but not greater than five years).

(d) In the case of a Participant who dies while performing Qualified Military Service, the survivors of such Participant shall be entitled to any additional benefits

(other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then immediately terminated employment on account of death.

(e) If so elected by the Committee, loan repayments may be suspended as permitted under Code Section 414(u)(4).

(f) If an individual on Qualified Military Service receives a differential wage payment, (i) he or she shall be treated as an Employee of the Company making the payment, (ii) the differential wage payment shall be treated as Compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit that is based on the differential wage payment, provided, however, in the case of subsection (iii) above, the special nondiscrimination requirements of Code Section 414(u)(12)(C) are met. The special distribution rule of Code Section 414(u)(12)(B) shall also apply. For purposes of the foregoing, “differential wage payment” shall have the meaning given such term by Code Section 3401(h)(2).

(g) An Employee whose employment is interrupted by Qualified Military Service, or who is on a leave of absence for Qualified Military Service, may elect to make additional Elective Contributions upon resumption of employment with the Company equal to the maximum (or such lesser amount elected by the Employee) Elective Contributions that the Employee could have elected during that period if the Employee’s employment with the Company had continued (at the same level of Compensation) without the interruption or leave, reduced by the Elective Contributions, if any, actually made for the Employee during the period of the interruption or leave. Except to the extent provided under Code Section 414(u), this right applies for five years following the resumption of employment (or, if sooner, for a period equal to three times the period of the interruption or leave). In addition, the Company shall make a Matching Contribution with respect to any additional Elective Contributions made pursuant to the foregoing that would have been required under the Plan had such additional Elective Contributions been made during the period of Qualified Military Service. For purposes of this subsection, the term “Elective Contribution” shall include Voluntary Contributions.

(h) For purposes of this Section, “Qualified Military Service” shall mean any service in the uniformed services (as defined in USERRA) by any Employee if such Employee is entitled to re-employment rights under USERRA with respect to such service.

Section 11.14: Facility Of Payment.

If any payee under the Plan is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving valid receipt and discharge for any payment due him or her, the Committee may have such payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee unless it has received due notice of claim therefore from a duly appointed guardian or conservator of the estate of such payee. Any such payment shall be a payment for the account of such payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such payee.

Section 11.15: Electronic Media.

Any notice, Participant consent, or other document required under the Plan or applicable law may be made or given through the means of electronic media, provided such electronic media complies with applicable requirements of the Code, ERISA, their applicable Regulations, and other applicable interpretations thereof.

* * * * * * * * *

[Signature Page Follows]

Signature Page

The Company has signed the Plan on the date indicated below, to be effective as of the Effective Date.

“Company”

Unified Grocers, Inc.

Dated: December 30, 2010	By:	Don Gilpin

	Its:	Vice President, Human Resources

Exhibit 10.77.1

AMENDMENT NO. 1

TO THE

UNIFIED GROCERS, INC.

SHELTERED SAVINGS PLAN

Unified Grocers, Inc. (the “Company”) hereby amends the above-named plan (the “Plan”), effective as of March 17, 2011, as follows:

1. The definition of “Employee” in Section 1.2 of the Plan is hereby amended in its entirety to read as follows:

“‘Employee’ shall mean every person classified by the Company as a common law employee of the Company and any Affiliated Company that has adopted the Plan with the permission of the Board of Directors. ‘Employee’ shall not include any person who is (i) employed by or through a leasing, temporary, or similar agency or company, (ii) classified by the Company as a leased employee of the Company or any such Affiliated Company, (iii) classified by the Company as an intern, or (iv) classified by the Company as an independent contractor or other status that is not a common law employee. For this purpose, a ‘leased employee’ is a person whose services are performed under the primary direction or control by the Company or any Affiliated Company on a substantially full time basis for a period of at least one year in accordance with Code Section 414(n)(2). If any person described in the preceding two sentences is determined to be a common law employee of the Company or any Affiliated Company by court decision or otherwise, such person shall nonetheless continue to be treated as not being an Employee.”

2. Section 6.9(b) of the Plan is hereby amended in its entirety to read as follows:

“(b) The Committee may, in its sole discretion, approve or deny a hardship withdrawal request, but the Committee’s determination shall be made in accordance with uniform and nondiscriminatory standards. The Committee shall approve a hardship withdrawal only if the withdrawal is necessary to satisfy one of the following immediate and heavy financial needs:

(i) Payments of medical expenses incurred by the Participant and the Participant’s spouse, dependants, and Beneficiary, or payments necessary for those persons to obtain medical care, that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income).

(ii) Payments (excluding mortgage payments) directly related to the purchase of a principal residence for the Participant.

(iii) Payments of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant and the Participant’s spouse, children, dependents, and Beneficiary.

(iv) Payments to prevent the Participant’s eviction from the Participant’s principal residence.

(v) Payments to prevent a foreclosure on the Participant’s mortgage of the Participant’s principal residence.

(vi) Payments for funeral or burial expenses for the Participant’s deceased parent, spouse, child, dependent, or Beneficiary.

(vii) Expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(viii) Such other expenses that the Commissioner of the Internal Revenue Service deems to be an immediate and heavy financial need through the publication of revenue rulings, notices, and other documents of general applicability.

The amount of an immediate and heavy financial need may include any amount that is necessary to pay federal, state, or local income taxes or penalties that are reasonably anticipated to result from the distribution. If a Participant has a balance in his or her Voluntary Contribution Account that is subject to withdrawal pursuant to Section 6.10, then such Participant must withdraw the maximum allowed pursuant to Section 6.10 before a withdrawal can be made pursuant to this Section 6.9.”

* * * * *

The Company has caused this Amendment No. 1 to be signed on the date indicated below, to be effective as indicated above.

“Company”

UNIFIED GROCERS, INC.

Dated: March 17, 2011	By:	Robert M. Ling, Jr.

	Its:	Executive Vice President & General Counsel

EXHIBIT 31.1

CERTIFICATION

I, Alfred A. Plamann, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Unified Grocers, Inc. (the “Registrant”);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.

The Registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.

The Registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of Registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Dated: May 17, 2011

/s/ Alfred A. Plamann
Alfred A. Plamann
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION

I, Richard J. Martin, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Unified Grocers, Inc. (the “Registrant”);

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.

The Registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.

The Registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of Registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Dated: May 17, 2011

/s/ Richard J. Martin
Richard J. Martin
Executive Vice President, Finance and Administration and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Unified Grocers, Inc. (the “Company”) for the fiscal quarter ended April 2, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alfred A. Plamann, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

Date: May 17, 2011

/s/ Alfred A. Plamann
Alfred A. Plamann
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Unified Grocers, Inc. (the “Company”) for the fiscal quarter ended April 2, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard J. Martin, Executive Vice President, Finance and Administration and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report.

Date: May 17, 2011

/s/ Richard J. Martin
Richard J. Martin
Executive Vice President, Finance and Administration and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.